As filed with the U.S. Securities and Exchange Commission on April 23, 2026.

Registration No. 333-294941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_________________________________

AMASS Brands Inc

(Exact name of registrant as specified in its charter)

Delaware	2085	81-5227282
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_________________________________

860 E Stowell Road

Santa Maria, CA, 93454

909-293-8571

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

Mark T. Lynn

Chairman & Chief Executive Officer

AMASS Brands Inc

860 E Stowell Road

Santa Maria, CA, 93454

909-293-8495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Michael Blankenship Beniamin D. Smolij Winston & Strawn LLP 800 Capitol St, Suite 2400 Houston, Texas 77002 (713) 651-2600	Mark T. Lynn Chairman & Chief Executive Officer AMASS Brands Inc 860 E Stowell Road Santa Maria, CA, 93454 (720) 937-9286

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

(Subject to Completion)

Dated April 23, 2026

AMASS Brands Inc

Up to 14,293,298 Shares of Common Stock

This prospectus relates to the registration of the resale of up to 14,293,298 shares of our common stock, $0.00001 par value per share (our “Common Stock”), by our stockholders identified in this prospectus (the “Registered Stockholders”), in connection with our direct listing (the “Direct Listing”), on the Nasdaq Global Market (“Nasdaq”). Each share of our non-voting Common Stock has been converted into one share of Common Stock, and the holders of our Common Stock are entitled to one vote per share of Common Stock on matters to be voted on by stockholders. Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of Common Stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock (the “Resale Shares”) hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. If the Registered Stockholders choose to sell their shares of Common Stock, we will not receive any proceeds from the sale of shares of Common Stock by the Registered Stockholders.

No public market for our Common Stock currently exists, and our shares of Common Stock have a limited history of trading in private transactions.

Recent purchase prices of our Common Stock in private transactions may have little or no relation to the opening public price of our shares of Common Stock on Nasdaq or the subsequent trading price of our shares of Common Stock on Nasdaq. For more information, see “Sale Price History of Our Capital Stock.” Further, the listing of our Common Stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our Common Stock and, consequently, the trading volume and price of shares of our Common Stock may be more volatile than if shares of our Common Stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of Common Stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Group LLC (the “Advisor”), in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of our shares of Common Stock on Nasdaq will commence. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under clause (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of Common Stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under clause (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under clause (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. Neither we nor the Registered Shareholders (but for the Advisor, who is also a Registered Shareholder) will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will we or any other Registered Shareholder (but for the Advisor, who is also a Registered Shareholder) control or influence the Advisor in carrying out its role as a financial advisor. The Advisor will determine when our shares of Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 165 of this prospectus.

We have applied to list our Common Stock on the Nasdaq Global Market under the symbol “AMSS.” We expect our Common Stock to begin trading on Nasdaq on or about [●], 2026.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our Common Stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our Common Stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section beginning on page 10 of this prospectus for the risks and uncertainties you should consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2026

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor any of the Registered Stockholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared. Neither we nor any of the Registered Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Stockholders are offering to sell, and seeking offers to buy, shares of their Common Stock only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since such date.

Through and including [●], 2026 (the 25th day after the listing date of our Common Stock), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

For investors outside the United States: Neither we nor any of the Registered Stockholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Common Stock by the Registered Stockholders and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration or continuous offering process. Under this process, the Registered Stockholders may, from time to time, sell the Common Stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section of this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our Common Stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

For additional information about the Registered Stockholders, including Item 507 information for entities and the identity of natural person(s) who exercise voting and/or investment control, see “Selling Stockholders” and “Certain Relationships and Related Person Transactions.”

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PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus and does not contain all the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references to “we,” “us,” “our,” the “Company,” “AMASS” and similar terms refer to AMASS Brands Inc.

Overview

AMASS Brands Inc (“AMASS,” the “Company,” “we,” “our,” or “us”) is a Delaware corporation with our principal place of business in Santa Maria. Founded in 2016, AMASS is building a diversified premium beverage platform at the intersection of craft, wellness, and functionality. Our mission is to modernize drinking occasions with products that are premium, health-conscious, and culturally resonant.

We operate across multiple categories—spirits, wine, and non-alcoholic alternatives—creating a uniquely diversified portfolio aligned with long-term consumer shifts toward moderation, premiumization, and wellness. Our brands are distributed primarily in the United States through wholesale, on-premise, direct-to-consumer (“DTC”), with limited international activity through third-party partners, reaching more than 40,000 points of sale. We are continuously evaluating and adjusting our portfolio, investments and strategy. The markets in which we operate are subject to evolving consumer preferences and broader industry dynamics. For example, although the wine category in North America is expected to expand in the future, certain metrics such as declining volumes in recent years signal changes in demographics and preferences. Because declining consumption has made growth more challenging, we have taken steps to revise our wine portfolio accordingly. Similarly, we are taking a disciplined approach to our spirits segment, with near-term deprioritization in 2026 while we look for opportunities for renewed growth in the future.

For the year ended December 31, 2025, we generated $17.8 million in net revenues and incurred a net loss of $17.2 million, of which $14.6 million was attributable to the parent. For the year ended December 31, 2024, we generated $21.7 million in net revenues and incurred a net loss of $15.2 million. Since inception, we have generated more than $80 million in cumulative revenue across our portfolio.

Our consolidated financial statements for the year ended December 31, 2025 have been prepared on a going concern basis and include an explanatory paragraph from our independent auditors raising substantial doubt about our ability to continue as a going concern. This conclusion was based on factors including our history of operating losses, including a net loss of $17.2 million for the year ended December 31, 2025, our liquidity position, and our obligations related to accounts payable and outstanding indebtedness.

Management has taken and continues to evaluate actions intended to improve our liquidity and financial condition, including cost reduction initiatives, portfolio rationalization, working capital management, and pursuing additional sources of capital. However, there can be no assurance that these actions will be successful or sufficient to alleviate the conditions giving rise to the substantial doubt.

We maintain commercial relationships with a number of customers across our wine and spirits portfolio. One such customer is Full Glass Wine Co. (“Full Glass”). Our contracts and ongoing commercial dealings with Full Glass include fixed-price and minimum purchase/take-or-pay obligations, and a supplier arrangement under which we sell certain finished goods at prices below our cost of production. As a result, during 2024, we incurred losses on the sale of finished goods under our contracts of $0.8 million. In order to partially fulfil this supplier agreement, the Company maintains firm purchase commitment contracts for bulk wine whereby the net realizable value of committed purchases is below the firm purchase commitment value. Accordingly, the Company recorded a liability of $2.9 million in relation to the firm purchase commitment contracts with a corresponding charge during 2024. Losses are expected to continue for the supplier contract. Full Glass is currently in default under a multi-year production agreement and a settlement is being negotiated. Our losses associated with certain arrangements with Full Glass have had, and may continue to have, material adverse effects on our gross profit and cash flows.

Our Market Position

We believe AMASS represents a new generation of beverage company defined by:

●	A multi-category portfolio spanning spirits, wine, and non-alcoholic beverages—enabling participation across a wide range of consumer occasions.

●	Premium, design-forward positioning appealing to modern, health-conscious, and culturally engaged consumers.

●	A proven track record of acquisitions and brand incubation that builds both scale and category breadth.

●	Strategic partnerships with cultural talent that enhance awareness, authenticity, and consumer trust.

Corporate Structure and Acquisitions

In addition to its own brand incubations, AMASS has pursued an acquisition growth strategy:

●	2016 – Incorporated in Delaware and launched the flagship AMASS line of spirits.

●

2022 – Acquired substantially all assets of GEM&BOLT Mezcal, including its Oaxaca-based subsidiary Art+Plants, which manages mezcal production. In 2024, we concluded that the carrying amount related to these assets and the associated reporting unit exceeded its fair value and recognized a goodwill impairment loss of $322,049 for the year ended December 31, 2024.

●	January 2023 – Acquired substantially all of the assets of Winc, Inc., adding an established wine portfolio including the Summer Water and Folly of the Beast brands. Winc.com’s DTC subscription business was later sold in June 2023.

●	2024 – Purchased a controlling 50.0001% stake in 222 Spirits, owner of Calirosa Tequila. The partnership with Adam Levine of Maroon 5 expanded Calirosa’s reach and visibility in the premium tequila market.

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Portfolio of Brands

Today, AMASS manages a portfolio of 16+ brands across key categories:

●	AMASS – Flagship line of spirits and non-alcoholic alternatives.

●	Spirits – GEM&BOLT Mezcal (premium mezcal infused with damiana) and Calirosa Tequila (red-wine-barrel-aged tequila, in partnership with Adam Levine).

●	Wine – Summer Water (lifestyle rosé brand), Folly of the Beast (Pinot Noir), and premium imports (Pizzolato, Biokult Österreich, Maison Raymond).

●	Non-Alcoholic Wine – Good Twin, a premium alcohol-free wine alternative designed for the “sober-curious” consumer.

●	Minority Interests – De Soi (non-alcoholic aperitif co-founded with Katy Perry) and HpO (protein sparkling water).

Differentiation through Talent Partnerships

A key component of our strategy is to partner with leading cultural figures to create and scale category-defining brands:

●	Calirosa Tequila — partnership with Adam Levine and Behati Prinsloo expands reach and media visibility.

●	De Soi — co-founded with Katy Perry, reinforces leadership in the non-alcoholic aperitif category.

●	Summer Water and Good Twin — align with lifestyle-driven communities, integrating culture with innovation.

These partnerships strengthen brand resonance, deepen consumer engagement, and accelerate market adoption.

Growth Strategy

Our long-term strategy is centered on scalable growth, margin expansion, and brand equity creation through the following levers:

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1. Expand Wholesale, Retail, and On-Premise Distribution

In 2020, the U.S. market included approximately 600,000 retail outlets selling beverage alcohol and premium non-alcoholic beverages, according to the National Beer Wholesalers Association. See “Market and Industry Data” for additional information on third-party sources of market and industry data. AMASS products currently occupy only a small fraction of this potential footprint.

We intend to:

●	Deepen penetration through existing distributors and targeted sales expansion.

●	Focus on high-value geographies and emerging on-premise accounts (bars, hotels, restaurants).

●	Prioritize premium placements and experiential activations that drive trial and visibility.

2. Scale Brand-Led Direct-to-Consumer and Digital Channels

Our direct-to-consumer and digital initiatives are designed primarily to support brand building, consumer engagement, and marketing effectiveness, which reflects a shift away from large-scale brand agnostic subscription-based direct-to-consumer commerce platforms.

●	Expand brand-led online experiences for eligible categories, including wine and non-alcoholic products, where permitted by law.

●	Utilize selective membership and loyalty initiatives to deepen consumer engagement and brand affinity

●	Invest in CRM, analytics, and digital marketing to improve retention and cross-brand engagement.

3. Launch New Products Across Core Categories

We expect to introduce new SKUs and line extensions over the next 24–36 months across spirits, wine, and non-alcoholic beverages.

Product innovation will emphasize clean labels and wellness-adjacent formulations.

4. Pursue Selective, Accretive Acquisitions

AMASS expects to continue to target high-quality, synergistic brands in premium and functional beverage segments.

Acquisition criteria include strong brand equity, attractive margins, and scalability across our distribution platform.

5. Expand International and Travel Retail Presence

While substantially all of our commercial operations are concentrated in the United States, we believe there is a substantial opportunity to expand internationally, and we are considering initially focusing on Canada, select European markets and global travel retail, and in the longer term, select markets in Asia and Latin America, where consumer demand for premium and wellness beverages continues to rise.

Travel retail (airports, cruise terminals, hotels) represents an under-leveraged growth channel.

According to IMARC Group, the global travel retail market totalled US $65.0 billion in 2024 and is projected to reach US $112.5 billion by 2033 (CAGR ~6.3%). See “Market and Industry Data” for additional information on third-party sources of market and industry data.

The wine & spirits travel retail segment is expected to grow from US $10.0 billion in 2024 to US $17.5 billion by 2030 (CAGR ~9.8%), per Grand View Research. See “Market and Industry Data” for additional information on third-party sources of market and industry data.

6. Leverage Celebrity and Cultural Partnerships

We plan to continue to amplify growth through high-impact collaborations and experiential marketing.

Celebrity partners, influencer campaigns, and limited-edition releases provide strong cultural reach and reinforce AMASS’s premium identity.

7. Drive Operational Leverage and Efficiency

●	Optimize procurement, manufacturing, and logistics to enhance gross margin.

●	Centralize shared services to reduce overhead.

●	Expand sales training and analytics to strengthen execution and category insight.

Financial Highlights

●	Lifetime revenue: Over $80 million

●	Total bottles sold: Over 5.7 million

●	Active brands: 16 +

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Securities Purchase Agreement for Series C Preferred Financing

On March 17, 2026, we entered into a Securities Purchase Agreement (the “SPA”) with Streeterville Capital, LLC (“Streeterville”) for a prepaid preferred purchase of up to $30,000,000 (the “Commitment Amount”) in Series C Convertible Preferred Stock, par value $0.00001 per share (the “Series C Stock”). Each share of Series C Stock has a stated value of $1,086.96 and a purchase price of $1,000.00 per share, reflecting an original issue discount. The SPA provides for (i) an initial closing (the “First Closing”) and (ii) a subsequent closing (the “Second Closing”), each as defined in the SPA.

On April 7, 2026, we entered into a Global Amendment (the “Amendment”) to the SPA. The Amendment, among other things, (i) revised the calculation of the number of Commitment Shares issuable to Streeterville such that the Commitment Shares equal $450,000 divided by the Expected Reference Price (as defined in the Amendment as $16.00 per share), rounded down to the nearest whole share, (ii) moved the issuance of a warrant to purchase up to 3,500,000 shares of Common Stock with an exercise price per share equal to 110% of the Nasdaq Valuation Price (the “Warrant”), exercisable at any time through the fifth anniversary of the Initial Listing Date (subject to Company’s right to terminate after one year post-listing upon ten days’ notice), from the Second Closing to the First Closing, (iii) required Streeterville to pay a Warrant Purchase Price of $10,000 at the First Closing as a condition to the issuance of the Warrant, (iv) reduced the Initial Purchase Price payable at the Second Closing from $7,000,000 to $6,990,000 to reflect the payment of the Warrant Purchase Price at the First Closing, and (v) made certain conforming changes to the conditions to closing and related defined terms. The First Closing under the SPA, as amended, occurred on April 8, 2026, at which time the Commitment Shares and the Warrant were issued to Streeterville.

The Series C Stock is convertible into Common Stock at a conversion price initially equal to the Nasdaq Valuation Price (the “Fixed Price”). After the earlier of (i) six months from the Initial Listing Date, (ii) a Trigger Event, or (iii) an Event of Default, the conversion price is the lesser of the Fixed Price and the Market Price (defined as 90% of the lowest daily VWAP during the ten trading days prior to conversion), subject to a floor price equal to 40% of the Nasdaq Valuation Price (pre-listing) or 40% of the “Minimum Price” under Nasdaq Rule 5635, as applicable. Conversions are subject to a 9.99% beneficial ownership limitation and the Exchange Cap under Nasdaq Rule 5635(d), which requires stockholder approval for issuances in excess thereof.

In connection with the First Closing, which occurred on April 8, 2026, we issued 28,125 shares of Common Stock to Streeterville as a commitment fee and the Warrant. Pursuant to the Amendment, the number of Commitment Shares is calculated by dividing $450,000 by the Expected Reference Price of $16.00 per share, rounded down to the nearest whole share, yielding 28,125 Commitment Shares.

Each share of Series C Stock accrues a preferred return at 2% per quarter (8% per annum), compounding daily and payable quarterly in cash or additional shares of Series C Stock at the Company’s election, increasing to 18% per annum upon certain events of default. Streeterville holds consent rights over certain issuances, which include the issuance of any debt (other than trade payables), equity securities, or convertible instruments, subject to specified Exempt Issuances (including bank debt, employee equity plans, up to $15 million in M&A-related issuances, and any financing that results in full redemption of the Series C Stock). Streeterville also holds consent rights over asset dispositions exceeding $500,000, the granting of security interests, reverse stock splits, creation of additional preferred stock, and other fundamental transactions.

Placement Agent Agreement

In addition to its role as the Advisor for the Direct Listing, we have separately engaged Maxim Group LLC as our exclusive lead placement agent (the “Placement Agent”) for proposed future offerings of our securities pursuant to a Placement Agency Agreement dated March 17, 2026 (the “Placement Agency Agreement”), pursuant to which the Placement Agent will serve as our exclusive lead placement agent, on a “reasonable best efforts” basis, in connection with proposed future offerings of our securities. The Placement Agent’s obligations under the Placement Agency Agreement are on a reasonable best efforts basis only, and the execution of the Placement Agency Agreement does not constitute a commitment by the Placement Agent to purchase any securities and does not ensure the successful placement of any securities or any portion thereof. The Placement Agent may, with our prior written consent (not to be unreasonably withheld), retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with any such placement. The Placement Agency Agreement supplements the engagement letter dated August 7, 2025 between us and the Placement Agent; in the event of any conflict between the Placement Agency Agreement and the engagement letter, the Placement Agency Agreement controls. For a description of the material terms of the Placement Agency Agreement, including the compensation payable to the Placement Agent and related risk factors, see “Plan of Distribution” and “Risk Factors”.

Recent Sale and Licensing of AMASS Trademark

On April 12, 2024, as part of a secured debt restructuring, AMASS sold all rights, title and interest in the AMASS® trademark (U.S. Reg. No. 5,498,634; Serial No. 87-215,668) and associated goodwill to Resonant Subholdings Inc. for $2.5 million, following a Partial Release of Collateral and UCC-3 termination by our senior secured lender, Merchant Factors Corp.; concurrently, we entered into an exclusive, worldwide, royalty-free license with Resonant that permits our continued use of the AMASS® name (with customary quality-control obligations), such that we no longer own the mark and all resulting goodwill accrues to Resonant. The purchase price was financed by a secured promissory note to Half Church Holdings Pte. Ltd. (“HCH”), which holds a first-priority security interest in the AMASS® mark; our Chief Executive Officer, Mark Lynn, provided a personal guaranty of Resonant’s obligations; and in January 2026, maturity was extended to June 30, 2027. See ’Certain Relationships and Related Person Transactions’ for a description of the amendments to the Secured Promissory Note, including the consideration provided in connection with each maturity extension. As a result, legal ownership of the AMASS® trademark resides with Resonant and the mark remains encumbered by HCH’s first-priority lien, and our business depends on continued rights under the license; adverse outcomes under the license or the HCH security interest could impair our ability to use the AMASS® brand.

Lease Termination and Settlement Agreement

In March 2025, we entered into a Lease Termination and Settlement Agreement (the “Settlement Agreement”) with VV1515 LLC, the landlord of our former facility located at 1515 Garnet Mine Road, Bethel Township, Pennsylvania. The Settlement Agreement resolves litigation between the parties and terminates our industrial lease for the Pennsylvania facility, which was otherwise scheduled to expire on January 31, 2028. Under the Settlement Agreement, the landlord retains our $300,000 security deposit, and we agreed to make additional cash payments totaling $75,000, consisting of $25,000 due by April 15, 2025; $7,500 due on each of May 15, June 15, July 15, August 15, and September 15, 2025; and $12,500 due on October 15, 2025. Upon execution, we surrendered possession of the premises and the landlord accepted our surrender. The settlement provides for mutual releases, subject to our timely performance, and the dismissal with prejudice of the related litigation filed in the United States District Court for the Eastern District of Pennsylvania. The Settlement Agreement includes customary confidentiality, non-disparagement, and forbearance provisions, and a confession of judgment remedy in the event of payment default. We ceased our Pennsylvania operations in 2024 following notice from the Pennsylvania Liquor Control Board that we were no longer permitted to operate in the Commonwealth. We do not expect the termination of this lease to have a material adverse effect on our ongoing operations; however, the settlement results in cash outflows during 2025 and will be reflected in our financial statements and MD&A.

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Seventh Amended and Restated Certificate of Incorporation

On January 9, 2026, we filed with the State of Delaware, the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by the requisite stockholders by written consent in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”) and adopted pursuant to DGCL Sections 242 and 245. The Seventh A&R CoI, among other things, (i) increases the total authorized shares of Common Stock to 250,000,000, par value $0.00001 per share, while retaining 41,192,462 authorized shares of Preferred Stock, par value $0.00001 per share, with existing series designations unchanged; (ii) eliminates the Company’s Non-Voting Common Stock through an automatic one-for-one conversion of each outstanding share of Non-Voting Common Stock into one share of Common Stock at the effective time, after which the Company has no authority to issue Non-Voting Common Stock; (iii) effects a Reverse Stock Split of the Common Stock at a ratio of one-for-three (1-for-3), applied uniformly to all holders, with no fractional shares issued, fractional interests rounded up to the nearest whole share, no cash paid in lieu of fractional shares, no change to the par value per share, and no change to the number of authorized shares of Common Stock; (iv) provides that the Company has a single class of Common Stock with one vote per share, does not provide for cumulative voting, and clarifies that holders of Common Stock are not entitled to vote on amendments that relate solely to the terms of one or more outstanding series of Preferred Stock where such series have a separate class vote; (v) updates Preferred Stock conversion provisions to maintain existing optional and mandatory conversion mechanics (including anti-dilution and reservation of sufficient Common Stock) and adds an additional mandatory conversion trigger upon the initial public filing on EDGAR of a Form S-1 registering existing capital stock for resale, with an underwritten initial public offering and holder-approved conversion remaining as triggers; (vi) provides for exculpation of directors and officers to the fullest extent permitted by Delaware law (with “officer” defined by reference to DGCL Section 102(b)(7)) and authorizes indemnification and advancement to the fullest extent permitted by law; and (vii) updates the exclusive forum provision to designate, unless the Company consents otherwise, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware) as the exclusive forum for certain internal-affairs claims, with an express carve-out for claims under the Securities Exchange Act of 1934, the Securities Act of 1933, and any claim for which U.S. federal courts have exclusive jurisdiction. From and after effectiveness, certificates or book-entry notations formerly representing shares of Non-Voting Common Stock represent only the right to receive an equal number of shares of Common Stock, and certificates or book-entry notations formerly representing shares of Common Stock represent the number of whole shares after giving effect to the one-for-three (1-for-3) Reverse Stock Split; upon request and surrender of any such certificate, the Company will issue a new certificate or book-entry reflecting the appropriate number of shares of Common Stock.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

Risks Related to Our Business

•	We may not be able to meet our projections.
•	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate such weaknesses, or are unable to otherwise maintain effective internal controls, we may not be able to accurately report our financial results, which could adversely affect our business and stock price.
•	The availability and pricing of our inputs and transportation may be disrupted.
•	Broad economic conditions may affect our business.
•	Our trademarks, copyrights and other intellectual property could be unenforceable or ineffective.
•	We no longer own the AMASS trademark and our business now depends on our exclusive license to use the brand; if our license is terminated, restricted or otherwise impaired, our business, results of operations and financial condition could be materially adversely affected.
•	The AMASS trademark is subject to a first-priority security interest held by a third-party lender; foreclosure or other enforcement actions could impair or interrupt our rights under the license and materially disrupt our operations.
•	Continuing default risk under the note secured by the trademark creates uncertainty that could threaten trademark ownership at our licensor and disrupt our business.
•	Our license includes quality-control and operational obligations; failure to comply could result in termination, restrictions on use, or other remedies that could harm our business.
•	Because all goodwill arising from our continued use of the AMASS mark accrues to the trademark owner, we may not realize the long-term economic benefits of brand-building investments to the same extent as if we owned the mark.
•	Our CEO has provided a personal guaranty of obligations under the note secured by the AMASS trademark, which could create real or perceived conflicts of interest and may affect decision-making.
•	The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.
•	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.
•	Our ability to sell our product or service is dependent on outside government regulation which can be subject to change at any time.
•	We rely on third parties to provide services essential to the success of our business.
•	The development and commercialization of the Company’s products and services are highly competitive.
•	If we do not comply with the specialized regulations and laws that regulate the alcoholic beverage industry, our business could be materially adversely affected.
•	Our COO served a similar role for a prior company that filed for bankruptcy.
•	The Termination of Our Pennsylvania Facility and Other Factors Affecting Our Facilities and Operations Could Adversely Affect Our Business, Results of Operation and Financial Condition.
•	We may enter into purchase contracts or other fixed obligations to acquire inventory in advance of demand, which may result in, and has resulted in the past, losses and adverse cash flow effects.
•	Our internal computer systems, or those of any of our manufacturers, contractors, consultants, collaborators or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
•	Our operations are vulnerable to interruption by fire, severe weather conditions, power loss, telecommunications failure, terrorist activity and other events beyond our control, which could harm our business.

Risks Related to Our Financial Condition and Capital Requirements

•	We have a limited operating history, which may make it difficult for you to evaluate our current business and predict our future success and viability.
•	We have historically operated at a loss, which has resulted in an accumulated deficit.
•	We anticipate sustaining operating losses for the foreseeable future.

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•	We will require substantial additional capital to finance our operations and meet our growth objectives. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and development programs or future commercialization efforts, and/or our business and prospects could be materially and adversely affected.
•	Raising additional capital may cause dilution to our existing stockholders.
•	Because we have entered into the Streeterville prepaid preferred financing, conversion and warrant mechanics could cause significant dilution and downward pressure on our stock price, restrict future financings, and trigger adverse default consequences.
•	We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.
•	We have experienced a covenant breach under our credit facility, and such and other future covenant violations could result in acceleration of our debt and materially adversely affect our liquidity.

Risks Related to This Offering and Ownership of Our Common Stock

•	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.
•	We will not receive any proceeds from the direct listing, and our management will have broad discretion in the use of any future capital we may raise.
•	Our Placement Agent has no obligation to purchase our securities and there is no guarantee that any future placement will be successful.
•	Our financial advisor, Maxim Group LLC, has potential conflicts of interest arising from its dual role as our financial advisor for the Direct Listing and as a Registered Stockholder.
•	Limitations on investors’ ability to trace their shares to this registration statement may preclude claims under Sections 11 and 12 of the Securities Act, potentially reducing our liability exposure and limiting investors’ remedies.
•	Our Common Stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our Common Stock may be volatile.
•	Future sales of Common Stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.
•	You have been diluted by the automatic conversion of our preferred stock (other than our Series C Convertible Preferred Stock), which occurred on April 8, 2026 in connection with the initial public filing of this registration statement, and you may be further diluted by the conversion of our Series C Convertible Preferred Stock and by future issuances of preferred stock or additional Common Stock in connection with our compensation plans, acquisitions or other financings.
•	Because we have no current plans to pay cash dividends on our Common Stock, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid.
•	We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Common Stock less attractive to investors.
•	Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America will be the exclusive forums for certain disputes between us and our stockholders, which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers or employees.
•	The public price of our shares of Common Stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of Common Stock in private transactions.
•	The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our Common Stock.
•	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our Common Stock is unpredictable and our marketing and brand development efforts may not be successful.
•	Our Certificate of Incorporation renounces corporate opportunities that may be favorable to us.
•	We have not agreed to indemnify the Registered Stockholders for claims arising in connection with sales of our Common Stock in this offering, however, claims for indemnification by our directors and officers may reduce the amount of money available to us.
•	Federal and state laws governing ownership interests in alcoholic beverage licensees may impact your ability to invest in the company.
•	The Company may undergo a future change that could affect your investment.
•	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Implications of being an emerging growth company and a smaller reporting company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated under the laws of the State of Delaware on September 22, 2016. Our principal mailing address is 860 E Stowell Road Santa Maria, CA, 93454. Our telephone number is 909-293-8571 and our website addresses are www.amass.com, www.amassbrandsgroup.com and www.amassbrands.com. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

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SUMMARY FINANCIAL AND OTHER DATA

The summary financial and other data set forth below should be read together with our financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The statements of operations data for the years ended December 31, 2025 and 2024, and the statements of cash flows data for the years ended December 31, 2025 and 2024, have been derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in any future period.

	Historical
	Year ended December 31,
	2025	2024
	(In millions, except share and per share data)
Statements of Income Data:
Net revenues	$18	$22
Cost of sales	14	20
Gross profit	4	2
Selling, general and administrative expenses	12	14
Other operating expenses	6	0
Income from operations	(14)	(13)
Non-operating income (expense), net	(0)	(1)
Interest expense, net	(3)	(2)
Income tax expense	-	-
Net income	$(17)	$(15)

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	Historical
	Year ended December 31,
	2025	2024
	(In millions, except share and per share data)
Per Share:
Earnings per share, both basic and diluted:	$(4.56)	$(5.62)
Weighted average number of shares used in calculating earnings per share, both basic and diluted:	3,194,835	2,710,769

Balance Sheet Data (as of end of period):
Accounts receivable, net	$2	$3
Inventories	11	15
Total assets	25	39
Accounts payable	8	8
Short-term debt	7	7
Long-term debt	2	2
Total equity (deficit)	0	10

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(2)	$(6)
Investing activities	1	5
Financing activities	1	0

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus, before deciding whether to invest in our Common Stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below.

Risks Related to Our Business

We may not be able to meet our projections.

Any projections or forward-looking statements regarding our anticipated financial or operational performance are hypothetical and are based on management’s best estimate of the probable results of our operations and have not been reviewed by our independent accountants. These projections will be based on assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management’s control. Demand for our products may be insufficient, consumers may prefer competing products, and we may be unable to produce and sell our products at profitable levels. Any of these factors could adversely affect our business, financial condition, and results of operations. Accordingly, actual results of operations may vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate such weaknesses, or are unable to otherwise maintain effective internal controls, we may not be able to accurately report our financial results, which could adversely affect our business and stock price.

We have identified material weaknesses in our internal control over financial reporting, as described below. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we are unable to remediate any material weaknesses in a timely manner, or if we identify additional material weaknesses, it could impair our ability to report our financial results accurately and in a timely manner. Any such failure could harm our reputation, result in a loss of investor confidence, and have an adverse effect on our stock price.

Specifically, we lacked a comprehensive and formalized accounting and financial reporting policies and procedures manual addressing items such as closing procedures, descriptions of responsibilities, segregation of duties, management review procedures and the Company’s accounting policies. While we are in the process of developing a remediation plan, there can be no assurance that our remediation efforts will be successful in all respects, or that additional material weaknesses will not be identified in the future.

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The availability and pricing of our inputs and transportation may be disrupted.

The availability and pricing of our inputs may be affected by factors outside our control, including agricultural conditions, water availability, climate events (including wildfires), supply chain disruptions, and capacity constraints among packaging vendors. If we are unable to obtain sufficient quantities of raw materials and packaging inputs that meet our specifications at commercially reasonable prices, our ability to produce and distribute products could be materially adversely affected.

Along with the availability and pricing of raw materials, transportation costs and supply chain disruptions can all impact the ability to manufacture and distribute products or services, leading to lost revenue or increased costs. Products and services that are not available when customers need them can lead to lost sales and damage to the brand’s reputation.

Broad economic conditions may affect our business.

Economic conditions, both globally and within specific markets, can significantly influence the success of early-stage startups. Downturns or recessions may lead to reduced consumer spending, limited access to capital, and decreased demand for the company’s products or services. Additionally, factors such as inflation, tariffs, interest rates, and exchange rate fluctuations can affect the cost of raw materials, operational expenses, and profitability, potentially impacting the company’s ability to operate. The alcohol beverage industry at a macroeconomic level is challenged by innumerable additional factors, including without limitation lasting COVID impacts, inflation of farm employee and input costs, quickly changing market conditions driven by changing consumer preferences and profiles, decreased national consumption and sales of wine and beer products in recent years, foreign and subsidized imports, distributor and retailer consolidation, a rise in private label products promoted by retailers that replace wholesale brands, new and competing business and product offerings, changes to laws and new applicable laws, trade barriers and regulatory policies at international and national level including those that increasingly scrutinize the health effects of alcohol and warn consumers against consumption.

Our trademarks, copyrights and other intellectual property could be unenforceable or ineffective.

Intellectual property is a complex field of law in which few things are certain. It is possible that competitors will be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors are able to bypass our trademark and copyright protection without obtaining a sublicense, it is likely that the Company’s value will be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sublicenses. This would cut off a significant potential revenue stream for the Company.

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We no longer own the AMASS trademark and our business now depends on our exclusive license to use the brand; if our license is terminated, restricted or otherwise impaired, our business, results of operations and financial condition could be materially adversely affected.

On April 12, 2024, we sold all rights, title and interest in the AMASS trademark and associated goodwill to a third party and simultaneously entered into an exclusive, worldwide, royalty-free license that permits our continued use of the AMASS name for our product lines and marketing operations. Because we no longer own the trademark, our ability to market, promote and sell products under the AMASS brand is dependent on the continued effectiveness of, and our compliance with, the license. The license contains customary terms and conditions, including termination rights and ongoing covenants. If the license is terminated in accordance with its terms, lapses, is not renewed (if applicable), or is otherwise limited or adversely modified, we may lose the right to use the AMASS name, be required to rebrand products and marketing materials on short notice, incur substantial transition costs, experience customer confusion or loss of brand recognition, and face disruption to distribution relationships, any of which could materially harm our business and prospects. Even short of termination, the exercise of approval rights or other limitations by the trademark owner could constrain our product development, packaging, promotional activities or geographic expansion.

The AMASS trademark is subject to a first-priority security interest held by a third-party lender; foreclosure or other enforcement actions could impair or interrupt our rights under the license and materially disrupt our operations.

The purchaser of the AMASS trademark financed the acquisition with a secured promissory note in favor of a third-party lender that holds a first-priority security interest in the trademark. If the secured lender exercises remedies due to a default under that note, including foreclosure or disposition of the trademark, our ability to continue using the AMASS brand may depend on the enforceability of our license against successors and assigns of the trademark and on the terms of any foreclosure sale. If our license is not binding on, or is rejected or modified by, a purchaser or successor, or if a court limits its enforceability in an enforcement or insolvency proceeding, our rights to use the AMASS mark could be interrupted, curtailed or terminated. Any interruption could require rapid rebranding, cause loss of revenue, damage customer relationships and brand equity, and result in significant costs and operational disruption. In addition, uncertainty surrounding potential enforcement actions could negatively affect our strategic planning, supply chain commitments and negotiations with customers and partners.

Continuing default risk under the note secured by the trademark creates uncertainty that could threaten trademark ownership at our licensor and disrupt our business.

The secured promissory note used to finance the trademark purchase experienced payment defaults and was amended in February 2025 to extend its maturity to December 15, 2025 and to address such defaults, including permitting partial repayment through transfers of equity interests in specified affiliates. Most recently in January 2026, the Company and the lender agreed to extend the maturity of the note to June 30, 2027. Future payments may not be made when due, that financial or other covenants (if any) will be maintained, or that additional waivers or amendments will be obtained. Any future default or acceleration under the note could result in enforcement of the security interest over the AMASS trademark. While we are not the obligor on the note, our operations are highly dependent on continued access to the AMASS brand. The possibility of renewed defaults and enforcement actions may create ongoing uncertainty, adversely affect our relationships with customers and suppliers, and impair our ability to forecast, invest and execute our growth strategy. If a default results in a transfer of the trademark to a third party that is not bound by our license, our ability to use the AMASS brand could be materially and adversely affected.

Our license includes quality-control and operational obligations; failure to comply could result in termination, restrictions on use, or other remedies that could harm our business.

Trademark licenses typically require the licensee to meet defined quality standards and to submit to the trademark owner’s oversight, including approval rights over product specifications, packaging, labelling, marketing and advertising. Our license includes customary quality-control provisions and may impose other operational restrictions intended to protect the trademark’s goodwill. Failure to maintain required quality standards, obtain necessary approvals, comply with usage guidelines, or satisfy related covenants could constitute a breach and give rise to remedies that may include cure requirements, limitations on use, injunctive relief or termination. Even absent a formal breach, disagreements over quality or approvals could delay product launches, packaging changes or marketing campaigns, impede innovation, increase costs, and limit our responsiveness to market conditions. Any such restrictions or disputes could negatively affect sales, margins, customer relationships and our competitive positioning.

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Because all goodwill arising from our continued use of the AMASS mark accrues to the trademark owner, we may not realize the long-term economic benefits of brand-building investments to the same extent as if we owned the mark.

Under our arrangement, the legal owner of the AMASS trademark accrues the goodwill generated by our continued use of the brand. Although the license enables us to operate under the AMASS name, our investments in brand awareness, marketing and product quality may enhance the value of the trademark for its owner without creating a corresponding asset on our balance sheet. As a result, we may have less ability to monetize or leverage brand equity in future strategic transactions, financings or collaborations than if we owned the mark. In addition, if our license were terminated or otherwise impaired, we may not be able to recapture the value of our historical brand investments and could be required to invest significant additional resources to rebuild brand recognition under a new mark.

Our Chief Executive Officer has provided a personal guaranty of obligations under the note secured by the AMASS trademark, which could create real or perceived conflicts of interest and may affect decision-making.

In connection with the financing of the trademark acquisition, Mark Lynn, our Chief Executive Officer provided a personal guaranty of the obligor’s obligations under the secured note. Although the guaranty is personal and not a company obligation, the existence of the guaranty could create the appearance or actuality of conflicts of interest between the CEO’s personal interests and the interests of our stockholders, including with respect to decisions involving interactions with the trademark owner or the secured lender, responses to defaults or restructuring proposals, or strategic alternatives that could affect the likelihood of enforcement. We maintain corporate governance practices intended to mitigate potential conflicts, but such measures may not eliminate all risks. Any perceived or actual conflict could influence negotiations, constrain strategic flexibility, or give rise to stockholder or counterparty concerns, and adverse outcomes under the note could nevertheless indirectly affect our operations through impacts on the ownership and control of the AMASS trademark.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome; or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it; or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our business depends on our ability to attract, retain, and develop highly skilled and qualified employees. As we grow, we will need to continue to attract and hire additional employees in various areas, including sales, marketing, design, development, operations, finance, legal, and human resources. However, we may face competition for qualified candidates, and we cannot guarantee that we will be successful in recruiting or retaining suitable employees. Additionally, if we make hiring mistakes or fail to develop and train our employees adequately, it could have a negative impact on our business, financial condition, or operating results. We may also need to compete with other companies in our industry for highly skilled and qualified employees. If we are unable to attract and retain the right talent, it may impact our ability to execute our business plan successfully, which could adversely affect the value of your investment. Furthermore, the economic environment may affect our ability to hire qualified candidates, and we cannot predict whether we will be able to find the right employees when we need them. This would likely adversely impact the value of your investment.

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Our ability to sell our product or service is dependent on outside government regulation which can be subject to change at any time.

Our ability to sell our products is subject to various government regulations, including but not limited to, regulations related to the manufacturing, labeling, distribution, and sale of our products. Changes in these regulations, or the enactment of new regulations, could impact our ability to sell our products or increase our compliance costs. Furthermore, the regulatory landscape is subject to regular change, and we may face challenges in adapting to such changes, which could adversely affect our business, financial condition, or operating results. In addition to government regulations, we may also be subject to other laws and regulations related to our products, including intellectual property laws, data privacy laws, and consumer protection laws. Non-compliance with these laws and regulations could result in legal and financial liabilities, reputational damage, and regulatory fines and penalties. It is also possible that changes in public perception or cultural norms regarding our products may impact demand for our products, which could adversely affect our business and financial performance, which may adversely affect your investment.

We rely on third parties to provide services essential to the success of our business.

We rely on third-party manufacturers and service providers for key aspects of our operations, including the production and bottling of our products, as well as warehousing, logistics, and fulfillment. We do not own or operate manufacturing or bottling facilities and depend on third parties to meet our quality standards, production timelines, regulatory requirements, and volume needs. Our reliance on these third parties exposes us to risks outside of our control including capacity constraints, quality control issues, operational disruptions, labor shortages, regulatory non-compliance, and the financial instability of such service providers. If any of these third parties are unable or unwilling to provide services on acceptable terms, or at all, we may experience delays, increased costs, supply interruptions, or an inability to meet customer demand, which could materially adversely affect our business, results of operations, and financial condition.

In addition, our wine brands depend on the availability of agricultural raw materials, including grapes, which are sourced from third-party growers. The supply, quality, and cost of grapes may be affected by factors beyond our control, including weather conditions, climate variability, crop disease, water availability, regulatory restrictions, and changes in agricultural practices. Any disruption in the availability or quality of grapes, or significant increases in grape costs, could adversely affect our ability to produce our wine products on a timely and cost-effective basis.

We also rely on third parties to provide a variety of essential business functions for us, including shipping, customer service, legal and compliance services, public relations, advertising, information technology and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. As a result, the value of an investment in the company could be adversely impacted by our reliance on third parties and their performance. In particular, we rely on third party distributors for the distribution of our alcohol to retail customers. State and federal laws regulate the ability of distributors to distribute alcohol and regulate the relationship of the Company with its distributors. Both the Company and distributors may be required to negotiate contracts and often file the same with regulatory agencies, establish a franchise relationship, obtain licenses, registrations, consents, post prices, and obtain other approvals from government agencies in order to deliver alcohol to end customers in the many states. Changes in our access to those distributors, including changes in prices or changes in our relationships and incentive structures with those distributors, changes in the laws allowing third party distribution of alcohol, or regulatory discipline against licenses held by those distributors, and the distributors’ marketing efforts of our products could materially adversely affect our business. Delivery of the products we sell to retail customers could also be affected or interrupted by the merger, acquisition, insolvency, or government shutdown of the distributors we engage to distribute our products. If the products we sell are not delivered in proper condition or on a timely basis, our business and reputation could suffer.

The development and commercialization of the Company’s products and services are highly competitive.

The Company faces competition with respect to any products and services that it may seek to develop or commercialize in the future. Its competitors include major companies worldwide. The consumer-packaged goods market is an emerging industry where new competitors are entering the market frequently. Many of the Company’s competitors have significantly greater financial, technical and human resources and may have superior expertise in research and development and marketing approved services and thus may be better equipped than the Company to develop and commercialize product offerings. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Company’s competitors may commercialize products more rapidly or effectively than the Company is able to, which would adversely affect its competitive position, the likelihood that its services will achieve initial market acceptance and its ability to generate meaningful additional revenues from its products and services.

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If we do not comply with the specialized regulations and laws that regulate the alcoholic beverage industry, our business could be materially adversely affected.

The alcohol industry is regulated extensively by federal agencies, including without limitation the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury (“TTB”), the Federal Communications Commission and the Food and Drug Administration. Every state has its own separate alcoholic beverage regulations and regulatory agencies, including without limitation the California Department of Alcoholic Beverage Control (“ABC”), the California Department of Food and Agriculture, the California Department of Tax and Fee Administration. Many local jurisdictions have separate rules and regulations governing the alcohol industry as well. Regulated areas include licensing, production, importation, exportation, distribution, retail, sale, product labeling and advertising, taxes, marketing, pricing, delivery, ownership restrictions, prohibitions on sales to minors, franchise laws, trade practices (including marketing methods, and interactions and relationships among the three tiers of the alcohol industry — producers, wholesalers and retailers). We cannot assure you that we are or will always be in full compliance with all applicable regulations or laws, that we will be able to comply with any future regulations and laws, that we will not incur material costs or liabilities in connection with compliance with applicable regulatory and legal requirements, or that such regulations and laws will not materially adversely affect our alcohol business. We rely on various internal and external personnel with relevant experience to comply with applicable regulatory and legal requirements, and the loss of personnel with such expertise could adversely affect our alcohol business. Licenses, tax permits, registrations and additional approvals issued by state and federal alcoholic beverage regulatory agencies are required in order to produce, import, distribute, sell and ship alcohol. We have basic permits with TTB under the Federal Alcohol Administration Act, state production, importation and wholesale permits with ABC, and various out of state permits with other states. These approvals and permits as well as our other registrations and approvals must remain in compliance with state and federal laws in order to keep our licenses in good standing. There is no guarantee the Company can maintain its current licenses, permits, registrations and other government approvals. There is no guarantee the Company will be able to obtain additional licenses, permits, registration and other government approvals to grow or adjust its business objectives. Failure of investors to disclose information to the Company can result in compliance failures. Generally, compliance failures of any sort can result in fines, license suspension, license revocation, and expulsion of owners or officers from the Company by federal and state agencies. In some cases, compliance failures can also result in cease and desist orders, injunctive proceedings or other criminal or civil penalties by federal and state agencies. If our licenses do not remain in good standing, our alcohol business could be materially adversely affected. The federal government and most states impose taxes on alcohol beverage production, distribution, shipping and/or sales in varying amounts which are frequently changing. Significant increases in such taxes on alcohol beverage products and delivery thereof could materially and adversely affect the financial condition or results of operations for the Company, and thereby affect the Company and/or its subsidiaries’ operations.

Our Chief Operating Officer served a similar role for a prior company that filed for bankruptcy.

AMASS Brands Inc’s Chief Operating Officer, Erin Green, previously worked as Chief Operating Officer (COO) for BWSC LLC, D/B/A Winc (“Winc”), which filed for Ch. 11 bankruptcy in November of 2022. Winc’s bankruptcy filing was caused by several factors that affected the business including a downturn in the DTC wine market, ongoing challenges from COVID, rising customer acquisition costs, and worsening macroeconomic conditions in both public and private markets. Ms. Green began working for Winc as Vice President of Operations in 2015 and became COO in 2021. While Ms. Green did not serve on Winc’s board of directors, she was involved in the management and decision-making of its business. Winc’s bankruptcy was not a direct result of Ms. Green’s actions or decisions, there is some level of risk in investing in a company whose officers previously managed a company that filed for bankruptcy.

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The Termination of Our Pennsylvania Facility and Other Factors Affecting Our Facilities and Operations Could Adversely Affect Our Business, Results of Operation and Financial Condition.

We ceased operations in Pennsylvania in 2024 following regulatory notice from the Pennsylvania Liquor Control Board and subsequently terminated the lease associated with our Pennsylvania facility in March 2025. While we have adjusted our operations and do not expect a material adverse impact, the loss of this facility reduces our physical footprint and could increase logistics complexity and costs. If we experience delays or increased expenses in reconfiguring our supply chain or if regulatory actions similar to those in Pennsylvania limit our activities in other states, our revenues, margins, and growth prospects could be negatively affected.

We also lease our Santa Maria Warehouse, which we use to store wine and spirits inventory, dry goods, and point-of-sale items. The on-site team performs inventory management, wholesale wine order fulfilment, and direct-to-consumer order fulfilment. We rely on our Santa Maria Warehouse to support our ongoing wholesale and direct-to-consumer activities, and our inability to continue operations at the facility could have a material adverse effect on our business, financial condition and results of operations. We currently renew our lease for the Santa Maria Warehouse on an annual basis and there is no guarantee that we can continue to maintain such lease. Although we believe we can sufficiently adjust our operations and find a suitable replacement warehouse to meet our business needs, in the event our Santa Maria Warehouse lease is terminated, our business may experience material disruptions as we make necessary adjustments, including effecting a transfer of our alcohol licenses that are currently tied to the Santa Maria Warehouse location.

We may enter into purchase contracts or other fixed obligations to acquire inventory in advance of demand, which may result in, and has resulted in the past, losses and adverse cash flow effects.

From time to time, we enter into purchase contracts or other binding obligations to secure inventory, such as bulk wine. Such commitments are sometimes made in advance of firm customer demand. If customer demand, pricing conditions or other economic factors deteriorate after we enter into such contracts, we may be obligated to purchase inventory at prices below their market value or in volumes in excess of our demand. In such circumstances, we may incur losses or be forced to recognize charges that may adversely affect our business, results of operations and financial condition.

For example, in 2024, we recognized $2.9 million of losses on purchase contracts, reflecting adverse bulk-wine purchase commitments through 2025. We acquired bulk wine contracts as part of the Winc acquisition, which at the time were indicative of market values. However, after the sale, the wine category as a whole began to decline and the volume of wine necessary to support operations after the sale was reduced, resulting in expected purchase commitment volumes in excess of our expected demand. As a mitigation effort to utilize potential excess supply, we entered into a supplier agreement under which we sell finished wine to Full Glass at prices below cost, which resulted in $0.8 million of losses during 2024.

Although the Company expects that bulk wine purchase contracts will have a smaller role at the Company, with a corresponding diminishing effect on the risks associated with such commitments, there is no guarantee that we will not enter into additional bulk wine purchase contracts in the future.

Our dependence on Full Glass and our loss-making obligations to Full Glass have materially harmed, and may continue to materially harm, our gross margins, liquidity, and results of operations.

We have entered into agreements with Full Glass that have resulted, and are expected to continue to result, in losses and adverse cash flow effects. In 2024, we recognized $3.7 million of losses on contracts, reflecting adverse bulk-wine purchase commitments of $2.9 million through 2025 and a supplier agreement under which we sell finished wine to Full Glass at prices expected to be below cost of production, resulting in $0.8 million of losses. As of December 31, 2025, the related liability was $3.0 million. These obligations have materially reduced our gross profit and compressed margins, and may continue to do so for the duration of the commitments. In addition, under a Multi-Year Wine Purchase Agreement, Full Glass committed to purchase approximately 111,000 cases of finished wine (aggregate value of approximately $4.0 million) through February 2026 at a fixed price of $36 per case, subject to a semi-annual $1.0 million take-or-pay minimum and 30-day payment terms. Full Glass is currently in default under this production agreement, and a settlement is being negotiated. If we are unable to collect amounts due, enforce remedies, or renegotiate acceptable terms, we may incur further reductions in gross profit, increased working capital needs, higher allowances for credit losses, and additional write-downs or reserves. Any settlement may not fully compensate us for losses incurred and could impose additional obligations or restrictions.

Our internal computer systems, or those of any of our manufacturers, contractors, consultants, collaborators or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Despite the implementation of security measures, our internal computer systems and those of our current and any future manufacturers, contractors, consultants, collaborators and third-party service providers, are vulnerable to damage from computer viruses, cybersecurity threats, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failure. Because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Some of the federal, state and foreign government requirements include obligations of companies to notify individuals of security breaches involving particular personally identifiable information, which could result from breaches experienced by us or by our vendors, contractors or organizations with which we have formed strategic relationships. Notifications and follow-up actions related to a security breach could impact our reputation, cause us to incur significant costs, including legal expenses and remediation costs. We also rely on third parties for certain portions of our manufacturing process, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could be exposed to litigation and governmental investigations, the further development and commercialization of our product candidates could be delayed, and we could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.

Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption, failure or security breach. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

Our operations are vulnerable to interruption by fire, severe weather conditions, power loss, telecommunications failure, terrorist activity and other events beyond our control, which could harm our business.

Our facility is located in a region which experiences severe weather from time to time. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major tornado, flood, fire, earthquake, power loss, terrorist activity or other disasters and do not have a recovery plan for such disasters. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

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Risks Related to Our Financial Condition and Capital Requirements

We have a limited operating history, which may make it difficult for you to evaluate our current business and predict our future success and viability.

Our Company was incorporated under the laws of the State of Delaware on September 22, 2016. The likelihood of our creation of a successful business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and products. We anticipate that our operating expenses will increase for the near future, and there is no assurance that we will be profitable in the near future. You should consider our business, operations, and prospects in light of the risks, expenses and challenges faced as an emerging growth company.

We have historically operated at a loss, which has resulted in an accumulated deficit.

For the fiscal years ended December 31, 2025 and 2024, we incurred net losses from operations of approximately $14.1 million and approximately $12.6 million, respectively. We may never achieve profitability. Even if we do, we may not be able to maintain or increase profitability on a quarterly or annual basis. Failure to do so would continue to have a material adverse effect on our accumulated deficit, would affect our cash flows, would affect our efforts to raise capital and is likely to result in a decline in the value of your investment in our Company.

We anticipate sustaining operating losses for the foreseeable future.

It is anticipated that we will sustain operating losses for the foreseeable future as we expand our team, continue with research and development, and strive to gain customers and gain market share in our industry. Our ability to become profitable depends on our ability to expand our customer base. Unanticipated problems and expenses are often encountered in offering new products which may impact whether the Company is successful. Furthermore, we may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements or other unforeseen difficulties. We may not ever become profitable. If the Company sustains losses over an extended period of time, it may be unable to continue in business.

We will require substantial additional capital to finance our operations and meet our growth objectives. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and development programs or future commercialization efforts, and/or our business and prospects could be materially and adversely affected.

Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities. The Company will continue to invest in building out its sales and marketing teams as well as maintain a robust development team. General and administrative expenses will increase as the cost of maintaining a public company is significantly higher than maintaining a privately held company. Accordingly, we will need to obtain substantial additional funding in order to maintain our continuing operations.

As of the year ended December 31, 2025, we had approximately $0.8 million of cash on hand and our anticipated operating requirements for the next twelve months, assuming the maintenance of our current operations, exceed our available capital resources. Our estimate as to how long we expect our existing capital to be able to continue to fund our operations is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Our future funding requirements will depend on many factors, including, but not limited to:

•	the initiation, progress, timeline, cost and results of our products;

•	the cost and timing of manufacturing activities;

•	the effect of competing technological and market developments;

•	the payment of licensing fees, potential royalty payments and potential milestone payments;

•	the cost of general operating expenses; and

•	the costs of operating as a public company.

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Advancing the development of our product will require a significant amount of capital. In order to fund all of the activities that are necessary to complete the development of our product, we will be required to obtain further funding through equity offerings, debt financings, collaborations and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. Adequate additional funding may not be available to us on acceptable terms, or at all.

Because our direct listing will not involve the sale of new shares or the engagement of underwriters to raise capital, we will need to rely on other sources of financing. Our failure to raise such capital as and when needed or on acceptable terms would have a negative impact on our results of operation, financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts, grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves, obtain funds through arrangement with collaborators on terms unfavorable to us or pursue merger or acquisition strategies, all of which could adversely affect the holdings or the rights of our stockholders.

Raising additional capital may cause dilution to our existing stockholders.

We may seek additional capital through a variety of means, including through equity, debt financings, or other sources. We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a stockholder.

Such financing may also result in imposition of debt covenants, increased fixed payment obligations or other restrictions that may adversely affect our ability to conduct our business. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that are not favorable to us.

Because we have entered into the Streeterville prepaid preferred financing, conversion and warrant mechanics could cause significant dilution and downward pressure on our stock price, restrict future financings, and trigger adverse default consequences.

On March 17, 2026, we entered into the SPA with Streeterville. Accordingly, our existing stockholders will experience dilution, and our stock price could be adversely affected by conversion mechanics tied to market prices. The Series C Stock is convertible into Common Stock at an alternate conversion price equal to the lesser of the Fixed Price and 90% of the lowest daily VWAP in the ten trading days prior to conversion, subject to a floor price equal to 40% of the applicable Nasdaq pricing metric. The issuance of 28,125 shares of Common Stock (the “Commitment Shares”) at the First Closing and up to 3,500,000 shares of Common Stock issuable upon exercise of the Warrant issued at the First Closing will further dilute stockholders. Additionally, the Series C Stock accrues a preferred return at 8% per annum (increasing to 18% per annum upon an Event of Default), payable quarterly in cash or additional shares of Series C Stock at the Company’s election, which would result in additional dilution if paid in kind. The SPA grants Streeterville consent rights over Restricted Issuances (broadly defined to include virtually all debt and equity issuances other than Exempt Issuances), asset dispositions over $500,000, security interests, reverse stock splits, additional preferred stock issuances, and Fundamental Transactions. Trigger events, including receipt of a Nasdaq non-compliance letter, average market capitalization below $100 million over any ten-trading-day period, stockholder equity below $3 million, and a closing price 50% or more below the opening listing price, and Events of Default could increase our obligations (including a 15% increase to the stated value upon each Event of Default, applicable up to three times), accelerate conversions, and entitle Streeterville to force a full redemption of all outstanding Series C Stock.

We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.

We have a limited operating history and have incurred recurring losses from operations. For the years ended December 31, 2025 and 2024, we incurred a net loss of approximately $17 million and approximately $15 million, respectively. Our failure to generate sufficient revenues, effectively manage expenses or raise additional capital could adversely affect our ability to achieve our intended business objectives. These matters, among others, raise substantial doubt about our ability to continue as a going concern. We expect losses on core operations to continue over the next 12 months.

We have funded our operations partially through the issuance of convertible notes, SAFEs, preferred stock, and Regulation CF offerings.

Between 2017 and 2021, we issued a series of convertible notes, raising an aggregate of approximately $11.0 million. This included $500,000 raised through convertible notes in 2017, $1.5 million raised through convertible notes in 2018 and 2019, $2.0 million raised through convertible notes in 2019, and $7.0 million raised through convertible notes in 2020 and 2021. In 2022, we completed SAFE financings for an additional $1.65 million.

We subsequently completed several rounds of preferred stock financings. In 2021 and 2022, we raised approximately $5.1 million through the issuance of Series Seed Preferred Stock, of which 409,921 shares and $1,557,462 were raised through a crowdfunding (CF) offering. Between 2022 and 2023, we raised approximately $3.6 million through the issuance of Series A Preferred Stock in connection with the GEM&BOLT acquisition and a related fundraising transaction. In 2023, we raised approximately $6.0 million through the issuance of Series B-1 Preferred Stock, which included the conversion of the previously issued SAFEs and was completed in connection with the Winc acquisition. In 2024, we raised approximately $293,000 through the issuance of Series B-2 Preferred Stock in connection with a debt conversion, and an additional $1.7 million through the issuance of Series B-3 Preferred Stock in a follow-on financing.

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In May 2025, we completed a Regulation CF crowdfunding campaign at a purchase price of $8.55 per share, raising $470,759 and issuing 61,892 shares of Common Stock. Most recently, in December 2025, the Company closed a Regulation Crowdfunding offering at a purchase price of $8.98 per share, raising approximately $261,856 through the issuance of 29,572 shares of Common Stock. The Company launched an additional Regulation CF crowdfunding offering in February 2026.

In addition to equity fundraising, we have capital resources available in the form of a line of credit for $5 million from Merchant Financial, other debt instruments totalling $5.0 million, and $0.8 million of cash on hand. To date we have raised a financing round of $2.7 million through a promissory notes convertible into Common Stock and received $0.8 million through the exercise of warrants. We plan to have sufficient capital prior to listing to provide us with, and allow us to maintain, stockholders’ equity well in excess of the required minimum under Nasdaq Listing Rule 5505(b) as well as enable us to fund our operations through at least May 2027, and after which we intend to raise additional capital pursuant to one or more registered offerings of equity or debt securities. However, we cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. If we are not able to raise additional capital when required or on acceptable terms, we may have to: (i) significantly delay, scale back or discontinue the development or commercialization of new products; (ii) seek collaborators for further development and commercialization of our products; or (iii) relinquish or otherwise dispose of some or all of our rights to technologies or the products that we would otherwise seek to develop or commercialize.

We have experienced a covenant breach under our credit facility, and such and other future covenant violations could result in acceleration of our debt and materially adversely affect our liquidity.

In August 2025, we experienced a technical breach of certain financial covenants under our credit facility, primarily related to minimum Tangible Working Capital and Tangible Net Worth requirements. On March 10, 2026, we entered into a Waiver and Amendment No. 1 to the Loan and Security Agreement (the “Credit Facility Amendment”) with Merchant Factors Corp., pursuant to which the lender waived the applicable defaults arising from our non-compliance with the Tangible Working Capital covenant for the period from September 30, 2025 through March 10, 2026. In connection with the Credit Facility Amendment, the maximum credit available under the facility was reduced from $8,000,000 to $5,000,000, the minimum Tangible Working Capital and minimum Tangible Net Worth covenants were each reset to $2,500,000, and the term of the facility was extended through September 30, 2026 with automatic one-year renewal periods thereafter. Although the lender waived the prior defaults, there can be no assurance that we will maintain compliance with the revised covenants in future periods or that future covenant violations will not occur.

Our ability to comply with financial covenants depends on operating performance, working capital management, and access to capital, all of which are subject to significant uncertainty. Any future breach that is not waived could result in an event of default, permitting the lender to accelerate repayment, foreclose on collateral, impose additional restrictions, or terminate future availability under the facility.

If our indebtedness were accelerated or if we were unable to obtain additional waivers or refinancing on acceptable terms, we could face significant liquidity constraints, be required to raise capital on unfavorable terms, or be forced to reduce or suspend operations. Any of these outcomes could materially adversely affect our business, financial condition, and results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of Common Stock. This listing of our Common Stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our Common Stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our Common Stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following the listing. See also “—Our Common Stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our Common Stock may be volatile.”

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•	There is not a fixed number of shares of Common Stock available for sale. Therefore, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any or all of their Common Stock and there may initially be a lack of supply of, or demand for, our Common Stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing stockholders who choose to sell their Common Stock in the near term resulting in an oversupply of our Common Stock, which could adversely impact the public price of our Common Stock once listed on Nasdaq and thereafter.

•

Certain of our Registered Stockholders have entered into lock-up agreements or are subject to other contractual restrictions on transfer in connection with the Direct Listing, pursuant to which such stockholders have agreed not to sell, dispose of, or otherwise transfer any shares of Common Stock or securities convertible into or exchangeable for Common Stock during specified periods following our Direct Listing. These restrictions vary by stockholder and generally provide for staged release schedules over periods ranging from 45 to 180 days following the Direct Listing, as follows:

MVL Inc. Of the 2,186,126 shares being registered by MVL Inc., 940,569 shares are not subject to any lock-up restrictions and will be freely tradeable from and after the date of the Direct Listing. The remaining 1,245,557 shares are subject to a lock-up providing for 100% restriction through Day 90, with 20% released on Day 91, an additional 50% released on Day 141, and the final 30% released on Day 170. See footnote (1) to the Selling Stockholders table.

Charles E. Jobson Irrevocable Trust. Of the 389,429 shares being registered by Charles E. Jobson Irrevocable Trust, 200,145 shares are not subject to any lock-up restrictions and will be freely tradeable from and after the date of the Direct Listing. The remaining 189,284 shares are subject to a lock-up providing for 100% restriction through Day 90, with 20% released on Day 91, an additional 50% released on Day 141, and the final 30% released on Day 170. See footnote (3) to the Selling Stockholders table.

Davies Holdings Europe Kft., Kukus LLC, Kayus LLC, Z1967 Limited and Kukac LLC. Shares held by these stockholders are subject to lock-up agreements providing for staged releases at Day 45 (10% released), Day 90 (20% cumulative released), Day 115 (40% cumulative released), and Day 180 (100% released). Of the 627,663 shares beneficially owned by Davies Holdings Europe Kft., 41,301 shares are not subject to lock-up restrictions and will be freely tradeable from and after the date of the Direct Listing. See footnotes (7), (30), (31), (32) and (55) to the Selling Stockholders table.

Mark T. Lynn. Our Chief Executive Officer is subject to a lock-up prohibiting the sale of Common Stock for 90 days following the Initial Listing Date. Thereafter, Mr. Lynn has agreed to sell no more than 1% of the weekly trading volume in any given week. See footnote (33) to the Selling Stockholders table.

Other Registered Stockholders. Certain other Registered Stockholders have entered into Lock-Up Agreements, pursuant to which 100% of the securities held by the applicable stockholders are subject to restrictions from the date of the Direct Listing through the 90th day thereafter; 95% remain restricted from the 91st through 135th day (with 5% released); 85% remain restricted from the 136th through 150th day (with an additional 10% released); 65% remain restricted from the 151st through 179th day (with an additional 20% released); and 100% of the securities are released from restrictions on and after the 180th day following the Direct Listing. These Lock-Up Agreements expire December 31, 2026 and permit certain exceptions, including bona fide gifts (provided the donee agrees in writing to be bound by the Lock-Up Agreement), distributions to partners or shareholders (subject to the same conditions), and dispositions of shares acquired on the open market. See the footnotes to the Selling Stockholders table for the specific stockholders subject to these agreements and their individual release schedules.

Notwithstanding the foregoing, our other existing stockholders who are not party to lock-up agreements or other contractual restrictions on transfer may sell any or all of their Common Stock at any time (subject to any restrictions under applicable law), including immediately upon listing. Because a significant number of shares held by Registered Stockholders are not subject to lock-up restrictions, there can be no assurance that selling pressure will be moderated following the Direct Listing. For a detailed description of each stockholder's lock-up terms, see “Selling Stockholders” and “Shares Eligible for Future Sale — Lock-up Agreements.”

•	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our Common Stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our Common Stock and uncertain trading volume, which may adversely affect your ability to sell any Common Stock that you may purchase.

We will not receive any proceeds from the direct listing, and our management will have broad discretion in the use of any future capital we may raise.

Because our direct listing will involve the registration of existing shares for resale by our stockholders and will not involve the issuance of new shares by the Company, we will not receive any proceeds from the direct listing. If we raise additional capital in the future through equity or debt financings, our management will have broad discretion in the use of such proceeds. The success of our business will depend on the ability of management to apply any future proceeds effectively. Management’s judgment in allocating future capital may not ultimately prove successful, and investors will have limited ability to influence how such funds are used.

Our financial advisor, Maxim Group LLC, has potential conflicts of interest arising from its dual role as our financial advisor for the Direct Listing and as a Registered Stockholder.

We have engaged Maxim Group LLC (the “Advisor”) as our financial advisor in connection with the Direct Listing. In that capacity, the Advisor is responsible for, among other things, determining when our shares are ready to trade and approving proceeding with the opening trade price under Nasdaq Rule 4120(c)(8). Maxim Partners LLC, an affiliate of the Advisor, is a Registered Stockholder that holds 131,938 shares of our Common Stock registered for resale under this prospectus. Although the Advisor has represented that Maxim Partners LLC acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities, and the Advisor is required to act in compliance with the anti-manipulation provisions of the federal securities laws, including Regulation M, there can be no assurance that the Advisor's interests will be fully aligned with those of investors or other stockholders in all circumstances.

In addition, we have separately engaged Maxim Group LLC as our exclusive lead placement agent for proposed future offerings of our securities pursuant to a Placement Agency Agreement. Under the Placement Agency Agreement, the Placement Agent is entitled to a cash fee based on gross proceeds raised, and holds a right of first refusal for a period of 12 months after the consummation of the Direct Listing to act as the lead underwriter, placement agent, or advisor for any public offering of our equity or equity-linked securities. See “Plan of Distribution” for additional information regarding the terms of the advisory and placement agency arrangements.

Our Placement Agent has no obligation to purchase our securities and there is no guarantee that any future placement will be successful.

On March 17, 2026, we entered into the Placement Agency Agreement with the Placement Agent to serve as our exclusive lead placement agent for proposed future offerings of our securities on a “reasonable best efforts” basis. The Placement Agent’s obligations under the Placement Agency Agreement do not constitute a commitment by the Placement Agent to purchase any of our securities, and the Placement Agency Agreement does not ensure the successful placement of any securities or any portion thereof. There can be no assurance that the Placement Agent will be able to identify or secure purchasers for any future offering on terms acceptable to us, or at all. If we are unable to complete a successful placement through the Placement Agent, we may need to seek alternative sources of capital, which may not be available on favorable terms or at all.

In addition, pursuant to the Placement Agency Agreement, we have agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in any placement and 6% of the aggregate gross proceeds received upon the exercise of any warrants issued in connection with such placement, together with expense reimbursement of up to $50,000 for out-of-pocket expenses and up to $75,000 for the Placement Agent’s legal fees. These fees and expenses will reduce the net proceeds available to us from any future placement. Furthermore, we have agreed to indemnify the Placement Agent in accordance with the indemnification provisions attached to the Placement Agency Agreement, which obligations survive termination or expiration of the agreement. Any claims for indemnification by the Placement Agent could further reduce our available capital and adversely affect our financial condition.

The Placement Agency Agreement also includes a 12-month tail provision pursuant to which, if, within 12 months following a termination of the Placement Agency Agreement (other than a termination by us for Cause), we complete any financing with any investor introduced to us by the Placement Agent or contacted by the Placement Agent on our behalf during the term of the engagement, we will be obligated to pay the Placement Agent the full compensation described above upon closing of such financing. This tail provision could limit our flexibility to pursue alternative financing arrangements and increase our cost of capital even after the Placement Agency Agreement has been terminated.

In addition, the Placement Agent has a right of first refusal for a period of 12 months after the consummation of a Go-Public Transaction (as defined in the engagement letter) to act as the lead underwriter and book running manager, lead placement agent or sales agent, or lead advisor for any public offering of our equity or equity-linked securities. If the Placement Agent exercises this right, we may be unable to select other placement agents or underwriters that could offer more favorable terms, which could adversely affect the terms and pricing of future offerings and result in greater dilution to our existing stockholders.

Limitations on investors’ ability to trace their shares to this registration statement may preclude claims under Sections 11 and 12 of the Securities Act, potentially reducing our liability exposure and limiting investors’ remedies.

In connection with this direct listing, we are registering a number of shares of our Common Stock, all of which may be sold into the public market. Unlike in a traditional initial public offering, where all shares sold in the public market are issued pursuant to a registration statement, in a direct listing, both registered and unregistered shares may become freely tradeable simultaneously. As a result, purchasers in the public market following our direct listing may not be able to determine whether their shares were issued pursuant to this registration statement.

The ability to bring a claim under Section 11 of the Securities Act of 1933 requires that the security purchased be traceable to the allegedly defective registration statement. In Slack Technologies, LLC v. Pirani, 598 U.S. 759 (2023), the U.S. Supreme Court held that Section 11 applies only to shares that are actually issued pursuant to the registration statement. The U.S. Court of Appeals for the Ninth Circuit, in its 2025 opinion on remand, confirmed that the tracing requirement applies in the context of direct listings and that tracing shares to a registration statement is particularly difficult where registered and unregistered shares begin trading at the same time.

Accordingly, if you purchase our Common Stock in the open market following this Direct Listing, you may not be able to assert claims under Section 11 or Section 12(a)(2) of the Securities Act for any material misstatements or omissions in this registration statement or related prospectus. This limitation may reduce the potential remedies available to investors, limit recovery in the event of a violation of the federal securities laws, and adversely affect the market price of our Common Stock. Moreover, because our potential liability under the Securities Act may be reduced as compared to a traditional initial public offering, investors may face greater risk in the event of inaccurate or incomplete disclosure.

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Our Common Stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our Common Stock may be volatile.

We expect our Common Stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our Common Stock may not develop or be sustained after the listing, which could depress the market price of shares of our Common Stock and could affect the ability of our stockholders to sell our Common Stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our Common Stock. An inactive market may also impair our ability to raise capital by selling shares of our Common Stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our Common Stock as consideration.

In addition, we cannot predict the prices at which our Common Stock may trade on Nasdaq following the listing of our Common Stock, and the market price of our Common Stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of Common Stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of shares of our Common Stock on Nasdaq will commence. The Advisor will determine when our shares of Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of Common Stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our Common Stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our Common Stock, if the price of our Common Stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process and the potential consumer awareness and brand recognition of AMASS, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our Common Stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our Common Stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our Common Stock and an unsustainable trading price if the price of our Common Stock significantly rises upon listing and institutional investors believe our Common Stock is worth less than retail investors, in which case the price of our Common Stock may decline over time. Further, if the public price of our Common Stock is above the level that investors determine is reasonable for our Common Stock, some investors may attempt to short our Common Stock after trading begins, which would create additional downward pressure on the public price of our Common Stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our Common Stock and cause volatility in the trading price of our Common Stock.

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The public price of our Common Stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•	changes in the industries in which we operate;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Common Stock available for public sale; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following the listing of our Common Stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

Future sales of Common Stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our Common Stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our Common Stock and there has not been a sustained history of trading in our Common Stock in “over-the-counter” markets. While our Common Stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of Common Stock and there may initially be a lack of supply of, or demand for, Common Stock on Nasdaq. As described herein, certain shares of our Common Stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of Common Stock, resulting in an oversupply of our Common Stock on Nasdaq. In the case of a lack of supply of our Common Stock, the trading price of our Common Stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our Common Stock if they are unable to purchase a block of our Common Stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of Common Stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Common Stock, the market for our Common Stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Common Stock. In the case of a lack of market demand for our Common Stock, the trading price of our Common Stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our Common Stock may not initially develop or be sustained, which could significantly depress the public price of our Common Stock and/or result in significant volatility, which could affect your ability to sell your shares of Common Stock.

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You will be diluted by the automatic conversion of our preferred stock and by the conversion of our Series C Convertible Preferred Stock, and may be further diluted by future issuances of preferred stock or additional Common Stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Because our direct listing will not involve the issuance of new shares by us, we will not receive any proceeds in connection with the listing. Following the listing, our board of directors will have the ability, subject to applicable law, the Certificate of Incorporation, our bylaws, stock exchange rules, and any applicable contractual restrictions, to issue additional shares of our Common Stock or other securities convertible into or exercisable for shares of our Common Stock, including in connection with our equity incentive plans, acquisitions, and other strategic transactions. Any such issuances could dilute the ownership interests of existing stockholders, and such dilution could be significant. In all cases, issuances are limited to the number of shares then authorized but unissued (or reserved) under the Certificate of Incorporation, and certain issuances—such as the adoption of new equity compensation plans or material amendments to existing plans if we are listed—may require stockholder approval under stock exchange rules. The Certificate of Incorporation does not grant preemptive rights, so existing stockholders will not be entitled to purchase additional shares to maintain their proportionate ownership.

On April 8, 2026, concurrently with the initial public filing of this prospectus, all outstanding shares of Preferred Stock (other than the Series C Stock) automatically converted into an aggregate of 7,483,093 additional shares of Common Stock, resulting in 11,116,358 shares of Common Stock issued and outstanding immediately following the conversion. Despite this automatic conversion on April 8, 2026, concurrently with the initial public filing of this prospectus, we have the ability to issue authorized but unissued shares of preferred stock in the future, which could dilute holders of our Common Stock.

In addition, on March 17, 2026, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC (“Streeterville”) for a prepaid preferred purchase of up to $30 million of Series C Convertible Preferred Stock (the “Series C Stock”), including an initial $7 million tranche at listing. The Series C Stock is convertible into shares of our Common Stock at any time at the election of Streeterville. The number of shares of Common Stock issuable upon conversion of the Series C Stock is determined by dividing the applicable “Conversion Amount” (the number of shares of Series C Stock being converted multiplied by the then-current Stated Value of $1,086.96 per share) by the applicable “Conversion Price.” Prior to the earlier of (i) six months from the Initial Listing Date, (ii) a Trigger Event (as defined in the Certificate of Designation), or (iii) an Event of Default, the Conversion Price equals the “Fixed Price,” which is the Nasdaq Valuation Price established in connection with our direct listing. Thereafter, the Conversion Price is the lesser of (A) the Fixed Price and (B) the “Market Price,” defined as 90% of the lowest daily VWAP during the ten trading days prior to the applicable conversion date. The Conversion Price is in all cases subject to a “Floor Price” equal to 40% of the applicable Nasdaq pricing metric. Conversions are also subject to a 9.99% beneficial ownership limitation and the Exchange Cap under Nasdaq Rule 5635(d), which requires stockholder approval for issuances in excess thereof.

The variable nature of the alternate conversion price means that the lower the trading price of our Common Stock at the time of conversion, the more shares of Common Stock will be issued to Streeterville upon conversion, resulting in greater dilution to our existing stockholders. To illustrate, assuming a Nasdaq Valuation Price of $16.00 per share and conversion of all 7,000 Initial Preferred Shares (with a total Conversion Amount of $7,608,720):

At the Fixed Price of $16.00 per share, Streeterville would receive approximately 475,545 shares of Common Stock, representing dilution of approximately 4.1% to existing stockholders.

If the alternate conversion price applies and the lowest daily VWAP during the ten trading days prior to conversion is $10.00 per share, the Market Price would be $9.00 (90% of the lowest daily VWAP), resulting in the issuance of approximately 845,413 shares of Common Stock, representing dilution of approximately 7.0% to existing stockholders.

If the Market Price as calculated above falls below the Floor Price of $6.40 per share, the Conversion Price would equal the Floor Price, resulting in the issuance of approximately 1,188,862 shares of Common Stock, representing dilution of approximately 9.6% to existing stockholders.

The foregoing scenarios address only the conversion of the Initial Preferred Shares and do not reflect (a) the 28,125 Commitment Shares issued at the First Closing on April 8, 2026, (b) up to 3,500,000 shares issuable upon exercise of the Warrant (which was issued at the First Closing on April 8, 2026 pursuant to the Amendment), (c) additional shares of Series C Stock issuable if the Preferred Return (which accrues at 8% per annum, increasing to 18% per annum upon an Event of Default) is paid in kind, (d) additional shares of Series C Stock that may be purchased during the two-year commitment period (up to $30 million in aggregate), or (e) the 15% automatic increase in the Stated Value upon each Event of Default (up to three times), each of which would increase the Conversion Amount and result in additional dilution. Streeterville also has a reinvestment right to purchase up to an additional $5 million in Series C Stock.

The Series C Stock does not carry any voting rights on matters submitted to a vote of holders of Common Stock. However, upon conversion of the Series C Stock into shares of Common Stock, the resulting Common Stock will carry one vote per share. As a result, holders of Common Stock—and in particular holders with smaller positions who have limited voting influence (“low-vote stockholders”)—will experience a reduction in both their economic ownership and their proportionate voting power following any conversion. Because the Series C Stock ranks senior to Common Stock with respect to dividends, distributions, and liquidation, the economic interests of holders of Common Stock are also subordinated to those of Streeterville for so long as the Series C Stock remains outstanding. In a declining stock price environment, the alternate conversion price mechanism could result in a significantly larger number of shares of Common Stock being issued to Streeterville upon conversion, further amplifying the dilutive impact on the voting power and economic interests of low-vote stockholders.

In addition, the SPA grants Streeterville consent rights over substantially all debt and equity issuances (other than Exempt Issuances), asset dispositions over $500,000, security interests, reverse stock splits, additional preferred stock issuances, and Fundamental Transactions. These consent rights may constrain our ability to pursue alternative financing or strategic transactions, and the resulting dilution from conversions, together with any sales by Streeterville of Common Stock received upon conversion, could adversely affect the market price of our Common Stock.

Sales of substantial amounts of our Common Stock in the public market after the direct listing, or the perception that these sales could occur, could also adversely affect the market price of our Common Stock. In a direct listing, a significant number of shares may be immediately eligible for sale upon effectiveness of the registration statement, subject to applicable securities laws and any contractual transfer restrictions. If our stockholders sell, or are perceived as intending to sell, substantial amounts of our Common Stock, the market price of our Common Stock could decline.

Because we have no current plans to pay cash dividends on our Common Stock, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our Common Stock may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the Common Stock you purchase in this offering will be your sole source of gain for the foreseeable future.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our Common Stock less attractive as a result of the foregoing, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

Our Certificate of Incorporation provides for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

 Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America will be the exclusive forums for certain disputes between us and our stockholders, which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or the Securities Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Incorporation.

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Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm our results of operations.

The public price of our shares of Common Stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of Common Stock in private transactions.

Prior to listing on Nasdaq, there has been no public market for our shares of Common Stock. Our Common Stock has a limited history of trading in private transactions. However, this information may have little or no relation to broader market demand for our shares of Common Stock and thus the initial public price of our shares of Common Stock on Nasdaq once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening public prices and subsequent public prices of our shares of Common Stock on Nasdaq. For additional details about how the initial listing price on Nasdaq will be determined, see “Plan of Distribution.”

The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our Common Stock.

Few companies have conducted direct listings, and the process by which shares of our Common Stock will be listed on Nasdaq is a novel process. The absence of a traditional underwritten offering may result in a less orderly market for our Common Stock, increased volatility in the trading price, and potential difficulties in achieving a stable market price. Unlike an initial public offering, there is no firm-commitment underwritten offering to help inform efficient and sufficient price discovery. Consequently, the public price of our Common Stock may be more volatile than it would be if shares were initially listed in connection with a firm-commitment underwritten initial public offering. In addition, the trading volume and price of shares of our Common Stock may be more volatile and subject to greater fluctuations due to the direct listing method.

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our Common Stock is unpredictable and our marketing and brand development efforts may not be successful.

We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our Common Stock on Nasdaq. Instead, we may engage in certain investor presentations and educational meetings to enhance our brand awareness and investor recognition of our Company. In advance of any investor presentation or educational meeting, we will announce the date for such presentation or meeting through financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for any investor presentation or educational meeting that we hold, and will make the presentation publicly available, without restriction, on a website.

There can be no assurance that any investor presentations or other educational meetings that we hold will have the same impact on awareness of our brand and investor recognition of our Company as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately following our listing, which could result in a more volatile public price of our Common Stock.

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Our Certificate of Incorporation renounces corporate opportunities that may be favorable to us.

Our Certificate of Incorporation contains a provision that, to the fullest extent permitted by law, renounces any interest or expectancy in certain business opportunities (referred to as “Excluded Opportunities”) that may be presented to, acquired by or developed by (i) our directors who are not employees of the Company or its subsidiaries and (ii) any holder of our Preferred Stock or any of such holder’s partners, members, directors, stockholders, employees, affiliates or agents, in each case other than individuals who are employees of the Company or its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such interest or expectancy is presented to, acquired by or developed by the applicable Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company. As a result of this provision, these Covered Persons generally have no duty to present such Excluded Opportunities to us, even if the opportunity is one that we might reasonably be expected to pursue or that could be complementary to our business.

This renunciation of corporate opportunities may limit our ability to pursue attractive business opportunities, including opportunities that could enhance our competitive position, accelerate our growth or improve our financial performance. In addition, Covered Persons may pursue such opportunities for their own benefit or for the benefit of other entities, including entities that may compete with us now or in the future, and we may have limited or no recourse against such persons with respect to these matters.

Further, any amendment or repeal of this provision requires the affirmative vote of the requisite holders of our capital stock and, even if amended or repealed, any such change would apply only prospectively and would not affect rights that existed with respect to actions or omissions occurring prior to such amendment or repeal. As a result, this provision may continue to adversely affect us even if our stockholders later determine that it is no longer in our best interests.

We have not agreed to indemnify the Registered Stockholders for claims arising in connection with sales of our Common Stock in this offering, however, claims for indemnification by our directors and officers may reduce the amount of money available to us.

We have not agreed to indemnify the Registered Stockholders for claims arising in connection with sales of our Common Stock under this prospectus. However, our Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation and any indemnification agreements that we enter into with our directors and officers following the effectiveness of the registration statement of which this prospectus forms a part:

•	we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law;

•	Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•	we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our Certificate of Incorporation provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

While we have procured directors’ and officers’ liability insurance policies, such insurance policies may not be available to us in the future at a reasonable rate, may not cover all potential claims for indemnification, and may not be adequate to indemnify us for all liability. Large indemnity payments to our directors and officers in excess of any available insurance would materially adversely affect our business, financial condition, and results of operations.

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Federal and state laws governing ownership interests in alcoholic beverage licensees may impact your ability to invest in the company.

Alcohol beverage licensees, their owners, officers, employees and agents are subject to state and federal trade practice and “tied-house” laws that restrict and/or prohibit certain ownership or financial interests, relationships and interactions among and between the three tiers of the alcoholic beverage industry - those tiers being the manufacturing or supply tier, the wholesale tier, and the retail tier. The rules and exceptions to the rules regarding such investments are materially different among the federal government and each state. They are also subject to frequent change and varying degrees of enforcement and focus. Further, alcohol beverage licensees are subject to applicable state and federal laws restricting and/or prohibiting ownership and relationships with individuals with certain criminal histories, including without limitation, felonies, certain misdemeanor violations, and crimes of moral turpitude. We cannot make any assurances that investments in the company by investors are permissible by the federal government or state regulatory agencies if (a) an investor or qualifying family member has an impermissible criminal violation, or (b) such investor or investor’s qualifying family member holds direct or indirect interests in domestic or foreign alcoholic beverage licensees or, in some instances, is even just employed by or contracted as an agent with another licensee, or (c) such investor’s investment results in any other trade practice or tied house violation under state or federal law. No state alcohol regulatory agency or federal alcohol regulatory authority has reviewed, passed on or endorsed the merits, adequacy or accuracy of this Offering, or the conformity of its/their provisions under any law or act, including without limitation the California Alcohol Beverage Act or Federal Alcohol Administration Act. It is within the purview of the TTB, ABC and each state alcohol regulatory agency to investigate our compliance with federal and state trade practice and tied-house requirements regardless of such investors’ amount of investment in the company. In connection therewith, Investor is required to represent and warrant to Company in connection with this offering that Investor is not disqualified under applicable laws from owning equity interests in the Company and that Investor will promptly provide Company all information and documentation necessary or desirable for the Company to make such determination. If Investor is disqualified at the time of investment, not truthful in its representation to the Company, or subsequently takes any actions or causes any omissions that result in a disqualifying event, investor’s shares may be subject to redemption.

The Company may undergo a future change that could affect your investment

The Company may change its business, management or advisory team, IP portfolio and licensing, location of its principal place of business, its production or distribution partners and strategic alliances, and alcohol beverage licenses, or other change that may result in adverse effects on your investment. Additionally, the Company may alter its corporate structure through a merger, acquisition, consolidation, or other restructuring of its current corporate entity structure. Should such a future change occur, it would be based on management’s review and determination that it is in the best interests of the Company.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Securities research analysts may establish and publish their own periodic projections for our Company. These projections may vary widely and may not accurately predict the results we actually achieve. The price of our Common Stock may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business plan and strategy, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the implementation of our business model and our strategic plans for our business, product, services and technology;

•	our commercialization and marketing capabilities and strategy;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our competitive position;

•	the scope of protection that we able to establish and maintain for intellectual property rights covering our products, services and technology;

•	developments and projections relating to our competitors and our industry;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	the impact of new or existing laws and regulations on our business and strategy.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations, and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research. We have not commissioned any of the industry publications or other reports generated by third-party providers that we refer to in this prospectus.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is also subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates. We are responsible for all of the disclosure contained in this prospectus, including with respect to the market and industry data obtained from third-party sources. The content of such sources, except to the extent specifically set forth in this prospectus, does not constitute a part of this prospectus and is not incorporated herein.

The sources of the statistical data, estimates, and market and industry data contained in this prospectus are provided below.

1	Precedence Research: Functional Beverages Market Size, Share and Trends 2026 to 2035 Report Date: December 2025 Available at: https://www.precedenceresearch.com/functional-beverages-market

2

Fortune Business Insights: U.S. Non-Alcoholic Beverages Market Size, Share & Industry Analysis, By Type (Fruits & Vegetable Juice, RTD Coffee, RTD Tea, Functional Drinks, Flavored Water, Coffee, Tea, Smoothies, and Others), By Distribution Channel (Food Service and Retail [Supermarkets/Hypermarkets, Convenience Stores, Specialty Stores, Online Retail, and Others]), and Regional Forecast, 2025-2032

Report Date: December 2025

Available at: https://www.fortunebusinessinsights.com/u-s-non-alcoholic-beverages-market-107932

3

Mordor Intelligence: US Wine Market Size & Share Analysis - Growth Trends and Forecast (2026 - 2031)

Report Date: January 2026

Available at: https://www.mordorintelligence.com/industry-reports/united-states-wine-market

4

Mordor Intelligence: United States Spirits Market Size & Share Analysis - Growth Trends and Forecast (2026 - 2031)

Report Date: January 2026

Available at: https://www.mordorintelligence.com/industry-reports/united-states-spirits-market

5

National Beer Wholesalers Association: The Economic Impact and Value Added by U.S. Beer Distributors

Report Date: February 2020

Available at: https://nbwa.org/wp-content/uploads/2022/10/NBWA-Report-2020-Beer-Distributors-Value-Added-003.pdf

6	Grand View Research, Inc.: Wine & Spirits – Travel Retail Market Statistics Available at: https://www.grandviewresearch.com/horizon/statistics/travel-retail-market/product/wine-spirits/global

7

IMARC Group: Applied Business and Economic Research Associates: Travel Retail Market Report by Product Type (Perfume and Cosmetics, Wine and Spirit, Electronics, Luxury Goods, Food, Confectionery and Catering, Tobacco, and Others), Sector (Duty-Free, Duty Paid), Distribution Channel (Airports, Cruise Liner, Railway Station, Border, Downtown and Hotel Shop), and Region 2025-2033

Report Date: January 2025

Available at: https://www.imarcgroup.com/global-travel-retail-market

Market Opportunity

Functional Beverages

The U.S. functional beverage market, which includes energy drinks, sports hydration, protein beverages, and other wellness-focused ready-to-drink products, was estimated at approximately $51.84 billion in 2025¹. The market is projected to grow to $71.03 billion by 20301. Growth is driven by heightened consumer focus on health and wellness, demand for beverages with added functional benefits, and the popularity of natural, low-sugar, and plant-based formulations. Energy and sports drinks are the largest sub-segments, accounting for nearly half of category sales.

Non-Alcoholic Beverages

The U.S. non-alcoholic beverages market size was valued at $169.55 billion in 2024. The market is projected to grow from $178.10 billion in 2025 to $246.90 billion by 2032, exhibiting a CAGR of 4.78% during the forecast period of 2025-20322. The category is undergoing significant shifts as consumers increasingly opt for bottled water, functional and ‘better-for-you’ beverages, and low- or no-sugar alternatives. Premiumization, convenience, and sustainability are shaping category dynamics, as brands innovate with zero-sugar formulations, eco-friendly packaging, and functional offerings.

Alcoholic Beverages – Wine and Spirits

US wine market size in 2026 is estimated at $360.3 billion, growing from 2025 value of $352.34 billion with 2031 projections showing $402.93 billion, growing at 2.26% CAGR over 2026-20313. Driven by changing consumer preferences and a pronounced tilt towards premiumization, the U.S. wine market is on an upward trajectory. Younger consumers are increasingly favoring higher-quality wines, often opting for boutique or vineyard-specific labels that promise distinct character and authenticity. Innovations such as canned formats and resealable bottles are making sparkling and rosé wines more accessible, elevating their appeal beyond just celebratory moments.

The United States spirits market size is expected to reach $123.48 billion in 2026 and is forecast to climb to $140.32 billion by 2031, advancing at a 2.59% CAGR during the period4. Premiumization is driving value growth as consumers reduce their drinking frequency yet willingly pay more for super-premium and ultra-premium tiers, allowing supplier revenue to rise even as total case volumes soften. Craft authenticity, once the growth engine, now competes with broader quality cues such as age statements, provenance, and sustainability claims that resonate with urban, high-income buyers.

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TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own or otherwise have rights to the trademarks, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks and tradenames of other entities, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and tradenames. We do not intend our use or display of other entities’ trademarks, service marks or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our Common Stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell shares of our Common Stock covered by this prospectus, we will not receive any proceeds from any such sales of our Common Stock. See “Principal and Registered Stockholders.”

DIVIDEND POLICY

We have never declared or paid dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any dividends on our Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors. Any such determination will also depend upon our business prospects, operating results, financial condition, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay dividends on our Common Stock may also be limited by the terms of any future debt securities or credit facility.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025, (i) on an actual basis; (ii) on an as-adjusted basis to give effect to the filing on January 9, 2026 of our Seventh Amended and Restated Certificate of Incorporation, which effected the Reverse Stock Split at a ratio of one-for-three and increased our authorized Common Stock to 250,000,000 shares; and (iii) on a pro forma as-adjusted basis to give further effect to the automatic conversion on April 8, 2026 of all outstanding shares of our Preferred Stock (other than the Series C Convertible Preferred Stock, as to which no shares have been issued) into an aggregate of 11,116,358 shares of our Common Stock (reflecting 7,483,093   additional shares issued on conversion); and (iv) on a pro forma as-further-adjusted basis to give further effect to the issuance at the Second Closing under the Securities Purchase Agreement with Streeterville Capital, LLC, as amended, of 7,000 shares of Series C Convertible Preferred Stock at a purchase price of $1,000.00 per share, or an aggregate Initial Purchase Price of $6,990,000, net of a $30,000 transaction expense amount, resulting in $6,960,000 of net proceeds to us. The pro forma as-further-adjusted presentation does not give effect to (i) the First Closing under the Streeterville SPA on April 8, 2026 (at which we issued 28,125 Commitment Shares and the Warrant for a Warrant Purchase Price of $10,000) or (ii) any other transaction subsequent to December 31, 2025 other than the Reverse Stock Split, the automatic conversion of Preferred Stock, and the Second Closing described above. You should read the following table together with our consolidated financial statements and the related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of December 31, 2025
	Actual	As Adjusted	Pro Forma As Further Adjusted
Cash and cash equivalents	$824,962	$824,962	$7,784,962
Stockholders’ equity:
Series C Convertible Preferred Stock, $0.00001 par value per share; 35,000 shares designated; 0 shares issued and outstanding, actual and As Adjusted; and 7,000 shares issued and outstanding, Pro Forma As Further Adjusted for the Second Closing under the Streeterville SPA	-	-	-
Preferred stock, $0.00001 par value per share; 41,192,462 shares authorized; 21,706,939 shares issued and outstanding, actual; and 0 shares issued and outstanding, As Adjusted for the April 8, 2026 automatic conversion of Preferred Stock	216	-	-
Common Stock, $0.00001 par value per share; 66,700,000 shares authorized and 3,364,984 shares issued and outstanding, actual; and 250,000,000 shares authorized and 10,848,077 shares issued and outstanding, As Adjusted for the April 8, 2026 automatic conversion of the Preferred Stock	34	108	108
Additional paid-in capital	37,661,354	37,661,496	44,621,496
Accumulated other comprehensive income	55,172	55,172	55,172
Accumulated deficit	(40,705,027)	(40,705,027	(40,705,027
Total AMASS stockholders’ deficit	(2,988,251)	(2,988,251	3,971,749
Non-controlling interest	2,353,729	2,353,729	2,353,729
Total stockholders’ equity	$(634,522)	$(634,522	$6,325,478
Total capitalization	$190,440	$190,440	$7,150,440

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in the section entitled “Risk Factors.” This MD&A, which should be read in conjunction with our Financial Statements, is organized as follows:

Overview. This section provides a general description of our business and brief descriptions of recent goodwill and trademarks impairments, which we believe is important in understanding the results of our operations, financial condition, and potential future trends.

Strategy. This section provides a description of our strategy and a discussion of a recent development, and significant divestitures, acquisitions, and investments.

Results of operations. This section provides an analysis of our results of operations presented on a business segment basis. In addition, a brief description of significant transactions and other items that affect the comparability of the results is provided.

Liquidity and capital resources. This section provides an analysis of our cash flows, outstanding debt, liquidity position, and commitments. Included in the analysis of outstanding debt is a discussion of the financial capacity available to fund our on-going operations and future commitments, as well as a discussion of other financing arrangements.

Critical accounting policies and estimates. This section identifies accounting policies that are considered important to our results of operations and financial condition, require significant judgment, and involve significant management estimates. Our significant accounting policies, including those considered to be critical accounting policies, are summarized in Note 1.

Overview

We are a consumer packaged goods company focused on developing, marketing, and distributing a portfolio of premium beverage brands across the wine, spirits, and functional non-alcoholic categories with the ethos of meeting the needs of the modern day consumer. We have also historically offered a limited selection of personal and self-care products, but such products are not a priority on a go-forward basis as we focus on growing our beverage portfolio. Our products are primarily sold through a three-tier system to wholesale distributors, who then sell to retailers, bars, and restaurants, as well as directly to consumers through our e-commerce platforms.

Our business is driven by (i) the strength of our brands, (ii) the breadth and depth of our distribution network, (iii) consumer adoption of new product innovations, and (iv) our ability to manage costs while investing in long-term growth. We measure performance not only by revenue and profitability, but also by key operating metrics such as shipments, depletions, retail scan data, points of distribution (“PODs”), and velocity.

Our internal management financial reporting consists of two business divisions: (i) Wine and (ii) Spirits. We report our operating results in two segments: (i) Wine and (ii) Spirits.

In the Wine segment, we offer a portfolio that includes organic, biodynamic, and “better for you” premium wine brands, comprising both domestically produced and imported wines. The wine segment also includes our non-alcoholic wine business. In our Spirits segment, our portfolio includes AMASS spirits, GEM&BOLT mezcal, and Calirosa tequila. The Spirits segment also includes our non-alcoholic spirits products and, historically, a limited amount of personal and self-care products, which are not a priority on a go-forward basis. Certain items such as costs related to corporate communications, development, finance, strategy and growth, executive management, human resources, investor relations, IT, and legal are general costs applicable to the consolidated group and are not allocated to the reportable segments. These costs are not included in our Chief Operating Decision Maker’s (CODM) evaluation of the operating income (loss) performance of the other reportable segments.

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Our business segments reflect how our operations are managed, how resources are allocated, how operating performance is evaluated by senior management, and the structure of our internal financial reporting.

Geographic Markets

Substantially all of our net revenues are currently generated in the United States, which represents our primary market across our spirits, wine, and non-alcoholic beverage portfolios. We have limited international exposure. Certain of our brands have historically been sold in Europe, Canada, and Asia on a limited basis, primarily through third-party distributors or production-related arrangements, and such sales have not been material to our consolidated revenues. In addition, certain of our agave-based spirits products are produced in Mexico by our fully owned Mexican subsidiary and third-party production arrangements, but we do not currently operate material direct sales or distribution operations outside the United States. While our brands may reach consumers outside the United States through isolated or opportunistic transactions, we do not presently have established, ongoing commercial operations in Canada, Europe, Asia, or Latin America.

Strategy

Our business strategy for the Wine segment is centered on generating consistent cash flow while preserving market positioning and selectively growing key brands that drive long-term enterprise value. We are optimizing the portfolio with a focus on brands that demonstrate sustainable velocity and margin expansion, while rationalizing non-core labels to reduce complexity and improve working capital efficiency. We remain a committed supplier to the U.S. three-tier system and continue to deepen our relationships with key distributors and national accounts. Our approach balances near-term cash generation with long-term brand equity development. This includes disciplined cost management, tighter inventory controls, and increased focus on higher-performing SKUs, while selectively investing behind priority brands to maintain growth momentum. By maintaining our premium positioning and generating cash flow across the portfolio, we believe we are well positioned to navigate industry headwinds and deliver shareholder value.

In June 2023, we completed the sale of our wine direct-to-consumer business (“Winc”). The decision to divest from Winc was driven by our strategic focus on scaling our wholesale, on-premise, and retail distribution channels, where we believe we can generate more sustainable long-term growth and improved unit economics. While the divestiture resulted in certain short-term revenue losses and transition costs, we believe this trade-off positions us to achieve our long-term objectives of building a more efficient, capital-light platform and driving growth through our core portfolio of beverage alcohol and functional beverage brands. Proceeds from the sale were used to strengthen our liquidity position and support investments in brand development and innovation.

Our strategy for the Spirits segment reflects a disciplined approach, with a near-term deprioritization in 2026 as we position the business for renewed growth in subsequent periods. We are actively managing existing brands to protect cash flow and maintain distribution presence, while deferring significant incremental investment until market conditions and capital allocation priorities support accelerated expansion. Looking forward, we plan to pursue strategic acquisitions that complement our portfolio and enhance our competitiveness in premium spirits categories. Concurrently, we are establishing a dedicated on-premise sales team to strengthen our presence in bars, restaurants, and hospitality channels—key entry points for brand discovery and long-term consumer adoption. This measured approach balances short-term capital discipline with long-term growth ambitions. By preserving optionality for acquisitions, preparing for enhanced on-premise capabilities, and maintaining core distribution relationships, we aim to position our Spirits business as a meaningful growth driver in future periods, aligned with our broader portfolio strategy. The Company’s long-term strategy includes a plan to acquire or develop brands to optimize the portfolio of products for growth initiatives and substantially reduced liabilities. At times, the Company may divest or shutter brands to extract value or preserve capital depending on performance and market outlook.

In April 2024, the Company sold the AMASS trademark to Resonant Subholdings, LLC (“Resonant”) and entered into an arrangement under which the Company will repurchase the trademark from Resonant after repayment of the Secured Promissory note entered into concurrently with this transaction. The Company simultaneously entered into an exclusive, worldwide, royalty-free license that permits our continued use of the AMASS name for our product lines and marketing operations. Concurrently, a third-party investor loaned Resonant funds, which was secured by the underlying trademark. The Company received those funds which was memorialized into the Secured Promissory Note described in Note 9. As Resonant is a special purpose vehicle whose director, Geoffrey McFarlane, is the Company’s former Interim Chief Financial Officer, it is consolidated with the Company under variable interest entity (“VIE”) accounting guidance as the Company is the primary beneficiary. Accordingly, the transaction of the sale of the trademark had no impact on the Company’s consolidated financial statements, as all intercompany activity between the Company and Resonant was eliminated in consolidation. However, the Company recognized the related Secured Promissory Note and associated interest expense on its consolidated balance sheets and statements of operations. The note was structured in this manner to more fully secure the lender’s position. Subsequent to the original April 2024 secured note, the Company and lender agreed to extend the maturity of the note, including most recently in January 2026, through June 30, 2027.

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Marketing, Sales, and Distribution

Our marketing, sales, and distribution activities are primarily managed on a geographic basis, enabling us to leverage market-specific strengths and leading positions where established. Consumer preferences and competitive dynamics vary significantly across geographies, and our approach is designed to adapt to these differences while maintaining consistent brand positioning.

In our primary U.S. market, we offer a diversified portfolio across wine, spirits, and functional/non-alcoholic beverages. Distribution is generally structured through separate networks for (i) our wine portfolio and (ii) our spirits portfolios, allowing for more targeted execution and channel alignment. We remain focused on optimizing our presence within the U.S. 3-tier system while expanding our retailer footprint. The competitive environment is intense across each of our business segments.

Long-Term Financial Model

We remain committed to our long-term objectives of:

- Driving sales growth across priority brands and categories;

- Expanding margins through portfolio mix, operational efficiencies, and disciplined cost management;

- Generating consistent cash flow to support growth investments and strengthen our balance sheet.

While we are not currently a dividend-paying company, we are prioritizing reinvestment in the business to support growth initiatives, with an emphasis on long-term value creation for shareholders.

Consumer and Market Environment

We operate across several segments of the beverage market, including premium spirits, non-alcoholic distilled alternatives, and functional beverages in development. Each of these categories is influenced by distinct consumer trends, regulatory frameworks, and competitive dynamics.

Within our wine portfolio, category growth in North America has stagnated in recent years, reflecting broader demographic and consumption shifts. Younger consumers have gravitated toward agave-based spirits, ready-to-drink products, and low- or no-alcohol alternatives, resulting in reduced volume growth in traditional table wine segments. While our focus on organic, NSA, sugar-free, non-alcoholic, and other “better-for-you” products resonates with these consumers, we expect competitive intensity and promotional activity to remain high.

The functional beverage segment, which we plan to enter through innovation and potential partnerships, is still in the early stages of development. Consumer understanding of functional ingredients and willingness to pay a premium for perceived benefits are still forming. While we believe this space presents long-term opportunity, the market’s ultimate size, rate of growth, and regulatory landscape remain uncertain.

Across all our categories, macroeconomic conditions, evolving distribution models, and shifts in consumer preferences toward wellness, sustainability, and transparency continue to shape demand. We intend to remain disciplined in evaluating category exposure, pricing architecture, and product innovation as the beverage landscape evolves.

Recent Developments

●	Seventh Amended and Rested Certificate of Incorporation (January 2026). On January 9, 2026, we filed with the State of Delaware, the Certificate of Incorporation, which, among other things, effected the Reverse Stock Split at a ratio of one-for-three (1-for-3), applied uniformly to all holders of Common Stock. The conversion rates of our outstanding shares of Preferred Stock were adjusted proportionately in accordance with their terms. Under US GAAP, the effects of the Reverse Stock Split are applied retrospectively to all reported financial periods.
●	222 Spirits acquisition (Sept 2024). We issued 2,220,150 shares of Series B-3 Preferred Stock as consideration and applied purchase accounting, recording identifiable intangibles (principally tradenames) and goodwill primarily attributable to expected synergies.

●

Loss contracts (2024 and 2025). We recognized $3.7 million of losses on contracts, reflecting (a) adverse bulk-wine purchase commitments ($2.9 million through 2025) and (b) a supplier agreement to sell wine to Full Glass at prices expected to be loss-making ($0.8 million). The related liability was $2.9 million at December 31, 2024. In 2025, we recognized an additional $0.1 million for further reductions in fair value on the bulk-wine purchase commitments. The related liability was $3.0 million as of December 31, 2025.

●	Goodwill and intangible asset impairment. We recorded a $0.3 million goodwill impairment related to a spirits reporting unit following indicators of underperformance in 2024 and an additional $6.1 million in impairment on multiple spirits reporting units in 2025.

●	Restatement (2024). We corrected errors related to loss contracts, warrant valuation for stock-based compensation, goodwill impairment measurement, and investment classification/measurement for Full Glass.

●	Recent financings (2025 and 2026). We issued convertible debt of $2.7 million, of which $1.0 million was issued to MVL Inc. (f/k/a Alchemi Project Inc.), a related party, in exchange for the cancellation of an existing promissory note. The convertible notes bear simple interest at 9% per annum and automatically convert into shares of Common Stock upon a Qualified Financing, including the Company’s Direct Listing, at a conversion price equal to 80% of the price per share of equity securities sold in the Qualified Financing. In connection with the issuance of the convertible notes, the Company also issued warrants to purchase shares of Common Stock. See ’Certain Relationships and Related Person Transactions’ and ’Description of Capital Stock’ for the material terms of the notes and warrants.

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Results of Operations

Financial Highlights

Below is a summary of changes in net loss in 2025 from 2024, with comparable adjustments broken out and shown separately (further discussed below):

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Net revenue	$17,838,534	$21,668,525	$(3,829,991)	-18%
Cost of net revenue	14,018,658	19,581,499	(5,562,841)	-28%
Gross profit	3,819,876	2,087,026	1,732,850	83%

Operating expenses
Sales and marketing	3,174,703	4,122,121	(947,418)	-23%
General and administrative	8,734,621	10,039,494	(1,304,873)	-13%
Research and development	-	168,365	(168,365)	-100%
Impairment expense	6,064,603	322,049	5,742,554	1,783%
Total operating expenses	17,973,927	14,652,029	3,321,898	23%

Comparable loss from operations	(14,154,051)	(12,565,003)	(1,589,048)	13%

Other income (expense)	(3,057,076)	(2,690,525)	(366,551)	14%
Provision for income taxes	-	-	-	N/A
Net loss	$(17,211,127)	$(15,255,528)	$(1,955,599)	13%

Comparable Adjustments

Management excludes items that affect comparability from its evaluation of the results of each operating segment as these Comparable Adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating loss which does not include the impact of these Comparable Adjustments.

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As more fully described herein and in the related Notes, the Comparable Adjustments that impacted comparability in our segment results for each period are as follows:

	December 31, 2025	December 31, 2024
Net revenues
Sales from divested business unit(a)	$-	$2,144,793
Sales of bulk wine(b)	128,736	45,376
Comparable adjustments, Net revenues	128,736	2,190,169

Cost of net revenues
Cost of sales from divested business unit(a)	-	2,012,135
Cost of sales of bulk wine(b)	146,565	581,181
Cost of write-down of unutilized wine pre-acquisition(c)	168,930	445,817
Loss on contracts(d)	124,476	3,687,394
Comparable adjustments, Cost of net revenues	439,971	6,726,527

Sales and marketing
Overallocated sales and marketing costs(e)	-	(308,892)
Comparable adjustments, general and administrative	-	(308,892)

General and administrative
Stock-based compensation(f)	618,359	378,437
Storage on bulk wine(b)	224,841	-
Comparable adjustments, general and administrative	843,200	378,437

Impairment loss(g)	6,064,603	322,049

Comparable adjustments, Operating income (loss)	(7,219,038)	(4,927,952)

(a)	Sales from divested business unit relates to the sale of Winc.com in June 2023. All of those revenues pre-sale and associated costs are not part of our recurring business and are thus excluded from what the CODM views as regular operations. Along the same line, the sales from divested business unit also include sales and associated costs related to inventory sold to the buyer of winc.com post-sale. These revenues are not regular and part of the business’ long-term business plans/strategy and occur because they have been cash accretive in nature. Operating expenses related to these revenues are also excluded from performance evaluations for the segments.
(b)	The Company sold and is expected to sell excess bulk wine for losses on the bulk market. These are not part of the Company’s regular operations and thus are excluded from the CODM’s review of the wine business. This includes storage costs incurred on the excess bulk wine.
(c)	The Company wrote-down inventory that was acquired as part of the Winc acquisition in 2023. When the Company sold the winc.com business, it lost its ability to sell wine unwanted on the wholesale channel through the winc.com channel. As such, excess bulk wine that was identified and written down in 2024 was not considered to be a core/recurring operation for the business.
(d)	Loss contracts are removed because they were the result of the Company’s historical acquisitions and not a result of core wine operations.
(e)	Overallocated sales and marketing costs are expenses billed by the corporate infrastructure (unallocated amounts) to the other segments. The corporate infrastructure ended up generating income from those services, it is excluded because they were intercompany incomes.
(f)	The Company does not include stock-based compensation in its evaluation of performance.
(g)	The Company does not include impairment loss in its evaluation of performance.

M&A Activity

The M&A activity we completed in 2023 and 2024 significantly shapes the appearance of the financials and impacts operating performance. We believe our acquisition of Winc was at a good value, as we acquired the business for $11.0 million and sold the Winc DTC business - which accounted for roughly half of the go-forward revenues - for the purchase price of $11.0 million. As the Winc DTC business carried a significant amount of credits that are treated as deferred revenue, the sale led to us recording a gain of $17.5 million in 2023. Two drivers of getting the higher valuation was (i) that the majority of the purchase price was seller financed and (ii) that the buyer did not take as much inventory as we had allocated to that business unit. At the time of the sale, we believed we could either find an alternative use for the inventory that would have been allocated to the Winc DTC or believed we could sell it to the buyer at cost. After the sale, the wine category as a whole began to decline, and coupled with an oversaturation of the bulk market, led to the bulk wine markets significantly declining and Full Glass not wanting to purchase the inventory at cost. Since we acquired the bulk wine contracts as part of the Winc acquisition, which at the time were indicative of market values, we were still obligated to purchase bulk wine through 2025 at volumes in excess of our demand. Further, we have amended the notes from Full Glass to reduce the balance by a total of $2.3 million, inclusive of accrued interest, to obtain more liquidity. Further, we incurred $3.4 million in transaction fees in 2023 for the purchase of Winc. While GAAP requires the losses to be shown in losses from operations and the gain to be shown in other income (expense), management views these losses as reductions to the gain received on the sale of Winc DTC. While we recorded a GAAP gain of $17.5M from the disposition of Winc DTC; we have incurred subsequent losses due to the legacy contracts on bulk wine, the forgiveness of receivables to accelerate liquidity for our business and incurred significant transaction fees associated with the Winc transactions that are not included in gain and loss calculations in accordance with US GAAP.

In June 2024, the Company acquired the Calirosa tequila brand. Fiscal 2025 represents the first full year of Calirosa revenue contribution, with net revenues of $1,185,187 compared to $709,419 in the partial-year period following acquisition in fiscal 2024.

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Business Segments

Net revenue

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$16,132,361	$17,750,599	$(1,618,238)	-9%
Spirits	1,537,437	1,727,757	(190,320)	-11%
Unallocated amounts	40,000	-	40,000	N/A
Comparable Adjustments	128,736	2,190,169	(2,061,433)	-94%
Consolidated net revenues	$17,838,534	$21,668,525	$(3,829,991)	-18%

The wine business declined 9% from 2024 to 2025. This decline was largely due to portfolio optimization and strategic investment in core brands. We believe this optimization will better utilize working capital and allow for more stable growth in future periods, as marketing resources and focus can be more directed to the brands we have higher conviction behind. In 2025, our eight core wine brands - Summer Water, Pizzolato MUSE, Good Twin, Biokult, Folly of the Beast, Les Hauts de Lagarde, and Chop Shop – were flat versus the prior year and are expected to continue growing in future periods. Further, sales of our three priority core brands – Summer Water, Pizzolato MUSE, and Good Twin increased by 9.3% over 2024. As our core and priority brands continue to become a larger composition of total wine revenue, we anticipate revenue to not only grow but to be more capital efficient.

Spirits revenue decreased 11% in 2025 compared to 2024. The decline was primarily attributable to the Company’s strategic decision to temporarily deprioritize certain legacy spirits products while management focused on integrating and rebuilding the operational and commercial platform associated with the 222 Spirits acquisition. During this transition, the Company reduced shipment volumes as it realigned distribution and brand positioning for the portfolio. As a result, distributor replenishment orders were lower year-over-year, reflecting the Company’s focus on repositioning the spirits platform to support long-term growth.

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Organic	$352,250	$1,018,338	$(666,088)	-65%
Calirosa	1,185,187	709,419	475,768	67%
Consolidated net revenues - spirits	$1,537,437	$1,727,757	$(190,320)	-11%

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Organic revenues (AMASS Spirits and GEM&BOLT) were down 65% for the spirits portfolio largely due to the strategic decision to deprioritize these brands for the short-term, as is discussed in the strategy section above. This deprioritization led to headcount reductions and reduced sales and marketing expenditures for the organic spirits portfolio in the year, which led to reduced revenues. We believe the spirits portfolio has significant growth potential if given adequate resourcing and/or a wider range of products. Calirosa revenue increased 67.1%, to $1.2 million, reflecting the brand’s first full year of contribution following its acquisition in September 2024.

The decline in comparable adjustments is largely due to the sale of the Winc DTC business in 2023.

Gross profit, non-GAAP

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$3,652,447	$5,741,126	$(2,088,679)	-36%
Spirits	438,664	882,258	(443,594)	-50%
Unallocated amounts	40,000	-	40,000	N/A
Comparable Adjustments	(311,235)	(4,536,358)	4,225,123	-93%
Consolidated gross profit	$3,819,876	$2,087,026	$1,732,850	83%

Our presentation of gross profit is non-GAAP. Segment gross profit is reconciled to gross profit on the consolidated statement of operations with the inclusion of unallocated amounts and comparable adjustments.

Wine segment gross profit, non-GAAP decreased 36.4%, to $3.7 million (22.6% of wine net revenues) for fiscal 2025 from $5.7 million (32.3% of wine net revenues) for fiscal 2024. The decline in wine gross profit, non-GAAP was primarily driven by the overall decline in wine net revenues and a compression in gross margins reflecting changes in brand mix, increased inventory obsolescence charges ($0.9 million increase), and higher per-unit production costs related to tariffs.

Spirits segment gross profit, non-GAAP decreased by 50.3%, to $438,664 (28.5% of spirits net revenues) for fiscal 2025 from $0.9 million (51.1% of spirits net revenues) for fiscal 2024. The decrease was primarily attributable to increased inventory obsolescence charges of approximately $0.2 million on spirits inventory, as well as the shift in mix from higher-margin organic AMASS spirits to the Calirosa brand, which carries a lower gross margin profile given third-party sourcing costs and repricing initiatives required for the brand.

Comparable Adjustments to cost of net revenues decreased $4.2 million for fiscal 2025 from fiscal 2024. The fiscal 2024 amount included $2.0 million in cost of goods sold from the divested business, $0.6 million in bulk wine costs, $0.4 million in pre-acquisition wine inventory write-downs, and $3.7 million in losses on fulfillment contracts. By fiscal 2025, these items had substantially wound down, with the remaining adjustments consisting of $0.1 million in bulk wine costs, $0.2 million in pre-acquisition inventory write-downs, and $0.1 million in losses on contracts.

Sales and marketing

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$2,509,732	$4,044,490	$(1,534,758)	-38%
Spirits	652,777	386,523	266,254	69%
Unallocated amounts	12,194	-	12,194	N/A
Comparable Adjustments	-	(308,892)	308,892	-100%
Consolidated sales and marketing	$3,174,703	$4,122,121	$(947,418)	-23%

Sales and marketing expenses decreased 23%, to $3.2 million for fiscal 2025. The decrease was primarily driven by a rationalization of brand marketing and promotional spending across the Company’s wine portfolio, including reduced trade spend, reduced sales headcount, fewer sampling programs, and lower digital marketing outlays. These reductions were partially offset by investment in Calirosa brand-building activities during the brand’s first full year of operations following its acquisition in June 2024, including trade marketing, sampling programs, and distribution expansion support. Fiscal 2024 also included a ($0.3 million) comparable adjustment for overallocated sales and marketing costs, which did not recur in fiscal 2025.

General and administrative

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$3,773,408	$5,735,877	$(1,962,469)	-34%
Spirits	957,108	1,274,339	(317,231)	-25%
Unallocated amounts	3,160,905	2,650,841	510,064	19%
Comparable Adjustments	843,200	378,437	464,763	123%
Consolidated general and administrative	$8,734,621	$10,039,494	$(1,304,873)	-13%

General and administrative expenses decreased $1.3 million, or 13.0%, to $8.7 million for fiscal 2025 from $10.0 million for fiscal 2024. The decrease was primarily driven by headcount reductions across the organization, reduced lease costs (including the termination of the Pennsylvania warehouse facility), and operational efficiencies achieved through the consolidation of the spirits segment under the Company’s shared services model. These reductions were partially offset by an increase in corporate-level costs, including executive compensation, public company readiness costs, and professional fees related to the Company’s direct listing process, which increased modestly to $2.8 million from $2.7 million in the prior year. Comparable adjustments totalled $843,200 for fiscal 2025 (compared to $378,437 for fiscal 2024), consisting of $618,359 in non-cash stock-based compensation expense and $224,841 in storage costs on bulk wine inventory.

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Research and development

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$-	$22,600	$(22,600)	-100%
Spirits	-	126,065	(126,065)	-100%
Unallocated amounts	-	19,700	(19,700)	-100%
Consolidated research and development	$-	$168,365	$(168,365)	-100%

We did not have material research and development costs in 2025 nor 2024.

Impairment

We evaluated the Calirosa business segment for impairment in September 2025 and determined that impairment of $4.6 million was required on goodwill and $0.3 million on the trademark. Further, we fully impaired the goodwill on the Gem & Bolt acquisition in 2025.

Operating loss

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Wine	$(2,630,693)	$(4,061,841)	$1,431,148	-35%
Spirits	(1,171,221)	(904,669)	(266,552)	29%
Unallocated amounts	(3,133,099)	(2,670,541)	(462,558)	17%
Comparable Adjustments	(7,219,038)	(4,927,952)	(2,291,086)	46%
Consolidated operating loss	$(14,154,051)	$(12,565,003)	$(1,589,048)	13%

Consolidated operating loss increased $1.6 million for fiscal 2025. Excluding comparable adjustments, operating loss improved $0.7 million, or 9.2%, reflecting the significant reductions in sales and marketing expenses ($1.3 million decrease) and general and administrative expenses ($1.8 million decrease), which more than offset the decline in gross profit. These improvements were more than offset by a $2.3 million increase in comparable adjustments, which were primarily driven by the $5.7 million increase in impairment charges, partially offset by the reduction in loss on contracts ($3.6 million decrease) and the wind-down of divested business costs.

Other income (expense)

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Interest income	$98,793	$117,523	$(18,730)	-16%
Interest expense	(2,905,969)	(1,805,985)	(1,099,984)	61%
Other expense, net	(450,870)	(1,214,303)	763,433	-63%
Unrealized gain on investments at fair value	200,970	212,240	(11,270)	-5%
Consolidated other income (expense)	$(3,057,076)	$(2,690,525)	$(366,551)	-14%

Consolidated other expense increased $0.4 million, or 13.6%, to ($3.1 million) for fiscal 2025. The increase was driven primarily by higher interest expense, which rose $1.1 million, or 60.9%, to ($2.9 million), reflecting higher average outstanding debt balances during the year, the full-year impact of borrowings initiated during fiscal 2024, and amortization of debt issuance costs and debt discount. This was partially offset by a $0.8 million improvement in other expense, net, which decreased to ($0.4 million) from ($1.2 million) in fiscal 2024, primarily due to the absence of certain non-recurring charges recognized in the prior year; the fiscal 2025 amount includes a loss on sale of investments of $0.3 million and other miscellaneous expenses. Unrealized gains on investments at fair value, relating to the Company’s equity investment in De Soi, Inc., were relatively flat.

Liquidity and Capital Resources

Sources of Liquidity

We have historically funded our operations through issuances of stock, credit facilities, term loans, revenue producing activities, convertible debt, and SAFE agreements. In August 2025, we experienced a technical breach of certain financial covenants under our credit facility. On March 10, 2026, we entered into the Credit Facility Amendment with our lender, Merchant Factors Corp., pursuant to which the lender waived the defaults for the period from September 30, 2025 through March 10, 2026 and the parties agreed to reduce the maximum credit from $8,000,000 to $5,000,000, reset each of the Tangible Working Capital and Tangible Net Worth covenants to $2,500,000 (tested quarterly), and extend the facility term to September 30, 2026. See “—Credit Facility Covenant Breach” below for additional detail. As of December 31, 2025, we had cash and cash equivalents of $0.8 million.

Based on our recurring losses from operations incurred since inception, expectation of continuing operating losses for the foreseeable future, and the need to raise additional capital to finance our future operations and, without giving effect to this offering, we have concluded that there is substantial doubt regarding our ability to continue as a going concern within one year after the date of our audited consolidated financial statements. See the section entitled “Risk Factors — Risks Related to Our Financial Condition and Capital Requirements —  We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.” included elsewhere in this prospectus. Our Independent Registered Accounting Firm issued an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

Cash Flows

The following table summarizes our sources and uses of cash for the years ended December 31, 2025 and 2024:

	Fiscal	Fiscal	Dollar	Percent
	2025	2024	Change	Change
Net cash used in operating activities	$(1,869,897)	$(5,806,377)	$3,936,480	-68%
Net cash provided by investing activities	716,025	5,112,656	(4,396,631)	-86%
Net cash provided by financing activities	1,287,175	450,631	836,544	186%
Net increase (decrease) in cash	$133,303	$(243,090)	$376,393	-155%

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Operating activities

Net cash used in operating activities improved $3.9 million, or 67.8%, to ($1.9 million) for fiscal 2025 from ($5.8 million) for fiscal 2024. The improvement was primarily driven by favorable changes in working capital, including collections of accounts receivable, reduction in prepaid expenses, and timing of accounts payable, as well as the non-cash impairment charges of $6.1 million (which are added back in the reconciliation from net loss to operating cash flows).

Net cash used in operating activities for the year ended December 31, 2024 was $5.8 million. Our net loss of $15.3 million was offset by non-cash adjustments of $6.5 million, primarily consisting of $3.7 million in losses on contracts and $0.8 million in forfeiture of warrants in Full Glass. The changes in cash flow from accounts payable and accrued liabilities in 2024 ($4.1 million) was primarily used to in the purchase of inventory ($3.9 million). $1.2 million of the accounts payable and accrued liabilities and $2.4 million of the inventory was related to the Calirosa acquisition and thus inorganic.

Net cash used in operating activities for the year ended December 31, 2025 was $1.9 million. Our net loss of $17.2 million was offset by non-cash adjustments of $10.1 million, primarily $6.1 million in impairment, $1.0 million in stock-based compensation, and $0.6 million in amortization of warrants with promissory notes. The changes in cash flow from selling through inventory of $2.9 million and collecting on an incremental $1.0 million of accounts receivable.

Investing activities

Net cash provided by investing activities decreased $4.4 million to $0.7 million for fiscal 2025 from $5.1 million for fiscal 2024. The fiscal 2024 amount included proceeds from the disposition of assets and investments related to the Company’s portfolio optimization activities, including residual Winc-related asset dispositions. Fiscal 2025 investing activities included proceeds from investment sales and/or notes receivable collections.

Net cash provided by investing activities for the year ended December 31, 2024 was $5.1 million, which consisted of $5.0 million received on the notes receivable, $0.5 million received for the sale of some of the Company’s investment in De Soi, net of $0.3 million increase in advances to the Company’s founder, as described under “Certain Relationships and Related Person Transactions.”

Net cash provided by investing activities for the year ended December 31, 2025 was $0.7 million, which consisted of $0.4 million received on the notes receivable associated with the Winc sale, $0.5 million received for the sale of some of the Company’s investment in De Soi, net of $0.1 million increase in advances to the Company’s founder, as described under “Certain Relationships and Related Person Transactions.”

Financing activities

Net cash provided by financing activities increased $0.8 million to $1.3 million for fiscal 2025. The increase was primarily driven by net borrowings under the Company’s revolving credit and term loan facilities.

Net cash provided by financing activities for the year ended December 31, 2024 was $0.5 million, which consisted of $2.5 million received from the issuance of loans payable, a net repayment of $1.4 million in the Company’s credit facility, $0.1 million in proceeds from the exercise of warrants, and $1.7 million in proceeds from the issuance of Series B Preferred Stock, less $2.2 million repaid on short-term debt, and $0.1 million paid in offering costs.

Net cash provided by financing activities for the year ended December 31, 2025 was $1.3 million, which consisted of $0.9 million received from the issuance of promissory notes payable, a net repayment of $0.3 million in the Company’s credit facility, $0.4 million in proceeds from the transfer of investment in a financing transaction, $0.5 million in issuance of a SAFE note on a wholly-owned subsidiary, $0.4 million for the issuance of convertible notes payable, and $0.7 million in proceeds from the issuance of Common Stock via a Regulation CF fundraising, less $0.7 million repaid on short-term debt, and $0.7 million paid in offering costs.

Streeterville Capital Prepaid Preferred Purchase

On March 17, 2026, we entered into a Securities Purchase Agreement with Streeterville for a prepaid preferred purchase of up to $30 million of Series C Convertible Preferred Stock. The initial purchase of $6,990,000 will occur at the Second Closing, which is conditioned upon, among other things, the Initial Listing Date having occurred and the registration statement having been declared effective, net of a $30,000 transaction expense amount. Subsequent purchases are at our election during the two-year commitment period, subject to conditions including minimum market capitalization of $50 million, outstanding balance below $2 million, 20-day and 60-day median and average daily trading volume of at least $250,000, stockholder equity of at least $3 million (if listed on Nasdaq Capital Markets), closing trade price at least 200% above the Floor Price for ten consecutive trading days, and an effective registration statement. We have a reinvestment right to Streeterville to purchase up to an additional $5 million.

Subsequent purchases would be at our election, subject to conditions that include trading volume, market capitalization, shareholder approval for issuances exceeding Nasdaq thresholds, maintenance of sufficient authorized shares, and trading above a floor price metric. Conversions would initially be at a fixed price based on the Nasdaq listing valuation and, after the earlier of 180 days post-listing or specified trigger events, at an alternate price equal to the lower of the fixed price and 90% of the lowest daily VWAP in the ten trading days prior to conversion, in each case subject to a floor. In connection with First Closing, we would issue Commitment Shares equal to $450,000 divided by the Expected Reference Price of $16.00 per share (28,125 shares), pursuant to the Amendment. At the First Closing on April 8, 2026, we also issued to Streeterville the Warrant to purchase up to 3,500,000 shares of Common Stock, cash-exercisable at 110% of the Fixed Price, for a Warrant Purchase Price of $10,000. The arrangement contemplates Streeterville consent rights over certain future debt and equity issuances and a post-listing registration of all shares issuable under the commitment; failure to cause the registration to become effective within a specified period would increase outstanding stated value by a stated percentage per month, subject to caps and tolling. We believe this facility will enhance near-term liquidity but will also result in dilution to existing stockholders and could constrain other financing alternatives.

Planned Financing—Regulation Crowdfunding

In December 2025, the Company closed a Regulation Crowdfunding offering at a purchase price of $8.98 per share, raising approximately $261,856 through the issuance of 29,572 shares of Common Stock. The Company commenced an additional Regulation CF crowdfunding offering in February 2026 at a purchase price of $12.00 per share.

Future funding requirements

We anticipate that we will continue to incur net losses for the foreseeable future due to the requisite investment in sales and marketing to grow our brands, costs to incubate new brands, and to potentially engage in future acquisitions. We expect our operating losses to continue until we can increase revenues to support operational costs. We also have short-term liabilities that are coming due in the near term.

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As of December 31, 2024, we had $0.7 million in cash and cash equivalents. From January 1, 2025 through December 31, 2025, we raised $0.7 million in equity, issued $1.0 million through promissory notes, and $0.4 million of notes convertible into common stock. As of December 31, 2025 we had $0.8 million in cash and cash equivalents.

We believe that our existing cash and cash equivalents will be sufficient to fund our current operating plan through at least June 2026. Based on our current operation and fundraise plan, we believe that our existing cash and cash equivalents, will allow us to fund our operations and meet our debt obligations through May 2027. Our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including the factors discussed in the section of this prospectus entitled “Risk Factors.” We have based this estimate on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we expect. We expect that we will require additional funding to continue operations and fund growth objectives. Further, our operating plans and other demands on our cash resources may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect our business. We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Attempting to secure additional financing may divert the attention of our management from our day-to-day activities, which may adversely affect our ability to meet our business objectives.

Material cash requirements

Our material cash requirements consist primarily of debt obligations, amounts due under convertible instruments and SAFEs upon triggering events, leases and licensing fees, payables to inventory suppliers, and payables for professional services. The timing and magnitude of these cash requirements depend on a variety of factors, including operating performance, compliance with debt covenants, access to capital, and the timing of any liquidity events.

The table below summarizes our material cash requirements as of December 31, 2025, separated between short-term (within the next 12 months) and long-term (thereafter).

Category	Next 12 Months	Thereafter	Total
Secured credit facility principal and interest (1)	$3,277	$-	$3,277
Other debt principal and interest (2)	4,091	932	5,023
SAFEs and convertible instruments (3)	-	520	520
Leases and licensing fees (4)	507	-	507
Supplier payables (5)	3,609	-	3,609
Professional service payables (6)	5,479	-	5,479
Total material cash requirements	$16,963	$1,452	$18,415

(amount in thousands)

Note: Amounts reflect contractual obligations and known commitments as of December 31, 2025 and do not include discretionary operating expenditures. Amounts also do not include principal and interest of approximately $2.7 million of convertible notes, including $1,000,000 issued to MVL Inc. (f/k/a Alchemi Project Inc.) in February 2026, that will automatically convert into shares of Common Stock upon the consummation of the Company’s initial public offering or Direct Listing at a conversion price equal to 80% of the price per share of equity securities sold in the Qualified Financing.

(1)	Represents scheduled principal and interest payments under our credit facility, assuming renewal of the credit facility in the ordinary course consistent with historical practice. Amounts are based on contractual repayment terms in effect as of the reporting date and do not reflect potential acceleration resulting from covenant breaches or events of default. The presentation also does not reflect future renewals, extensions, refinancings, or other modifications that management expects to pursue in the normal course of business. Management believes it has the intent and ability to renew the credit facility on an ongoing basis and to satisfy principal obligations as they come due through continued access to the facility, operating cash flows, and other capital-management actions. Subsequent to the reporting date, on March 10, 2026, we entered into the Credit Facility Amendment, which reduced the maximum credit from $8,000,000 to $5,000,000, waived prior covenant defaults, and extended the initial term to September 30, 2026. The amounts presented above are based on terms in effect as of December 31, 2025, and do not reflect the impact of the Credit Facility Amendment.

(2)	Represents scheduled principal and interest payments under our other indebtedness based on contractual terms in effect as of the reporting date. The amounts presented do not reflect potential acceleration resulting from covenant breaches or events of default, nor do they reflect any extensions, refinancings, or other modifications that management may pursue. All debt instruments scheduled to mature within the next 12 months are held by shareholders, and management is evaluating and expects to pursue a combination of equity conversions and maturity extensions to address principal obligations due within that period.

(3)	Our SAFEs and convertible instruments do not require scheduled cash repayment and are generally convertible into equity upon the occurrence of a qualifying financing, liquidity event, or other specified triggering events. As a result, no cash payments are reflected in the short-term column. Amounts presented in the long-term column reflect potential settlement amounts only in the event that conversion does not occur or upon the occurrence of other contingent outcomes.

(4)	We have an obligation to pay $42,248 per month under our Santa Maria Warehouse (as defined below) lease that ends in December 2026. We do not have any other material leases or licensing fees.

(5)	Represents payables to various suppliers throughout our supply chain. With respect to the two vendors with the largest outstanding balances, management is in active discussions to negotiate a settlement that would involve converting approximately $2.35 million of the outstanding payables into term debt payable over a three-year period. Management is also actively negotiating settlements and other resolutions with a majority of its remaining suppliers.

(6)	Represents payables to various professional service providers related primarily to legal and transaction services, which were largely incurred in connection with acquisitions completed in prior periods. Management intends to negotiate and settle these balances over the next several years through a combination of negotiated reductions and conversions to equity.

Contractual Obligations and Commitments

Bulk wine contracts

In connection with our 2023 acquisition of Winc, we assumed a portfolio of long-term bulk wine supply contracts originally structured to support both Winc’s direct-to-consumer and wholesale operations. These agreements provide for the purchase of bulk wine through the 2025 calendar year, primarily covering the 2023 and 2024 vintage years, at contracted prices generally ranging from $9.00 to $15.50 per gallon.

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Since the acquisition, market conditions in the bulk wine segment have deteriorated materially. We believe the decline is other than temporary through the dates for which the contracts apply. Wines that were previously contracted at $10–$15 per gallon now trade for as little as $2 per gallon in the spot market, reflecting approximately a 4% category-wide volume decline and oversupply across key varietals. As a result, the realizable value of the wine under contract has decreased significantly. To address these excess commitments, we are actively evaluating a range of mitigation strategies, including negotiated contract terminations, resale into the bulk market, and alternative production uses. During 2024, we recognized approximately $3.7 million in anticipated losses associated with these contracts. In 2025, we recognized an additional $0.1 million in anticipated losses associated with these contracts.

Supplier contracts

In June 2023, the Company entered into an Asset Purchase Agreement with Full Glass to sell substantially all assets of the Winc DTC business. The total purchase consideration was approximately $11.0 million, consisting of $0.25 million in cash, a $5.25 million senior secured promissory note, a $4.0 million subordinated note, and penny warrants in Full Glass’s parent company.

Following the closing, the parties executed subsequent agreements to define the ongoing commercial terms and expand the relationship.

●	February 2024: Full Glass and AMASS entered into an agreement, under which (i) the warrants issued to AMASS were permanently cancelled and forfeited, (ii) the subordinated note was cancelled, (iii) all prior defaults under the original notes were waived, and (iv) the two existing promissory notes were consolidated into a single Amended and Restated Secured Promissory Note with an initial principal balance of $1.884 million, bearing interest at 8% per annum with monthly $150 thousand payments beginning in March 2024. The restatement reflected an agreed purchase-price reduction of approximately $1.6 million, which was estimated in 2023. For such considerations, Full Glass accelerated repayment of the Secured Promissory Note that existed prior to this amendment. On the same date, AMASS and Full Glass executed a Multi-Year Wine Purchase Agreement under which Full Glass committed to purchase approximately 111,000 cases of finished wine (aggregate value ≈$4 million) through February 2026 at a price of $36 per case, subject to a semi-annual $1 million take-or-pay minimum and 30-day payment terms, thereby establishing AMASS as a continuing production partner for Full Glass’s portfolio. At this time Full Glass is in default of the production agreement and a settlement is being negotiated.

●	October 2024: The note balance was reduced to $718 thousand, with continued $150 thousand monthly payments and an additional $215 thousand principal pay-down linked to bank funding. A concurrent letter agreement required Full Glass to pay $695 thousand toward outstanding trade payables owed to AMASS in two tranches tied to the facility’s funding timeline.

Settlement of Pennsylvania Warehouse

In August 2024, the Company terminated its warehouse lease in Bethel Township, Pennsylvania. As a result of the termination, in March 2025 the Company entered into a Lease Termination and Settlement Agreement with the lessor. Under the agreement, the Company was required to forfeit its security deposit of $300,000 and pay an additional $75,000 between April and October 2025. The security deposit was expensed as an expected loss in 2024 as it was reasonably knowable that we were not going to be having the security deposit returned, but any further amounts were not known nor quantifiable. The loss of the security deposit was shown as an adjustment to net income in cash flows from operations as of December 31, 2024. As of December 31, 2025 all settlement amounts have been paid.

Afterdream services

We previously provided certain operational and administrative services to Afterdream, Inc. in connection with its efforts to scale its business. As we pursued a public listing, the Company determined to discontinue these services due to potential regulatory considerations associated with NASDAQ listing requirements relating to businesses operating in the hemp-derived cannabinoid space. Accordingly, we ceased providing services to Afterdream.

In connection with the termination and settlement of these services, we sold our remaining shares of De Soi to Afterdream for $0.4 million. The transfer was intended to provide Afterdream with sufficient collateral to obtain financing and repay its outstanding obligations to us in full. Under the terms of the agreement, we retain the right to repurchase the De Soi shares from Afterdream for the purchase price plus 9% interest per annum.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial statements upon adoption.

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 3, “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus.

Credit Facility Covenant Breach

In August 2025, we experienced a technical breach of certain financial covenants under our credit facility, primarily related to minimum Tangible Working Capital and Tangible Net Worth requirements. On March 10, 2026, we and our lender, Merchant Factors Corp., entered into the Credit Facility Amendment, which (i) waived defaults arising from our non-compliance with the Tangible Working Capital covenant and the Tangible Net Worth covenant for each calendar month during the period from September 30, 2025 through March 10, 2026, (ii) reduced the maximum credit available under the facility from $8,000,000 to $5,000,000, (iii) reset the minimum Tangible Working Capital and Tangible Net Worth covenants to $2,500,000 each, tested at the end of each fiscal quarter, (iv) extended the initial term of the facility to September 30, 2026, with automatic one-year renewal periods, and (v) required payment of a $5,000 amendment fee. In connection with the Credit Facility Amendment, we reaffirmed all covenants and representations under the Loan and Security Agreement and executed a general release in favor of the lender.

The Credit Facility Amendment became effective upon execution by each guarantor (including AMASS Brands, Inc. and Project Crush Acquisition Corp., LLC as corporate guarantors, and Mark T. Lynn and Geoffrey McFarlane as individual guarantors) and satisfaction of all conditions. The covenant breach and related amendment underscore our dependence on continued access to liquidity and the importance of maintaining compliance with our debt agreements. Although the prior defaults have been waived, the reduced availability under the facility may limit our borrowing capacity. Failure to maintain compliance with the amended covenants could require us to seek additional waivers, restructure our indebtedness, raise additional capital, or curtail operations.

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The covenant breach and related waiver underscore our dependence on continued access to liquidity and the importance of maintaining compliance with our debt agreements. Failure to maintain compliance could require us to seek additional waivers, restructure our indebtedness, raise additional capital, or curtail operations.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP), which require management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosures. These estimates are inherently uncertain, and actual results may differ from those estimates. The following accounting policies and estimates are material to our financial condition and results of operations and require significant management judgment.

Critical Accounting Policies

Fair Value Option

ASC 825, Financial Instruments (ASC 825), allows for entities to elect the “fair value option,” which permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value. The decision to elect the fair value option is: (a) applied on an instrument-by-instrument basis (except as delineated within the guidance of ASC 825); (b) irrevocable, unless a new election date occurs; and (c) applied to an entire instrument.

Entities may elect the fair value option for several defined items, including a recognized financial asset and financial liability (with certain specified exceptions). The fair value option may not be elected for several items as defined in ASC 825, including an investment in a subsidiary or an interest in a variable interest entity that is required to be consolidated.

The election of recognition under the fair value option is irrevocable unless another election date occurs. The fair value option need not be applied to all instruments issued or acquired in a single transaction. A financial instrument that is legally a single contract may not be separated into parts for purposes of applying the fair value option. An investor in an equity security may elect the fair value option for its entire investment in that security, including fractional shares.

The Company has elected the fair value option on its equity investment in De Soi, Inc. (“De Soi”). Management determined to elect the fair value option on these investments in order to provide more useful information to the shareholders regarding the performance of its investment.

Business combinations

The Company accounts for business combinations under ASC 805, Business Combinations, which requires that the assets acquired and the liabilities assumed be recorded at the date of acquisition at their respective fair value and that direct costs of acquisitions be expensed as they are incurred. The excess purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Inventory
Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method and consist of components, finished goods, and products in transit from the Company’s suppliers. Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of net revenues to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made.

Impairment of long-lived assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC Subtopic 360-10-35, Property, Plant, and Equipment – Overall – Subsequent Measurement (ASC 360). In accordance with ASC 360, the Company reviews its long-lived assets, including finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by comparing the carrying amount of an asset to future undiscounted net cash flows that it expects the asset to generate. When an asset is determined to be impaired, the Company recognizes the impairment amount, which is measured by the amount the carrying value of the asset exceeds its fair value. In addition, the Company evaluates goodwill for impairment in accordance with ASC 350, Intangibles-Goodwill and Other (ASC 350). Goodwill is tested at least annually, or more frequently if a triggering event occurs. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to the excess, not to exceed the total amount of goodwill.

Stock-based compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, advisors, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

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The Company classifies stock-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Forfeitures are recognized as they occur. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Revenue recognition

The Company recognizes revenue under FASB ASC 606, Revenue from Contracts with Customers. The Company derives its revenue primarily through the sale of alcohol and non-alcoholic spirits, wine, and seltzers in both wholesale and direct to consumer channels. Spirits, wine, and seltzer end customers consist primarily of retailers, bars, and restaurants, while personal and self-care products were sold to wholesalers, retailers, and direct-to-consumer via e-commerce. The Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer,
●	Identification of the performance obligations in the contract,
●	Determination of the transaction price,
●	Allocation of the transaction price to the performance obligations in the contract, and
●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s revenue generating activities have a single performance obligation and are recognized when the ordered goods are shipped to the end customer, which is when control transfers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of its product. The Company’s sales terms do not typically allow for a right of return on sales to wholesale and distributor customers except for matters related to any manufacturing defects. Amounts billed to customers for shipping and handling are included in net revenues.

As the Company’s standard payment terms are less than one year, the Company has elected, as a practical expedient, to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable source that depicts the price as if sold to a similar customer in similar circumstances. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing component as payments are received at or shortly after the point of sale.

Costs incurred to obtain a contract are expensed as incurred when the amortization period is less than a year. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has concluded that none of the costs it has incurred to obtain and fulfill its sales contracts meet the capitalization criteria, and as such, there are no costs deferred and recognized as assets on the balance sheets at December 31, 2025 and 2024.

Net revenues reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, coupons, and rebates. This variable consideration is recognized as a reduction of the transaction price based upon expected amounts at the time revenue for the corresponding product sale is recognized. For example, customer promotional discount programs are entered into with certain distributors for certain periods of time. The amount ultimately reimbursed to distributors is determined based upon agreed-upon promotional discounts which are applied to distributors’ sales to retailers. Other common forms of variable consideration include volume rebates for meeting established sales targets, including discounts offered to the end customer. The determination of the reduction of the transaction price for variable consideration requires certain estimates and assumptions that affect the timing and amounts of revenue and liabilities recognized. Management estimates this variable consideration by taking into account factors such as the nature of the promotional activity, historical information, and current trends, availability of actual results, and expectations of customer and consumer behavior. All such estimates were not material for the years ended December 31, 2025 and 2024.

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Further, the Company offers discounts on e-commerce transitions such as first order discounts, free shipping on sales over certain thresholds, subscription discounts, and bundled set discounts. All e-commerce discounts are included as part of net revenues on the statements of operations and known at the time of the transaction.

Critical estimates

Inventory valuation

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method and includes materials, labor, and applicable overhead. We regularly evaluate inventory for potential obsolescence, slow-moving or excess quantities, spoilage, shrinkage, and changes in net realizable value. These estimates require management judgment and are influenced by factors such as changes in consumer demand, supply chain disruptions, inflation, and raw material price volatility, any of which could materially impact our results.

Estimation in 2025 and 2024 included expected losses on long-term supply contracts where the net realizable value of certain inventoriable goods are believed to be below the contractual purchase price. As it pertains to the Company’s bulk wine purchase, this includes consideration of the varietal, vintage, and volume of product versus the market price.

Long-term contracts

We evaluate long-term supply and purchase contracts to determine whether the expected costs to fulfill our obligations exceed the anticipated economic benefits. When estimated costs under a supply contract exceed its realizable value, we recognize a loss for the difference in accordance with U.S. GAAP. These estimates require management judgment regarding future market prices, utilization, and recoverability, and actual results may differ from those estimates. Changes in these assumptions could materially affect the amount of expense recognized in our financial statements.

Impairment on goodwill

We allocate the purchase price in business combinations to net assets, including identifiable intangible assets and goodwill. Goodwill and indefinite-lived intangible assets are not amortized, but are tested for impairment at least annually or whenever indicators of impairment arise. Definite-lived intangible assets are amortized over their useful lives and tested for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Inputs to impairment tests include market multiples, forecasted cash flows, growth rates, margins, allocations between reporting units, and long-term projections.

Intangible asset valuation

The determination of the fair value of identifiable intangible assets acquired in business combinations requires significant management judgment. The Company values trademarks and other brand-related intangible assets using the relief-from-royalty method, which estimates the present value of future after-tax cash flows saved by owning the asset rather than licensing it.

Key inputs include projected revenues attributable to the acquired brands, an assumed royalty rate, and a discount rate that reflects the time value of money and the risk characteristics of the underlying cash flows. These assumptions are inherently subjective and based on management’s best estimates at the acquisition date. Changes in the royalty rate, discount rate, or projected revenue growth could materially impact the resulting fair value and related amortization or impairment conclusions.

Fair value of equity awards

We grant equity-based awards for compensation purposes. The measurement of compensation expense for these awards requires management to estimate the fair value of the underlying common stock, for which there is no market, as well as the awards on the grant date, which require assumptions regarding expected term, volatility, dividend yield, and forfeiture rates. Changes in these assumptions could materially affect the amount of expense recognized in our financial statements.

Fair value measurements of investments

The Company measures certain investments at fair value on a recurring basis under ASC 820, using Level 3 inputs due to significant unobservable assumptions. Fair value is determined using a market-based approach that considers comparable company multiples, liquidity discounts, and recent transactions, including partial investment sales. Further, the investment’s management’s projections are utilized in the analysis, which is also subject to significant estimation. Changes in these assumptions could materially affect the valuation. There were no changes in valuation methodologies during the years ended December 31, 2025 and 2024.

Accounts receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. The Company evaluates the creditworthiness of its customers prior to extending credit and monitors the aging and collectability of receivables on a continuous basis. The Company establishes an allowance for expected credit losses on financial assets, including trade and other receivables, at each reporting date. The allowance reflects management’s estimate of lifetime expected credit losses based on historical collection experience, the type and credit quality of the customer, the age of outstanding receivables, and current and expected future economic conditions. Management uses the best information available to make these estimates; however, future adjustments may be required if there are significant changes in customer financial condition or broader economic trends.

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Derivative liabilities

The accounting for the Company’s derivative liabilities requires the use of significant estimates and management judgment. These derivative liabilities arise from embedded features within certain convertible debt instruments and associated warrants that do not qualify for equity classification under applicable accounting guidance. As a result, the Company records these instruments as liabilities at fair value and remeasures them at each reporting date, with changes in fair value recognized in earnings. The fair value of these derivative instruments is determined using valuation models that incorporate probability-weighted scenarios, including “with and without” methodologies, to estimate potential settlement outcomes. These models require the use of significant unobservable inputs, including assumptions regarding the probability and timing of conversion or listing events, expected volatility, discount rates, and other market participant assumptions. Because these inputs are not directly observable in the market, the derivative liabilities are classified as Level 3 within the fair value hierarchy. Changes in these assumptions could materially affect the estimated fair value of the derivative liabilities and result in significant non-cash gains or losses recognized in the Company’s consolidated statements of operations.

Convertible debt

The accounting for the Company’s convertible promissory notes and associated warrants requires the application of complex accounting guidance and the use of significant estimates and assumptions. The Company evaluated the embedded conversion features and related warrants under applicable accounting standards to determine whether these instruments qualify for equity classification or must be accounted for as derivative liabilities. This evaluation requires judgment regarding the interpretation of contractual terms, the potential settlement outcomes under various triggering events, and whether the instruments may require cash settlement or variable share settlement outside the Company’s control. For those features that do not qualify for equity classification, the Company records them at fair value as derivative liabilities, with changes in fair value recognized in earnings until settlement or expiration. Estimating the fair value of these instruments requires the use of valuation models that incorporate significant assumptions, including the Company’s expected volatility, estimated equity value, probability and timing of potential financing or change-of-control events, and other market-based inputs. Changes in these assumptions could materially impact the estimated fair value of the derivative liabilities and the amount of non-cash gains or losses recognized in the Company’s results of operations.

SAFE notes

The accounting for the Simple Agreement for Future Equity (“SAFE”) issued in connection with the Good Twin business requires the application of significant judgment and the use of estimates. The Company evaluated the contractual terms of the SAFE to determine the appropriate classification under applicable accounting guidance, including whether the instrument qualifies for equity classification or must be accounted for as a liability. Because the SAFE contains contingent settlement provisions that could require cash settlement upon certain events outside the Company’s control, the Company concluded that the instrument should be classified as a liability and measured at fair value, with changes in fair value recognized in earnings until conversion or settlement. Estimating the fair value of the SAFE requires the use of valuation models and significant assumptions, including the estimated equity value of Good Twin, expected volatility, the probability and timing of potential equity financings or liquidity events, and other market-based inputs. Changes in these assumptions could materially impact the estimated fair value of the SAFE liability and the amount of non-cash gains or losses recognized in the Company’s results of operations.

Quantitative and Qualitative Disclosures About Market Risk

Global Trade Environment

We continue to monitor developments in global trade policy, including the potential for new or increased tariffs and retaliatory actions by trading partners. These factors may impact our sourcing, cost structure, and international growth strategy, and we actively evaluate mitigation strategies to limit potential adverse effects.

We expect certain market conditions and their related impacts to persist through Fiscal 2025 and into 2026, which could materially affect our results of operations and financial condition. We will continue to closely monitor evolving consumer demand trends and broader economic conditions and assess their effects on our business. We regularly evaluate margin profiles on all of our imported products and action on mitigation strategies to reduce the impact of tariffs or other global market factors. Our mitigation strategies include pricing actions, productivity improvements, inventory management, and optimized marketing, which may not be sufficient in all cases. Additionally, severe weather events such as wildfires, droughts, floods, extreme heat, or late frosts could adversely impact both our supply chain and consumer purchasing behavior, potentially resulting in a material effect on our operations and financial results.

Inflation Risk

Inflationary pressures have the potential to adversely affect our business operations, financial condition, and results of operations. Rising costs associated with cost of labor, research and development costs, and raw materials can lead to increased production and operational expenses. If we are unable to pass these increased costs onto our customers through pricing adjustments, our profit margins may be negatively impacted.

Furthermore, inflation can influence consumer behavior, particularly in discretionary spending categories such as premium beverages. Economic pressures may lead consumers to reduce, trade down, or delay purchases of non-essential or higher-priced beverage products, which could adversely affect demand for our offerings.

Emerging Growth Company and Smaller Reporting Company Status

The Jumpstart Our Business Startups Act of 2012 permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. As a result of this election, our consolidated financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

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BUSINESS

Stockholders should read this section in conjunction with the more detailed information about the Company contained in this prospectus, including our audited financial statements and the other information appearing in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

AMASS Brands Inc (“AMASS,” the “Company,” “we,” “our,” or “us”) is a Delaware corporation with our principal place of business in Santa Maria, California. Founded in 2016, AMASS is building a diversified premium beverage platform at the intersection of craft, wellness, and functionality. Our mission is to modernize drinking occasions with products that are premium, health-conscious, and culturally resonant.

We operate across multiple categories—spirits, wine, and non-alcoholic alternatives—creating a uniquely diversified portfolio aligned with long-term consumer shifts toward moderation, premiumization, and wellness. Our brands are distributed primarily in the United States through wholesale, on-premise and direct-to-consumer (“DTC”) channels.

For the year ended December 31, 2025, we generated $17.8 million in net revenues and incurred a net loss of $17.2 million. For the year ended December 31, 2024, we generated $21.7 million in net revenues and incurred a net loss of $15.2 million. Since inception, we have generated more than $80 million in cumulative revenue across our portfolio.

Our Corporate Structure & History

AMASS is a corporation formed on September 22, 2016, under the laws of the State of Delaware. With a principal place of business in Santa Maria, California, we sell alcoholic and non-alcoholic beverages through wholesale and online platforms and invest in and acquire different companies and entities in the aforementioned categories and industries.

In the past, we offered a limited selection of personal and self-care products (e.g., lotions, soaps, candles) which were historically included in our spirits category and accounted for less than 5% of annual revenue. As of the date of this prospectus, such products are not a priority on a go-forward basis.

In 2022, AMASS entered into an Asset Purchase Agreement (the “Asset Purchase”) for substantially all assets and liabilities of GEM&BOLT, LLC (“GEM&BOLT”); which was accounted for as a business acquisition. As part of the Asset Purchase, AMASS acquired all of the equity interest in ART+ PLANTS HEALS DE RL DE CV (“Art+ Plants”), a wholly owned Mexican subsidiary. Located and formed in Oaxaca, Mexico, the Art+ Plants company manages mezcal production.

In December 2022, AMASS formed three wholly-owned subsidiaries, Project Crush Acquisition Corp LLC (“PCAC”), Project Crush DTC Sub LLC (“DTC Sub”), and Project Crush Wholesale Sub, LLC for its anticipated asset purchase of Winc, Inc. (“Winc”). In February 2023, the Project Crush Wholesale Sub, LLC changed its legal name to Maison Thomas, LLC (“Maison Thomas”).

The asset purchase of substantially all of the assets of Winc, Inc., a producer of innovative alcoholic beverage products (primarily wines) available for sale through direct-to-consumer (“Winc.com DTC”) e-commerce and wholesale channels, occurred in January 2023. In June 2023, the Winc.com DTC subscription-based e-commerce portion was sold to Full Glass Wine Co, leaving Natural Merchants and Domestic Wholesales wine portfolio products which are either purchased from other manufacturers or developed and manufactured in conjunction with winemakers, vineyards, and distillers domestically and internationally.

In September 2024, the Company purchased 50.0001% of 222 Spirits Holdco, LLC, and its two wholly owned subsidiaries, 222 Spirits Company, LLC, and 222 Spirits Management Holdco, LLC (collectively, “222 Spirits”).

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Portfolio of Brands

AMASS manages a diversified portfolio of wholly owned brands, acquisitions, and minority interests spanning spirits, wine and non-alcoholic wine:

- AMASS – The flagship brand of spirits and non-alcoholic alternatives. AMASS is known for its clean formulations and design-forward positioning.

- Spirits

- GEM&BOLT Mezcal – A premium mezcal brand infused with damiana herb blending traditional craftsmanship with modern branding.

- Calirosa Tequila (via 222 Spirits) – A premium tequila brand co-founded with Adam Levine of Maroon 5. Calirosa is uniquely aged in red wine barrels, which impart its signature pink hue and nuanced flavor profile.

- Wine & Non-Alcoholic Wine

- Summer Water – A lifestyle rosé brand that resonates strongly with millennial and Gen Z consumers.

- Folly of the Beast – An accessible Pinot Noir emphasizing quality and sustainability.

- Organic & Biodynamic Imports – Partnerships with producers including Pizzolato (Italy), Biokult Österreich (Austria), and Maison Raymond (France).

- Good Twin – A premium non-alcoholic wine option designed for the growing “sober-curious” and moderation segments, offering consumers wine-style ritual and flavor without alcohol.

- Non-Alcoholic Aperitifs & Functional Water (Minority Interests)

- De Soi – A non-alcoholic aperitif co-founded by AMASS alongside Katy Perry. AMASS now holds a minority interest in the company, which targets the premium no/low-alcohol segment with sophisticated, occasion-based offerings.

- HpO – A pea protein sparkling water brand where AMASS holds a minority interest, combining plant-based protein with hydration to meet functional beverage demand.

Business Model

We operate through a multi-channel platform, generating revenue via:

- Wholesale distribution through national retailers, distributors, and on-premise accounts.

- Direct-to-consumer (DTC) via online channels and brand websites.

- International expansion (under evaluation), initially focusing on Canada, select European markets and global travel retail, and in the longer term, select markets in Asia and Latin America.

Our model is designed to balance scale with consumer engagement while leveraging acquisitions and brand incubation to accelerate portfolio growth.

Competitive Strengths

Functional innovation – Differentiated use of clean-label ingredients and adaptogens.

- Established distribution – Over 40,000 points of sale worldwide.

- Diverse portfolio – Multi-category platform spanning spirits, wine, and non-alcoholic.

- Experienced leadership – Management team with strong track record in beverage operations, brand-building, and acquisitions.

Growth Strategy

Our strategy for long-term growth includes:

- Expanding distribution across wholesale, retail, and on-premise accounts.

- Scaling direct-to-consumer and e-commerce platforms.

- Investing in innovation and new product launches.

- Executing strategic acquisitions to broaden our portfolio.

- Targeting international expansion, including Global Travel Retail and targeted new markets.

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Current Markets

At present, our commercial operations are concentrated in the United States. Our products are distributed domestically through a network of third-party distributors, retail partners, and direct-to-consumer channels, subject to applicable regulatory restrictions.

We have had limited international sales activity, including certain historical or brand-specific sales in Canada, Europe, and Asia. These activities have been conducted through third-party partners and have not represented a significant portion of our revenues. In addition, we utilize a fully owned Mexican subsidiary and third-party production arrangements in Mexico for certain agave-based spirits products, but we do not currently maintain dedicated international sales teams, distribution infrastructure, or regulatory licenses outside the United States.

International Expansion Strategy

International expansion represents a long-term growth opportunity rather than a current operating focus. We are in the early stages of evaluating potential expansion into select international markets, including Canada, select European markets and global travel retail, and in the longer term, select markets in Asia and Latin America. These efforts are currently limited to market research, potential distributor discussions, and strategic evaluation.

We have not entered into definitive distribution agreements, committed material capital, or commenced material commercial sales activities outside of the United States. Any future international expansion is subject to regulatory approvals, distributor arrangements, market conditions, and the availability of capital, and there can be no assurance that such expansion will occur on favorable terms or at all.

Our Current Stage

AMASS is in the growth stage, having successfully expanded its product line and market reach. We have secured significant funding through various investment rounds, enabling us to scale operations and enhance our marketing efforts as well as complete several acquisitions. Our planned presence in key international markets and robust domestic performance highlight our successful expansion strategy. We continue to build on our achievements with new product launches and strategic partnerships.

With 10+ core distinctive brands, our portfolio spans the entire spectrum of spirits and wine, underscoring AMASS’s commitment to variety and quality. Some of our notable brands include, Calirosa, Summer Water Rosé, Folly of the Beast, GEM&BOLT Mezcal, Good Twin, Pizzolato Organic Wine, Biokult Österreich and Maison Raymond.

Future Roadmap

We intend to broaden our presence in non-alcoholic and functional beverages, and expand our international distribution footprint. By leveraging our platform capabilities, distribution scale, and innovation pipeline, we aim to establish AMASS as a leading next-generation beverage company.

Competition

We compete against large global conglomerates such as Diageo, Pernod Ricard, Constellation Brands, and Brown-Forman, as well as regional and craft producers. Our differentiation lies in premium positioning, health-conscious innovation, and a multi-category approach that allows us to appeal to younger consumers and evolving drinking habits.

Chief Operating Officer Prior Bankruptcy Disclosure

AMASS Brands Inc’s Chief Operating Officer, Erin Green, previously worked as Chief Operating Officer for BWSC LLC, D/B/A Winc (“Winc”), which filed for bankruptcy in November of 2022 as a result of several market factors and the COVID pandemic. Ms. Green began working for Winc as Vice President of Operations in 2015 and became COO in 2021. While Ms. Green did not serve on Winc’s board of directors, she was involved in the management and strategy of its business. See the Risk Factors section of this prospectus, below, for how this may affect your investment.

Our Customer Base

We sell our portfolio of beverage alcohol and non-alcohol products to a diverse group of customers across the United States. Our customer base includes national and regional distributors, wholesalers, and direct-to-consumer (“DTC”) customers through our e-commerce platforms. No single customer accounted for more than 9.9% of our net revenues in 2024 and our top ten customers together represented approximately 46.6% of net revenues. In 2025, two customers accounted for 10.2% and 10.1% of net revenues, respectively.

Notwithstanding this diversification, one of our customers, Full Glass, is party to multiple commercial arrangements with us that have resulted in loss-making sales and adverse cash flow effects. In 2024 and 2025, we recognized $0.8 million and $0.1 million, respectively, of losses on sales under the Full Glass supply contract for which we sell finished wine below current costs. Full Glass is also in default under a multi-year wine purchase agreement that includes fixed pricing and take-or-pay minimums through February 2026, and we are negotiating a potential settlement.

While Full Glass did not exceed 10% of net revenues in 2024 nor 2025, our exposure to this customer may be significant in certain periods due to the pricing of these arrangements and the concentration of related accounts receivable. These arrangements, and Full Glass’s default, have negatively affected our gross profit and operating cash flows and may continue to do so while the commitments remain outstanding. Brief descriptions of the material terms of our agreements with Full Glass can be found immediately below.

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Asset Purchase Agreement (June 11, 2023)

AMASS and its affiliates (as sellers) agreed to sell to Full Glass the DTC wine business assets (the “Asset Purchase Agreement”), including inventory, trademarks, technology, marketing materials, data, and specified contracts, subject to stated exclusions and with Full Glass assuming defined liabilities; closing required execution of ancillary transfer documents and a transition services and license arrangement, with customary representations, indemnification (including survival and caps), and cooperation covenants governing post-closing matters and transfer mechanics. The agreement provides non-assignment procedures where third-party consents are required, restricts public announcements prior to closing, allocates transfer taxes, and includes confidentiality and trademark use covenants.

Amendment to Agreement (June 21, 2023)

AMASS and Full Glass amended the Asset Purchase Agreement to provide that Full Glass would advance $150,000 to AMASS affiliates before closing, creditable against closing cash if the transaction closes, and otherwise treated as an “Extension Deposit” under the parties’ LOI upon termination; all other terms of the Asset Purchase Agreement remained in effect.

Second Amendment and Waiver to Asset Purchase Agreement (June 11, 2023)

AMASS and Full Glass amended schedules to the Asset Purchase Agreement (including transferred trademarks and contracts), added clarifying provisions related to the prior bankruptcy acquisition by BWSC, and included a new “No Other Representations” section for seller acknowledgments; with seller indemnification for any resulting damages, and certain estimated post-closing adjustment amounts were set. The amendment provides that its terms control over any conflict with the Asset Purchase Agreement and confirms continued application of the agreement’s miscellaneous provisions.

Disclosure Schedule to Asset Purchase Agreement (June 11, 2023)

The disclosure schedule sets forth exceptions, supplemental details, and lists supporting the representations, warranties, and schedules to the Asset Purchase Agreement, including title and condition matters, permit and licensing inventories across jurisdictions, and a comprehensive register of material contracts and assignments relevant to the transferred assets and assumed liabilities.

Amended and Restated Secured Promissory Note (February 29, 2024)

Full Glass (as borrower) issued to AMASS (as lender) an amended and restated senior secured promissory note in the principal amount of $1,884,023.62, bearing interest at 8.0% per annum, requiring $150,000 monthly payments beginning March 1, 2024, and maturing on the earlier of April 30, 2025 or acceleration, with customary default interest, offset rights tied to indemnification under the Asset Purchase Agreement, and security interests over defined collateral subject to covenants and events of default. The note reflects the Restatement Agreement’s reduction of principal and cancellation of the subordinated note, and includes a waiver of any defaults existing prior to the effective date.

Restatement Agreement (February 29, 2024)

AMASS and Full Glass agreed that upon a “Payment Event” (receipt by AMASS Parties of $3,500,000 in cash by March 1, 2024), the AMASS warrant would be cancelled, the senior and subordinated notes would be collectively amended and restated into a single $1,884,023.62 note with prior defaults waived, all guaranties would terminate, and certain purchase price adjustment provisions under the Asset Purchase Agreement would be deleted; AMASS retained a limited board observer right until the restated note is satisfied. The parties also terminated the transition services agreement (with specified survivals and no further amounts owing), set storage and landlord acknowledgment obligations for company inventory at AMASS facilities, and established delivery and payment schedules for “Ordered Inventory”; tax treatment was agreed as purchase price adjustments.

Multi-Year Wine Purchase Agreement (February 29, 2024)

AMASS (as seller) and a Full Glass affiliate (as buyer) entered into a multi-year agreement for the manufacture, purchase, and sale of wine products through February 28, 2026, providing for quarterly demand forecasts, minimum purchase order quantities per SKU and production run, and FCA (Incoterms 2020) delivery terms with title and risk of loss passing upon loading at the delivery point; a schedule reflects committed bulk wine volumes by varietal/SKU.

Second Amended and Restated Promissory Note (October 23, 2024)

Full Glass (as borrower) issued to AMASS (as lender) a second amended and restated senior promissory note in the principal amount of $717,714.38, bearing interest at 8.0% per annum, requiring $150,000 monthly payments beginning November 1, 2024 and an additional $215,000 principal payment upon specified bank facility funding, with maturity on the earlier of April 30, 2025 or acceleration and a waiver of all prior defaults as of the effective date. The note incorporates offset rights tied to indemnification under the Asset Purchase Agreement and provides that, upon receipt of a $550,000 repayment in respect of the prior amended and restated note, the security interests automatically terminate and UCC and IP security filings may be terminated.

Our Employees

As of December 31, 2025, we employed approximately 25 full-time employees, primarily located across the continental United States. Our employees are engaged across functions including sales, marketing, operations, finance, and product development. We believe our ability to attract, develop, and retain top talent is critical to our long-term success, particularly given the competitive nature of the consumer products and beverage alcohol industries. None of our employees are represented by a labor union, and we consider our relationship with our employees to be strong. In addition, we supplement our workforce with independent contractors and consultants where specialized expertise is required. We are committed to fostering a culture that emphasizes collaboration, accountability, and innovation, while investing in employee development and engagement to support the continued growth of our business.

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Outsourcing

We rely on a network of third-party service providers and strategic partners to support key aspects of our operations. These include contract manufacturers for production and bottling, third-party logistics providers for warehousing and fulfillment, and specialized vendors for functions such as information technology, customer service, and compliance. Outsourcing these functions allows us to maintain a scalable and capital-efficient operating model, focus our resources on brand building and innovation, and access specialized expertise without incurring significant fixed costs. We maintain relationships with multiple suppliers and partners to help mitigate concentration risk, but the loss of, or disruption at, a key outsourced partner could have an adverse effect on our business.

Distribution and Brokerage Arrangements

We distribute our alcoholic beverage products primarily through third-party licensed wholesalers and distributors pursuant to distribution agreements that generally grant exclusivity for specified brands and territories, while in certain cases permitting us to retain direct-to-consumer sales rights (where permitted by law). These agreements typically include: (i) pricing set forth in agreed price lists, with advance notice of price changes (often 60–90 days); (ii) customary payment terms (including net payment terms) and late charges on past-due amounts; (iii) an initial term (often three years) with renewal provisions that in some cases are tied to achievement of agreed sales targets; (iv) termination rights for cause (including non-payment, insolvency, loss of required licenses, or other material breach) subject to notice and cure periods, and in some cases termination without cause by the distributor upon advance notice; (v) post-termination obligations, which may include the resale or transfer of remaining inventory at laid-in cost and cessation of use of our trademarks; and (vi) ongoing performance and reporting obligations, including commercially reasonable or “best efforts” promotion of the brands and periodic (often monthly) sales and depletion reporting. Certain of our agreements also include minimum performance thresholds tied to renewal and/or liquidated-damages style payments in limited circumstances if terminated early without cause. Certain distribution agreements also include provisions that may be triggered by a change of control or sale of a brand or related intellectual property, including requirements that a purchaser assume the agreement and/or that we pay a fee or termination payment in specified circumstances, which may survive termination.

Suppliers

We source raw materials, packaging, and finished goods from a network of domestic and international suppliers. Key inputs include bulk wine, spirits, glass, closures, and packaging materials. We work with both long-term strategic suppliers and spot market vendors to maintain flexibility and manage costs. In certain cases, we rely on a limited number of suppliers for specific ingredients or components, and disruptions in the availability or quality of these materials could adversely affect our operations. However, we do not rely on any one particular supplier and believe we can find suitable replacements in the event we lose any particular supplier. We actively manage supplier relationships and diversify sourcing where feasible to mitigate concentration risk and supply chain volatility. We believe our supplier base is generally stable and provides us with access to the quality and innovation required to support our brands.

Our principal raw materials include grapes and bulk wine, spirits and packaging inputs such as glass bottles, closures, labels, and other packaging materials. For our wine portfolio, we source grapes and bulk wine entirely from third parties through a combination of contracted grapes, contracted bulk wine, spot grapes, and spot bulk wine, and we utilize a mix of longer-term strategic relationships and spot market purchases to support continuity of supply.

We also procure certain bulk wine, finished wine, and storage and bottling services pursuant to written agreements such as those filed as exhibits to this registration statement. Under a bulk wine purchase agreement for a rosé program (Exhibit 10.30), we agreed to purchase 150,000 gallons for harvest years 2024 through 2028 at $13.50 per gallon, with pricing increasing by 3% per annum in the evergreen renewal period and capped at $14.00 per gallon. Payments are made in four installments (25% due September 1 and December 1 of the harvest year and 25% due March 1 and June 1 of the following year). We are required to accept the bulk wine by December 1 following harvest; bulk wine not paid for and shipped within 30 days after December 1 is subject to storage charges of $0.14 per gallon per month. Title does not transfer until all amounts owed are paid in full, and risk of loss shifts at acceptance as defined in the agreement. The agreement provides for interest on late payments at 1.5% per month, and if an invoice is more than 45 days past due, then the supplier may sell all or a portion of the bulk wine to a replacement buyer, with us remaining responsible for any decrease in the sale price. The agreement automatically renews annually after the initial term unless timely notice of intent to terminate is delivered during the specified annual notice window, and includes termination rights, including termination following a force majeure event preventing performance for 30 or more consecutive days, and the supplier’s right to terminate immediately for nonpayment, other noncompliance, or insolvency/bankruptcy. The agreement also grants the supplier a security interest in the bulk wine and proceeds to secure payment obligations.

We also have finished bulk wine purchase agreements (E.g. Exhibits 10.32 and 10.33) providing for the purchase of specified annual volumes across multiple vintages at fixed prices per gallon. For example, one agreement provides for 77,000 gallons per vintage of a California Red Wine Blend for the 2021–2023 vintages at $9.00 per gallon, and another provides for 60,000 gallons per vintage of California Cabernet Sauvignon for the 2021–2023 vintages at $9.85 per gallon. Under these agreements, we pay 100% net 30 days from the date of shipment or bottling; storage fees of $0.08 per gallon per month beginning on April 1 following harvest, and wine must be shipped or bottled and paid for in full by December 31 one year following harvest. Delinquent amounts are subject to a late charge of 1.5% per month, and failure to pay does not constitute a default until the seller makes written demand and we fail to pay within 10 days after receipt of the demand. Title and risk of loss transfer upon shipment, and the seller represents that it is the sole owner of the wine and will deliver it free of liens; the agreements also include assignment restrictions requiring the other party’s written consent.

In addition, we rely on third-party storage and bottling services under a custom storage and bottling agreement (Exhibit 10.31) that expires on December 31, 2028, and applies to vintages 2024–2027. Under that agreement, we commit to deliver approximately 120,000 gallons per vintage for storage and to bottle approximately 50,000 9L equivalent cases per vintage, and the service provider may charge for the greater of cases actually bottled or 80% of the aggregate bottling commitment if bottling volumes fall short. Bottling charges are due 15 days after each bottling event and other charges are due 30 days after billing; past due amounts bear a late charge of 1.5% per month. The agreement includes scheduling requirements (completed bottling work orders due 30 days prior to bottling; bulk wine delivered 14 days prior; packaging delivered no later than two business days prior), and provides that delays caused by late or defective wine or packaging may result in cancellation fees as specified in the agreement. We supply all packaging materials (including bottles, labels, closures and boxes) and are responsible for packaging condition/quality and label compliance, and bottled wine must be removed within five business days after bottling. The agreement includes limited cancellation rights for later vintages subject to notice and buy-out fees (including $221,450 payable by September 1, 2026 if cancelled after the 2025 bottling and before the 2026 vintage, and $136,000 payable by September 1, 2027 if cancelled after the 2026 bottling and before the 2027 vintage), as well as default provisions (including a 30-day notice period for payment defaults and cure provisions for other breaches) and dispute resolution through arbitration in California.

Strategic Acquisitions

In December 2022, the Company entered into a debtor-in-possession credit facility (DIP) to fund Winc during the Company’s section 363 asset acquisition. Under the DIP, the Company paid $2,000,000 in December 2022 and an additional $1,500,000 in January 2023. Total interest and credits earned on the DIP was $133,832 and was considered part of the purchase consideration on January 23, 2023, along with the principal, as part of the Company acquisition of Winc.

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In January 2023, the Company finalized the Asset Purchase Agreement to acquire substantially all of the assets and liabilities from Winc out of bankruptcy through a Section 363 sale. The Company considers the net assets acquired through the Winc transaction to be two business units: wholesale and Winc.com DTC.

On September 19, 2024, the Company entered into an Asset Purchase Agreement to acquire 50.0001% of the equity stake in 222 Spirits Holdings, LLC. The Company issued 2,220,150 shares of Series B-3 Preferred Stock as total consideration for the transaction. 222 Spirits houses the IP for the brand Calirosa, a brand backed by Adam Levine in which the tequila is aged in red wine barrels.

Regulatory Environment

Our operations, together with those of our distributors, retail accounts, and ingredient and packaging suppliers, are subject to extensive regulation by federal, state, and local authorities in the United States and in foreign jurisdictions where our products are sold. In the United States, the production, distribution, marketing, and sale of our craft spirits, canned cocktails, and other beverage alcohol products are overseen by agencies including the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the U.S. Food and Drug Administration (“FDA”), and various state-level alcohol beverage control boards. We must comply with a wide range of requirements relating to labeling, advertising, formulation, permitting, packaging, storage, and distribution, as well as state and local tax obligations in all jurisdictions where our products are sold and federal excise taxes on spirits removed from bond. We continuously monitor regulatory developments to maintain compliance with all applicable tax, licensing, and reporting requirements, and in states where we operate, we are also subject to city and county building, land use, and other local codes and regulations.

Maison Thomas maintains 24 active wholesale permits for the states in which it directly conducts sales and distribution. In 13 additional states, operations are conducted either through third-party entities that hold the requisite licenses (8 states) or through our distributor partner, which maintains the relevant licenses (5 states). Certain jurisdictions, including Alaska, Florida, Hawaii, and South Dakota, do not require a state-level license for our activities. The Company’s spirits portfolio is distributed exclusively through third-party partners that possess and maintain all required state and federal approvals.

We utilize Avalara, a third-party software platform, to manage state-level compliance, excise tax filings, and reporting obligations. Avalara assists us in ensuring adherence to applicable federal and state regulations and enables us to scale operations efficiently while reducing the administrative burden of multi-jurisdictional compliance and product registration.

Alcohol-related regulation

We are subject to extensive regulation in the United States by federal, state and local laws and regulations regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the TTB and the FDA. The TTB is primarily responsible for overseeing alcohol production records supporting tax obligations, issuing labeling guidelines, including input and alcohol content requirements, as well as reviewing and issuing certificates of label approval, which are required for the sale of spirits and alcoholic beverages through interstate commerce. We carefully monitor compliance with TTB rules and regulations, as well as the state laws of each state in which we sell our products. In the states in which our distilleries are located, we are subject to alcohol-related licensing and regulations by many authorities, including the state department of alcohol beverage control or liquor control. State agents and representatives investigate applications for licenses to sell alcoholic beverages, report on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted and enforce state alcoholic beverages laws. We are subject to municipal authorities with respect to aspects of our operations, including the terms of our use permits. These regulations may limit the production of alcoholic beverages and control the sale of alcoholic beverages, among other elements.

Employee and occupational safety regulation

We are subject to certain state and federal employee safety and employment practices regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act (“OSHA”), and regulations governing prohibited workplace discriminatory practices and conditions. These regulations require us to comply with manufacturing safety standards, including protecting our employees from accidents, providing our employees with a safe and non-hostile work environment and being an equal opportunity employer. We are also subject to employment and safety regulations issued by state and local authorities.

Environmental regulation

Due to our production activities, we and certain third parties with which we work are subject to federal, state and local environmental laws and regulations. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogs to federal regulations and authorities intended to perform similar purposes.

Privacy and security regulation

We collect personal information from individuals. Accordingly, we are subject to several data privacy and security related regulations, including but not limited to: U.S. state privacy, security and breach notification laws; and the General Data Protection Regulation (“GDPR”). In addition, the Federal Trade Commission and many state attorneys general have interpreted existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of information about individuals. Certain states have also adopted robust data privacy and security laws and regulations. In response to such data privacy laws and regulations and those in other countries in which we do business, we have implemented several technological safeguards, processes, contractual third-party provisions, and employee trainings to help ensure that we handle information about our employees and customers in a compliant manner. We maintain a global privacy policy and related procedures and train our workforce to understand and comply with applicable privacy laws.

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Intellectual Property

We rely on a combination of trademarks, domain names, copyrights, and trade secrets to protect our brands and proprietary rights. We believe the trademarks, including brand names, logos, and distinctive packaging designs, we use are valuable assets that help differentiate our products in the marketplace and build consumer loyalty. We actively manage and maintain registrations for our key marks in the United States and in select international jurisdictions where our products are sold. In addition, we rely on confidentiality agreements, non-disclosure agreements, and other contractual protections with employees, contractors, and business partners to safeguard our proprietary information, formulations, and know-how. Although we consider our intellectual property protections to be robust, we cannot be certain that they will prevent others from misappropriating our rights or developing competing products that do not infringe on our intellectual property. From time to time, we may be required to enforce or defend our intellectual property rights, which could result in significant costs or diversion of resources.

Following the April 12, 2024 transaction, legal ownership of the AMASS® trademark (U.S. Reg. No. 5,498,634; Serial No. 87-215,668) and associated goodwill resides with Resonant Subholdings Inc., a Delaware corporation. We hold an exclusive, worldwide, royalty-free license from Resonant permitting the continued use of the AMASS® name for our product lines and marketing operations. The license includes customary quality-control provisions under which we must maintain specified product quality standards and comply with brand usage guidelines, and provides the licensor with customary approval rights designed to protect the goodwill of the mark. All goodwill generated from our continued use of the AMASS® mark accrues to Resonant as the trademark owner. The license contains standard commercial terms, including provisions addressing termination for cause and other customary remedies, as well as assignability and successor-in-interest concepts intended to support continuity of our rights; however, the effectiveness of such provisions against purchasers or successors in the event of an enforcement or insolvency proceeding may be subject to applicable law and the circumstances of any transfer, as described in Risk Factors. We do not have any ownership interest in the AMASS® trademark following the transaction.

We own registrations for GOOD TWIN in the United States, and our affiliate, Project Crush Acquisition Corp., LLC, owns registrations in the United States for its brands, including SUMMER WATER and associated logos.

Property

We do not maintain a traditional brick-and-mortar corporate headquarters office. Our executive team primarily works remotely. Our primary mailing address is in Santa Maria, California, and our primary operating facility is our leased warehouse in Santa Maria described below.

Santa Maria, California (Operating Warehouse and Primary Mailing Address): We lease a warehouse facility located in Santa Maria, California, which we use to store wine and spirits inventory, dry goods, and point-of-sale items (the “Santa Maria Warehouse”), serving both our wine and spirits segments. The on-site team performs inventory management, wholesale wine order fulfillment, and direct-to-consumer order fulfillment for Good Twin. The Santa Maria Warehouse is licensed under AMASS Brands Inc as a federal wholesaler and holder of California Type 02 and Type 14 licenses, authorizing the storage and distribution of wine and spirits. Through our wholly owned subsidiary, Maison Thomas LLC, the same location is licensed as a federal importer and wholesaler and holds California Type 09, Type 17, and Type 18 licenses, authorizing the importation into California and distribution of alcoholic beverages. The Santa Maria Warehouse lease expired in December 2023 and was renewed in January 2024, January 2025, and January 2026, each time for a one-year term. The Santa Maria Warehouse is currently operational and supports our ongoing wholesale and direct-to-consumer activities.

Bethel Township, Pennsylvania (Former Warehouse Facility): As part of the Winc acquisition in January 2023, we assumed contracts for two warehouse facilities: the Santa Maria Warehouse and a warehouse facility located at 1515 Garnet Mine Road, Bethel Township, Pennsylvania (the “Former Warehouse Facility”). The Former Warehouse Facility lease was terminated in July 2024, and we surrendered the premises and ceased operations at the facility. In March 2025, we entered into a Lease Termination and Settlement Agreement with the landlord of the Former Warehouse Facility. The final scheduled payment under that agreement was due in October 2025, and all obligations under the Lease Termination and Settlement Agreement have been satisfied and no amounts remain due. As a result, we no longer lease or operate the Former Warehouse Facility.

Los Angeles, California (Former Office Location): We previously maintained office space at 927 Santa Fe Avenue, Los Angeles, California, which was terminated by mutual consent with the landlord, and we do not have any remaining obligations under that lease. We do not currently maintain a separate executive office location.

Legal Proceedings

From time to time, we may become involved in claims, litigation, regulatory inquiries, audits, or other legal proceedings arising in the ordinary course of business. These matters may include commercial disputes with suppliers or distributors, employment-related claims, intellectual property matters, or regulatory compliance issues. We are not currently a party to any material pending legal proceedings, and, to our knowledge, no such proceedings have been threatened against us. While the outcome of legal proceedings is inherently uncertain, we do not believe that any existing claims or proceedings, individually or in the aggregate, would have a material adverse effect on our business, financial condition, or results of operations.

On July 12, 2024, we filed a civil action against VV1515 LLC, the landlord of our former Pennsylvania facility, in the United States District Court for the Eastern District of Pennsylvania, captioned AMASS Brands Inc. v. VV1515 LLC, Case No. 2:24-cv-04299, relating to a dispute concerning the termination of our lease for premises located at 1515 Garnet Mine Road, Bethel Township, Pennsylvania. In March 2025, we entered into a Lease Termination and Settlement Agreement with the landlord that resolves the dispute and provides for the dismissal with prejudice of the litigation. The landlord retained our $300,000 security deposit, and we agreed to make additional cash payments totaling $75,000 on a scheduled basis through October 2025. Subject to our timely performance under the Settlement Agreement, the parties exchanged mutual releases. Other than the matter described above, we are not currently a party to any legal proceedings that we believe are material to our business.

Recent Developments

Since December 31, 2025, we have undertaken a number of significant initiatives and experienced developments that we believe position us for future growth. These include (i) the launch of new product innovations, (ii) the expansion of our distribution footprint into additional states and key national retail accounts, (iii) continued growth of our direct-to-consumer channel, supported by targeted digital marketing campaigns, and (iv) capital raising activities. In addition, we have implemented cost optimization measures to improve gross margin and operating efficiency. These actions, together with our ongoing brand investments, have strengthened our platform as we prepare for the next stage of our growth as a public company.

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MANAGEMENT

Executive Officers

The following table sets forth certain information, as of the date of this prospectus, concerning our executive officers:

Name	Age	Position
Mark T. Lynn	42	Chairman & Chief Executive Officer
Erin K. Green	42	Chief Operating Officer
Zachary Ament	31	Chief Financial Officer

The following is a biographical summary of the experience of our executive officers.

Mark T. Lynn is our Chief Executive Officer, Founder, Principal Accounting Officer, and a director. Mr. Lynn has served as our Chief Executive Officer and a director since January 2019, when he founded AMASS. Since founding the Company, he has overseen strategy, operations, and brand development across the portfolio. In addition, Mr. Lynn has served as a member of the Board of Directors of Digital Brands Group (NASDAQ: DBGI) since September 2015. Prior to founding AMASS, Mr. Lynn held leadership positions in the consumer products sector, focusing on brand building, go-to-market execution, and scaling operations. Because of his deep knowledge of the beverage and consumer industries, his entrepreneurial background, and his leadership experience as both a founder and a board member of a public company, we believe Mr. Lynn is well qualified to serve on our board of directors.

Erin K. Green Ms. Green has served as our Chief Operating Officer since 2023, overseeing supply chain, operations, and commercial execution across our wine, spirits, and emerging beverage businesses. She is responsible for strategy and execution across multiple channels, including direct-to-consumer and wholesale, driving scalable growth and operational alignment across diverse routes to market. Ms. Green has also served as a member of our Board of Directors since 2025. Prior to AMASS, she joined Winc in 2015, where she served as served as Chief Operating Officer from 2023 to 2021. Ms. Green led multi-brand operations across wholesale and DTC, and before that held senior leadership roles at several consumer and retail companies. Throughout her career, she has built and executed wholesale strategies, optimized supply chains, and scaled consumer brands, bringing significant expertise in logistics, process management, and strategic execution. Ms. Green holds a Bachelor’s degree in fine arts from Indiana University.

Zachary Ament is our Chief Financial Officer. Mr. Ament has served as our Chief Financial Officer since 2025, after previously serving as Director of Finance. Mr. Ament joined the Company’s finance and accounting team in May 2020 and has held roles of increasing responsibility since that time. In his current role, he is responsible for all aspects of finance, accounting, capital markets, financial planning and analysis, M&A activity, and strategic planning, including leading the Company’s readiness for a potential public listing. Prior to joining AMASS, Mr. Ament worked as an auditor for CohnReznick LLP across technology, media, food and beverage sectors. Mr. Ament earned his Masters of Accountancy degree from the University of Southern California and is a CPA (inactive).

Non-Employee Directors

The following table sets forth certain information, as of the date of this prospectus, concerning our non-employees who serve on our board of directors:

Name	Age	Position
Christopher Bridges	46	Director
Edoardo Piscopo Di Ciccolini	37	Director
Jed MacArthur	46	Director

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The following is a biographical summary of the experience of our non-employee directors.

Christopher Bridges serves as a director of AMASS, a position which he has held since 2025, and is the Chief Executive Officer of AMARA Rewards Inc., a fintech company focused on consumer credit and payments innovation. Prior to AMARA, Mr. Bridges was CEO of Vital Card from January 2020 through June 2025, overseeing product development, technology strategy, and capital raising. Prior to his current roles, Mr. Bridges held senior positions in financial services and technology companies, where he gained extensive experience in payments, consumer credit, and business development. Because of Mr. Bridges’ leadership in financial services, his experience scaling technology-driven consumer businesses, and his governance expertise, we believe Mr. Bridges is well qualified to serve on our board of directors.

Edoardo Piscopo di Ciccolini serves as a director of AMASS, a position which he has held since 2025. Mr. Piscopo di Ciccolini is the Founder and Chief Executive Officer of Forte Technologies, a consumer technology company founded in 2024. From 2020 to 2023 he served as Chief Operating Officer of O’Gara Coach, one of the largest luxury automobile dealership groups in the world, representing brands such as McLaren, Lamborghini, Rolls Royce, and Aston Martin. Since 2023, Mr. Piscopo di Ciccolini has served on the board of Italcost S.R.L., a strategic Italian LPG import and distribution company, and Italmare S.p.A., a national retail business. We believe Mr. Piscopo di Ciccolini’s extensive leadership experience in luxury consumer brands, international distribution, and global operations provides valuable insights and expertise to our Board.

Jed MacArthur serves as a director of AMASS, a position which he has held since 2025. Jed is the operator of Westbound & Down Brewery, which he founded in 2015, the most award-winning Colorado craft brewery recognized nationally for quality and innovation. He has scaled the brand from a single brewpub into a multi-location business with medals from the Great American Beer Festival and a loyal consumer following. As a board member, Jed brings founder-level experience in alcohol CPG, with expertise in brand building, distribution strategy, fundraising, and operating in regulated markets. He combines creative vision with disciplined execution, offering strategic guidance on scaling, capital planning, and long-term brand growth.

Board of Directors

Our Board of Directors is responsible for overseeing the management of our business and affairs and providing strategic guidance to our executive leadership team. The Board is currently composed of 5 members, including 3 independent directors within the meaning of the applicable listing standards of The Nasdaq Stock Market. Our directors bring a diverse range of expertise across consumer products, beverage alcohol, finance, operations, and corporate governance. The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each composed entirely of independent directors. We believe the collective experience, industry knowledge, and leadership skills of our Board members position us well to execute on our strategic priorities and support our transition to the public market.

Director Independence

Our board of directors has determined that Christopher Bridges, Edoardo Piscopo di Ciccolini, and Jed MacArthur are independent under the NASDAQ listing standards, and that a majority of our board is currently independent. Our board has made independence determinations under Nasdaq Listing Rule 5605(a)(2) and Item 407(a) of Regulation S-K, and our independent directors have held regularly scheduled executive sessions as required by Nasdaq Listing Rule 5605(b)(2).

Board Leadership Structure

 Our Chief Executive Officer, other executive officers and other members of our management team regularly report to the non-executive directors and the audit committee to discuss any financial, legal, cybersecurity or regulatory risks, to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.

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Committees of our Board of Directors

Audit Committee

The members of our audit committee are Jed MacArthur, Edoardo Piscopo Di Ciccolini, and Christopher Bridges. Jed MacArthur serves as the chairperson of the committee. Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that each member of the audit committee meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Our board of directors has determined that Jed MacArthur is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our annual report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

Compensation Committee

The members of our compensation committee are Edoardo Piscopo di Ciccolini, Jed MacArthur, and Christopher Bridges. Christopher Bridges serves as the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules. The compensation committee’s responsibilities include:

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•	reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;

•	making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;

•	reviewing and assessing the independence of compensation advisors;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	preparing the compensation committee reports required by the SEC, including our “compensation discussion and analysis” disclosure.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Edoardo Piscopo di Ciccolini, Jed MacArthur, and Christopher Bridges. Christopher Bridges serves as the chairperson of the committee. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying and screening individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

Code of Conduct

We have adopted a written code of business conduct and ethics, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In connection with the effectiveness of the registration statement of which this prospectus forms a part, a current copy of the code will be posted on our website at www.amass.com, www.amassbrandsgroup.com or www.amassbrands.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “— 2025 Summary Compensation Table” below. For the fiscal year ended December 31, 2025, our “named executive officers” and their positions were as follows:

•	Mark T. Lynn, Chief Executive Officer

•	Zach Ament, Chief Financial Officer

•	Erin K. Green, Chief Operating Officer

•	Geoffrey McFarlane, Former Interim Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” and a “smaller reporting company,” each as defined under SEC rules, we are not required to include a compensation discussion and analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

2025 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2024 and December 31, 2025:

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Total ($)
Mark T. Lynn, Chief Executive Officer	2025	200,600		-	200,600
	2024	167,240		-	167,240

Zach Ament, Chief Financial Officer(2)	2025	161,225	(3)	620,000	781,225

Erin K. Green, Chief Operating Officer	2025	200,600		992,000	1,192,600
	2024	200,000		-	200,000

Geoffrey McFarlane, Former Interim Chief Financial Officer(2)	2025	240,000	(4)	-	240,000
	2024	241,904	(5)	-	241,904

(1)	Amounts disclosed in the Option Awards column for 2025 relate to grants of stock options made under the 2016 Stock Option Plan. With respect to each award, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718, determined using a Black-Scholes option valuation model. The assumptions used in calculating the grant date fair value of all awards are disclosed in the notes to the consolidated financial statements.

(2)	Mr. Ament was appointed as the Company’s chief financial officer in August 2025. Mr. McFarlane held the position of interim chief financial officer from July 2024 until August 2025.

(3)	Mr. Ament’s salary includes amounts earned in fiscal year 2025 in his role as Director of Finance, prior to his appointment as chief financial officer in August 2025.

(4)	Mr. McFarlane served as a consultant to the Company following the end of his term as interim chief financial officer and earned a base salary of $20,000 per month in his role as consultant.

(5)	Mr. McFarlane earned $121,904 in consulting fees prior to his appointment as interim chief financial officer and $120,000 in base salary as interim chief financial officer.

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Narrative Disclosure to the Summary Compensation Table

Base Salaries

Base salaries are paid to our named executive officers to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

For the fiscal year ended December 31, 2024, although Mr. Lynn’s employment agreement provides for an initial base salary of $200,000. However, Mr. Lynn and the Company came to a mutual understanding to adjust his annualized cash base salary from time to time during 2024 due to business needs. Mr. Lynn’s annualized cash base salary was $66,560 at the beginning of 2024 and was increased to an annualized rate of $200,000 in April 2024. Ms. Green’s annual base salary was $200,600. Mr. McFarlane was appointed interim chief financial officer in July 2024 with a base salary of $20,000 per month.

For the fiscal year ended December 31, 2025, Ms. Green and Mr. McFarlane’s base salary rates remained the same. Mr. Lynn’s base salary rate was increased from $200,000 to $200,600 on January 1, 2025. Effective upon his appointment as Chief Financial Officer in August 2025, Mr. Ament’s annual base salary is $160,000, in accordance with his employment agreement.

In connection with the direct listing, the Board anticipates reviewing and potentially adjusting the base salaries of the Company’s executive officers to better align with market practices for similarly situated executives at publicly traded companies. Any such adjustments would be intended to ensure the Company remains competitive in attracting and retaining key executive talent.

Bonuses

None of the Company’s named executive officers received bonuses for the fiscal years ended December 31, 2024 and December 31, 2025.

Equity Compensation

None of the Company’s named executive officers received equity compensation grants during the fiscal year ended December 31, 2024.

In the fiscal year ended December 31, 2025, the Company granted incentive stock options to Mr. Ament and Ms. Green. The Company granted Mr. Ament 16,667 options on May 12, 2025, and 66,667 on November 11, 2025. The Company granted Ms. Green 133,334 options on June 3, 2025. All options vest and become exercisable in 48 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date.

For additional information about the Company’s equity compensation plans, please see the section titled “Equity Compensation Plans” below.

Other Elements of Compensation

Retirement Plans

The Company is a participating employer under the Justworks Retirement Savings Plan (the “401(k) Plan”). The 401(k) Plan is a multiple employer plan intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The Code allows eligible employees to contribute, on a pre-tax basis, a portion of their salary, within prescribed limits, through contributions to the 401(k) Plan. Contributions are allocated to each participant’s account and are then invested in selected investment alternatives according to each participant’s directions. The Company has discretion to make employer matching and/or nonelective contributions to the 401(k) Plan on participants’ behalf; however, the Company did not make any such contributions to the 401(k) Plan in the fiscal years ended December 31, 2024 and December 31, 2025.

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Employee Benefits and Perquisites

The Company’s named executive officers are eligible to receive the same employee benefits that are generally available to all full-time, U.S.-based employees, subject to the satisfaction of certain eligibility requirements. In structuring these benefit plans, the Company seeks to provide an aggregate level of benefits that are comparable to those provided by similar companies.

Agreements with our Named Executive Officers

Mark T. Lynn

We entered into an employment agreement with Mr. Lynn, effective March 16, 2020, pursuant to which Mr. Lynn serves as our Chief Executive Officer. Pursuant to his agreement, Mr. Lynn is entitled to receive an initial base salary of $200,000. However, Mr. Lynn and the Company came to a mutual understanding to adjust his annualized cash base salary from time to time during 2024 due to business needs. Mr. Lynn’s annualized cash base salary was $66,560 at the beginning of 2024 and was increased to an annualized rate of $200,000 in April 2024. Mr. Lynn’s employment pursuant to the employment agreement is “at-will” and is terminable by either party for any reason and with or without notice.

The Company anticipates entering into a revised employment agreement with Mr. Lynn in connection with or following the completion of the direct listing. The terms of any such agreement are expected to reflect Mr. Lynn’s role and responsibilities at the Company and to be consistent with market practices for similarly situated executives at publicly traded companies. As of the date of this prospectus, no such agreement has been finalized.

Erin K. Green

We entered into an offer letter with Ms. Green, dated January 19, 2023, pursuant to which Ms. Green serves as our Chief Operating Officer. Pursuant to her agreement, Ms. Green is entitled to receive an initial base salary of $200,000. Ms. Green’s employment pursuant to the offer letter is “at-will” and is terminable by either party for any reason and with or without notice.

The Company anticipates entering into an employment agreement with Ms. Green in connection with or following the completion of the direct listing. The terms of any such agreement are expected to reflect Ms. Green’s role and responsibilities at the Company and to be consistent with market practices for similarly situated executives at publicly traded companies. As of the date of this prospectus, no such agreement has been finalized.

Zachary Ament

We entered into an employment letter with Mr. Ament dated August 21, 2025, pursuant to which Mr. Ament was promoted to serve as our Chief Financial Officer. Pursuant to the employment letter, Mr. Ament is entitled to receive an annual base salary of $160,000. Mr. Ament is also eligible to receive an annual cash bonus in the amount of $40,000. Amounts earned through the completion of the Company’s direct listing are payable on a pro rata basis upon the closing of the direct listing, subject to Mr. Ament’s continued employment through such date, with any such amounts payable within thirty (30) days following the closing. Mr. Ament is also eligible to receive an additional transaction-related bonus in connection with the completion of the direct listing and to participate in the Company’s standard employee benefit programs as in effect from time to time. Mr. Ament’s employment is at-will and may be terminated by either party at any time, with or without cause or notice.

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In November 2025, Mr. Ament has been granted an option to purchase 66,667 shares of the Company’s common stock pursuant to the Company’s equity incentive plan, as amended or adopted from time to time, with vesting and other terms to be determined by the Board and set forth in the applicable award agreement.

The Company anticipates entering into a revised employment agreement with Mr. Ament in connection with or following the completion of the direct listing. As of the date of this prospectus, no such agreement has been finalized.

Geoffrey McFarlane

We did not enter into any agreements with Mr. McFarlane during or following his employment as interim chief financial officer.

Following his term as interim chief financial officer, Mr. McFarlane continued to serve as a consultant. The Company anticipates entering into a consulting agreement with Mr. McFarlane in the near future. As of the date of this prospectus, no such agreement has been finalized.

Equity Compensation Plans

The following summarizes the material terms of the AMASS equity compensation plans.

2016 Stock Option Plan

On September 22, 2016, our Board and stockholders approved the AMASS 2016 Stock Plan (the “2016 Stock Plan”). The 2016 Stock Plan is intended to offer select employees, directors, and consultants with the opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring shares of the Company’s common stock.

The 2016 Stock Plan authorizes the grant of shares, incentive stock options, and nonstatutory stock options, or any combination of the foregoing, each as determined by the plan administrator.

The 2016 Stock Plan initially reserved 4,666,667 shares of our common stock for issuance, subject to adjustment for stock splits, recapitalizations and similar events. Shares underlying awards that expire, are forfeited, or are settled in cash (including shares surrendered or withheld to cover exercise prices or tax withholding obligations) generally become available again for future awards under the 2016 Stock Plan.

The Board administers the 2016 Stock Plan and may delegate its authority to a committee of the Board. The administrator has broad discretionary authority to, among other things: select eligible participants; determine the type, size and terms of awards (including vesting conditions, exercise prices and expiration dates); accelerate or extend vesting or exercise; interpret and amend the plan and outstanding awards; and establish rules for plan administration.

Options granted under the 2016 Stock Plan must have an exercise price at least equal to the fair market value of our common stock on the date of grant (110 percent of fair market value for incentive stock options granted to holders of 10 percent or more of our total voting power). Options may have a term of up to ten years, except that incentive stock options granted to 10 percent stockholders may not exceed a five-year term.

Upon a subdivision of the outstanding stock, a declaration of a dividend payable in shares, a combination or consolidation of the outstanding stock into a lesser number of shares, a reclassification, or any other increase or decrease in the number of issued shares, the proportional adjustments will automatically be made to the number and type of shares reserved under the 2016 Stock Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices and any repurchase price that applies to shares granted pursuant a Company repurchase right under the applicable award agreement). In connection with the declaration of an extraordinary dividend payable in a form other than shares in an amount that has a material effect of the fair market value of the Company’s common stock, a recapitalization, a spin-off, or other similar occurrence, the administrator may, in its discretion, make appropriate adjustments to the number and type of shares reserved under the 2016 Stock Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices and any repurchase price that applies to shares granted pursuant a Company repurchase right under the applicable award agreement). In connection with a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, the administrator may, in its discretion, provide for the acceleration, assumption, substitution, or cash-out of outstanding awards, or for their termination if the optionee has been given notice and an opportunity to exercise vested options for period of no less than five business days preceding the effective date of the transaction.

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The 2016 Stock Plan allows the administrator to establish procedures for satisfying tax-withholding obligations, including by withholding shares otherwise deliverable upon exercise.

Unless earlier terminated by the Board, the 2016 Stock Plan will remain in effect until the tenth (10th) anniversary of the later of (i) the date the 2016 Stock Plan was approved by the Board or (ii) the date when the Board approved the most recent increase in the number of shares reserved under the 2016 Stock Plan that was also approved by the Company’s stockholders. No awards may be granted under the plan thereafter.

The foregoing summary of the 2016 Stock Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

2026 Omnibus Incentive Plan

On April 7, 2026, our Board and stockholders, approved the 2026 Omnibus Plan. The 2026 Omnibus Plan is intended to promote the long-term success of the Company by aligning the interests of employees, directors and consultants with those of our stockholders, encouraging individual performance, fostering teamwork and enabling us to attract and retain the talent necessary to drive our growth following the direct listing of our common stock.

The 2026 Omnibus Plan authorizes the grant of a broad array of equity and cash-based awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-conditioned restricted stock and restricted stock units), other share-based awards and other cash-based awards, or any combination of the foregoing, each as determined by the plan administrator.

The 2026 Omnibus Plan initially reserves 1,220,000 shares of our common stock for issuance, subject to adjustment for stock splits, recapitalizations and similar events. Beginning January 1, 2027 and on the first trading day of each calendar year thereafter, the share reserve will automatically increase by a number of shares equal to four (4%) percent of the total outstanding shares of our common stock on the last day of the immediately preceding calendar year, unless the Board determines prior to the date of increase that no such increase (or a lesser increase) will occur. Shares underlying awards that expire, are forfeited, or are settled in cash (including shares surrendered or withheld to cover exercise prices or tax withholding obligations) generally become available again for future awards under the 2026 Omnibus Plan; however, shares tendered to pay an exercise price, withheld to satisfy tax obligations, or repurchased on the open market with option proceeds will not again become available for issuance.

The Board administers the 2026 Omnibus Plan and may delegate its authority to a committee of the Board or, within prescribed limits, to one or more officers. The administrator has broad discretionary authority to, among other things: select eligible participants; determine the type, size and terms of awards (including performance goals, vesting conditions, exercise prices and expiration dates); accelerate or extend vesting or exercise; interpret and amend the plan and outstanding awards; and establish rules for plan administration.

Options and stock appreciation rights (“SARs”) granted under the 2026 Omnibus Plan must have an exercise price (or base price, in the case of SARs) at least equal to the fair market value of our common stock on the date of grant (110 percent of fair market value for incentive stock options granted to holders of 10 percent or more of our total voting power). Options and SARs may have a term of up to ten years, except that incentive stock options granted to 10 percent stockholders may not exceed a five-year term. The administrator determines vesting schedules for all awards; however, stock options and other full-value awards are generally expected to vest over time or upon achievement of performance goals.

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Upon certain changes in our capitalization (for example, stock splits, mergers or similar events), the administrator will make equitable adjustments to the number and type of shares reserved under the 2026 Omnibus Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices). In connection with a change in control, the administrator may, in its discretion, provide for the assumption, substitution, or cash-out of outstanding awards, or for their termination if the exercise price equals or exceeds the consideration payable to stockholders. If a participant’s employment is terminated without Cause or resigns for Good Reason (as each term is defined in the applicable award agreement or other applicable agreement) within twelve months after a change in control, the participant’s awards under the 2026 Omnibus Plan will become fully vested.

The 2026 Omnibus Plan allows the administrator to establish procedures for satisfying tax-withholding obligations, including by withholding shares otherwise deliverable upon exercise, vesting or settlement, or by accepting previously owned shares. Awards may be settled in shares, cash, or a combination of both, as provided in the applicable award agreement.

Unless earlier terminated by the Board, the 2026 Omnibus Plan will remain in effect until the day immediately preceding the tenth (10th) anniversary of the earlier of (a) its effective date or (b) the date the Plan was adopted by the Board, and no awards may be granted under the Plan thereafter.

The foregoing summary of the 2026 Omnibus Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Outstanding Equity Awards at December 31, 2025(1)

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Mark T. Lynn	128,472	(2)	104,862	$0.18	October 30, 2033
Zach Ament	24,174	(2)	3,160	$0.18	October 30, 2033
	5,000	(3)	-	$0.18	October 30, 2033
	5,903	(4)	10,764	$0.24	May 11, 2035
	5,555	(5)	61,112	$0.24	November 11, 2035
Erin K. Green	129,167	(2)	70,835	$0.18	October 30, 2033
	30,556	(6)	102,778	$0.24	June 2, 2035
Geoffrey McFarlane	—		—	—	—

(1)	All stock options were granted under the 2016 Stock Plan, as described in more detail under “Equity Compensation Plans — 2016 Stock Option Plan” above. All of the stock options were granted with a per share exercise price equal to the fair value of one share of the Company’s common stock on the date of grant, as determined in good faith by the Board. In making this determination, the Board relied on an independent third-party valuation prepared in accordance with Code Section 409A to assess the fair market value of the Company’s common stock as of the applicable grant date. All options are classified as incentive stock options.

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(2)	On October 31, 2023, the Company granted to Mr. Lynn, Mr. Ament and Ms. Green the option to purchase the number of shares of common stock reflected above. All options vest and become exercisable in 48 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date. For Mr. Lynn, 66,667 stock options began vesting as of January 23, 2023, and 166,667 stock options began vesting as of January 1, 2024. For Mr. Ament, 11,667 stock options began vesting as of January 23, 2023, 10,000 stock options began vesting as of November 17, 2021, and 5,667 stock options began vesting as of May 26, 2021. For Ms. Green, 66,667 options began vesting as of January 23, 2023, and 133,334 stock options began vesting as of January 1, 2024.

(3)	On October 31, 2023, the Company granted Mr. Ament the option to purchase the number of shares of common stock reflected above. The options vest and become exercisable in 36 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date. The stock options began vesting as of October 1, 2022.

(4)	On May 12, 2025, the Company granted Mr. Ament the option to purchase the number of shares of common stock reflected above. The options vest and become exercisable in 48 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date. The stock options began vesting as of July 1, 2024.

(5)	On November 11, 2025, the Company granted Mr. Ament the option to purchase the number of shares of common stock reflected above. The options vest and become exercisable in 48 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date. The stock options began vesting as of August 16, 2025.

(6)	On June 3, 2025, the Company granted Ms. Green the option to purchase the number of shares of common stock reflected above. The options vest and become exercisable in 48 ratable monthly installments, subject to the individual’s continued employment with the Company through the applicable vesting date. The stock options began vesting as of January 1, 2025.

Director Compensation

Christopher Bridges, Edoardo Piscopo Di Ciccolini and Jed MacArthur served as non-employee directors for the fiscal year ended December 31, 2025. No cash or equity compensation was granted to our non-employee directors in the during that period. We intend to begin granting equity compensation to our non-employee directors, contingent upon completion of the Direct Listing.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2022 to which we were or are a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers, holders of more than 5% of our voting securities, or any immediate family member of, or entity affiliated with, any of the foregoing persons, had or will have a direct or indirect material interest.

Name of Person: Mark T. Lynn

Relationship to Company: Chief Executive Officer, Founder and director.

Nature / amount of interest in the transaction: Mark T. Lynn is the Company’s founder.

Material Terms: Mark T. Lynn has received various advances from the Company. In January 2022, the Company entered into a loan agreement with Mark T. Lynn in which the balance outstanding is incurring interest at a rate of 1.6% per annum. As of December 31, 2025 and 2024, net amount due from Mark T. Lynn was $1,389,996 and $1,268,341, respectively. Interest earned in the years ended December 31, 2025 and 2024, on the advances was $22,333 and $18,095, respectively. These advances were payable on demand.

In March 2026, the Company purchased 155,375 shares of Mr. Lynn’s common stock at $8.97 per share, the price equal to the most recent financing price. The full amount owed by Mr. Lynn to the Company was satisfied through a non-cash offset against the purchase price of such shares. Following this transaction, no amounts remain outstanding from Mr. Lynn to the Company.

Name of Entity: Nitehous LLC

Relationship to Company: Directors and Officers.

Nature / amount of interest in the transaction: Mark Lynn is executor but not investor, and Geoffrey McFarlane.

Material Terms: In January 2023, the company took out a loan from Nitehous LLC to finance the purchase of substantially all of Winc’s assets. The loan amount was for the principal balance of $500,000. The note accrues interest at a monthly rate of 15% for the first month and a monthly rate of 2% for each subsequent month. The loan initially matured in December 2023 was extended to June 2026. In 2024 when Geoffrey McFarlane became interim CFO, the Company deemed this loan to be with a related party. As of December 31, 2025 and 2024, the balance on the note was $97,854 and $325,866, respectively. Interest incurred in the years ended December 31, 2025 and 2024, on the advances was $58,988 and $123,768, respectively. The terms of the loan were at the same terms as other arms-length lenders during that time. In March 2026, the outstanding balance was fully repaid.

Name of Entity: MVL Inc. (f/k/a Alchemi Project Inc.).

Relationship to Company: Beneficial owner of more than 5% of Common Stock.

Nature / amount of interest in the transaction: On January 30, 2025, we issued a promissory note in the principal amount of $1,000,000 to MVL Inc. (f/k/a Alchemi Project Inc.) (the “MVL Note”). The MVL Note bears a 6.25% on issuance discount. The MVL Note matures on the earliest to occur of January 30, 2026 or an event of default (as defined in the note). In February 2026, the balance of the MVL Note was transferred to a convertible note in the principal amount of $1,000,000 (the “MVL Convertible Note”), issued pursuant to a Convertible Note Purchase Agreement dated February 13, 2026, by and between the Company and MVL Inc. The purchase price for the MVL Convertible Note was satisfied through the contribution and cancellation of the MVL Note. The MVL Convertible Note bears simple interest at 9% per annum and matures on the earlier of (i) February 13, 2028 or (ii) a Change of Control Transaction (as defined therein). The MVL Convertible Note may not be prepaid without the consent of the holder. Upon a Qualified Financing, including the Company’s initial public offering or Direct Listing, the outstanding principal and accrued interest will automatically convert into shares of Common Stock at a conversion price equal to 80% of the price per share of equity securities sold by the Company in the Qualified Financing. Upon a Change of Control Transaction, the holder may elect either (a) repayment equal to two times the outstanding balance or (b) conversion into Common Stock at a price derived from a $30,000,000 fully-diluted valuation. If no conversion event occurs prior to maturity, the outstanding balance will automatically convert into Common Stock at a price derived from the same $30,000,000 fully-diluted valuation. In connection with the issuance of the MVL Convertible Note in February 2026, the Company issued to MVL Inc. a warrant to purchase a number of shares of Common Stock equal to the quotient of $1,000,000 divided by the Exercise Price. The Exercise Price is equal to the greater of (a) the volume-weighted average trading price of the Common Stock for the five Trading Days ending on the applicable date and (b) $10.00 per share. The warrant is exercisable beginning on the fifth Trading Day after the Common Stock is listed on a Trading Market and expires 180 days from the Listing Date. Exercise of the warrant is subject to a 19.99% beneficial ownership limitation and a 19.99% exchange cap absent stockholder approval. See “Selling Stockholders” and “Management’s Discussion and Analysis of Financial Results and Condition Liquidity and Capital Resources” for additional information. For a description of the selling stockholder affiliated with the MVL Note and related Item 507 disclosures, see “Selling Stockholders”.

Name of Entity: Resonant LLC

Relationship to Company: Special purpose entity whose director is a related party; consolidated variable interest entity.

Nature / amount of interest in the transaction: The Company sold the AMASS trademark to Resonant and entered into a secured promissory note arrangement in connection with a financing transaction.

Material Terms: In April 2024, the Company sold the AMASS trademark to Resonant LLC, a special purpose vehicle, whose director is Geoffrey McFarlane, the Company’s former Interim Chief Financial Officer, and concurrently entered into an arrangement pursuant to which the Company will repurchase the trademark following repayment of a secured promissory note entered into in connection with the transaction. At the same time, the Company entered into an exclusive, worldwide, royalty-free license permitting its continued use of the AMASS name for its products and marketing operations.

Concurrently with the trademark sale, a third-party investor loaned funds to Resonant, which were secured by the trademark. The Company received the loan proceeds, which were memorialized in a secured promissory note described in Note 9 to the consolidated financial statements. Because Resonant is a variable interest entity whose director is a related party and the Company is the primary beneficiary, Resonant is consolidated with the Company. Accordingly, the sale of the trademark had no impact on the Company’s consolidated financial statements; however, the Company recognized the secured promissory note and related interest expense.

The Secured Promissory Note has been amended on four occasions since its original issuance:

Amendment No. 1 (February 14, 2025) and Amendment No. 2 (February 26, 2025) extended the maturity date from its original date to December 15, 2025, reduced certain monthly payment obligations, and settled outstanding default interest. As consideration for the foregoing amendments, the Company transferred $1,000,000 of its investment in De Soi, Inc. at fair value and issued a $500,000 Simple Agreement for Future Equity (“SAFE”) in Drink WKND, Inc. (d/b/a Good Twin), a wholly-owned subsidiary of the Company, to Half Church. The SAFE provides Half Church with the right to receive shares of Good Twin’s capital stock upon the occurrence of a qualifying equity financing, liquidity event, or dissolution event, subject to a post-money valuation cap of $5.0 million. The SAFE does not bear interest and has no stated maturity date. The Note also contains a post-closing provision requiring the Company to transfer additional equity interests in Good Twin to Half Church if Half Church’s ownership interest falls below ten percent (10%) upon SAFE conversion, with the fair market value of any such shares transferred applied as a dollar-for-dollar reduction to the outstanding principal balance.

Amendment No. 3 (December 15, 2025) extended the maturity date from December 15, 2025 to April 15, 2026. As consideration for the extension, Mark Lynn, the Company’s Chief Executive Officer, transferred 500,000 shares of common stock of Afterdream, Inc. to Half Church pursuant to a Share Transfer Agreement dated December 15, 2025 (Exhibit 10.50). The transferred shares had an agreed fair market value of $300,000, which was applied as an in-kind interest payment under the Note. Concurrently, the Company made a prepayment of $143,750 in principal. Mr. Lynn held 7,650,000 shares of Afterdream common stock prior to the transfer, and Half Church held 1,000,000 shares of Afterdream capital stock.

Amendment No. 4 (January 23, 2026) extended the maturity date from April 15, 2026 to June 30, 2027, cancelled the monthly payments of $50,000 due in February, March, and April 2026, and reduced the outstanding principal balance by $150,000. As consideration for the principal forgiveness, the Company issued to Half Church approximately 102,425 shares of Series B Preferred Stock upon a partial exercise of Half Church’s outstanding warrant to purchase Series B Preferred Stock at an exercise price of $1.4644 per share, with the $150,000 Forgiven Amount applied as payment of the aggregate exercise price.

Mr. Lynn has also provided a personal guaranty of Resonant’s obligations under the Note. As of the date of this prospectus, the outstanding principal balance of the Note, as amended, is approximately $1,267,000.

See Note 9 to our consolidated financial statements for additional information regarding the Secured Promissory Note and Note 11 for the SAFE in Good Twin.

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Name: Various

Relationship to Company: Stockholders of the Company

Material Terms:

In connection with our preferred stock financings, we entered into an Amended and Restated Investors’ Rights Agreement, and Amended and Restated Voting Agreement and an Amended and Restated Right of First Refusal and Co-Sale Agreement, containing, among other things, registration rights, information and observer rights, rights of first refusal, and rights of co-sale with certain holders of our capital stock, including MVL Inc. (f/k/a Alchemi Project Inc.), Mark Lynn (also our CEO) and Desmond Lynn. The foregoing rights are expected to terminate upon the direct listing, except for the registration rights under the Amended and Restated Investors’ Rights Agreement, as more fully described under “Description of Capital Stock”.

Name: Kayus LLC

Relationship to Company: Beneficial owner of more than 5% of Common Stock.

Material Terms:

In December 2024, we sold 340,864 shares of De Soi common stock to Kayus LLC, a beneficial owner of more than 5% of our voting securities, for aggregate consideration of $500,000 ($1.47 per share). See “Principal and Registered Stockholders” for additional information regarding Kayus LLC’s beneficial ownership.

PRINCIPAL AND REGISTERED STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth:

•	certain information with respect to the beneficial ownership of our Common Stock as of April 16, 2026 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors and named executive officers;

•	all of our directors and named executive officers as a group; and

•	the number of shares of our Common Stock held by the Registered Stockholders and registered as Common Stock for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their Common Stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their Common Stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Stockholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Stockholder may, or may not, elect to sell their Common Stock or the prices at which any such sales may occur. See “Plan of Distribution.” See “Selling Stockholders” for additional information regarding Registered Stockholders, including Item 507 information for entities and the identity of natural person(s) who exercise voting and/or investment control over their securities, and “Certain Relationships and Related Person Transactions” for descriptions of material relationships.

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the Common Stock covered by this prospectus, we cannot determine the number of shares of Common Stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of Common Stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

We currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of Common Stock by the Registered Stockholders. However, we have engaged Maxim Group LLC, as our financial advisor to provide advice and otherwise assist us with respect to certain matters relating to our listing, including in defining objective, analyzing, structuring and planning the direct listing, developing and assisting with investor communication strategy and consulting with Nasdaq. See “Plan of Distribution.”

We have based percentage of beneficial ownership for the following table on 11,367,278 shares of Common Stock (including Common Stock issuable upon the automatic conversion of a convertible note) outstanding as of April 16, 2026. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of April 16, 2026. As such, shares of Common Stock issuable pursuant to options and warrants that may be exercised or settled within 60 days of April 16, 2026 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Each share of our Common Stock is entitled to 1 vote per share on all matters submitted to a vote of the stockholders, including the election of directors.

The Registered Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion and Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o AMASS Brands Inc, 860 E Stowell Road Santa Maria, CA, 93454.

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	Shares Beneficially Owned^				Percentage of Total	Shares of Common Stock
	Common Stock		Preferred Stock†		Voting	Being
Name of Beneficial Owner	Number	%	Number	%	Power†	Registered
Executive Officers and Directors
Mark T. Lynn(1)	354,652	3.1%	0	0%	3.1%	198,403
Geoffrey McFarlane (2)	0	0%	0	0%	0%	0
Erin K. Green (3)	198,610	1.7%	0	0%	1.7%	0
Zachary Ament (4)	52,263	0.5%	0	0%	0.5%	0
Christopher Bridges (5)	0	0%	0	0%	0%	0
Edoardo Piscopo Di Ciccolini (6)	0	0%	0	0%	0%	0
Jed MacArthur (7)	0	0%	0	0%	0%	0
All executive officers and directors as a group (7 persons)	605,525	5.1%	0	0%	5.1%	198,403
5% Stockholders other than Executive Officers and Directors
Desmond Lynn (8)	1,250,001	11.0%	0	0%	11.0%	1,250,001
MVL Inc. (f/k/a Alchemi Project Inc.)(9)	2,186,126	18.8%	0	0%	18.8%	2,186,126
Kayus LLC(10)(13)	683,322	6.0%	0	0%	6.0%	683,322
Z1967 Limited(11)	871,227	7.7%	0	0%	7.7%	871,227
Kukus LLC(12)(13)	799,990	7.0%	0	0%	7.0%	799,990
Kayus Limited(13)	1,483,312	13.0%	0	0%	13.0%	1,483,312
Davies Holdings Europe Kft.(14)	627,663	5.5%	0	0%	5.5%	627,663
Charles Jobson(15)	769,445	6.7%	0	0%	6.7%	769,445

* Represents beneficial ownership of less than one percent.

^ Percentages are calculated using individualized denominators and that certain shares are attributed to more than one beneficial owner, such that the percentages are not additive to 100%.

†	On April 8, 2026, concurrently with the initial public filing of this prospectus, all outstanding shares of Preferred Stock (other than the Series C Convertible Preferred Stock) automatically converted into an aggregate of 7,483,093 additional shares of Common Stock, without any further action by the holders, in accordance with the terms of our Certificate of Incorporation. Following the conversion, 11,116,358 shares of Common Stock were issued and outstanding, and no shares of any series of Preferred Stock other than the Series C Convertible Preferred Stock remain outstanding.
(1)	Common Stock holdings consist of (i) 197,526 shares of Common Stock held directly, (ii) 156,249 shares of Common Stock issuable upon conversion of vested options and (iii) 877 shares of Common Stock issuable upon the exercise of Common Stock warrants held by Mr. Lynn. Mark T. Lynn is currently a director and Chief Executive Officer of the Company. The address for Mark T. Lynn is 3900 Alton Rd, Apt 805, Miami Beach, FL 33140. Mr. Lynn is also party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(2)	Geoffrey McFarlane is the former Interim Chief Financial Officer of the Company.
(3)	Common Stock holdings consist of 198,610 shares of Common Stock issuable upon conversion of vested options held by Erin K. Green. Ms. Green currently serves as Chief Operating Officer and as a director of the Company.
(4)	Common Stock holdings consist of 52,263 shares of Common Stock issuable upon conversion of vested options held by Zachary Ament. Mr. Ament currently serves as Chief Financial Officer of the Company.
(5)	Christopher Bridges currently serves as a director of the Company.
(6)	Edoardo Piscopo Di Ciccolini currently serves as a director of the Company.
(7)	Jed MacArthur currently serves as a director of the Company.
(8)	Common Stock holdings consist of (i) 1,050,001 shares of Common Stock held directly and (ii) 200,000 shares of Common Stock held by E Technologies LLC. Desmond Lynn, as manager, may be deemed to have voting and dispositive power over such shares held by E Technologies LLC. Mr. Lynn disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for Desmond Lynn is 16 R. Eduardo Paulo Ericeira, Lisbon Portugal. Desmond Lynn is a family member of Mark T. Lynn. Desmond Lynn is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(9)	Common Stock holdings consist of (i) 1,816,682 shares of Common Stock held directly by MVL Inc., (ii) 227,625 shares of Common Stock issuable upon the exercise of Common Stock warrants, (iii) 79,319 shares of Common Stock issuable upon the automatic conversion of a convertible note in the principal amount of $1,000,000 (including $15,288 of accrued interest to April 16, 2026), and (iv) up to 62,500 shares of Common Stock issuable upon the exercise of a warrant issued in connection with the convertible note held by MVL Inc. (f/k/a Alchemi Project Inc.). The convertible note warrant is subject to a 19.99% beneficial ownership limitation and an exchange cap. The natural person exercising voting and/or investment control over the securities held by MVL Inc. is Michael V. Lewis. The address for MVL Inc. is 119 Malibu Colony Rd, Malibu, CA 90265.

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(10)	Common Stock holdings consist of 683,322 shares of Common Stock held directly by Kayus LLC. Kayus LLC is a limited liability company organized under the laws of the State of Nevada. Kayus LLC is directly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kayus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. See also footnote (13) below regarding Kukus LLC, which is also indirectly controlled by Kayus Limited. The address for Kayus LLC and Kayus Limited is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129. Kayus LLC is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(11)	Common Stock holdings consist of 871,227 shares of Common Stock held directly by Z1967 Limited. Z1967 Limited is a limited liability company organized under the laws of the British Virgin Islands. Z1967 Limited is controlled by its directors Glenn Barnett, Jill Carpenter, Alexis Sautereau and BXR Management Pte. Limited. BXR Management Pte. Limited is a limited liability company organized under the laws of Singapore and is controlled by its directors Glenn Barnett and Richard Gati. As such, Glenn Barnett, Jill Carpenter, Alexis Sautereau and Richard Gati may be deemed to share voting and dispositive power over the shares held by Z1967 Limited. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Z1967 Limited and BXR Management Pte. Limited is 25 Duxton Hill, Singapore 089608. Z1967 Limited is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(12)	Common Stock holdings consist of 799,990 shares of Common Stock held directly by Kukus LLC. Kukus LLC is a limited liability company organized under the laws of the State of Delaware. Kukus LLC is indirectly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kukus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. See also footnote (10) above regarding Kayus LLC, which is also directly controlled by Kayus Limited. The address for Kukus LLC and Kayus Limited is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129. Kukus LLC is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(13)	Each of Kayus LLC and Kukus LLC is controlled, directly and indirectly, respectively, by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez. As such, each of the foregoing individuals may be deemed to share beneficial ownership of the 683,322 shares of Common Stock beneficially owned by Kayus LLC (held directly) and the 799,990 shares of Common Stock beneficially owned by Kukus LLC (held directly), for an aggregate of 1,483,312 shares of Common Stock, representing approximately 12.9% of the outstanding shares of Common Stock. Each such individual disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The business address of Kayus Limited, Kayus LLC and Kukus LLC is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129. Kukus LLC is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(14)	Common Stock holdings consist of (i) 559,376 shares of Common Stock held of record by Davies Holdings Europe Kft. and (ii) 68,287 shares of Common Stock issuable upon the exercise of Common Stock warrants held by Davies Holdings Europe Kft. Dr. Csaba Konkoly is the natural person exercising sole voting and sole investment control over the securities held by Davies Holdings Europe Kft. The address for Davies Holdings Europe Kft. is 30/A Bródy Sándor Street, 2nd floor, Apt 15, 1088 Budapest, Hungary. Davies Holdings Europe Kft. is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing. See “Description of Capital Stock” for additional details.
(15)	Beneficial ownership is shown on an aggregated basis and includes shares held individually by Charles Jobson and through the Charles E. Jobson Irrevocable Trust. Individually, Charles Jobson holds (i) 262,463 shares of Common Stock held directly, (ii) 66,152 shares of Common Stock issuable upon the automatic conversion of a convertible note in the principal amount of $822,415 (including $24,334 of accrued interest to April 16, 2026), and (iii) up to 51,401 shares of Common Stock issuable upon the exercise of a warrant issued in connection with the convertible note. The Charles E. Jobson Irrevocable Trust holds 389,429 shares of Common Stock held directly. The address for Charles Jobson is 39 Livingston Road, Wellesley, MA 02482.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Registered Stockholders identified in the table below of up to 14,293,298 shares of our Common Stock (the “Resale Shares”). The transactions by which the Registered Stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act. The Registered Stockholders may sell some, all, or none of the Resale Shares.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Registered Stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the Registered Stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any Registered Stockholders identified below are, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the Registered Stockholders may change over time.

The following table presents information regarding the Registered Stockholders and the Resale Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Registered Stockholders, and reflects their respective holdings immediately prior to the date of this prospectus, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.

The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of Resale Shares prior to this offering. The percentage of shares beneficially owned before and after this offering is based on shares of our Common Stock issued and outstanding as of the date of the prospectus.

The third column lists the shares of Common Stock being offered by this prospectus by the Registered Stockholders.

The fourth column assumes the sale of all of the shares offered by the Registered Stockholders pursuant to this prospectus.

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The business address of each selling stockholder is c/o AMASS Brands Inc, 860 E Stowell Road Santa Maria, CA, 93454, unless otherwise indicated below.

Names of Registered Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Being Registered	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
MVL Inc. (f/k/a Alchemi Project Inc.)(1)	2,186,126	18.8%	2,186,126	0	0%
Charles Jobson(2)	380,016	3.3%	380,016	0	0
Charles E. Jobson Irrevocable Trust(3)	389,429	3.4%	389,429	0	0
Solidium Capital Kft.(4)	365,866	3.2%	264,438	101,428	*
Half Church Holdings Pte Ltd(5)	151,824	1.3%	151,824	0	0
Davies Holdings Europe Kft.(6)	627,663	5.5%	627,663	0	0%
Grays Peak Ventures LLC(7)	112,016	*	112,016	0	0
Patrick M. Falle Living Trust(8)	160,549	1.4%	115,987	44,562	*
Shepard A. Hoffman(9)	160,182	1.4%	115,712	44,470	*
2WS Group LLC(10)	123,906	1.1%	123,906	0	0
Daniel Brown(11)	160,531	1.4%	46,875	113,656	1.0%
Evoque Equity LLC(12)	22,762	*	22,762	0	0
Streeterville Capital, LLC(13)	3,528,125	9.99%	3,528,125	0	0
The Brosnan Family Living Trust, Dated July 23, 2025(14)	5,735	*	5,735	0	0
Brendan Brosnan Revocable Living Trust Dated November 20, 2000(15)	33,432	*	22,567	10,865	*
Thomas J. Violante Living Trust u/a/d 8/7/00(16)	6,267	*	6,267	0	0
ANNA MARIA VIOLANTE, Trustee, or any successor Trustee, of the THOMAS J. VIOLANTE IRREVOCABLE TRUST, dated May 3, 2023(17)	21,932	*	21,932	0	0
Tom Violante(18)	14,800	*	2,863	11,937	*
Tom Massimino(19)	2,336	*	1,688	648	*
4RGS, GP(20)	26,581	*	19,006	7,575	*
Barnacle Ventures LLC(21)	27,314	*	27,314	0	0
Steven Ben Markovitz(22)	22,762	*	22,762	0	0
AMASS Investments LLC(23)	11,189	*	11,189	0	0
Steven Badgero(24)	9,650	*	9,650	0	0
Helen Owen Inc.(25)	6,595	*	6,595	0	0
Leanne Perice(26)	1,876	*	876	1,000	*
Desmond Lynn(27)	1,050,001	9.2%	1,050,001	0	0
E Technologies LLC(28)	200,000	1.8%	200,000	0	0
Kukus LLC(29)	799,990	7.0%	799,990	0	0
Kayus LLC(30)	683,322	6.0%	683,322	0	0
Z1967 Limited(31)	871,227	7.7%	871,227	0	0

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Mark T. Lynn(32)	354,652	3.1%	198,403	156,249	1.3%
Vishveshwar Chellaram(33)	135,259	1.2%	135,259	0	0
Maxim Partners LLC(34)	131,938	1.2%	131,938	0	0
Prasad Yalamanchili(35)	4,386	*	4,386	0	0
Charles Mason(36)	33,670	*	33,670	0	0
David A. Wallach(37)	2,870	*	2,870	0	0
Someone Great Management, LLC(38)	5,006	*	5,006	0	0
Chairman Frank Partners LLC(39)	17,071	*	17,071	0	0
Charles Shaffer(40)	3,771	*	3,771	0	0
Janessa Lynn(41)	66,667	*	66,667	0	0
Jonathan Levine(42)	33,333	*	33,333	0	0
Tyler Siegal(43)	6,667	*	6,667	0	0
Sam Shaffer(44)	16,173	*	16,173	0	0
Amplify.LA Capital II, LLC(45)	10,000	*	10,000	0	0
Nathan Fink(46)	5,690	*	5,690	0	0
Joseph Shaffer(47)	3,771	*	3,771	0	0
Sky Unlimited LLC(48)	168,103	1.5%	168,103	0	0
Unifra LLC(49)	22,762	*	22,762	0	0
FBV II Splitter, L.P.(50)	9,693	*	9,693	0	0
First Beverage Ventures I, LLC(51)	9,619	*	9,619	0	0
Caruso Capital Partners, LLC(52)	67,413	*	67,413	0	0
Northwest Natural Spirits, LLC(53)	26,234	*	26,234	0	0
Spirits Consulting Group Inc(54)	12,024	*	12,024	0	0
Kukac LLC(55)	262,463	2.3%	262,463	0	0
First Beverage Ventures II, L.P.(56)	217,221	1.9%	217,221	0	0
JAJC Investments LLC(57)	370,021	3.3%	370,021	0	0
The Adhati Trust(58)	370,021	3.3%	370,021	0	0
Randy Nichols(59)	25,000	*	25,000	0	0
Aaron Chan(60)	176	*	176	0	0
Aaron Cruz(61)	89	*	89	0	0
Aaron Kahn(62)	45	*	45	0	0
Abdieliza Acevedo(63)	49	*	49	0	0
Abdullah Cemil Akcam(64)	18	*	18	0	0
Abhishek Reddy Malipeddi(65)	34	*	34	0	0
Abigail Palmer(66)	44	*	44	0	0
Abraham Alhadeff(67)	27	*	27	0	0
Ac & Cb Enterprises, LLC(68)	18	*	18	0	0
Acharya Family Trust dated October 24, 2017(69)	18	*	18	0	0
Adam Davis(70)	351	*	351	0	0
Adam Field(71)	89	*	89	0	0
Adrienne Perkins(72)	45	*	45	0	0
Aiysha Johnson(73)	89	*	89	0	0
Akash Patel(74)	176	*	176	0	0
Aki Spicer(75)	266	*	266	0	0
Alaina Sparks(76)	439	*	439	0	0
Alan Becker(77)	220	*	220	0	0
Alan Lu(78)	439	*	439	0	0
Alberto Jorge Mendoza(79)	88	*	88	0	0
Alec Pomnichowski(80)	67	*	67	0	0

71

Alejandro Garcia(81)	195	*	195	0	0
Alejandro Ramirez Laverde Frias(82)	89	*	89	0	0
Aleksander Markovic(83)	349	*	349	0	0
Alesandro Romero(84)	167	*	167	0	0
Alex Kaufman(85)	89	*	89	0	0
Alex Silva(86)	123	*	123	0	0
Alexa Lanzillotti(87)	67	*	67	0	0
Alexander Edward Apke(88)	18	*	18	0	0
Alexander Ferland(89)	127	*	127	0	0
Alexander Nhan(90)	89	*	89	0	0
Alexander Vukovic(91)	132	*	132	0	0
Alexander Wagner(92)	878	*	878	0	0
Alexandre Kerherve(93)	45	*	45	0	0
Alfred Bongiorno(94)	110	*	110	0	0
Ali Ghorbani(95)	18	*	18	0	0
Alicia Daniels(96)	114	*	114	0	0
Alisa Mackay(97)	117	*	117	0	0
Alisha Pacheco(98)	18	*	18	0	0
Alivia Duran(99)	89	*	89	0	0
ALJB LLC(100)	123	*	123	0	0
Allen Fleming(101)	18	*	18	0	0
Allison Ireton(102)	176	*	176	0	0
Allison Kimsey(103)	308	*	308	0	0
Allison Murphy(104)	126	*	126	0	0
Alma Rodriguez(105)	89	*	89	0	0
Alvaro Tomas(106)	126	*	126	0	0
Alvin Shifflett(107)	294	*	294	0	0
Alyssa Gruber(108)	45	*	45	0	0
Amanda Lowery(109)	45	*	45	0	0
Ameer Khan(110)	45	*	45	0	0
Amit Jai Prakash Bansal(111)	18	*	18	0	0
Amit Shukla(112)	89	*	89	0	0
Amitabha Chatterjee(113)	194	*	194	0	0
Amol Lotia(114)	36	*	36	0	0
Amy Stewart(115)	89	*	89	0	0
Amy Turk(116)	176	*	176	0	0
Ana Chavez(117)	89	*	89	0	0
Anas Bhairi(118)	18	*	18	0	0
Anastasia Soldano(119)	44	*	44	0	0
Andrea Horn(120)	330	*	330	0	0
Andrea Jean Colich(121)	18	*	18	0	0
Andrea Rangel(122)	84	*	84	0	0
Andreas Tomarides(123)	89	*	89	0	0
Andres Jimenez(124)	45	*	45	0	0
Andrew Hulbert(125)	307	*	307	0	0
Andrew Oliveri(126)	49	*	49	0	0
Andrew Rapp(127)	89	*	89	0	0
Andrew Regalado(128)	45	*	45	0	0
Andrew Rodriguez(129)	45	*	45	0	0
Andrew Schlauch(130)	238	*	238	0	0
Andrew Watt(131)	291	*	291	0	0
Andy LeSavage(132)	45	*	45	0	0
Andy Pham(133)	90	*	90	0	0
Aneta Stefaniak(134)	123	*	123	0	0
Angel Scheid(135)	89	*	89	0	0
Angela Ostrowski(136)	89	*	89	0	0

72

Angela Zaitz(137)	22	*	22	0	0
Angelo Rella(138)	106	*	106	0	0
Ani Karapetyan(139)	89	*	89	0	0
Anil Kalhan(140)	1,380	*	1,380	0	0
Anil Rajendra(141)	14,035	*	14,035	0	0
Anise Khan(142)	220	*	220	0	0
Ankur Dave(143)	89	*	89	0	0
Ankur Garg(144)	220	*	220	0	0
Anna Beverley(145)	89	*	89	0	0
Anna Maida(146)	264	*	264	0	0
Annie Tseng(147)	45	*	45	0	0
Anthonie Post(148)	132	*	132	0	0
Anthony Baker(149)	89	*	89	0	0
Anthony Brown(150)	439	*	439	0	0
Anthony Giambra(151)	44	*	44	0	0
Anthony Herrera(152)	45	*	45	0	0
Anthony Potgieter(153)	89	*	89	0	0
Anthony Smith(154)	181	*	181	0	0
Antolin Solis(155)	660	*	660	0	0
Anurag Jain(156)	89	*	89	0	0
Aravind Kashyap(157)	45	*	45	0	0
Ariana Woodson(158)	45	*	45	0	0
Arjun Kaul(159)	89	*	89	0	0
Armaan Nathani(160)	88	*	88	0	0
Arnold Diaz(161)	45	*	45	0	0
Arshad Khan(162)	18	*	18	0	0
Arthur Highbridge(163)	430	*	430	0	0
Aseem Goyal(164)	264	*	264	0	0
Ashish Dawar(165)	456	*	456	0	0
Ashley James Robinson(166)	18	*	18	0	0
Ashley Lai(167)	89	*	89	0	0
Ashley Reynolds(168)	45	*	45	0	0
Ashley Thompson(169)	67	*	67	0	0
Ashuwr Person(170)	235	*	235	0	0
Asif Bashar(171)	44	*	44	0	0
Aswad Stiles(172)	168	*	168	0	0
Atip Anontvechrucks(173)	184	*	184	0	0
Atishaya Jain(174)	44	*	44	0	0
Aubrey Mehta(175)	100	*	100	0	0
Augusto Ronchini Ximenes(176)	89	*	89	0	0
Austin Robinson(177)	45	*	45	0	0
Autumn Stele Carter(178)	44	*	44	0	0
Avery Andrews(179)	90	*	90	0	0
Avidahn Buckner(180)	100	*	100	0	0
Avin Chanana(181)	565	*	565	0	0
Avinash Mirchandani(182)	45	*	45	0	0
Balaji Varadarajan(183)	176	*	176	0	0
Basil Grace(184)	89	*	89	0	0
Bazo Flc PLLC(185)	89	*	89	0	0
Beau Hodson(186)	264	*	264	0	0
Beau Jay Burggraff(187)	18	*	18	0	0
Bedros Alex Jawharjian(188)	44	*	44	0	0
Ben Aled Waldo Williams(189)	174	*	174	0	0
Ben Baumann(190)	89	*	89	0	0
Ben Rosenbaum(191)	88	*	88	0	0
Benjamin Bryant(192)	88	*	88	0	0
Benjamin Mullich(193)	89	*	89	0	0
Benjamin Ogundele(194)	44	*	44	0	0
Benjamin Perez(195)	123	*	123	0	0
Benjamin Trask Trust(196)	18	*	18	0	0
Bernadette Drumm(197)	44	*	44	0	0

73

Bernhard Karten(198)	36	*	36	0	0
Betty Lai(199)	45	*	45	0	0
Bhimanagouda Nadagouda(200)	92	*	92	0	0
Bilions LLC(201)	18	*	18	0	0
Bill Waterfield(202)	350	*	350	0	0
Billy Melnyk(203)	45	*	45	0	0
Bipin Shukla(204)	102	*	102	0	0
Bob Cullen(205)	288	*	288	0	0
Bob Saintilien(206)	22	*	22	0	0
Brady Jones(207)	510	*	510	0	0
Brandon Conrad(208)	194	*	194	0	0
Brandon Jones(209)	44	*	44	0	0
Brenden Gobell(210)	106	*	106	0	0
Brent Mcdaniel(211)	195	*	195	0	0
Brett Balzer(212)	18	*	18	0	0
Brian A Heller(213)	18	*	18	0	0
Brian Avenius(214)	274	*	274	0	0
Brian Jay Yip(215)	439	*	439	0	0
Brian Liddy(216)	44	*	44	0	0
Brian Long(217)	120	*	120	0	0
Brian Matthew Turner(218)	44	*	44	0	0
Brian Nguyen(219)	89	*	89	0	0
Brian Roberts(220)	90	*	90	0	0
Brian Thomas(221)	103	*	103	0	0
Brian Thorene(222)	88	*	88	0	0
Brian Whyte(223)	141	*	141	0	0
Brianna Love(224)	44	*	44	0	0
Brianne Bouchard(225)	132	*	132	0	0
Bridget Kennedy(226)	89	*	89	0	0
Bridget Pansini(227)	45	*	45	0	0
Brock Foellmer(228)	89	*	89	0	0
Brooke Forde(229)	199	*	199	0	0
Bruce Smith(230)	45	*	45	0	0
Bruce Wertz(231)	89	*	89	0	0
Bruno Rocha(232)	18	*	18	0	0
Bryan Nixon(233)	21	*	21	0	0
Bryan Wahl(234)	123	*	123	0	0
Bryan Walsh(235)	100	*	100	0	0
Byron Capps(236)	18	*	18	0	0
Caitlin Frame(237)	45	*	45	0	0
Caleb Christiansen(238)	45	*	45	0	0
Callie Mulgannon(239)	308	*	308	0	0
Cameron Lee(240)	101	*	101	0	0
Camille Clemens(241)	106	*	106	0	0
Candace Burch(242)	18	*	18	0	0
Carey Finch(243)	45	*	45	0	0
Carl W Onuchovsky(244)	18	*	18	0	0
Carlos Cepeda(245)	89	*	89	0	0
Carlos Chiddick(246)	134	*	134	0	0
Carlos Ebalo(247)	18	*	18	0	0
Carol Smoke(248)	27	*	27	0	0
Carter Liebe Watson(249)	18	*	18	0	0
Case Caffrey(250)	89	*	89	0	0
Cassandra Lee(251)	92	*	92	0	0
Cat Kim(252)	511	*	511	0	0
Ceyhun Soysal(253)	315	*	315	0	0
Chaim Grunewald(254)	44	*	44	0	0
Chan Trinh(255)	89	*	89	0	0
Chandler Kowtko(256)	18	*	18	0	0
Chandrasekhar Cherukupalli(257)	90	*	90	0	0
Channing Setterquist(258)	44	*	44	0	0
Charles Frayer(259)	194	*	194	0	0

74

Charles Freeman(260)	100	*	100	0	0
Charles Lelm(261)	45	*	45	0	0
Charles M Rubinfeld(262)	88	*	88	0	0
Charles T Kosco(263)	22	*	22	0	0
Charlotte Tarantola(264)	88	*	88	0	0
Chase Coffield(265)	195	*	195	0	0
Chelsea Weatherby(266)	220	*	220	0	0
Chenxi Tang(267)	89	*	89	0	0
Cheri Hoff(268)	200	*	200	0	0
Cheryl Washington(269)	73	*	73	0	0
Chizoba Morah LLC(270)	44	*	44	0	0
Chris Jones(271)	25	*	25	0	0
Chris Wright(272)	439	*	439	0	0
Christian E Schmidt(273)	89	*	89	0	0
Christian Klinken(274)	18	*	18	0	0
Christian Shults(275)	176	*	176	0	0
Christina Chen(276)	45	*	45	0	0
Christina Miralla(277)	45	*	45	0	0
Christina Velasco(278)	89	*	89	0	0
Christine Tarpey(279)	45	*	45	0	0
Christine Tayaba(280)	89	*	89	0	0
Christopher Barnett(281)	89	*	89	0	0
Christopher Bassett-Bouchard(282)	132	*	132	0	0
Christopher Dziorney(283)	90	*	90	0	0
Christopher Gilluly(284)	264	*	264	0	0
Christopher H Woelk(285)	44	*	44	0	0
Christopher Healey(286)	110	*	110	0	0
Christopher Kenechukwu Nwoye(287)	36	*	36	0	0
Christopher Loh(288)	88	*	88	0	0
Christopher Macmurdo(289)	89	*	89	0	0
Christopher Nash(290)	18	*	18	0	0
Christopher Reynolds(291)	114	*	114	0	0
Christopher Young(292)	89	*	89	0	0
Christy Ro(293)	18	*	18	0	0
Chuan-Feng Shih(294)	308	*	308	0	0
Chukwudi Ernest Okeke(295)	18	*	18	0	0
Cia Ai Eng(296)	89	*	89	0	0
Cindy Tan(297)	89	*	89	0	0
Claudio Zanovello(298)	88	*	88	0	0
Clem Williamson(299)	45	*	45	0	0
Clifton Terrell Loche(300)	22	*	22	0	0
Clinton Heckner(301)	92	*	92	0	0
Colleen Johnson(302)	221	*	221	0	0
Connie Chen(303)	45	*	45	0	0
Connor Lankford(304)	89	*	89	0	0
Constance Ponders(305)	169	*	169	0	0
Consuelo Bangal Campbell(306)	102	*	102	0	0
Corey Groom(307)	45	*	45	0	0
Corey Steven Bregman(308)	44	*	44	0	0
Cornelis Lambertus Jansen(309)	18	*	18	0	0
Cory Allen Anastasi(310)	89	*	89	0	0
Courtney Andrews(311)	89	*	89	0	0
Courtney Baltz(312)	18	*	18	0	0
Courtney Davy(313)	18	*	18	0	0
Craig York(314)	194	*	194	0	0
Crijnes Sprinkhuizen(315)	89	*	89	0	0
Cristian Joe(316)	239	*	239	0	0
Cruzdley Saintfleur(317)	44	*	44	0	0
Cuong La(318)	88	*	88	0	0
Cynthia Nhan(319)	120	*	120	0	0
Dale Kartushyn(320)	44	*	44	0	0
Daniel Archer(321)	176	*	176	0	0

75

Daniel Cohen(322)	264	*	264	0	0
Daniel Jay Glatt(323)	334	*	334	0	0
Daniel McDonald(324)	176	*	176	0	0
Daniel Nagasawa(325)	1,345	*	1,345	0	0
Daniel Richard Mitchell(326)	88	*	88	0	0
Daniel Sampson(327)	85	*	85	0	0
Daniel Scott(328)	89	*	89	0	0
Daniel Stark(329)	18	*	18	0	0
Daniel Weinshenker(330)	45	*	45	0	0
Daniel Witteman(331)	20	*	20	0	0
Daniel Yamada(332)	350	*	350	0	0
Daniela Krausz(333)	44	*	44	0	0
Dannika Underhill(334)	45	*	45	0	0
Danny Keeling(335)	100	*	100	0	0
Danny Rowell(336)	123	*	123	0	0
Dao Dang(337)	138	*	138	0	0
Darci Burrell(338)	464	*	464	0	0
Darren Monahan(339)	89	*	89	0	0
Darren Thomas(340)	167	*	167	0	0
Dava Guthmiller(341)	88	*	88	0	0
Dava McCoy(342)	89	*	89	0	0
David Alperson(343)	133	*	133	0	0
David Ballard(344)	565	*	565	0	0
David Botsford(345)	211	*	211	0	0
David DiLoreto(346)	89	*	89	0	0
David Franklin Marty(347)	132	*	132	0	0
David Furtado(348)	45	*	45	0	0
David Gallop(349)	100	*	100	0	0
David Haswell(350)	100	*	100	0	0
David Hershberg(351)	294	*	294	0	0
David Hill(352)	105	*	105	0	0
David Hughes(353)	44	*	44	0	0
David Lawrence Gottsabend(354)	27	*	27	0	0
David Macario(355)	18	*	18	0	0
David Martinelli(356)	97	*	97	0	0
David Mcklveen(357)	315	*	315	0	0
David Mull(358)	89	*	89	0	0
David Nicolaus Kocen(359)	36	*	36	0	0
David Saunders(360)	1,565	*	1,565	0	0
David Shanks(361)	126	*	126	0	0
David Sterling(362)	439	*	439	0	0
David Valdez(363)	100	*	100	0	0
David Welch(364)	89	*	89	0	0
Davina Lausen(365)	18	*	18	0	0
Davis Living Trust dated May 08, 2012(366)	235	*	235	0	0
Dean Marco(367)	98	*	98	0	0
Debra Price(368)	294	*	294	0	0
Deependra Singh(369)	234	*	234	0	0
Dengdeng Luo(370)	176	*	176	0	0
Dennis Eakin(371)	89	*	89	0	0
Derek Dale Raese(372)	89	*	89	0	0
Derek Reinbold(373)	44	*	44	0	0
Derek Slate(374)	45	*	45	0	0
Derek Wilson(375)	89	*	89	0	0
Deron Stults(376)	44	*	44	0	0
Desislava Grueva(377)	45	*	45	0	0
Devendra Sharma(378)	527	*	527	0	0
Dheeraj Vasishta(379)	44	*	44	0	0
Dhruv Panchal(380)	50	*	50	0	0

76

Diana Hammond(381)	439	*	439	0	0
Diana Wang(382)	178	*	178	0	0
Diane Lackey(383)	120	*	120	0	0
Dipak Aggarwal(384)	878	*	878	0	0
Dmitriy Pechinskiy(385)	44	*	44	0	0
Dolph Van Ittersum(386)	280	*	280	0	0
Dominic Rocco(387)	134	*	134	0	0
Dominic Tomico Jackson(388)	178	*	178	0	0
Don Alan McGaughey(389)	45	*	45	0	0
Donald Carruthers(390)	89	*	89	0	0
Donald Edward Rath(391)	18	*	18	0	0
Donald Niehaus(392)	126	*	126	0	0
Donald Pipkin(393)	111	*	111	0	0
Donald Roberts(394)	120	*	120	0	0
Donna Vobornik(395)	88	*	88	0	0
Dora Tsui(396)	45	*	45	0	0
Dorian B. Nasby Revocable Trust(397)	45	*	45	0	0
Dorothy Anderson(398)	120	*	120	0	0
Dotty Hudson(399)	88	*	88	0	0
Doug Human(400)	140	*	140	0	0
Douglas Harrison(401)	45	*	45	0	0
Dylan Higgins(402)	45	*	45	0	0
Earl Crawford(403)	385	*	385	0	0
Earl Howard(404)	146	*	146	0	0
Eboni Lunsford Calbow(405)	878	*	878	0	0
Ebony Shears(406)	45	*	45	0	0
Eden Godfrey(407)	220	*	220	0	0
Edison Galarza(408)	44	*	44	0	0
Edmund Sheehy(409)	660	*	660	0	0
Edward Herting(410)	315	*	315	0	0
Edward Moroni(411)	88	*	88	0	0
Edwin Ney II(412)	562	*	562	0	0
Eileen Haight(413)	88	*	88	0	0
Eileen Vargas(414)	89	*	89	0	0
Eliza Dornbush(415)	44	*	44	0	0
Elizabeth Bevelacqua(416)	389	*	389	0	0
Elizabeth Caruso(417)	45	*	45	0	0
Elizabeth Gibbons(418)	88	*	88	0	0
Elizabeth Glock(419)	88	*	88	0	0
Elizabeth Munoz(420)	45	*	45	0	0
Elizabeth Rowan(421)	44	*	44	0	0
Ellen OConnell(422)	44	*	44	0	0
Emeth Holdings(423)	315	*	315	0	0
Emily Carlson(424)	88	*	88	0	0
Emily Nowacki(425)	176	*	176	0	0
Emma Foley(426)	88	*	88	0	0
Emmanuel Inyangson(427)	45	*	45	0	0
Eriana Rivera-Rozo(428)	18	*	18	0	0
Eric Bailey(429)	89	*	89	0	0
Eric Berger(430)	45	*	45	0	0
Eric Daugherty(431)	45	*	45	0	0
Eric Der Sarkisian(432)	220	*	220	0	0
Eric Frischhut(433)	46	*	46	0	0
Eric Lam(434)	50	*	50	0	0
Eric Lesner(435)	44	*	44	0	0
Eric Lichtmess(436)	89	*	89	0	0
Eric Lieberman(437)	543	*	543	0	0
Eric Nelsen(438)	194	*	194	0	0
Eric Rybczynski(439)	27	*	27	0	0
Eric Uhler(440)	126	*	126	0	0
Erica Lanier(441)	120	*	120	0	0

77

Erick Fix(442)	18	*	18	0	0
Erik Hatfield(443)	45	*	45	0	0
Erika Cremona(444)	89	*	89	0	0
Erin Hendriks(445)	45	*	45	0	0
Erin Jester(446)	315	*	315	0	0
Erin Martin(447)	88	*	88	0	0
Ernest Okani(448)	100	*	100	0	0
Erwin Dale Thomas(449)	18	*	18	0	0
Evan Francis Tindall(450)	2,413	*	2,413	0	0
Evelyn Costello(451)	120	*	120	0	0
Ezra Ashkenazie(452)	44	*	44	0	0
Fabio Jaime(453)	89	*	89	0	0
Fahim Sunka(454)	18	*	18	0	0
Fallon Keplinger(455)	45	*	45	0	0
Fiona Breslin(456)	194	*	194	0	0
FitFlecks, LLC(457)	90	*	90	0	0
Francesca Marais(458)	89	*	89	0	0
Frank Slack(459)	44	*	44	0	0
Frank Starr Littlejohn(460)	18	*	18	0	0
Frederic Charles Klaske(461)	88	*	88	0	0
Frederick Lynch(462)	45	*	45	0	0
Fredrick Cloud(463)	88	*	88	0	0
G'Ann Lauder(464)	176	*	176	0	0
Gabriel Arellano Torres(465)	18	*	18	0	0
Gabriel Catanescu(466)	209	*	209	0	0
Gabriele Flowers(467)	194	*	194	0	0
Gabrielle Mathis(468)	45	*	45	0	0
Gajendra Shukla(469)	88	*	88	0	0
Ganell Lewis(470)	45	*	45	0	0
Garrett Wika(471)	120	*	120	0	0
Gary Bernard Mitchell(472)	18	*	18	0	0
Gary Hooker(473)	360	*	360	0	0
Gary Michelson(474)	100	*	100	0	0
Gary Smith(475)	45	*	45	0	0
Gary Woodworth Jr(476)	88	*	88	0	0
Gavin Keilly(477)	194	*	194	0	0
Gene Dolinsky(478)	176	*	176	0	0
Genna Roland(479)	123	*	123	0	0
Geoff Martin(480)	88	*	88	0	0
Geoffrey Evans Moore(481)	88	*	88	0	0
Geoffrey McLean Insley(482)	100	*	100	0	0
George Bokman(483)	88	*	88	0	0
George Krupinsky(484)	105	*	105	0	0
George Reyes(485)	89	*	89	0	0
Gerald Edgar Pflug(486)	33	*	33	0	0
Geraldo Dasilva(487)	45	*	45	0	0
Gerardo Torres Cepeda(488)	45	*	45	0	0
Gharrity McNett(489)	44	*	44	0	0
Gideon Malherbe(490)	18	*	18	0	0
Gideon Ticho(491)	46	*	46	0	0
Gilbert Trottier(492)	100	*	100	0	0
Glasson Ventures LLC(493)	44	*	44	0	0
Glen Wick(494)	439	*	439	0	0
Glenn Chamberlin(495)	18	*	18	0	0
Glenn Miller(496)	89	*	89	0	0
Glenroy Moore(497)	89	*	89	0	0
Gowtham Kethineedi(498)	89	*	89	0	0
Grant Harris Ashlin(499)	439	*	439	0	0
Grant Pankratz(500)	89	*	89	0	0
Greg Lavigne(501)	2,194	*	2,194	0	0
Gregg Williams(502)	176	*	176	0	0
Gregory Bryson(503)	439	*	439	0	0

78

Gregory Thomas(504)	44	*	44	0	0
Gregory Williams(505)	44	*	44	0	0
Gregory Wilmoth(506)	88	*	88	0	0
Gregory Zaepfel(507)	117	*	117	0	0
Greta Perezcasas(508)	45	*	45	0	0
Griffen Hustad Hueler(509)	18	*	18	0	0
Guillaume de Gantes(510)	132	*	132	0	0
Gunther Hofbauer(511)	18	*	18	0	0
Guofan Xu(512)	44	*	44	0	0
Gurchararn Singh(513)	89	*	89	0	0
Hao Pham(514)	176	*	176	0	0
Hao Wang(515)	89	*	89	0	0
Hardev Randhawa(516)	89	*	89	0	0
Harold Callais(517)	89	*	89	0	0
Hassan Mokhtar Zorome(518)	89	*	89	0	0
Heber C Maughan(519)	45	*	45	0	0
Heidi Nielson(520)	45	*	45	0	0
Helena Ruffin(521)	352	*	352	0	0
Hemant Goyal(522)	176	*	176	0	0
Henrique Filizzola(523)	46	*	46	0	0
Hieu Nguyen(524)	45	*	45	0	0
Hjalmar de Boer(525)	89	*	89	0	0
Holly Hauser(526)	120	*	120	0	0
Holly Rice(527)	89	*	89	0	0
Horace Fauntleroy(528)	102	*	102	0	0
Howard Edson(529)	167	*	167	0	0
Howard Gregory(530)	89	*	89	0	0
Ian Blackman(531)	45	*	45	0	0
Ian Brecher(532)	220	*	220	0	0
Ida Piyale(533)	120	*	120	0	0
Ifeatuchukwu Obiorah(534)	45	*	45	0	0
Igloo LLC(535)	982	*	982	0	0
Ijeoma Ikoku Okeke(536)	220	*	220	0	0
Ijeoma Nsaka(537)	18	*	18	0	0
Ila Byrne(538)	2,194	*	2,194	0	0
Imobalara LLC(539)	53	*	53	0	0
Iossif Erlikhman(540)	44	*	44	0	0
Ira Weinbaum(541)	294	*	294	0	0
Irakli Jibladze(542)	89	*	89	0	0
Ishmael Sanchez(543)	106	*	106	0	0
Israel Fleischer(544)	18	*	18	0	0
Ivan Ereiz(545)	89	*	89	0	0
Jack Morici(546)	878	*	878	0	0
Jacob Hirsch(547)	45	*	45	0	0
Jacob Hoshino(548)	34	*	34	0	0
Jacob Matthew Calles(549)	22	*	22	0	0
Jacob Shane(550)	88	*	88	0	0
Jacob Silberstein(551)	45	*	45	0	0
Jaime Petsel(552)	45	*	45	0	0
Jaimee Tuft(553)	565	*	565	0	0
James Burgin(554)	22	*	22	0	0
James Cameron Steagall(555)	18	*	18	0	0
James Carpenter(556)	88	*	88	0	0
James Frazier(557)	45	*	45	0	0
James Grap(558)	239	*	239	0	0
James Hannah(559)	288	*	288	0	0
James Marchesi(560)	659	*	659	0	0
James Parker(561)	126	*	126	0	0
James Porter(562)	367	*	367	0	0
James R Coleman(563)	18	*	18	0	0
James Robert Bake, Jr(564)	89	*	89	0	0

79

James Ruane(565)	439	*	439	0	0
James Schwartz(566)	89	*	89	0	0
James Thomas(567)	102	*	102	0	0
James Warren(568)	315	*	315	0	0
Jamie Hooker(569)	18	*	18	0	0
Jan Brands(570)	288	*	288	0	0
Jan Waldeck(571)	89	*	89	0	0
Janet Kim(572)	176	*	176	0	0
Jarrod Richardson(573)	223	*	223	0	0
Jarvis Bridges(574)	114	*	114	0	0
Jason Allen(575)	89	*	89	0	0
Jason Ethier(576)	18	*	18	0	0
Jason Gu(577)	127	*	127	0	0
Jason Napoli(578)	89	*	89	0	0
Jason Neff(579)	89	*	89	0	0
Jason Patel(580)	367	*	367	0	0
Jason Toncray(581)	45	*	45	0	0
Jason Wade(582)	18	*	18	0	0
Jasper Nee(583)	19	*	19	0	0
Jay Raje(584)	45	*	45	0	0
Jayesh Shukla(585)	44	*	44	0	0
Jayshree Mahtani(586)	439	*	439	0	0
Jb Polson(587)	274	*	274	0	0
Jean Paul Ngambi(588)	2,395	*	2,395	0	0
Jean-Pierre Saliba(589)	878	*	878	0	0
Jeannie Moran(590)	45	*	45	0	0
Jeff Douglass(591)	656	*	656	0	0
Jeff Karbula(592)	53	*	53	0	0
Jeffery Sloan(593)	44	*	44	0	0
Jeffrey Korchek(594)	194	*	194	0	0
Jeffrey London(595)	334	*	334	0	0
Jeffrey Moore(596)	18	*	18	0	0
Jeffrey Padrick(597)	2,005	*	2,005	0	0
Jeffrey Rice(598)	126	*	126	0	0
Jeffrey SooHoo(599)	89	*	89	0	0
Jeffrey Stone(600)	550	*	550	0	0
Jennifer Augliano(601)	45	*	45	0	0
Jennifer Chang(602)	134	*	134	0	0
Jennifer Fogarty(603)	89	*	89	0	0
Jennifer Miller(604)	660	*	660	0	0
Jennifer Pelka(605)	89	*	89	0	0
Jennifer Wirt(606)	89	*	89	0	0
Jennifer Yeh(607)	527	*	527	0	0
Jens Arnold Baarsma(608)	44	*	44	0	0
Jerald Levine(609)	1,195	*	1,195	0	0
Jeremy Ecker(610)	30	*	30	0	0
Jeremy Gislason(611)	264	*	264	0	0
Jeremy Greenblum(612)	18	*	18	0	0
Jeremy Schiestel(613)	120	*	120	0	0
Jeremy Simpson(614)	89	*	89	0	0
Jerome Wollmuth(615)	420	*	420	0	0
Jerry Lee Dennis(616)	550	*	550	0	0
Jerry Yeh(617)	89	*	89	0	0
Jesse Jalbert(618)	43	*	43	0	0
Jesse Knepper(619)	45	*	45	0	0
Jessica Greene(620)	89	*	89	0	0
Jessica Morrison(621)	45	*	45	0	0
Jewell Esposito(622)	22	*	22	0	0
Jie Chen(623)	45	*	45	0	0
Jijo James(624)	176	*	176	0	0
Jim Bruno(625)	501	*	501	0	0

80

Jim Lui(626)	439	*	439	0	0
Jimmy Eby(627)	89	*	89	0	0
Jin Ra(628)	178	*	178	0	0
Jing Wen(629)	45	*	45	0	0
Joann Olin(630)	315	*	315	0	0
Joe Grammatico(631)	44	*	44	0	0
Joe Michael Richards(632)	176	*	176	0	0
Joel Baker(633)	288	*	288	0	0
Joel Young(634)	18	*	18	0	0
JoEllen Lustig(635)	132	*	132	0	0
Jofrey Schramm(636)	18	*	18	0	0
John Atuaful(637)	185	*	185	0	0
John Banister(638)	264	*	264	0	0
John Brooks(639)	44	*	44	0	0
John Capanna(640)	89	*	89	0	0
John Cavallo(641)	878	*	878	0	0
John Coughlin(642)	18	*	18	0	0
John DiRico(643)	45	*	45	0	0
John Emery(644)	67	*	67	0	0
John Gostel(645)	45	*	45	0	0
John Gray(646)	44	*	44	0	0
John Hall(647)	88	*	88	0	0
John Hendrex(648)	105	*	105	0	0
John Komenda(649)	18	*	18	0	0
John Kucharik(650)	105	*	105	0	0
John Lin(651)	2,194	*	2,194	0	0
John Patrick O'Grady(652)	879	*	879	0	0
John Peterson(653)	1,286	*	1,286	0	0
John Ross(654)	177	*	177	0	0
John Sandoval(655)	18	*	18	0	0
John Schofield(656)	208	*	208	0	0
John Speaks(657)	18	*	18	0	0
John Trzcienski(658)	120	*	120	0	0
John Voinski(659)	195	*	195	0	0
John Werry(660)	176	*	176	0	0
John William Owczarski(661)	67	*	67	0	0
John Wilson(662)	439	*	439	0	0
John Wright(663)	97	*	97	0	0
Johnny Evans(664)	45	*	45	0	0
Jon Guerra(665)	120	*	120	0	0
Jon Rinaldi(666)	18	*	18	0	0
Jonathan Estabrook(667)	89	*	89	0	0
Jonathan Lopez(668)	18	*	18	0	0
Jonathan McConnell(669)	18	*	18	0	0
Jonathan Schiminske(670)	45	*	45	0	0
Jonathan Schneider(671)	88	*	88	0	0
Jonathan Smirnoff(672)	89	*	89	0	0
Jonathan Weir(673)	47	*	47	0	0
Jonica Bryant(674)	176	*	176	0	0
Jordan Lovelis(675)	89	*	89	0	0
Jordan Snedcof(676)	3,761	*	3,761	0	0
Jose Covarrubias Ameca(677)	89	*	89	0	0
Joseph Adkinis(678)	200	*	200	0	0
Joseph Aguilos(679)	71	*	71	0	0
Joseph Edward Dorn Thomas Jr(680)	18	*	18	0	0
Joseph Gardner(681)	170	*	170	0	0
Joseph Gerlach(682)	315	*	315	0	0
Joseph Grimaldi(683)	88	*	88	0	0
Joseph Grubb(684)	89	*	89	0	0
Joseph Halackna(685)	159	*	159	0	0
Joseph Henry Flannery(686)	89	*	89	0	0
Joseph Herr(687)	403	*	403	0	0

81

Joseph Louis Sciacchetano(688)	45	*	45	0	0
Joseph Luciano(689)	45	*	45	0	0
Joseph Marcus(690)	120	*	120	0	0
Joseph Romano(691)	120	*	120	0	0
Joseph Rosenbaum(692)	967	*	967	0	0
Joseph Runnels(693)	89	*	89	0	0
Joseph Von Lehman(694)	18	*	18	0	0
Josh Burson(695)	44	*	44	0	0
Josh Mack(696)	89	*	89	0	0
Josh Short(697)	80	*	80	0	0
Joshua Adam Heier(698)	18	*	18	0	0
Joshua David Montana(699)	45	*	45	0	0
Joshua Hong(700)	214	*	214	0	0
Joyce de Mello Buccellato(701)	89	*	89	0	0
Juan Lockheimers(702)	45	*	45	0	0
Judy Brown(703)	45	*	45	0	0
Jules Briant(704)	878	*	878	0	0
Jules Mancilla(705)	89	*	89	0	0
Julia Cissel(706)	18	*	18	0	0
Julia Roberts(707)	44	*	44	0	0
Julie Nicole Pleviak(708)	44	*	44	0	0
Julie Thornton(709)	100	*	100	0	0
Julie Wojta(710)	461	*	461	0	0
Julio C Ruiz(711)	307	*	307	0	0
Julius Akondeng(712)	45	*	45	0	0
Junior Aguirre(713)	18	*	18	0	0
Justin Basket(714)	117	*	117	0	0
Justin James Francesconi(715)	176	*	176	0	0
Justin Pruttivarasin(716)	439	*	439	0	0
Justin Slaton(717)	100	*	100	0	0
Kahlil Wallace(718)	18	*	18	0	0
Kakkanath Pramod Krishna(719)	18	*	18	0	0
Kalyan Kondi(720)	18	*	18	0	0
Kamal Biswas(721)	89	*	89	0	0
Kamla Gupta(722)	45	*	45	0	0
Kanaiyalal Madhvani(723)	18	*	18	0	0
Kanchani Algama(724)	45	*	45	0	0
Kang Long(725)	44	*	44	0	0
kareem Blair(726)	112	*	112	0	0
Karen Andrews(727)	44	*	44	0	0
Karen Macaluso(728)	315	*	315	0	0
Karen Wanamarta(729)	88	*	88	0	0
Karin e Torres(730)	222	*	222	0	0
Karla McTiernan(731)	89	*	89	0	0
Karminder Singh(732)	18	*	18	0	0
Karreno Alexanyan(733)	89	*	89	0	0
Karthikeyan Gopal(734)	18	*	18	0	0
Karyn Gayle(735)	45	*	45	0	0
Katherine Mccomas(736)	294	*	294	0	0
Kathleen Jungck(737)	27	*	27	0	0
Kathryn Mazzuca(738)	89	*	89	0	0
Kathryn Niles(739)	132	*	132	0	0
Kathy Merrick(740)	88	*	88	0	0
Katy D'Amico(741)	18	*	18	0	0
Kaye Ko. Marketing Inc.(742)	88	*	88	0	0
Keith Blumenfeld(743)	44	*	44	0	0
Keith Nation(744)	45	*	45	0	0
Ken Adams(745)	315	*	315	0	0
Ken Juster(746)	18	*	18	0	0
Ken Santero(747)	100	*	100	0	0
Kendra Danneil(748)	89	*	89	0	0

82

Kerry Suess(749)	123	*	123	0	0
Keshav Lewis(750)	2,194	*	2,194	0	0
Kevin Chaves(751)	439	*	439	0	0
Kevin Dee Walpole(752)	18	*	18	0	0
Kevin Dominik Korte(753)	483	*	483	0	0
Kevin Hecker(754)	117	*	117	0	0
Kevin Jones(755)	439	*	439	0	0
Kevin Joseph Pordon(756)	58	*	58	0	0
Kevin Lim(757)	44	*	44	0	0
Kevin McLain(758)	18	*	18	0	0
Kevin Thompson(759)	89	*	89	0	0
Kevin Zirk(760)	294	*	294	0	0
Khoi Hoang(761)	22	*	22	0	0
Kia Jones(762)	106	*	106	0	0
Kim A Cola(763)	27	*	27	0	0
Kimberly Carlson(764)	294	*	294	0	0
Kimberly Durosko(765)	235	*	235	0	0
Kimberly Elizabeth Anderson(766)	89	*	89	0	0
Kimberly Kuncl(767)	62	*	62	0	0
Kimberly Williams(768)	44	*	44	0	0
Kimberly Willis(769)	120	*	120	0	0
Kingsley Fray(770)	105	*	105	0	0
Kirsten Coleman(771)	45	*	45	0	0
Koichiro Honda(772)	194	*	194	0	0
Koren Bell(773)	45	*	45	0	0
Kress Townley(774)	89	*	89	0	0
Krista Woodley(775)	120	*	120	0	0
Kristen Loew(776)	326	*	326	0	0
Kristen McGregor(777)	90	*	90	0	0
Kristin McKee(778)	44	*	44	0	0
Kristina Oneal(779)	220	*	220	0	0
Kristy Owen(780)	89	*	89	0	0
Kruten Patel(781)	88	*	88	0	0
Kruttik Aggarwal(782)	18	*	18	0	0
Kuber Chopra(783)	45	*	45	0	0
Kurt Heun(784)	18	*	18	0	0
Kurt Lehmann(785)	45	*	45	0	0
Kwadwo Asante(786)	89	*	89	0	0
Kwok Ho Chan(787)	45	*	45	0	0
Kyle Thurston Adams(788)	176	*	176	0	0
Lanae Banks(789)	315	*	315	0	0
Larry Hufford(790)	105	*	105	0	0
Lars Ullmar(791)	44	*	44	0	0
Laura Domnescu(792)	878	*	878	0	0
Lauren Command(793)	660	*	660	0	0
Lauren Garrison(794)	44	*	44	0	0
Lauren Thorene(795)	88	*	88	0	0
Laurent Waharte(796)	89	*	89	0	0
Laurie Zydel(797)	45	*	45	0	0
Ld Larkins(798)	18	*	18	0	0
Leah Caplanis(799)	100	*	100	0	0
Leah Schroeder(800)	45	*	45	0	0
Lee Puckett(801)	550	*	550	0	0
Lee Turner(802)	132	*	132	0	0
Lee Walker(803)	45	*	45	0	0
Lei-Ann Chang(804)	18	*	18	0	0
Leila Strachan(805)	45	*	45	0	0
Lesha Daniels(806)	44	*	44	0	0
Leslie DiMario(807)	89	*	89	0	0
Leticia Brown-Secci(808)	120	*	120	0	0
Liesheng Long(809)	18	*	18	0	0

83

Lilia Whiddon(810)	176	*	176	0	0
Lincoln Lo(811)	88	*	88	0	0
Lionel Freemantle(812)	176	*	176	0	0
Lionel Selwood Jr(813)	89	*	89	0	0
Lisa Averill(814)	120	*	120	0	0
Lisa Golino(815)	44	*	44	0	0
Lisa Latessa(816)	66	*	66	0	0
Lisa Montez(817)	195	*	195	0	0
Lisa Naturman(818)	167	*	167	0	0
Lois Han(819)	45	*	45	0	0
Loreal K Andrews(820)	45	*	45	0	0
Loren Lieberthal(821)	123	*	123	0	0
Loretta Thomas(822)	45	*	45	0	0
Lori Higham(823)	90	*	90	0	0
Lori Mason(824)	88	*	88	0	0
Lori Winter(825)	89	*	89	0	0
Louis Rosenthal(826)	878	*	878	0	0
Lucia Cordova(827)	294	*	294	0	0
Luciana Rankins(828)	191	*	191	0	0
Luciano Dolgetta(829)	878	*	878	0	0
Luis Carrillo(830)	89	*	89	0	0
Lydia Boychuk(831)	878	*	878	0	0
Lyndy Lien(832)	439	*	439	0	0
Maciej Rumprecht(833)	44	*	44	0	0
Madeeha Khan(834)	45	*	45	0	0
Madeleine Want(835)	89	*	89	0	0
Madelyn Boesen(836)	45	*	45	0	0
Madhusudhan Talluri(837)	89	*	89	0	0
Madoc Okaikoi(838)	117	*	117	0	0
Mads Christensen(839)	264	*	264	0	0
Mads Jakob Poulsen(840)	439	*	439	0	0
Maika Isogawa(841)	53	*	53	0	0
Makis Tracend(842)	439	*	439	0	0
Malay Prajapati(843)	89	*	89	0	0
Mame Aw(844)	88	*	88	0	0
Maninder Walia(845)	132	*	132	0	0
Marc Gignac(846)	45	*	45	0	0
Marcel Wingate(847)	18	*	18	0	0
Marco Gambarotto(848)	18	*	18	0	0
Marcus Williams(849)	45	*	45	0	0
Margaret McIntyre(850)	439	*	439	0	0
Margaret Murray(851)	106	*	106	0	0
Margaret Nakoa(852)	53	*	53	0	0
Maria Roxana Cacenschi(853)	89	*	89	0	0
Mariam Addy(854)	18	*	18	0	0
Marija Linjacki-Hamed(855)	44	*	44	0	0
Mario Chaves(856)	439	*	439	0	0
Mario Ferreira(857)	101	*	101	0	0
Mario Negron(858)	89	*	89	0	0
Mario Prestigiacomo(859)	89	*	89	0	0
Mark Buckley(860)	45	*	45	0	0
Mark Zielinski(861)	123	*	123	0	0
Mark Edward Malony(862)	103	*	103	0	0
Mark Gojcaj(863)	176	*	176	0	0
Mark Gravel(864)	190	*	190	0	0
Mark Josephson(865)	879	*	879	0	0
Mark Kukiela(866)	45	*	45	0	0
Mark Mahasky(867)	45	*	45	0	0
Mark Majoras(868)	44	*	44	0	0
Mark Mangone(869)	89	*	89	0	0
Mark Stearman(870)	176	*	176	0	0

84

Mark Storrer(871)	100	*	100	0	0
Mark Swinehart(872)	175	*	175	0	0
Marla Goodman(873)	44	*	44	0	0
Martha Alvarez(874)	45	*	45	0	0
Martha Lehnert(875)	117	*	117	0	0
Martin Wolf(876)	93	*	93	0	0
Marvin Coleman(877)	45	*	45	0	0
Mason Holt(878)	105	*	105	0	0
Massimo DiMeo(879)	45	*	45	0	0
Matasaburo Tsujino(880)	89	*	89	0	0
Mathieu Thouvenin(881)	89	*	89	0	0
Matthew Charles Vattes(882)	88	*	88	0	0
Matthew Cunningham(883)	18	*	18	0	0
Matthew Fowler(884)	94	*	94	0	0
Matthew Indre(885)	50	*	50	0	0
Matthew Leighty(886)	18	*	18	0	0
Matthew Mckenzie(887)	36	*	36	0	0
Matthew Peden(888)	132	*	132	0	0
Matthew Pool(889)	75	*	75	0	0
Mauricio Sabogal(890)	176	*	176	0	0
Maxmilian Gates Fleming(891)	89	*	89	0	0
Maya Geschwind(892)	98	*	98	0	0
Mckc Investments, LLC(893)	1,380	*	1,380	0	0
Melissa Shamberg(894)	88	*	88	0	0
Melissa Tansarico(895)	45	*	45	0	0
Melissa Zahner(896)	100	*	100	0	0
Melody DeJesus(897)	220	*	220	0	0
Melvyn Gathers II(898)	89	*	89	0	0
Michael Ablett(899)	45	*	45	0	0
Michael Andrade(900)	50	*	50	0	0
Michael Bianco(901)	27	*	27	0	0
Michael Brennan(902)	120	*	120	0	0
Michael Casel(903)	505	*	505	0	0
Michael Demirjian(904)	126	*	126	0	0
Michael Fabri(905)	18	*	18	0	0
Michael Fisher(906)	45	*	45	0	0
Michael Flanagan Jr(907)	89	*	89	0	0
Michael G. Burk(908)	439	*	439	0	0
Michael Gerlach(909)	53	*	53	0	0
Michael Habib(910)	120	*	120	0	0
Michael Hepburn(911)	315	*	315	0	0
Michael John Novielli(912)	88	*	88	0	0
Michael Kalansky(913)	439	*	439	0	0
Michael Liberatore(914)	31	*	31	0	0
Michael Maffe(915)	100	*	100	0	0
Michael O'Halloran(916)	120	*	120	0	0
Michael Patton(917)	45	*	45	0	0
Michael Paul Verga(918)	44	*	44	0	0
Michael Pierce(919)	89	*	89	0	0
Michael Ptak(920)	44	*	44	0	0
Michael Row(921)	100	*	100	0	0
Michael Tuhus(922)	103	*	103	0	0
Michael Wenke(923)	89	*	89	0	0
Michael Wright(924)	123	*	123	0	0
Michael Yeack(925)	441	*	441	0	0
Michelle L. Busick(926)	45	*	45	0	0
Michelle Sterling(927)	176	*	176	0	0
Michelle Thornton(928)	100	*	100	0	0
Midhat Qidwai(929)	89	*	89	0	0
Midori Sakano(930)	89	*	89	0	0
Mihiri Rajapaksa(931)	89	*	89	0	0

85

Mike McKenzie(932)	18	*	18	0	0
Mike Nalepa(933)	105	*	105	0	0
Mike Scott(934)	120	*	120	0	0
Mikhail Rindisbacher(935)	89	*	89	0	0
Mikhail Vatmakhter(936)	27	*	27	0	0
Millan Bhatt(937)	352	*	352	0	0
Mindy Staley(938)	45	*	45	0	0
Minesh Patel(939)	1,359	*	1,359	0	0
Ming Yee Davis(940)	103	*	103	0	0
Miranda Mann(941)	45	*	45	0	0
Miriam Sayer(942)	45	*	45	0	0
Mohanaraju Gopirama Nandyala(943)	18	*	18	0	0
Molly Tapp-Wilkinson(944)	89	*	89	0	0
Monica Brouwer(945)	45	*	45	0	0
Monil Doshi(946)	88	*	88	0	0
Morgan Broussard(947)	22	*	22	0	0
Nadia Salim(948)	45	*	45	0	0
Nagalakshmi Somasundaram(949)	18	*	18	0	0
Nancy Chase(950)	114	*	114	0	0
Nancy Shingledecker(951)	294	*	294	0	0
Nandeesh Madapadi(952)	18	*	18	0	0
Naoko Kimura(953)	88	*	88	0	0
Narayanan Veeraraghavan(954)	18	*	18	0	0
Naresh Kumar Chitipolu(955)	89	*	89	0	0
Natalie Albin(956)	45	*	45	0	0
Nataraj Murugappa Madhavan(957)	66	*	66	0	0
Natasha Harrison(958)	89	*	89	0	0
Nathan R Bernstein(959)	18	*	18	0	0
Nathaniel Caldon(960)	18	*	18	0	0
Necdet Serdar Ercetin(961)	439	*	439	0	0
Nedi Telvi(962)	177	*	177	0	0
Neha Mangla(963)	89	*	89	0	0
Neil Bastian(964)	50	*	50	0	0
Neil Kohan(965)	46	*	46	0	0
Nelson Habon(966)	105	*	105	0	0
Nicholas Burakoff(967)	89	*	89	0	0
Nicholas Mele(968)	18	*	18	0	0
Nicholas Ozkan(969)	90	*	90	0	0
Nicholas Pardon(970)	2,194	*	2,194	0	0
Nicolas Alves(971)	89	*	89	0	0
Nicole Cardosi(972)	288	*	288	0	0
Nicole Guiliani(973)	45	*	45	0	0
Nicole Rupprecht(974)	89	*	89	0	0
Nikita Vaidya(975)	89	*	89	0	0
Nimish Parekh(976)	238	*	238	0	0
Niranjan Nandakishore Kundapur(977)	44	*	44	0	0
Nirjhar Ray(978)	45	*	45	0	0
Niroop Vallabhaneni(979)	123	*	123	0	0
Nnabike Okaro(980)	45	*	45	0	0
Norman Niemer(981)	88	*	88	0	0
Nuno Miguel de Seabra Merendeiro(982)	44	*	44	0	0
Ogochukwu Norbert(983)	45	*	45	0	0
Oj Associates, LLC(984)	45	*	45	0	0
Olive Knaus(985)	172	*	172	0	0
Olusola Oriyomi(986)	44	*	44	0	0
Oluwaseyi Adejorin(987)	89	*	89	0	0
Oraegbu Nwabueze(988)	552	*	552	0	0
Orlando Perez(989)	132	*	132	0	0
Osaigbovo Ozigbo(990)	44	*	44	0	0
Othman Alkhowaiter(991)	1,317	*	1,317	0	0
P2 Productions LLC(992)	45	*	45	0	0

86

Paicom Partners LLC(993)	45	*	45	0	0
Pamela Burton(994)	1,026	*	1,026	0	0
Pamela Kouakam(995)	265	*	265	0	0
Paras Malhotra(996)	88	*	88	0	0
Paresh ray(997)	89	*	89	0	0
Pat Mccoy(998)	88	*	88	0	0
Patricia Kilgore(999)	120	*	120	0	0
Patrick Evan Nadeau(1000)	20	*	20	0	0
Patrick Friedrich(1001)	22	*	22	0	0
Patrick Hoosier(1002)	45	*	45	0	0
Patrick Lahmeyer(1003)	100	*	100	0	0
Patrick MacLyman(1004)	44	*	44	0	0
Patrick Therriault(1005)	22	*	22	0	0
Paul Barnum(1006)	88	*	88	0	0
Paul Benziger(1007)	176	*	176	0	0
Paul Brinkmann(1008)	132	*	132	0	0
Paul Chambers(1009)	220	*	220	0	0
Paul Demascus(1010)	176	*	176	0	0
Paul Duffy(1011)	18	*	18	0	0
Paul Hollier(1012)	176	*	176	0	0
Paul Krause(1013)	132	*	132	0	0
Paul M Chung Trust(1014)	100	*	100	0	0
Paul Schnobrick(1015)	89	*	89	0	0
Paul Sonnenberg(1016)	1,200	*	1,200	0	0
Paul Urtz Jr(1017)	191	*	191	0	0
Paul Zwillenberg(1018)	904	*	904	0	0
Paula Laverty(1019)	88	*	88	0	0
Pavan Kumar Athota(1020)	88	*	88	0	0
Pavan Kumar Motaparthi(1021)	44	*	44	0	0
Penelope Martinez(1022)	45	*	45	0	0
Petar Karafezov(1023)	88	*	88	0	0
Peter David Loder(1024)	44	*	44	0	0
Peter Goldman(1025)	439	*	439	0	0
Peter Kline(1026)	45	*	45	0	0
Peter Lynn(1027)	100	*	100	0	0
Peter Perunovic(1028)	18	*	18	0	0
Phil Vullo(1029)	105	*	105	0	0
Philipe Diao(1030)	89	*	89	0	0
Pierre Lapointe(1031)	88	*	88	0	0
Piotr Bandyk(1032)	18	*	18	0	0
Pralav Pradhan(1033)	45	*	45	0	0
Prashant Adhikari(1034)	49	*	49	0	0
Prashant Shah(1035)	18	*	18	0	0
Prateek Malik(1036)	44	*	44	0	0
Precious Victory Holding Corp(1037)	167	*	167	0	0
Preetha Vijayan(1038)	45	*	45	0	0
Priyadarshini Ramachandran(1039)	89	*	89	0	0
Raghav Kumar(1040)	89	*	89	0	0
Rahul Syngal(1041)	126	*	126	0	0
Rajesh Mavila Chathoth(1042)	89	*	89	0	0
Rajiv Aggarwal(1043)	100	*	100	0	0
Rakshit Patel(1044)	551	*	551	0	0
Ram Kishan Kallur(1045)	132	*	132	0	0
Ramsey Kamil Al-Ramahi(1046)	89	*	89	0	0
Randall Douglas Stanley(1047)	22	*	22	0	0
Raquel Dupree(1048)	18	*	18	0	0
Rashidat Odeyale(1049)	194	*	194	0	0
Raveet Phull(1050)	123	*	123	0	0
Ray Scott(1051)	316	*	316	0	0
Raymon Riechert(1052)	45	*	45	0	0
Raymond Byrd(1053)	575	*	575	0	0

87

Read Gage(1054)	274	*	274	0	0
Rebecca Steinhardt(1055)	45	*	45	0	0
Ren Sano(1056)	45	*	45	0	0
Resat Say(1057)	45	*	45	0	0
Rex Clementson(1058)	45	*	45	0	0
Ricardo Achong(1059)	45	*	45	0	0
Ricardo Rodriguez(1060)	91	*	91	0	0
Richard Arikian(1061)	132	*	132	0	0
Richard Campbell(1062)	22	*	22	0	0
Richard Chu(1063)	667	*	667	0	0
Richard Church(1064)	319	*	319	0	0
Richard Crumley(1065)	105	*	105	0	0
Richard Dallojacono(1066)	1,286	*	1,286	0	0
Richard Dodger(1067)	45	*	45	0	0
Richard Gray(1068)	294	*	294	0	0
Richard Krejcarek(1069)	45	*	45	0	0
Richard Liniger(1070)	18	*	18	0	0
Richard Martin(1071)	264	*	264	0	0
Richard Moore(1072)	439	*	439	0	0
Richard Roman(1073)	132	*	132	0	0
Rick Jansen(1074)	162	*	162	0	0
Rinnel Williams(1075)	106	*	106	0	0
Risa Yamada(1076)	89	*	89	0	0
Rita Price(1077)	45	*	45	0	0
Ritesh Menon Maniyedath(1078)	67	*	67	0	0
Robb Nansel(1079)	88	*	88	0	0
Robbie Hailey(1080)	120	*	120	0	0
Robert Bilski(1081)	19	*	19	0	0
Robert Bitton(1082)	45	*	45	0	0
Robert Collins(1083)	439	*	439	0	0
Robert D Iannucci(1084)	175	*	175	0	0
Robert Greenfeld(1085)	44	*	44	0	0
Robert Kajiru(1086)	367	*	367	0	0
Robert Miller(1087)	117	*	117	0	0
Robert Nelson(1088)	88	*	88	0	0
Robert ODonnell(1089)	176	*	176	0	0
Robert Paul Colgin(1090)	89	*	89	0	0
Robert Ryan Klar(1091)	878	*	878	0	0
Robert Slavens(1092)	153	*	153	0	0
Robert V H Weinberg(1093)	18	*	18	0	0
Robert Wagers(1094)	45	*	45	0	0
Robert Wills(1095)	18	*	18	0	0
Roberto Gonzalez(1096)	90	*	90	0	0
Roderick Herron(1097)	338	*	338	0	0
Roderick R Randolph(1098)	18	*	18	0	0
Rodrigo Cruz Fragoso(1099)	89	*	89	0	0
Rohan Samant(1100)	18	*	18	0	0
Romeal Lesa Samuel(1101)	22	*	22	0	0
Ron Bivas(1102)	89	*	89	0	0
Ronald Page(1103)	45	*	45	0	0
Ronny Lindsay(1104)	109	*	109	0	0
Rosario Ortoli(1105)	45	*	45	0	0
Ross Buran(1106)	89	*	89	0	0
Ross R Sarcona(1107)	43	*	43	0	0
Rowed Kakos(1108)	176	*	176	0	0
Ruairi O'Brien(1109)	18	*	18	0	0
Ruby Banipal(1110)	89	*	89	0	0
Rudy Salo(1111)	89	*	89	0	0
Russell Umstead(1112)	18	*	18	0	0
Ryan McCarthy(1113)	176	*	176	0	0
Ryan Reimer(1114)	18	*	18	0	0

88

Ryan Su(1115)	660	*	660	0	0
Salim Jackson(1116)	53	*	53	0	0
Samir Kabir(1117)	27	*	27	0	0
Samir Kalra(1118)	45	*	45	0	0
Sammy Daily(1119)	105	*	105	0	0
Samuel Paul Knollmeyer(1120)	45	*	45	0	0
Samuel Peter Walker(1121)	45	*	45	0	0
Sanam Sophie Mechkat(1122)	45	*	45	0	0
Sanchit Ram Arvind(1123)	89	*	89	0	0
Sandra Hutchinson(1124)	45	*	45	0	0
Sanjay Patel(1125)	45	*	45	0	0
Sanjay Ramchandani(1126)	44	*	44	0	0
Santosh Vishwanathan(1127)	132	*	132	0	0
Sara Radjenovic(1128)	45	*	45	0	0
Sarah Bryson(1129)	124	*	124	0	0
Sarah Drew O'Brien(1130)	89	*	89	0	0
Sarah Kayfus(1131)	89	*	89	0	0
Saravanakumar Jeyavel(1132)	132	*	132	0	0
Satish Shankar(1133)	120	*	120	0	0
Satya Karanki(1134)	107	*	107	0	0
Saurabh Agarwal(1135)	88	*	88	0	0
Scott Brandon Clark(1136)	36	*	36	0	0
Scott Churchman(1137)	49	*	49	0	0
Scott David Klinker(1138)	18	*	18	0	0
Scott Fawcett(1139)	18	*	18	0	0
Scott Kaplan(1140)	45	*	45	0	0
Scott LaBrecque(1141)	18	*	18	0	0
Scott Larson(1142)	92	*	92	0	0
Scott McIntyre(1143)	45	*	45	0	0
Scott Riley(1144)	89	*	89	0	0
Scott Rye(1145)	334	*	334	0	0
Scott Schroeder(1146)	88	*	88	0	0
Scott Spencer(1147)	18	*	18	0	0
Sea Chen(1148)	88	*	88	0	0
Sean Kelley(1149)	105	*	105	0	0
Sean Kelly(1150)	45	*	45	0	0
Sergio Fregosi(1151)	439	*	439	0	0
Seth Crowder(1152)	89	*	89	0	0
Seth Rasmussen(1153)	27	*	27	0	0
Shahram Nabipour(1154)	44	*	44	0	0
Shakyna Gorden(1155)	44	*	44	0	0
Shamus Harmon(1156)	18	*	18	0	0
Shane Kern(1157)	220	*	220	0	0
Shannel Sharma(1158)	45	*	45	0	0
Shannon Dunn(1159)	330	*	330	0	0
Sharan Prakash Babu(1160)	88	*	88	0	0
Sharath Chandra Ranga(1161)	45	*	45	0	0
Shariq Mohammad(1162)	132	*	132	0	0
Sharon Paz(1163)	293	*	293	0	0
Sharon Wong(1164)	439	*	439	0	0
Sharonda Wallace(1165)	45	*	45	0	0
Shauna Nicole Standifer(1166)	56	*	56	0	0
Shawn Biery(1167)	3,523	*	3,523	0	0
Shawnna Perryman(1168)	120	*	120	0	0
Shelby Harvey(1169)	44	*	44	0	0
Sheryl Gibson(1170)	45	*	45	0	0
Shishir Khetan(1171)	88	*	88	0	0
Shobhit Kumar(1172)	176	*	176	0	0
Shondai Patterson(1173)	45	*	45	0	0
Shreyans Parekh(1174)	45	*	45	0	0
Shreyas Ahir(1175)	132	*	132	0	0
Shrikant Tamhane(1176)	18	*	18	0	0

89

Shunan Wang(1177)	89	*	89	0	0
Siddharth Jain(1178)	44	*	44	0	0
Simeon Lee Jack(1179)	18	*	18	0	0
Simon Mills(1180)	123	*	123	0	0
Sina Kamran(1181)	19	*	19	0	0
Skyline Investment Properties LLC(1182)	18	*	18	0	0
Sofia Franzon(1183)	18	*	18	0	0
Sohail Jessani(1184)	89	*	89	0	0
Sohail Kareem(1185)	27	*	27	0	0
Somchai Kulwatdanaporn(1186)	280	*	280	0	0
Son Vo(1187)	89	*	89	0	0
Sreenatha Palnati(1188)	18	*	18	0	0
Srikanth Tirupathi(1189)	44	*	44	0	0
Stacey Egide(1190)	878	*	878	0	0
Stanley Nwogwugwu(1191)	45	*	45	0	0
Stephanie Bianchi(1192)	88	*	88	0	0
Stephanie Daniel(1193)	439	*	439	0	0
Stephanie Scott(1194)	178	*	178	0	0
Stephanie Tran(1195)	88	*	88	0	0
Stephen Clarke(1196)	89	*	89	0	0
Stephen Gellatly(1197)	439	*	439	0	0
Stephen Groff(1198)	27	*	27	0	0
Stephen Jenkins(1199)	45	*	45	0	0
Stephen Klochko III(1200)	2,193	*	2,193	0	0
Stephen Klochko, III Revocable Living Trust(1201)	878	*	878	0	0
Stephen Knarr(1202)	439	*	439	0	0
Stephen Landa(1203)	45	*	45	0	0
Stephen Lloyd(1204)	89	*	89	0	0
Stephen Messier(1205)	565	*	565	0	0
Steve Ibarra(1206)	89	*	89	0	0
Steve Tarrant(1207)	288	*	288	0	0
Steven Buccigross(1208)	45	*	45	0	0
Steven Hoekman(1209)	293	*	293	0	0
Steven Liu(1210)	439	*	439	0	0
Steven M. Rodgers Trust 2001-12-12(1211)	330	*	330	0	0
Steven Meyer(1212)	176	*	176	0	0
Steven Meyerson(1213)	18	*	18	0	0
Steven Schulz(1214)	120	*	120	0	0
Stewart Stachowiak(1215)	46	*	46	0	0
Stewart Weaver(1216)	577	*	577	0	0
Subbarao Yallamraju(1217)	44	*	44	0	0
Subramanyam Yadam(1218)	132	*	132	0	0
Sudhakar Kasu Reddy(1219)	134	*	134	0	0
Sudhakar Raman(1220)	89	*	89	0	0
Sue Ellen Gary(1221)	100	*	100	0	0
Sulie Ober(1222)	18	*	18	0	0
Sunil Gupta(1223)	45	*	45	0	0
Susan Parmentier(1224)	45	*	45	0	0
Suzanne Claypoole(1225)	315	*	315	0	0
Suzanne Ventura(1226)	120	*	120	0	0
Swanhaus Bros productions(1227)	178	*	178	0	0
Tabatha Goloborodko(1228)	89	*	89	0	0
Tamel Nash(1229)	45	*	45	0	0
Tammy Ferlisi(1230)	89	*	89	0	0
Tammy Newton(1231)	120	*	120	0	0
Tannous Hanna Kass Hanna(1232)	45	*	45	0	0
Tedd Shellenbarger(1233)	239	*	239	0	0
Tejbir Sandhu(1234)	89	*	89	0	0
Teresa Bullock(1235)	45	*	45	0	0
Tessa Hays(1236)	89	*	89	0	0

90

The Lidd Heritage Trust 2018-01-04 (1237)	128	*	128	0	0
The Patrell Living Trust 2021-07-09(1238)	527	*	527	0	0
Thomas Briones-Soupcoff(1239)	45	*	45	0	0
Thomas Hedrick(1240)	67	*	67	0	0
Thomas Marsh(1241)	400	*	400	0	0
Thomas Potts(1242)	45	*	45	0	0
Thomas Ryan Iley(1243)	18	*	18	0	0
Thomas Yee(1244)	395	*	395	0	0
Thomas Zajkowski(1245)	439	*	439	0	0
ThomasRoy Penland(1246)	89	*	89	0	0
Tiffanie Honeyman(1247)	45	*	45	0	0
Tim ORourke(1248)	45	*	45	0	0
Timothy Chen(1249)	132	*	132	0	0
Timothy Kodres(1250)	439	*	439	0	0
Timothy Reiterman(1251)	45	*	45	0	0
Timothy Sumpter(1252)	97	*	97	0	0
Timothy Wolschon(1253)	88	*	88	0	0
Timur Sherif(1254)	465	*	465	0	0
Tina Gutierrez(1255)	88	*	88	0	0
Tobechukwu Onyebuchi Nnamdi(1256)	45	*	45	0	0
Toby Pinkham(1257)	117	*	117	0	0
Todd Matthias(1258)	444	*	444	0	0
Todd Olsen(1259)	105	*	105	0	0
Todd Young(1260)	120	*	120	0	0
Togie Drorbaugh(1261)	120	*	120	0	0
Tom Crowley(1262)	89	*	89	0	0
Tomer Sanikin(1263)	89	*	89	0	0
Tommaso Armagno(1264)	439	*	439	0	0
Tony Sorgi(1265)	878	*	878	0	0
Tonya-Marie Towles(1266)	2,194	*	2,194	0	0
Torsten Lubach(1267)	220	*	220	0	0
Travis Applegate(1268)	439	*	439	0	0
Travis Coggin(1269)	167	*	167	0	0
Travis Robinson(1270)	45	*	45	0	0
Treva Ross(1271)	45	*	45	0	0
Trevor Tessalone(1272)	439	*	439	0	0
Trevor Wayne Ghylin(1273)	22	*	22	0	0
Trudelo LLC(1274)	439	*	439	0	0
Tulsi Sheth(1275)	563	*	563	0	0
Tyler Bittner(1276)	133	*	133	0	0
Tyler Deans(1277)	45	*	45	0	0
Tyler Halvorson(1278)	45	*	45	0	0
Tyler Jackson(1279)	88	*	88	0	0
Tyler Williams(1280)	214	*	214	0	0
Tyra J Robinson(1281)	44	*	44	0	0
Uchechukwu chinedu Nnamdi(1282)	19	*	19	0	0
Urte Tylaite(1283)	176	*	176	0	0
Uy Lam(1284)	45	*	45	0	0
Valentine Solis(1285)	45	*	45	0	0
Vanesa de la puente(1286)	89	*	89	0	0
Varaprasad Konjeti(1287)	45	*	45	0	0
Vardhan Reddy Tamatam Harsha(1288)	18	*	18	0	0
Varun Vinodkumar Gupta(1289)	45	*	45	0	0
Veeranjaneyulu Kanumuri(1290)	44	*	44	0	0
Venkata Katasani(1291)	18	*	18	0	0
Veronica Payan(1292)	80	*	80	0	0
Vicente Anton Medellin(1293)	123	*	123	0	0
Victor Mandarich(1294)	67	*	67	0	0
Victor Thomas Hizon(1295)	45	*	45	0	0

91

Victoria Larson(1296)	88	*	88	0	0
Victoria Powell(1297)	45	*	45	0	0
Vijay Marupaka(1298)	88	*	88	0	0
Vijayakumar Aluru(1299)	788	*	788	0	0
Vikram Muthyala(1300)	89	*	89	0	0
Vilas Veeraraghavan(1301)	88	*	88	0	0
Villa Dantes LLC(1302)	89	*	89	0	0
Ville Penttila(1303)	45	*	45	0	0
Vincent Cheval(1304)	18	*	18	0	0
Vincent Ducharme(1305)	105	*	105	0	0
Vincent Mach(1306)	89	*	89	0	0
Vinod Havalad(1307)	45	*	45	0	0
Vipul Shah(1308)	18	*	18	0	0
Virgil Anthony(1309)	45	*	45	0	0
Vishal Arya(1310)	89	*	89	0	0
Vivek Suhag(1311)	44	*	44	0	0
Vivekanand Baisetty(1312)	213	*	213	0	0
Vivian Bilasano(1313)	879	*	879	0	0
Vivian Liu(1314)	89	*	89	0	0
Viviana Priscila Bermeo Contreras(1315)	106	*	106	0	0
Vlad Robu(1316)	439	*	439	0	0
Vonte Damon Johnson(1317)	89	*	89	0	0
Wael Azer(1318)	89	*	89	0	0
Walter Moseley(1319)	439	*	439	0	0
Walter Pisary(1320)	45	*	45	0	0
Wayne Elkins(1321)	89	*	89	0	0
Wesley Russell Smith(1322)	132	*	132	0	0
Wilfredo Ramos(1323)	45	*	45	0	0
William Akre(1324)	350	*	350	0	0
William Bennett(1325)	18	*	18	0	0
William Black(1326)	88	*	88	0	0
William Kellum(1327)	89	*	89	0	0
William Kirkwood(1328)	367	*	367	0	0
William Martin Miller(1329)	167	*	167	0	0
William Munro(1330)	44	*	44	0	0
William Samuels(1331)	44	*	44	0	0
William Thore(1332)	220	*	220	0	0
William Tippets(1333)	302	*	302	0	0
Willie Spivey(1334)	89	*	89	0	0
Willky Joseph(1335)	18	*	18	0	0
WJM Trust 2006-11-17 (1336)	575	*	575	0	0
WorkStaff USA Staffing Agency, LLC(1337)	89	*	89	0	0
Wyatt Closs(1338)	106	*	106	0	0
Xiaoyang Ma(1339)	89	*	89	0	0
Xinci Zhang(1340)	45	*	45	0	0
Yatin Patil(1341)	88	*	88	0	0
Yingying Zhu(1342)	89	*	89	0	0
Yishen Chen(1343)	89	*	89	0	0
Yogendra Goyal(1344)	44	*	44	0	0
Yuqi Wang(1345)	18	*	18	0	0
Yureve Govind(1346)	235	*	235	0	0
Yvonne Schultz(1347)	45	*	45	0	0
Zachary Abramson(1348)	45	*	45	0	0
Zachary James Wall(1349)	89	*	89	0	0
Zack Wininger(1350)	88	*	88	0	0
Zain Stedman(1351)	80	*	80	0	0
Zeno Mario Eduard Trevisan(1352)	264	*	264	0	0
Zeshawn Baber(1353)	89	*	89	0	0
Total	14,785,688		14,293,298	492,390

92

*	Less than 1%.

(1)	MVL Inc. -- Shares beneficially owned consist of (i) 1,816,682 shares of Common Stock held directly by MVL Inc., (ii) 227,625 shares of Common Stock issuable upon the exercise of Common Stock warrants, (iii) 79,319 shares of Common Stock issuable upon the automatic conversion of a convertible note in the principal amount of $1,000,000 (including $15,288 of accrued interest to April 16, 2026), and (iv) up to 62,500 shares of Common Stock issuable upon the exercise of a warrant issued in connection with the convertible note held by MVL Inc. (f/k/a Alchemi Project Inc.). MVL Inc. beneficially owns more than 5% of our Common Stock. Michael V. Lewis is the natural person exercising voting and/or investment control over the securities held by MVL Inc.. Within the past three years, MVL Inc. engaged in the following material financing transactions with us: (a) the original MVL Note dated January 30, 2025, in the principal amount of $1,000,000, which was subsequently transferred to the MVL Convertible Note (described below); (b) in connection with the original MVL Note, Alchemi received warrants to purchase 214,229 shares of Common Stock at an exercise price of $0.24 per share; (c) the MVL Convertible Note, dated February 13, 2026, in the principal amount of $1,000,000, bearing simple interest at 9% per annum and maturing on the earlier of February 13, 2028 or a Change of Control Transaction, which automatically converts into Common Stock at 80% of the Qualified Financing price upon the Direct Listing; and (d) a warrant, dated February 13, 2026, to purchase a number of shares of Common Stock equal to $1,000,000 divided by the Exercise Price (the greater of the five-day trailing VWAP and $10.00 per share), exercisable beginning on the fifth Trading Day after listing and expiring 180 days from the Listing Date, subject to a 19.99% beneficial ownership limitation and exchange cap. See “Certain Relationships and Related Person Transactions” and “Management's Discussion and Analysis of Financial Results and Condition - Liquidity and Capital Resources.” Of the 2,186,126 shares being registered, 940,569 shares are not subject to any lock-up restrictions and shall be freely tradeable from and after the date of the Direct Listing. The remaining 1,245,557 registered shares are subject to lock-up restrictions as follows: (a) From the date of the Direct Listing through and including the 90th day thereafter, 100% of the 1,245,557 locked-up shares shall be restricted; on the 91st day, 20% (249,111 shares) shall be released; (b) From the 91st day through and including the 140th day, 80% of such locked-up shares shall remain restricted; on the 141st day, an additional 50% (622,778 shares) shall be released; and (c) From and after the 170th day, the remaining 30% (373,668 shares) shall be released, such that 100% of the 1,245,557 locked-up shares shall be fully released. The address for MVL Inc. is 119 Malibu Colony Rd, Malibu, CA 90265.
(2)	Charles Jobson — Shares beneficially owned consist of (i) 262,463 shares of Common Stock held directly, (ii) 66,152 shares of Common Stock issuable upon the conversion of a $822,415 convertible promissory note (including $24,334 of accrued interest to April 16, 2026), and (iii) up to 51,401 shares of Common Stock issuable upon exercise of convertible note warrants. Mr. Jobson's beneficial ownership also includes 389,429 shares held by the Charles E. Jobson Irrevocable Trust (see footnote 3), over which Mr. Jobson may be deemed to have voting and dispositive power. Mr. Jobson's total aggregate beneficial ownership is 769,445 shares of Common Stock. The address for Charles Jobson is 39 Livingston Road, Wellesley, MA 02482.
(3)	Charles E. Jobson Irrevocable Trust -- Shares beneficially owned consist of 389,429 shares of Common Stock held directly. Charles Jobson may be deemed to have voting and dispositive power over the shares held by the Charles E. Jobson Irrevocable Trust. Of the 389,429 shares being registered, 200,145 shares are not subject to any lock-up restrictions and shall be freely tradeable from and after the date of the Direct Listing. The remaining 189,284 registered shares are subject to lock-up restrictions as follows: (a) From the date of the Direct Listing through and including the 90th day thereafter, 100% of the 189,284 locked-up shares shall be restricted; on the 91st day, 20% (37,856 shares) shall be released; (b) From the 91st day through and including the 140th day, 80% of such locked-up shares shall remain restricted; on the 141st day, an additional 50% (94,642 shares) shall be released; and (c) From and after the 170th day, the remaining 30% (56,786 shares) shall be released, such that 100% of the 189,284 locked-up shares shall be fully released. The address for the Charles E. Jobson Irrevocable Trust is 39 Livingston Road, Wellesley, MA 02482.
(4)	Solidium Capital Kft. -- Shares beneficially owned consist of 312,095 shares of Common Stock held directly, 30,363 shares of Common Stock issuable upon the conversion of a $374,520 convertible promissory note (including $14,129 of accrued interest to April 16, 2026), and 23,408 shares of Common Stock issuable upon exercise of convertible note warrants. Janos Santa Jr. is the natural person exercising voting and/or investment control over the securities held by Solidium Capital Kft. The address for Solidium Capital Kft. is Erzsebeti ut 5/b, Hodmezovasarhely 3980, Hungary.
(5)

Half Church Holdings Pte Ltd — Shares beneficially owned consist of 91,048 shares of Common Stock issued upon the automatic conversion of 273,148 shares of Preferred Stock, and 60,776 shares of Common Stock issuable upon the exercise of Common Stock warrants. Half Church Holdings Pte. Ltd. is a company organized under the laws of Singapore. The sole shareholder of Half Church Holdings Pte Ltd is R&H Trust Co. Singapore Pte. Ltd., which acts as the trustee of The Ferguson Trust. Klára Dr. Konkolyné Dr. Csikós (a single individual whose name reflects Hungarian naming conventions combining her married name “Konkolyné,” meaning “wife of Konkoly,” with her maiden name “Csikós” and her doctoral title) is the grantor of The Ferguson Trust and may be deemed to have voting and dispositive power over the shares held by Half Church Holdings Pte Ltd. The address for Half Church Holdings Pte Ltd is 30 Cecil Street, #18-02/03 Prudential Tower, Singapore 049712. The address for Klára Dr. Konkolyné Dr. Csikós is 2/B Daru St, Kiskunfélegyháza 6100, Hungary.

Within the past three years, Half Church Holdings Pte Ltd has had the following material relationships with the Company and its affiliates. Half Church is the holder of a Secured Promissory Note originally dated April 12, 2024, as amended, issued by Resonant Subholdings Inc. (“Resonant”), a consolidated variable interest entity of the Company, in the original principal amount of $2,500,000. The Secured Promissory Note is secured by a first-priority security interest in the AMASS® trademark held by Resonant, and our Chief Executive Officer, Mark T. Lynn, has provided a personal guaranty of Resonant's obligations. The Note has been amended on four occasions: Amendments No. 1 and No. 2 (February 2025) extended the maturity date and reduced certain monthly payment obligations; as consideration, the Company transferred $1,000,000 of its investment in De Soi, Inc. at fair value and issued a $500,000 Simple Agreement for Future Equity in Drink WKND, Inc. (d/b/a Good Twin) to Half Church. Amendment No. 3 (December 15, 2025) further extended the maturity date; as consideration, Mr. Lynn transferred 500,000 shares of common stock of Afterdream, Inc. to Half Church, and the Company made a prepayment of $143,750 in principal. Amendment No. 4 (January 23, 2026) extended the maturity date to June 30, 2027, cancelled certain monthly payments, and reduced the outstanding principal balance by $150,000; as consideration, the Company issued to Half Church approximately 102,425 shares of Series B Preferred Stock upon a partial exercise of Half Church's outstanding warrant. As of the date of this prospectus, the outstanding principal balance of the Note, as amended, is approximately $1,267,000. See “Certain Relationships and Related Person Transactions” for additional information.

93

(6)	Davies Holdings Europe Kft. -- Shares beneficially owned consist of 559,376 shares of Common Stock held directly by Davies Holdings Europe Kft. and 68,287 shares of Common Stock issuable upon the exercise of Common Stock warrants held by Davies Holdings Europe Kft. Dr. Csaba Konkoly is the natural person exercising sole voting and sole investment control over the securities held by Davies Holdings Europe Kft. Of the 627,663 shares beneficially owned, 41,301 shares shall be freely tradeable from and after the date of the Direct Listing and are not subject to lock-up restrictions. The remaining 586,362 shares are subject to a lock-up agreement providing for the following release schedule: (a) Day 45: 10% released; (b) Day 90: 20% cumulative released; (c) Day 115: 40% cumulative released; (d) Day 180: 100% released. Release schedule: Day 45: 58,636 shares; Day 90: 117,272 shares cumulative; Day 115: 234,544 shares cumulative; Day 180: 586,362 shares (fully released). The address for Davies Holdings Europe Kft. is 30/A Bródy Sándor Street, 2nd floor, Apt 15, 1088 Budapest, Hungary. Davies Holdings Europe Kft. is party to that certain Amended and Restated Voting Agreement dated June 24, 2024, which is expected to terminate upon the initial trade in the direct listing.
(7)	Grays Peak Ventures LLC -- Shares beneficially owned consist of 112,016 shares of Common Stock held directly. Scott Stevens is the natural person exercising voting and/or investment control over the securities held by Grays Peak Ventures LLC. The address for Grays Peak Ventures LLC is 515 W 18th St, #621, New York, NY 10011.
(8)	Patrick M. Falle Living Trust -- Shares beneficially owned consist of 137,123 shares of Common Stock held directly, 13,141 shares of Common Stock issuable upon the conversion of a $164,554 convertible promissory note (including $3,652 of accrued interest to April 16, 2026), and 10,285 shares of Common Stock issuable upon exercise of convertible note warrants. Patrick M. Falle is the trustee of the Patrick M. Falle Living Trust and may be deemed to share voting and dispositive power over the shares held by the Patrick M. Falle Living Trust. The address for the Patrick M. Falle Living Trust is 4654 Woodland Hills Drive, Oakland Twp, MI 48306.
(9)	Shepard A. Hoffman -- Shares beneficially owned consist of 136,837 shares of Common Stock held directly, 13,082 shares of Common Stock issuable upon the conversion of a $164,208 convertible promissory note (including $3,239 of accrued interest to April 16, 2026), and 10,263 shares of Common Stock issuable upon exercise of convertible note warrants. The address for Shepard A. Hoffman is 8226 Douglas Ave., Suite 740, Dallas, TX 75225.
(10)	2WS Group LLC -- Shares beneficially owned consist of 105,848 shares of Common Stock held directly, 10,119 shares of Common Stock issuable upon the conversion of a $127,021 convertible promissory note (including $2,506 of accrued interest to April 16, 2026), and 7,939 shares of Common Stock issuable upon exercise of convertible note warrants. G Hub Capital LLC is the manager of 2WS Group LLC. Gregory Waldorf, as the managing member of G Hub Capital LLC, may be deemed to have voting and dispositive power over the shares held by 2WS Group LLC. Mr. Waldorf disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for 2WS Group LLC is 405 El Camino Real, Suite 260, Menlo Park, CA 94025.
(11)	Daniel Brown -- Shares beneficially owned consist of 160,531 shares of Common Stock held directly. The address for Daniel Brown is 3395 E Virginia Ave, Denver, CO 80209.
(12)	Evoque Equity LLC -- Shares beneficially owned consist of 22,762 shares of Common Stock held directly. Evoque Equity LLC is managed by its members. Parham Yedidsion (50%) and Dilip Bhavnani (50%) may be deemed to share voting and dispositive power over the shares held by Evoque Equity LLC. The address for Evoque Equity LLC is 239 S Beverly Drive, Second Floor, Beverly Hills, CA 90210.
(13)	Streeterville Capital, LLC -- Shares beneficially owned consist of (i) 28,125 shares of Common Stock issued as Commitment Shares at the First Closing on April 8, 2026, pursuant to the Securities Purchase Agreement dated March 17, 2026, as amended by the Global Amendment dated April 7, 2026 (the “Amendment”), and (ii) 3,500,000 shares of Common Stock issuable upon exercise of the Warrant issued at the First Closing pursuant to the Amendment. Pursuant to the Amendment, the number of Commitment Shares was calculated as $450,000 divided by the Expected Reference Price of $16.00 per share, rounded down to the nearest whole share. The Warrant is subject to a 9.99% beneficial ownership limitation, pursuant to which the Company shall not effect any exercise of the Warrant to the extent that after giving effect to such exercise, Streeterville (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares upon such exercise. John M. Fife has voting and dispositive power over shares held by Streeterville Capital, LLC. The address for Streeterville Capital, LLC is 297 Auto Mall Drive Suite #4, St. George, Utah 84770.
(14)

The Brosnan Family Living Trust, Dated July 23, 2025 -- Shares beneficially owned consist of 3,227 shares of Common Stock issuable upon the conversion of a $40,121 convertible promissory note (including $1,187 of accrued interest to April 16, 2026), and 2,508 shares of Common Stock issuable upon exercise of convertible note warrants. Brendan Michael Brosnan and Brenda Anne Brosnan are the trustees of The Brosnan Family Living Trust, Dated July 23, 2025 and may be deemed to share voting and dispositive power over the shares held by The Brosnan Family Living Trust, Dated July 23, 2025. The address for The Brosnan Family Living Trust, Dated July 23, 2025 is 9275 Allen Road, Clarkston, MI 48348.

(15)	Brendan Brosnan Revocable Living Trust Dated November 20, 2000 -- Shares beneficially owned consist of 33,432 shares of Common Stock held directly. Brendan Michael Brosnan and Brenda Anne Brosnan are the trustees of the Brendan Brosnan Revocable Living Trust Dated November 20, 2000 and may be deemed to share voting and dispositive power over the shares held by the Brendan Brosnan Revocable Living Trust Dated November 20, 2000. The address for the Brendan Brosnan Revocable Living Trust Dated November 20, 2000 is 9275 Allen Road, Clarkston, MI 48348.
(16)	Thomas J. Violante Living Trust u/a/d 8/7/00 -- Shares beneficially owned consist of 3,512 shares of Common Stock issuable upon the conversion of a $44,081 convertible promissory note (including $870 of accrued interest to April 16, 2026), and 2,755 shares of Common Stock issuable upon exercise of convertible note warrants. Anna Maria Violante is the trustee of the Thomas J. Violante Living Trust and may be deemed to share voting and dispositive power over the shares held by the Thomas J. Violante Living Trust u/a/d 8/7/00. The address for the Thomas J. Violante Living Trust u/a/d 8/7/00 is 2758 Amberly Lane, Troy, MI 48084.

94

(17)	ANNA MARIA VIOLANTE, Trustee, or any successor Trustee, of the THOMAS J. VIOLANTE IRREVOCABLE TRUST, dated May 3, 2023 -- Shares beneficially owned consist of 21,932 shares of Common Stock held directly. Anna Maria Violante is the trustee. Antonia Rose Violante (50%) and Thomas Michael Violante (50%) are the beneficiaries of the trust and may be deemed to share voting and dispositive power over the shares held by ANNA MARIA VIOLANTE, Trustee, or any successor Trustee, of the THOMAS J. VIOLANTE IRREVOCABLE TRUST, dated May 3, 2023. The address for ANNA MARIA VIOLANTE, Trustee, or any successor Trustee, of the THOMAS J. VIOLANTE IRREVOCABLE TRUST, dated May 3, 2023 is 2758 Amberly Lane, Troy, MI 48084.
(18)	Tom Violante -- Shares beneficially owned consist of 14,800 shares of Common Stock held directly. The address for Tom Violante is 2758 Amberly Lane, Troy, MI 48084.
(19)	Tom Massimino -- Shares beneficially owned consist of 1,995 shares of Common Stock held directly, 191 shares of Common Stock issuable upon the conversion of a $2,396 convertible promissory note (including $53 of accrued interest to April 16, 2026), and 150 shares of Common Stock issuable upon exercise of convertible note warrants. The address for Tom Massimino is 1964 Candlewood Drive, Tecumseh, ON N9K 0A3, Canada.
(20)

4RGS, GP -- Shares beneficially owned consist of 22,762 shares of Common Stock held directly, 2,131 shares of Common Stock issuable upon the conversion of a $27,000 convertible promissory note (including $280 of accrued interest to April 16, 2026), and 1,688 shares of Common Stock issuable upon exercise of convertible note warrants. 4RGS, GP is a general partnership. Richard Hess (50%), Harvey Gettleson (25%), and Seth Gettleson (25%) are partners and may be deemed to share voting and dispositive power over the shares held by 4RGS, GP. The address for 4RGS, GP is c/o Gettleson, Witzer & O’Connor, 16030 Ventura Blvd., Suite 320, Encino, CA 91436.

(21)	Barnacle Ventures LLC -- Shares beneficially owned consist of 27,314 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,365 shares; Day 136: 4,097 shares cumulative; Day 151: 9,559 shares cumulative; Day 180: 27,314 shares (fully released). Eugene Lam is the natural person exercising voting and/or investment control over the securities held by Barnacle Ventures LLC. The address for Barnacle Ventures LLC is 1902 S. Lumber St, Chicago, IL 60616.
(22)	Steven Ben Markovitz -- Shares beneficially owned consist of 22,762 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,138 shares; Day 136: 3,414 shares cumulative; Day 151: 7,966 shares cumulative; Day 180: 22,762 shares (fully released). The address for Steven Ben Markovitz is 0 chemin des tattes, 1222 Vesenaz, Switzerland.
(23)	AMASS Investments LLC -- Shares beneficially owned consist of 11,189 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 559 shares; Day 136: 1,678 shares cumulative; Day 151: 3,916 shares cumulative; Day 180: 11,189 shares (fully released). AMASS Investments LLC is managed by its members. Steven Badgero (38.5%), Anthony Benacquisto (38.5%), Robert Badgero (10%), and Michael Sorgi (13%) may be deemed to share voting and dispositive power over the shares held by AMASS Investments LLC. The address for AMASS Investments LLC is 2376 Tall Oaks, Troy, MI 48098.
(24)	Steven Badgero -- Shares beneficially owned consist of 9,650 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 482 shares; Day 136: 1,447 shares cumulative; Day 151: 3,377 shares cumulative; Day 180: 9,650 shares (fully released). The address for Steven Badgero is 2376 Tall Oaks, Troy, MI 48098.
(25)	Helen Owen Inc. -- Shares beneficially owned consist of 6,595 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 329 shares; Day 136: 989 shares cumulative; Day 151: 2,308 shares cumulative; Day 180: 6,595 shares (fully released). Helen Owen is the natural person exercising voting and/or investment control over the securities held by Helen Owen Inc. The address for Helen Owen Inc. is 27 Paloma Ave, Venice, CA 90291.
(26)	Leanne Perice -- Shares beneficially owned consist of 876 shares of Common Stock held directly, and 1,000 shares of Common Stock issuable upon the exercise of vested stock options. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule (876 registered shares subject to lock-up): Day 91: 43 shares; Day 136: 131 shares cumulative; Day 151: 306 shares cumulative; Day 180: 876 shares (fully released). The address for Leanne Perice is 838 N Doheny Drive PHA, West Hollywood, CA 90069.

95

(27)	Desmond Lynn -- Shares beneficially owned consist of 1,050,001 shares of Common Stock held directly. Mr. Lynn may also be deemed to beneficially own shares of Common Stock held by E Technologies LLC, as its manager. Mr. Lynn disclaims beneficial ownership of such shares held by E Technologies except to the extent of his pecuniary interest therein. Desmond Lynn is a family member of Mark T. Lynn, our Chief Executive Officer. The address for Desmond Lynn is 16 R. Eduardo Paulo Ericeira, Lisbon, Portugal.
(28)	E Technologies LLC -- Shares beneficially owned consist of 200,000 shares of Common Stock held directly. Desmond Lynn, as manager, may be deemed to have voting and dispositive power over the shares held by E Technologies LLC. Mr. Lynn disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for E Technologies LLC is 16 R. Eduardo Paulo Ericeira, Lisbon, Portugal.
(29)	Kukus LLC -- Shares beneficially owned consist of 799,990 shares of Common Stock held directly. Shares are subject to a lock-up agreement providing for the following release schedule: (a) Day 45: 10% released; (b) Day 90: 20% cumulative released; (c) Day 115: 40% cumulative released; (d) Day 180: 100% released. Release schedule: Day 45: 79,999 shares; Day 90: 159,998 shares cumulative; Day 115: 319,996 shares cumulative; Day 180: 799,990 shares (fully released). Kukus LLC is a limited liability company organized under the laws of the State of Delaware. Kukus LLC is indirectly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kukus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Kukus LLC is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.
(30)

Kayus LLC -- Shares beneficially owned consist of 683,322 shares of Common Stock issued upon the automatic conversion of 2,049,994 shares of Preferred Stock. Shares are subject to a lock-up agreement providing for the following release schedule: (a) Day 45: 10% released; (b) Day 90: 20% cumulative released; (c) Day 115: 40% cumulative released; (d) Day 180: 100% released. Release schedule: Day 45: 68,332 shares; Day 90: 136,664 shares cumulative; Day 115: 273,328 shares cumulative; Day 180: 683,322 shares (fully released). Kayus LLC is a limited liability company organized under the laws of the State of Nevada. Kayus LLC is directly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kayus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Kayus LLC is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.

Within the past three years, Kayus LLC has had the following material relationship with the Company. In December 2024, the Company sold 340,864 shares of De Soi, Inc. common stock to Kayus LLC, a beneficial owner of more than 5% of the Company's voting securities, for aggregate consideration of $500,000 ($1.47 per share). See “Certain Relationships and Related Person Transactions” for additional information.

(31)	Z1967 Limited -- Shares beneficially owned consist of 871,227 shares of Common Stock held directly. Shares are subject to a lock-up agreement providing for the following release schedule: (a) Day 45: 10% released; (b) Day 90: 20% cumulative released; (c) Day 115: 40% cumulative released; (d) Day 180: 100% released. Release schedule: Day 45: 87,122 shares; Day 90: 174,245 shares cumulative; Day 115: 348,490 shares cumulative; Day 180: 871,227 shares (fully released). Z1967 Limited is a limited liability company organized under the laws of the British Virgin Islands. Z1967 Limited is controlled by its directors Glenn Barnett, Jill Carpenter, Alexis Sautereau and BXR Management Pte. Limited. BXR Management Pte. Limited is a limited liability company organized under the laws of Singapore and is controlled by its directors Glenn Barnett and Richard Gati. As such, Glenn Barnett, Jill Carpenter, Alexis Sautereau and Richard Gati may be deemed to share voting and dispositive power over the shares held by Z1967 Limited. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Z1967 Limited is 25 Duxton Hill, Singapore 089608.
(32)	Mark T. Lynn -- Shares beneficially owned consist of (i) 197,526 shares of Common Stock held directly, (ii) 156,249 shares of Common Stock issuable upon conversion of vested options and (iii) 877 shares of Common Stock issuable upon the exercise of Common Stock warrants. Shares are subject to a lock-up agreement pursuant to which Mr. Lynn agrees to be locked up from selling Common Shares for a period of 90 days following the Initial Listing Date and thereafter agrees to sell no more than one percent (1%) of the weekly trading volume in any given week. Mr. Lynn is our Chief Executive Officer, a director and our founder. The address for Mr. Lynn is 3900 Alton Rd, Apt 805, Miami Beach, FL 33140. From time to time Mr. Lynn has received advances from the Company. In January 2022, we entered into a loan agreement with Mr. Lynn under which amounts outstanding accrue interest at a rate of 1.6% per annum. As of December 31, 2025 and 2024, the net amounts due from Mr. Lynn were $1,389,996 and $1,268,341, respectively, and we recognized interest income on such advances of $22,333 and $18,095, respectively. These advances were payable on demand. In March 2026, the Company purchased 155,375 shares of Mr. Lynn's common stock at $8.97 per share, the price equal to the most recent financing price. The full amount owed by Mr. Lynn to the Company was satisfied through a non-cash offset against the purchase price of such shares. Following this transaction, no amounts remain outstanding from Mr. Lynn to the Company. Mr. Lynn serves as executor of Nitehous LLC but is not an investor in that entity. In January 2023, we borrowed $500,000 from Nitehous LLC to finance the purchase of substantially all of Winc's assets. The note accrued interest at a rate of 15% for the first month and 2% per month thereafter, initially matured in December 2023 and was extended to July 2025. As of December 31, 2025 and 2024, the balance on the note was $97,854 and $325,866, respectively, and we recognized interest expense of $58,988 and $123,768 for the years then ended. In March 2026, the outstanding balance was fully repaid. In 2024, when Geoffrey McFarlane was appointed interim Chief Financial Officer, we determined this loan to be a related-party transaction. We believe the terms of the note were comparable to those available from unaffiliated lenders at the time it was entered into. In connection with our preferred stock financings, we entered into an Amended and Restated Investors' Rights Agreement, an Amended and Restated Voting Agreement and an Amended and Restated Right of First Refusal and Co-Sale Agreement with certain holders of our capital stock, including MVL Inc. (f/k/a Alchemi Project Inc.), Mark T. Lynn and Desmond Lynn. Among other things, these agreements provide registration rights, information and observer rights, rights of first refusal and co-sale rights. These rights are expected to terminate upon the direct listing, other than the registration rights under the Amended and Restated Investors 2019; Rights Agreement. See “Certain Relationships and Related Person Transactions” and “Description of Capital Stock”;

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(33)	Vishveshwar Chellaram -- Shares beneficially owned consist of 135,259 shares of Common Stock held directly. The address for Vishveshwar Chellaram is 508 Victoria Residency, Jebel Ali Village, Al Furja, Dubai.
(34)

Maxim Partners LLC -- Shares beneficially owned consist of 131,938 shares of Common Stock held directly. Maxim Partners LLC is the record and beneficial owner of the securities set forth in the table. MJR Holdings LLC is the managing member of Maxim Partners LLC. Cliff Teller is the Chief Executive Officer of MJR Holdings LLC and has dispositive power over the securities held by Maxim Partners LLC. Mr. Teller disclaims beneficial ownership over any securities owned by Maxim Partners LLC and MJR Holdings LLC except to the extent of his pecuniary interest therein. Maxim Partners LLC is an affiliate of Maxim Group LLC, a registered broker-dealer and member of FINRA. Maxim Partners LLC acquired the securities registered hereby in the ordinary course of business and, at the time of acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The address for Maxim Partners LLC is Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022.

Within the past three years, Maxim Partners LLC and its affiliates have had the following material relationships with the Company. Maxim Group LLC, the parent of Maxim Partners LLC, serves as the Company's financial advisor in connection with the Direct Listing pursuant to an engagement letter dated August 7, 2025. In its capacity as financial advisor, Maxim Group LLC (the “Advisor”) is responsible for, among other things, determining when the Company's shares of Common Stock are ready to trade and approving proceeding with the opening trade price under Nasdaq Rule 4120(c)(8). In connection with its advisory engagement, Maxim Partners LLC received 131,938 shares of Common Stock, equal to 1.0% of the Company's outstanding Common Stock on a fully diluted basis, as partial compensation. The Advisor will also be entitled to a cash fee of $250,000 (payable upon the closing of the Company's first financing either concurrent to or post Direct Listing) and that number of shares of Common Stock equal to 1.0% of the issued and outstanding Common Stock upon the successful consummation of the Direct Listing, together with expense reimbursement of up to $50,000. In addition, the Advisor holds a right of first refusal for a period of 12 months after the consummation of the Direct Listing to act as the lead underwriter, placement agent, or advisor for any public offering of the Company's equity or equity-linked securities.

In addition, Maxim Group LLC has been separately engaged as the Company's exclusive lead placement agent for proposed future offerings of the Company's securities pursuant to a Placement Agency Agreement dated March 17, 2026 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Placement Agent is entitled to a cash fee equal to 7% of the aggregate gross proceeds raised in any placement and 6% of the aggregate gross proceeds received upon the exercise of any warrants issued in connection with such placement, together with expense reimbursement. The Placement Agency Agreement also includes a 12-month tail provision entitling the Placement Agent to full compensation on financings completed with investors it introduced during the term of the engagement.

Prior to the financial advisory services provided by Maxim Group LLC in connection with the Direct Listing, neither Maxim Group LLC nor any of its affiliates had provided services of any kind to the Company. See “Plan of Distribution” for a description of the material terms of the advisory and placement agency arrangements.

(35)	Prasad Yalamanchili -- Shares beneficially owned consist of 4,386 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 219 shares; Day 136: 657 shares cumulative; Day 151: 1,535 shares cumulative; Day 180: 4,386 shares (fully released). The address for Prasad Yalamanchili is 2884 Alex Mckay Place, Sarasota, FL 34240.
(36)	Charles Mason -- Shares beneficially owned consist of 33,670 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,683 shares; Day 136: 5,050 shares cumulative; Day 151: 11,784 shares cumulative; Day 180: 33,670 shares (fully released). The address for Charles Mason is 1211 W Riverside Dr #2205, Austin, TX 78704.
(37)	David A. Wallach -- Shares beneficially owned consist of 2,203 shares of Common Stock held directly, and 667 shares of Common Stock issuable upon the exercise of Common Stock warrants. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 143 shares; Day 136: 430 shares cumulative; Day 151: 1,004 shares cumulative; Day 180: 2,870 shares (fully released). The address for David A. Wallach is 1880 Century Park E, Ste 200, Los Angeles, CA 90067.
(38)	Someone Great Management, LLC -- Shares beneficially owned consist of 3,339 shares of Common Stock held directly, and 1,667 shares of Common Stock issuable upon the exercise of Common Stock warrants. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 250 shares; Day 136: 750 shares cumulative; Day 151: 1,752 shares cumulative; Day 180: 5,006 shares (fully released). Mitch Grossbach is the natural person exercising voting and/or investment control over the securities held by Someone Great Management, LLC. The address for Someone Great Management, LLC is 5116 Miles Ave, Oakland, CA 94618.

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(39)	Chairman Frank Partners LLC -- Shares beneficially owned consist of 17,071 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 853 shares; Day 136: 2,560 shares cumulative; Day 151: 5,974 shares cumulative; Day 180: 17,071 shares (fully released). Joel Hornstein is the natural person exercising voting and/or investment control over the securities held by Chairman Frank Partners LLC. The address for Chairman Frank Partners LLC is 101 Glen Lennox Drive, Suite 300, Chapel Hill, NC 27517.
(40)	Charles Shaffer -- Shares beneficially owned consist of 3,771 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 188 shares; Day 136: 565 shares cumulative; Day 151: 1,319 shares cumulative; Day 180: 3,771 shares (fully released). The address for Charles Shaffer is 116 Hawkes Ave, Ossining, NY 10562.
(41)	Janessa Lynn -- Shares beneficially owned consist of 66,667 shares of Common Stock held directly. The address for Janessa Lynn is 838 N Doheny Dr, APT 1104, West Hollywood, CA 90069.
(42)	Jonathan Levine -- Shares beneficially owned consist of 33,333 shares of Common Stock held directly. The address for Jonathan Levine is 26 30th Ave, Venice, CA 90291.
(43)	Tyler Siegal -- Shares beneficially owned consist of 6,667 shares of Common Stock held directly. The address for Tyler Siegal is 10111 Angelo View Dr, Beverly Hills, CA 90210.
(44)	Sam Shaffer -- Shares beneficially owned consist of 11,787 shares of Common Stock held directly and 4,386 shares of Common Stock issuable upon the exercise of common stock warrants. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 808 shares; Day 136: 2,425 shares cumulative; Day 151: 5,660 shares cumulative; Day 180: 16,173 shares (fully released). The address for Sam Shaffer is 195 Lefferts Ave., Brooklyn, NY 11225.
(45)	Amplify.LA Capital II, LLC -- Shares beneficially owned consist of 10,000 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 500 shares; Day 136: 1,500 shares cumulative; Day 151: 3,500 shares cumulative; Day 180: 10,000 shares (fully released). Paul Bricault is the Managing Partner of Amplify.LA Partners LLC, the general partner of Amplify.LA Capital II, LLC, and may be deemed to have voting and dispositive power over the shares held by Amplify.LA Capital II, LLC. Mr. Bricault disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Amplify.LA Capital II, LLC is 1629B Electric Ave., Venice, CA 90291.
(46)	Nathan Fink -- Shares beneficially owned consist of 5,690 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 284 shares; Day 136: 853 shares cumulative; Day 151: 1,991 shares cumulative; Day 180: 5,690 shares (fully released). The address for Nathan Fink is 90 Malta Drive, San Francisco, CA 94131.
(47)	Joseph Shaffer -- Shares beneficially owned consist of 3,771 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 188 shares; Day 136: 565 shares cumulative; Day 151: 1,319 shares cumulative; Day 180: 3,771 shares (fully released). The address for Joseph Shaffer is 1447 Juliet Avenue, St Paul, MN 55105.
(48)	Sky Unlimited LLC -- Shares beneficially owned consist of 168,103 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 8,405 shares; Day 136: 25,215 shares cumulative; Day 151: 58,836 shares cumulative; Day 180: 168,103 shares (fully released). Sky Unlimited LLC is a limited liability company. Tijs Verwest is the grantor, trustee, and beneficiary of Safe From Harm Trust II, which is the sole member of Sky Unlimited LLC. Mr. Verwest may be deemed to have voting and dispositive power over the shares held by Sky Unlimited LLC. Mr. Verwest disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Sky Unlimited LLC is 4950 S. Yosemite St F2-327, Greenwood Village, CO 80111.
(49)	Unifra LLC -- Shares beneficially owned consist of 22,762 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,138 shares; Day 136: 3,414 shares cumulative; Day 151: 7,966 shares cumulative; Day 180: 22,762 shares (fully released). John Cioffi is the natural person exercising voting and/or investment control over the securities held by Unifra LLC. The address for Unifra LLC is 1900 Purdy Avenue 2202, Miami Beach, FL 33139.
(50)	FBV II Splitter, L.P. -- Shares beneficially owned consist of 9,693 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 484 shares; Day 136: 1,453 shares cumulative; Day 151: 3,392 shares cumulative; Day 180: 9,693 shares (fully released). Kyle Wheeler is the Executive Vice President of FBV II Splitter, L.P. and has dispositive power over the securities held by it. Mr. Wheeler disclaims beneficial ownership over any securities owned by FBV II Splitter, L.P. except to the extent of his pecuniary interest therein. The address for FBV II Splitter, L.P. is 545 S Figueroa St, Suite 1200, Los Angeles, CA 90071.

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(51)	First Beverage Ventures I, LLC -- Shares beneficially owned consist of 9,619 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 480 shares; Day 136: 1,442 shares cumulative; Day 151: 3,366 shares cumulative; Day 180: 9,619 shares (fully released). Kyle Wheeler is the Executive Vice President of First Beverage Ventures I, LLC and has dispositive power over the securities held by it. Mr. Wheeler disclaims beneficial ownership over any securities owned by First Beverage Ventures I, LLC except to the extent of his pecuniary interest therein. The address for First Beverage Ventures I, LLC is 545 S Figueroa St, Suite 1200, Los Angeles, CA 90071.
(52)	Caruso Capital Partners, LLC -- Shares beneficially owned consist of 34,061 shares of Common Stock held directly and 33,352 shares of Common Stock issuable upon the exercise of common stock warrants. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 3,370 shares; Day 136: 10,111 shares cumulative; Day 151: 23,594 shares cumulative; Day 180: 67,413 shares (fully released). Caruso Capital Partners, LLC is a limited liability company whose sole member is a trust of which Rick J. Caruso is the sole trustee. Jackie Levy is the Chief Financial Officer of Caruso Capital Partners, LLC and has dispositive power over the securities held by it. Each of Mr. Caruso and Ms. Levy may be deemed to share voting and dispositive power over the shares held by Caruso Capital Partners, LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Caruso Capital Partners, LLC is 101 The Grove Drive, Los Angeles, CA 90036.
(53)	Northwest Natural Spirits, LLC -- Shares beneficially owned consist of 26,234 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,311 shares; Day 136: 3,935 shares cumulative; Day 151: 9,181 shares cumulative; Day 180: 26,234 shares (fully released). Northwest Natural Spirits, LLC is a limited liability company. Christopher Daniel Joseph (50%), Alexandria Joseph (10%), and Joseph Joseph (40%) are the members and may be deemed to share voting and dispositive power over the shares held by Northwest Natural Spirits, LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Northwest Natural Spirits, LLC is 8380 SW Nimbus Ave, Beaverton, OR 97008.
(54)	Spirits Consulting Group Inc -- Shares beneficially owned consist of 12,024 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 601 shares; Day 136: 1,803 shares cumulative; Day 151: 4,208 shares cumulative; Day 180: 12,024 shares (fully released). Susan Mooney is the Chief Executive Officer of Spirits Consulting Group Inc and may be deemed to have voting and dispositive power over the shares held by Spirits Consulting Group Inc. The address for Spirits Consulting Group Inc is 110 East 59th St, 22nd Floor, New York, NY 10022.
(55)	Kukac LLC -- Shares beneficially owned consist of 262,463 shares of Common Stock held directly. Shares are subject to a lock-up agreement providing for the following release schedule: (a) Day 45: 10% released; (b) Day 90: 20% cumulative released; (c) Day 115: 40% cumulative released; (d) Day 180: 100% released. Release schedule: Day 45: 26,246 shares; Day 90: 52,492 shares cumulative; Day 115: 104,985 shares cumulative; Day 180: 262,463 shares (fully released). Kukac LLC is a limited liability company organized under the laws of the State of Delaware. Kukac LLC is indirectly controlled by Kayrow Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayrow Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kukac LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Kukac LLC is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.
(56)	First Beverage Ventures II, L.P. -- Shares beneficially owned consist of 217,221 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 10,861 shares; Day 136: 32,583 shares cumulative; Day 151: 76,027 shares cumulative; Day 180: 217,221 shares (fully released). Kyle Wheeler is the Executive Vice President of First Beverage Ventures II, L.P. and has dispositive power over the securities held by it. Mr. Wheeler disclaims beneficial ownership over any securities owned by First Beverage Ventures II, L.P. except to the extent of his pecuniary interest therein. The address for First Beverage Ventures II, L.P. is 545 S Figueroa St, Suite 1200, Los Angeles, CA 90071.
(57)

JAJC Investments LLC -- Shares beneficially owned consist of 370,021 shares of Common Stock held directly by JAJC Investments LLC. The shares are subject to a lock-up agreement until December 31, 2026, with partial releases beginning after 90 days from the date of such agreement. JAJC Investments LLC is managed by Jeffrey Azoff. The sole member of JAJC Investments LLC is the JAJC 2021 Irrevocable Trust, of which Richard Statter is the trustee. Mr. Statter has sole voting and dispositive power with respect to the securities held by the trust and, indirectly, JAJC Investments LLC. Mr. Statter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. The beneficiaries of the JAJC 2021 Irrevocable Trust are Jennifer Azoff, Allison Statter, Jeffrey Azoff, and Cameron Azoff, each of whom holds a 25% beneficial interest in the trust; however, none of such beneficiaries has voting or dispositive power over the securities held by the trust. The address for JAJC Investments LLC is 10960 Wilshire Blvd., 5th Floor, Los Angeles, CA 90024.

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(58)

The Adhati Trust -- Shares beneficially owned consist of 370,021 shares of Common Stock held directly by The Adhati Trust. The shares are subject to a lock-up agreement until December 31, 2026, with partial releases beginning after 90 days from the date of such agreement. Richard Feldstein serves as trustee of The Adhati Trust. Mr. Feldstein has sole voting and dispositive power with respect to the securities held by The Adhati Trust. Mr. Feldstein disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. Mr. Feldstein also serves as trustor of The Adhati Trust; however, in such capacity he does not have voting or dispositive power over the securities held by the trust. The beneficiaries of The Adhati Trust are the Adam Levine Living Trust and the Behati Prinsloo Revocable Trust; however, neither beneficiary has voting or dispositive power over the securities held by the trust.

The address for The Adhati Trust is 10960 Wilshire Blvd., 5th Floor, Los Angeles, CA 90024.

(59)	Randy Nichols -- Shares beneficially owned consist of 25,000 shares of Common Stock held directly. Shares are subject to a lock-up agreement. Per Form of Lock-Up Agreement dated April 1, 2026: (a) Days 0-90: 0% released (100% locked); (b) Days 91-135: 5% released; (c) Days 136-150: 15% cumulative released; (d) Days 151-179: 35% cumulative released; (e) Day 180+: 100% released. Lock-up expires December 31, 2026. Release schedule: Day 91: 1,250 shares; Day 136: 3,750 shares cumulative; Day 151: 8,750 shares cumulative; Day 180: 25,000 shares (fully released). The address for Randy Nichols is 1644 Platte St. #130, Denver, CO 80202.
(60)	Aaron Chan -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Aaron Chan is 7525 Flight Ave, Los Angeles, California, United States, 90045.
(61)	Aaron Cruz -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Aaron Cruz is 4735 S Kenneth Ave., Chicago, Illinois, United States, 60632.
(62)	Aaron Kahn -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Aaron Kahn is 33 W Huron St, Chicago, Illinois, United States, 60654.
(63)	Abdieliza Acevedo -- Shares beneficially owned consist of 49 shares of Common Stock acquired through a Regulation CF offering. The address for Abdieliza Acevedo is 197 East 205th Street Apt.2, Borough of Bronx, New York, United States, 10458.
(64)	Abdullah Cemil Akcam -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Abdullah Cemil Akcam is Yasamkent Mah. 3255 Cad. Sedefevler Sitesi C Blok No:11, Ankara, Ankara, Turkey, 06810.
(65)	Abhishek Reddy Malipeddi -- Shares beneficially owned consist of 34 shares of Common Stock acquired through a Regulation CF offering. The address for Abhishek Reddy Malipeddi is 2261 Condon Way W, Seattle, Washington, United States, 98199.
(66)	Abigail Palmer -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Abigail Palmer is 2200 Willowick Rd., Houston, Texas, United States, 77027.
(67)	Abraham Alhadeff -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Abraham Alhadeff is 540 Wembley Circle, North Atlanta, Georgia, United States, 30328.
(68)	Ac & Cb Enterprises, LLC -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. Adrian Coleman is the natural person exercising voting and/or investment control over the securities held by Ac & Cb Enterprises, LLC. The address for Ac & Cb Enterprises, LLC is 841 Prudential Dr 12th Floor, Jacksonville, Florida, United States, 32207.
(69)	Acharya Family Trust dated October 24, 2017 -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. Seth Acharya is the natural person exercising voting and/or investment control over the securities held by Acharya Family Trust dated October 24, 2017. The address for Acharya Family Trust dated October 24, 2017 is 786 Kansas Street, San Francisco, California, United States, 94107.
(70)	Adam Davis -- Shares beneficially owned consist of 351 shares of Common Stock acquired through a Regulation CF offering. The address for Adam Davis is 215 E 24th Street, New York, New York, United States, 10010.
(71)	Adam Field -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Adam Field is 801 Pine Ave, Long Beach, California, United States, 90813.
(72)	Adrienne Perkins -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Adrienne Perkins is 314 Vanderbilt Loop, Yaphank, New York, United States, 11980.
(73)	Aiysha Johnson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Aiysha Johnson is 1309 E 72nd Place, Chicago, Illinois, United States, 60619.
(74)	Akash Patel -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Akash Patel is 7722 Hollow Glen Ln, Houston, Texas, United States, 77072.
(75)	Aki Spicer -- Shares beneficially owned consist of 266 shares of Common Stock acquired through a Regulation CF offering. The address for Aki Spicer is 111 W Wacker Dr, Chicago, Illinois, United States, 60601.
(76)	Alaina Sparks -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for alaina sparks is 2403 Rockingham Circle, Austin, Texas, United States, 78704.
(77)	Alan Becker -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Alan Becker is 464 Webbs Hill Road, North Stamford, Connecticut, United States, 06903.
(78)

Alan Lu -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. Mr. Lu may also be deemed to beneficially own shares of Common Stock held by ALJB LLC, as the natural person exercising voting and investment control over ALJB LLC. Mr. Lu disclaims beneficial ownership of such shares held by ALJB LLC except to the extent of his pecuniary interest therein. The address for Alan Lu is 2125 Scott Ave, Los Angeles, California, United States, 90026.

(79)	Alberto Jorge Mendoza -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Alberto Jorge Mendoza is 2021 SW 3rd Avenue, Apt 503, Miami, Florida, United States, 33129.

100

(80)	Alec Pomnichowski -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Alec Pomnichowski is 340 Summit Ave, Jersey City, New Jersey, United States, 07306.
(81)	Alejandro Garcia -- Shares beneficially owned consist of 195 shares of Common Stock acquired through a Regulation CF offering. The address for Alejandro Garcia is 6350 SW 49th St., Miami, FL 33155.
(82)	Alejandro Ramirez Laverde Frias -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Alejandro Ramirez Laverde Frias is 2356 Park Avenue, Cincinnati, Ohio, United States, 45206.
(83)	Aleksander Markovic -- Shares beneficially owned consist of 349 shares of Common Stock acquired through a Regulation CF offering. The address for Aleksander Markovic is Benzeweg 55, Beringen, Sh 8222, Switzerland.
(84)	Alesandro Romero -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for Alesandro Romero is 1115 46th Avenue, Long Island City, New York, United States, 11101.
(85)	Alex Kaufman -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Alex Kaufman is 25 Fox Run, East Greenwich, Rhode Island, United States, 02818.
(86)	Alex Silva -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Alex Silva is Rua Itarare 96, Sao Paulo, SP 01308-030, Brazil.
(87)	Alexa Lanzillotti -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Alexa Lanzillotti is 200 West 16th Street, New York, New York, United States, 10011.
(88)	Alexander Edward Apke -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Alexander Edward Apke is 676 Page St, San Francisco, California, United States, 94117.
(89)	Alexander Ferland -- Shares beneficially owned consist of 127 shares of Common Stock acquired through a Regulation CF offering. The address for Alexander Ferland is 5 Storer St, Saco, ME 04072-2718.
(90)	Alexander Nhan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Alexander Nhan is 320 Kie-Tro Drive, Linwood, New Jersey, United States, 08221.
(91)	Alexander Vukovic -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Alexander Vukovic is 31 Barton Street, Somerville, Massachusetts, United States, 02144.
(92)	Alexander Wagner -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Alexander Wagner is 330 Cliff Dr Apt 208, Laguna Beach, California, United States, 92651.
(93)	Alexandre Kerherve -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Alexandre Kerherve is Kreuzstrasse 42, Zurich, Zurich, Switzerland, 8008.
(94)	Alfred Bongiorno -- Shares beneficially owned consist of 110 shares of Common Stock acquired through a Regulation CF offering. The address for Alfred Bongiorno is 66 Clear Pond Road, Falmouth, Massachusetts, United States, 02540.
(95)	Ali Ghorbani -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ali Ghorbani is 122 Coralwood, Irvine, California, United States, 92618.
(96)	Alicia Daniels -- Shares beneficially owned consist of 114 shares of Common Stock acquired through a Regulation CF offering. The address for Alicia Daniels is 4225A 214th Place, Bayside, NY 11361.
(97)	Alisa Mackay -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Alisa Mackay is 3142 Durand Drive, Los Angeles, CA 90068.
(98)	Alisha Pacheco -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Alisha Pacheco is 12446 Emerald Creek Manor, Plantation, Florida, United States, 33325.
(99)	Alivia Duran -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Alivia Duran is 8157 Mink Rd, Harbor Springs, Michigan, United States, 49740.
(100)

ALJB LLC -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. Alan Lu, as the natural person exercising voting and investment control, may be deemed to have voting and dispositive power over the shares held by ALJB LLC. Mr. Lu disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for ALJB LLC is 915 Westchester Place, Los Angeles, CA 90019.

(101)	Allen Fleming -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Allen Fleming is 605 E Main St, Lansdale, Pennsylvania, United States, 19446.
(102)	Allison Ireton -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Allison Ireton is 865 Wickfield CT, Ann Arbor, Michigan, United States, 48105.

101

(103)	Allison Kimsey -- Shares beneficially owned consist of 308 shares of Common Stock acquired through a Regulation CF offering. The address for Allison Kimsey is 9635 N. 35th Place, Phoenix, Arizona, United States, 85028.
(104)	Allison Murphy -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Allison Murphy is 165 Christopher Street, New York, NY 10014.
(105)	Alma Rodriguez -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Alma Rodriguez is 6675 Windsor Lane, Miami Beach, Florida, United States, 33141.
(106)	Alvaro Tomas -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Alvaro Tomas is Ph Asia, Costa Del Nar Avenue, Panama, 8 832, Panama.
(107)	Alvin Shifflett -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Alvin Shifflett is 163 Augusta Avenue, Ridgeland, SC 29936.
(108)	Alyssa Gruber -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Alyssa Gruber is 240 East Shoreroad, Great Neck, New York, United States, 11023.
(109)	Amanda Lowery -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Amanda Lowery is 13344 Old Hickory Blvd, Antioch (historical), Tennessee, United States, 37013.
(110)	Ameer Khan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ameer Khan is 32217 Mercury Way, Union City, California, United States, 94587.
(111)	Amit Jai Prakash Bansal -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Amit Jai Prakash Bansal is 210 Village Drive, Avenel, New Jersey, United States, 07001.
(112)	Amit Shukla -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Amit Shukla is 454 Calistoga Cir, Fremont, California, United States, 94536.
(113)	Amitabha Chatterjee -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Amitabha Chatterjee is 45 Deerfield Rd, Morganville, New Jersey, United States, 07751.
(114)	Amol Lotia -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for Amol Lotia is 633 Bainbridge Drive, Mullica Hill, New Jersey, United States, 08062.
(115)	Amy Stewart -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Amy Stewart is 2749 SE 11th St, Pompano Beach, Florida, United States, 33062.
(116)	Amy Turk -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Amy Turk is 37616 N Elk Chattaroy Rd, Elk, Washington, United States, 99009.
(117)	Ana Chavez -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ana Chavez is 10234 Hillhaven Ave, Tujunga, California, United States, 91042.
(118)	Anas Bhairi -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Anas Bhairi is 340 S Lemon Ave # 9995, Walnut, California, United States, 91789.
(119)	Anastasia Soldano -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Anastasia Soldano is 294 Snowmass Club Circle, Snowmass Village, Colorado, United States, 81615.
(120)	Andrea Horn -- Shares beneficially owned consist of 330 shares of Common Stock acquired through a Regulation CF offering. The address for Andrea Horn is 2610 Woodmont Dr, Durham, NC 27705.
(121)	Andrea Jean Colich -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Andrea Jean Colich is 3334 Tallwood CT, Erlanger, Kentucky, United States, 41018.
(122)	Andrea Rangel -- Shares beneficially owned consist of 84 shares of Common Stock acquired through a Regulation CF offering. The address for Andrea Rangel is 320 11th Ave S, Nashville, Tennessee, United States, 37203.
(123)	Andreas Tomarides -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Andreas Tomarides is 66 West 38, New York, New York, United States, 10018.
(124)	Andres Jimenez -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Andres Jimenez is 6201 Hollywood Boulevard Unit 2414, Los Angeles, California, United States, 90028.
(125)	Andrew Hulbert -- Shares beneficially owned consist of 307 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Hulbert is 7215 Hazeltine Court, Denver, NC 28037.
(126)	Andrew Oliveri -- Shares beneficially owned consist of 49 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Oliveri is 33 Brooks Ave, Venice, California, United States, 90291.
(127)	Andrew Rapp -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Rapp is 650 Chestnut Street, San Francisco, California, United States, 94133.

102

(128)	Andrew Regalado -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Regalado is 309 Briargate Lane, Deer Park, Illinois, United States, 60010.
(129)	Andrew Rodriguez -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Rodriguez is 2309 Chico CT, Oxnard, California, United States, 93035.
(130)	Andrew Schlauch -- Shares beneficially owned consist of 238 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Schlauch is 5870 Oak Creek Lane, Greenwood Village, CO 80121.
(131)	Andrew Watt -- Shares beneficially owned consist of 291 shares of Common Stock acquired through a Regulation CF offering. The address for Andrew Watt is Orchard Cottage, Henley Road, Alcester, Eng B49 6Hx, United Kingdom.
(132)	Andy LeSavage -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Andy LeSavage is 721 Eucalyptus Avenue, Santa Barbara, California, United States, 93101.
(133)	Andy Pham -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Andy Pham is 3261 Marna Ave., Long Beach, California, United States, 90808.
(134)	Aneta Stefaniak -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Aneta Stefaniak is 23007 NE 144th St, Woodinville, WA 98077.
(135)	Angel Scheid -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Angel Scheid is 7928 Hollywood Boulevard, Los Angeles, California, United States, 90046.
(136)	Angela Ostrowski -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Angela Ostrowski is 732 S Financial Pl, Chicago, Illinois, United States, 60605.
(137)	Angela Zaitz -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Angela Zaitz is 41527 Blue Canyon Ave, Murrieta, California, United States, 92562.
(138)	Angelo Rella -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Angelo Rella is 10315 Kelliwood Way, Highlands Ranch, Colorado, United States, 80126.
(139)	Ani Karapetyan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ani Karapetyan is 7220 Hollywood Blvd, Los Angeles, California, United States, 90046.
(140)	Anil Kalhan -- Shares beneficially owned consist of 1,380 shares of Common Stock acquired through a Regulation CF offering. The address for Anil Kalhan is 2200 Arch Street Unit 712, Philadelphia, PA 19103.
(141)	Anil Rajendra -- Shares beneficially owned consist of 14,035 shares of Common Stock acquired through a Regulation CF offering. The address for Anil Rajendra is 6658 Woodmere Crossing, Leeds, AL 35094.
(142)	Anise Khan -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Anise Khan is 5602 Upland Woods Dr, Alexandria, Virginia, United States, 22310.
(143)	Ankur Dave -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ankur Dave is 801 Palisade Ave #301, Union City, New Jersey, United States, 07087.
(144)	Ankur Garg -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Ankur Garg is 66 Glen Eagle Dr, Watchung, New Jersey, United States, 07069.
(145)	Anna Beverley -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Anna Beverley is 15 West 61st Street, 26D, New York, New York, United States, 10023.
(146)	Anna Maida -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Anna Maida is 154 E 74 St, New York, New York, United States, 10021.
(147)	Annie Tseng -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Annie Tseng is 1261 Oakhaven Rd, Arcadia, California, United States, 91006-2457.
(148)	Anthonie Post -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Anthonie Post is Jaagpad 67, Barendrecht, South Holland, Netherlands, 2992 Vj.
(149)	Anthony Baker -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Baker is 6200 Topeka Drive, Tarzana, California, United States, 91335.
(150)	Anthony Brown -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Brown is 1412 Carrousel Ln., Sacramento, California, United States, 95822.
(151)	Anthony Giambra -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Giambra is 2626 N Broadway, Apt. A, Los Angeles, California, United States, 90031.
(152)	Anthony Herrera -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Herrera is 275 Cherry St, New York, New York, United States, 10002.

103

(153)	Anthony Potgieter -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Potgieter is 13724 39th Pl W, Lynnwood, Washington, United States, 98087.
(154)	Anthony Smith -- Shares beneficially owned consist of 181 shares of Common Stock acquired through a Regulation CF offering. The address for Anthony Smith is 10 Bayberry Ln, Trumbull, CT 06611.
(155)	Antolin Solis -- Shares beneficially owned consist of 660 shares of Common Stock acquired through a Regulation CF offering. The address for Antolin Solis is 106 Busbridge Cove, Pooler, GA 31322.
(156)	Anurag Jain -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Anurag Jain is 389 Washington St, Jersey City, New Jersey, United States, 07302.
(157)	Aravind Kashyap -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Aravind Kashyap is 10976 Cardiff Ln, Frisco, Texas, United States, 75035.
(158)	Ariana Woodson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ariana Woodson is 9804 Sherwood Farm Rd, Owings Mills, Maryland, United States, 21117.
(159)	Arjun Kaul -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Arjun Kaul is 6687 Leyland Park Dr, San Jose, California, United States, 95120.
(160)	Armaan Nathani -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Armaan Nathani is 598 Vanderbilt Ave, Brooklyn, New York, United States, 11238.
(161)	Arnold Diaz -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Arnold Diaz is 2065 Titus Ave, Pomona, California, United States, 91766.
(162)	Arshad Khan -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Arshad Khan is 503 Pinoak Dr, Monroeville, Pennsylvania, United States, 15146.
(163)	Arthur Highbridge -- Shares beneficially owned consist of 430 shares of Common Stock acquired through a Regulation CF offering. The address for Arthur Highbridge is 34 Mattabeseck Rd, Middlefield, Connecticut, United States, 06455.
(164)	Aseem Goyal -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Aseem Goyal is 1818/11 The Gentry, Sukhumvit Soi 101, Bangkok, Bangkok, Thailand, 10260.
(165)	Ashish Dawar -- Shares beneficially owned consist of 456 shares of Common Stock acquired through a Regulation CF offering. The address for Ashish Dawar is 13816 Bora Bora Way, Marina Del Rey, CA 90292.
(166)	Ashley James Robinson -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ashley James Robinson is 33 Albemarle Avenue, Northwich, England, United Kingdom, Cw8 1Hu.
(167)	Ashley Lai -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ashley Lai is 2611 Grants Lake Blvd., Houston, Texas, United States, 77479.
(168)	Ashley Reynolds -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ashley Reynolds is 3820 Old Gun Rd E, Midlothian, Virginia, United States, 23113.
(169)	Ashley Thompson -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Ashley Thompson is 1409 2nd Avenue East, Sutton, Nebraska, United States, 68979.
(170)	Ashuwr Person -- Shares beneficially owned consist of 235 shares of Common Stock acquired through a Regulation CF offering. The address for Ashuwr Person is 1150 College Avenue, Bronx, NY 10456.
(171)	Asif Bashar -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Asif Bashar is 1812 Park Vista Cir, Santa Clara, California, United States, 95050.
(172)	Aswad Stiles -- Shares beneficially owned consist of 168 shares of Common Stock acquired through a Regulation CF offering. The address for Aswad Stiles is 4970 Walking Stick Rd Apt C, Ellicott City, Maryland, United States, 20143.
(173)	Atip Anontvechrucks -- Shares beneficially owned consist of 184 shares of Common Stock acquired through a Regulation CF offering. The address for Atip Anontvechrucks is 145 N El Camino Real Apt 302, San Mateo, California, United States, 94401.
(174)	Atishaya Jain -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Atishaya Jain is 5021 Blackhawk Trail CT, Bettendorf, Iowa, United States, 52722.
(175)	Aubrey Mehta -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Aubrey Mehta is 28 Possum Way, New Providence, New Jersey, United States, 07974.
(176)	Augusto Ronchini Ximenes -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Augusto Ronchini Ximenes is 2911 2nd Ave N, Seattle, Washington, United States, 98121.
(177)	Austin Robinson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Austin Robinson is 1 Duffield Street, Brooklyn, New York, United States, 11201.
(178)	Autumn Stele Carter -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Autumn Stele Carter is 847 Madison St., Brooklyn, New York, United States, 11221.
(179)	Avery Andrews -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Avery Andrews is 1014 N Bishop Ave, Dallas, Texas, United States, 75208.
(180)	Avidahn Buckner -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Avidahn Buckner is 2800 N Clay St Unit 9, Denver, CO 80211.

104

(181)	Avin Chanana -- Shares beneficially owned consist of 565 shares of Common Stock acquired through a Regulation CF offering. The address for Avin Chanana is 2304 South Lakeline Boulevard, Cedar Park, TX 78613.
(182)	Avinash Mirchandani -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Avinash Mirchandani is 1723 World Trade Centre Residences, Dubai, Dubai, United Arab Emirates, 116555.
(183)	Balaji Varadarajan -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Balaji Varadarajan is 1257 Water Lily Way, San Jose, California, United States, 95129.
(184)	Basil Grace -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Basil Grace is 2145 Larkin Street, San Francisco, California, United States, 94109.
(185)	Bazo Flc PLLC -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. Andres Bazo is the natural person exercising voting and/or investment control over the securities held by Bazo Flc PLLC. The address for Bazo Flc PLLC is 2555 Ponce DE Loen Blvd Suite 600, Coral Gables, Florida, United States, 33134.
(186)	Beau Hodson -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Beau Hodson is 4231 Balboa Ave #598, San Diego, California, United States, 92117.
(187)	Beau Jay Burggraff -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Beau Jay Burggraff is 1639 NW Farewell Dr, Bend, Oregon, United States, 97703.
(188)	Bedros Alex Jawharjian -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Bedros Alex Jawharjian is 1518 Viewsite Terrace, Los Angeles, California, United States, 90069.
(189)	Ben Aled Waldo Williams -- Shares beneficially owned consist of 174 shares of Common Stock acquired through a Regulation CF offering. The address for Ben Aled Waldo Williams is 2A Moreland, Bow Quarter, London, England, United Kingdom, e3 2qn.
(190)	Ben Baumann -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ben Baumann is 352 Pemasong Ln, Yarmouth, Maine, United States, 04096.
(191)	Ben Rosenbaum -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Ben Rosenbaum is 338 N Kings Rd, Los Angeles, California, United States, 90048.
(192)	Benjamin Bryant -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Benjamin Bryant is 3539 West Oldbrownsville Road, Liberty, Indiana, United States, 47353.
(193)	Benjamin Mullich -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Benjamin Mullich is 267 S. Ventura Rd., Port Hueneme, California, United States, 93041.
(194)	Benjamin Ogundele -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Benjamin Ogundele is 344 Tower Street, Vauxhall, New Jersey, United States, 07088.
(195)	Benjamin Perez -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Benjamin Perez is 18102 Limetree Way, Santa Ana, CA 92705.
(196)	Benjamin Trask Trust -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. Ben Trask is the natural person exercising voting and/or investment control over the securities held by Benjamin Trask Trust. The address for Benjamin Trask Trust is 650 Palmera Ave, Pacific Palisades, California, United States, 90272.
(197)	Bernadette Drumm -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Bernadette Drumm is 35 Ingestre Road, Stafford, England, United Kingdom, St17 4Dj.
(198)	Bernhard Karten -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for Bernhard Karten is 2303 Lennon Ln, Phoenixville, Pennsylvania, United States, 19460.
(199)	Betty Lai -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Betty Lai is 75 Holburn Ave, Cranston, Rhode Island, United States, 02910.
(200)	Bhimanagouda Nadagouda -- Shares beneficially owned consist of 92 shares of Common Stock acquired through a Regulation CF offering. The address for Bhimanagouda Nadagouda is 5944 Matterhorn Dr, Frisco, Texas, United States, 75035.
(201)	Bilions LLC -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. Niket Patel is the natural person exercising voting and/or investment control over the securities held by Bilions LLC. The address for Bilions LLC is 1613 Ximeno Ave, Long Beach, California, United States, 90804.
(202)	Bill Waterfield -- Shares beneficially owned consist of 350 shares of Common Stock acquired through a Regulation CF offering. The address for Bill Waterfield is 1423 Futch Creek Rd, Wilmington, NC 28411.
(203)	Billy Melnyk -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Billy Melnyk is 901 Pennsylvania Avenue, Miami, Florida, United States, 33139.

105

(204)	Bipin Shukla -- Shares beneficially owned consist of 102 shares of Common Stock acquired through a Regulation CF offering. The address for Bipin Shukla is 3 Kelsey Ave, Woodland Park, NJ 07424.
(205)	Bob Cullen -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for Bob Cullen is 7324 Port Side Dr, Midlothian, VA 23112.
(206)	Bob Saintilien -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Bob Saintilien is 10946 W 35th Way, Hialeah, Florida, United States, 33018.
(207)	Brady Jones -- Shares beneficially owned consist of 510 shares of Common Stock acquired through a Regulation CF offering. The address for Brady Jones is 1186 Nakata Ave NW, Bainbridge Island, WA 98110.
(208)	Brandon Conrad -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Brandon Conrad is 410 NE 94th St, Miami Shores, Florida, United States, 33138-2846.
(209)	Brandon Jones -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Brandon Jones is 1 Elm Place, LaPorte, Indiana, United States, 46350.
(210)	Brenden Gobell -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Brenden Gobell is 2134 Broadway, Astoria, New York, United States, 11106.
(211)	Brent Mcdaniel -- Shares beneficially owned consist of 195 shares of Common Stock acquired through a Regulation CF offering. The address for Brent Mcdaniel is 16834 33rd Ave S, Seatac, WA 98188.
(212)	Brett Balzer -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Brett Balzer is 131 Arthur Ave, Clarendon Hills, Illinois, United States, 60514.
(213)	Brian A Heller -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Brian A Heller is 8294 Elm Shade Court, Vienna, Virginia, United States, 22182.
(214)	Brian Avenius -- Shares beneficially owned consist of 274 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Avenius is 53 Sherwood Avenue, Ossining, NY 10562.
(215)	Brian Jay Yip -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Jay Yip is 1100 Wilshire Blvd, Los Angeles, California, United States, 90017.
(216)	Brian Liddy -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Liddy is 5305 Cardinal Grove Blvd, Raleigh, North Carolina, United States, 27616.
(217)	Brian Long -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Long is 3899 Bloomer Springs Road, Elkton, VA 22827.
(218)	Brian Matthew Turner -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Matthew Turner is 856 Washington Avenue, Brooklyn, New York, United States, 11238.
(219)	Brian Nguyen -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Nguyen is 5162 Seaside Court, Union City, California, United States, 94587.
(220)	Brian Roberts -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Roberts is 109 Green Farm St, Jasper, Georgia, United States, 30143.
(221)	Brian Thomas -- Shares beneficially owned consist of 103 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Thomas is 1790 Teresa CT, Downingtown, Pennsylvania, United States, PA 19335.
(222)	Brian Thorene -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Thorene is 2100 Acklen Ave., Nashville, Tennessee, United States, 37212.
(223)	Brian Whyte -- Shares beneficially owned consist of 141 shares of Common Stock acquired through a Regulation CF offering. The address for Brian Whyte is 10 Pearl Street, Somerville, Massachusetts, United States, 02145.
(224)	Brianna Love -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Brianna Love is 7322 Lazy Trls, San Antonio, Texas, United States, 78250.
(225)	Brianne Bouchard -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Brianne Bouchard is 100 Jamestown Green Court, Nashville, Tennessee, United States, 37215.
(226)	Bridget Kennedy -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Bridget Kennedy is 8581 Colgate Ave, Los Angeles, California, United States, 90048.
(227)	Bridget Pansini -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Bridget Pansini is 101 E 10th Street, New York, New York, United States, 10003.
(228)	Brock Foellmer -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Brock Foellmer is 2207 Christian Lane, Lisle, Illinois, United States, 60532.
(229)	Brooke Forde -- Shares beneficially owned consist of 199 shares of Common Stock acquired through a Regulation CF offering. The address for Brooke Forde is 1478 Walton Ave, Apt 5N, Bronx, NY 10452.

106

(230)	Bruce Smith -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Bruce Smith is 5431 Steam Stone Ave, Billings, Montana, United States, 59106.
(231)	Bruce Wertz -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Bruce Wertz is 6180 Sun Blvd, Unit 216, Saint Petersburg, Florida, United States, 33715.
(232)	Bruno Rocha -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Bruno Rocha is 4 Wallace Street, Bega, New South Wales, Australia, 2550.
(233)	Bryan Nixon -- Shares beneficially owned consist of 21 shares of Common Stock acquired through a Regulation CF offering. The address for Bryan Nixon is AL Jahili Box 17816, Al 'Ayn, Abu Dhabi, United Arab Emirates.
(234)	Bryan Wahl -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Bryan Wahl is 4410 217th St SW, Mountlake Terrace, WA 98043.
(235)	Bryan Walsh -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Bryan Walsh is 1501 Front Street, San Diego, CA 92101.
(236)	Byron Capps -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Byron Capps is 5316 Carvel Rd, Bethesda, Maryland, United States, 20816.
(237)	Caitlin Frame -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Caitlin Frame is 180 High Rd, Newbury Old Town, Massachusetts, United States, 01951.
(238)	Caleb Christiansen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Caleb Christiansen is 4659 W Harkness Dr, West Jordan, Utah, United States, 84088.
(239)	Callie Mulgannon -- Shares beneficially owned consist of 308 shares of Common Stock acquired through a Regulation CF offering. The address for Callie Mulgannon is 420 Alberto Way, Los Gatos, California, United States, 95032.
(240)	Cameron Lee -- Shares beneficially owned consist of 101 shares of Common Stock acquired through a Regulation CF offering. The address for Cameron Lee is 7077 Willoughby Ave, Los Angeles, California, United States, 90038.
(241)	Camille Clemens -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Camille Clemens is 1405 Axleridge Drive, Conroe, Texas, United States, 77384.
(242)	Candace Burch -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Candace Burch is 594 River Plantation Dr, Conroe, Texas, United States, 77302.
(243)	Carey Finch -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Carey Finch is 377 Clarewood Circle, Grayslake, Illinois, United States, 60030.
(244)	Carl W Onuchovsky -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Carl W Onuchovsky is 20 Sycamore Dr, Medford, New Jersey, United States, 08055-8715.
(245)	Carlos Cepeda -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Carlos Cepeda is 420 W. Smith Street, Kent, Washington, United States, 98032.
(246)	Carlos Chiddick -- Shares beneficially owned consist of 134 shares of Common Stock acquired through a Regulation CF offering. The address for Carlos Chiddick is 651 New York Ave, Brooklyn, New York, United States, 11203.
(247)	Carlos Ebalo -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Carlos Ebalo is 116 Sumatra Lane, San Diego, California, United States, 92114.
(248)	Carol Smoke -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Carol Smoke is 26 East Gage Ave, Memphis, Tennessee, United States, 38109.
(249)	Carter Liebe Watson -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Carter Liebe Watson is 4460 Mississippi Street, Apt. 6, San Diego, California, United States, 92116.
(250)	Case Caffrey -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Case Caffrey is 297 Ashland Court, Buffalo Grove, Illinois, United States, 60089.
(251)	Cassandra Lee -- Shares beneficially owned consist of 92 shares of Common Stock acquired through a Regulation CF offering. The address for Cassandra Lee is 1-50 50th Avenue, Long Island City, New York, United States, 11101.
(252)	Cat Kim -- Shares beneficially owned consist of 511 shares of Common Stock acquired through a Regulation CF offering. The address for Cat Kim is 1972 N. Edgemont St, Los Angeles, California, United States, 90027.
(253)	Ceyhun Soysal -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Ceyhun Soysal is 7 Pleasant St, Bedford, NY 10506.
(254)	Chaim Grunewald -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Chaim Grunewald is 100 Live Oak St, Marlin, Texas, United States, 76661.
(255)	Chan Trinh -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Chan Trinh is 503 Briaroaks Drive, Lake Dallas, Texas, United States, 75065.
(256)	Chandler Kowtko -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Chandler Kowtko is 631 Marlin CT, Redwood City, California, United States, 94065.

107

(257)	Chandrasekhar Cherukupalli -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for chandrasekhar cherukupalli is 2266 Lakes Edge Drive, Newburgh, Indiana, United States, 47630.
(258)	Channing Setterquist -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Channing Setterquist is 225 Mountain View Drive, Homer, Alaska, United States, 99603.
(259)	Charles Frayer -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Charles Frayer is 455 Lakeside Dr SE, Grand Rapids, Michigan, United States, 49506.
(260)	Charles Freeman -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Charles Freeman is 4505 Eagle Path Road, Denton, Texas, United States, 76208.
(261)	Charles Lelm -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Charles Lelm is 420 4th St, Windsor, Colorado, United States, 80550.
(262)	Charles M Rubinfeld -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Charles M Rubinfeld is 42 East Concord Drive, Monsey, New York, United States, 10952.
(263)	Charles T Kosco -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Charles T Kosco is 12 Burlington Ave, Uniontown, Pennsylvania, United States, 15401.
(264)	Charlotte Tarantola -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Charlotte Tarantola is 475 Stunt Road, Calabasas, California, United States, 91302.
(265)	Chase Coffield -- Shares beneficially owned consist of 195 shares of Common Stock acquired through a Regulation CF offering. The address for Chase Coffield is 1506 East Almeria Road, Phoenix, AZ 85006.
(266)	Chelsea Weatherby -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Chelsea Weatherby is 505 Church Street, Nashville, Tennessee, United States, 37219.
(267)	Chenxi Tang -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Chenxi Tang is 37 Amber Road, Singapore, Central Singapore, Singapore, 439946.
(268)	Cheri Hoff -- Shares beneficially owned consist of 200 shares of Common Stock acquired through a Regulation CF offering. The address for Cheri Hoff is 245 East 58th Street, New York, NY 10022.
(269)	Cheryl Washington -- Shares beneficially owned consist of 73 shares of Common Stock acquired through a Regulation CF offering. The address for Cheryl Washington is 5735 Hazeltine Ave #5, Sherman Oaks, California, United States, 91401.
(270)	Chizoba Morah LLC -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. Chizoba Morah is the natural person exercising voting and/or investment control over the securities held by Chizoba Morah LLC. The address for Chizoba Morah LLC is 4911 Hazelwood Ave, Baltimore, Maryland, United States, 21206.
(271)	Chris Jones -- Shares beneficially owned consist of 25 shares of Common Stock acquired through a Regulation CF offering. The address for Chris Jones is 207 Cantrell Ave, Nashville, Tennessee, United States, 37205.
(272)	Chris Wright -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Chris Wright is 5108 Meadowowview Lane, South Lebanon, Ohio, United States, 45065.
(273)	Christian E Schmidt -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christian E Schmidt is 9564 Beverly Place, Wauwatosa, Wisconsin, United States, 53226.
(274)	Christian Klinken -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Christian Klinken is 924 Melpomene St, New Orleans, Louisiana, United States, 70130.
(275)	Christian Shults -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Christian Shults is 2114 Main Line Blvd, Alexandria, Virginia, United States, 22301.
(276)	Christina Chen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Christina Chen is 425 Summit St, Englewood Cliffs, New Jersey, United States, 07632.
(277)	Christina Miralla -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Christina Miralla is 1111 Lavender Ridge, Dallas, Texas, United States, 75204.
(278)	Christina Velasco -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christina Velasco is 1025 Hampshire Unit A, San Francisco, California, United States, 94110.
(279)	Christine Tarpey -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Christine Tarpey is 16 Indiangrass Ln, Santa Rosa Beach, Florida, United States, 32459.
(280)	Christine Tayaba -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christine Tayaba is 2492 Loy Lane, Los Angeles, California, United States, 90041.
(281)	Christopher Barnett -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Barnett is 411 Walnut St # 10077, Green Cove Springs, Florida, United States, 32043.
(282)	Christopher Bassett-Bouchard -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Bassett-Bouchard is 6206 Boulder Lane, Oakland, California, United States, 94605.

108

(283)	Christopher Dziorney -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Dziorney is 8628 NE 139th St., Kirkland, Washington, United States, 98034.
(284)	Christopher Gilluly -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Gilluly is 415 1st St SE, Washington, D. C., Washington, D.C., United States, 20003.
(285)	Christopher H Woelk -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher H Woelk is 32 Thornberry Road, Winchester, Massachusetts, United States, 01890.
(286)	Christopher Healey -- Shares beneficially owned consist of 110 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Healey is 27 Ethan Allen Drive, Acton, Massachusetts, United States, 01720.
(287)	Christopher Kenechukwu Nwoye -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Kenechukwu Nwoye is 2805 Highland Lake Court, Pearland, Texas, United States, 77584.
(288)	Christopher Loh -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Loh is 370 East 76th Street Apt B1207, New York, New York, United States, 10021.
(289)	Christopher Macmurdo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Macmurdo is 26545 Mildred Dr., Lacombe, Louisiana, United States, 70445.
(290)	Christopher Nash -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Nash is 138 Culpepper Dr, Penllyn, Pennsylvania, United States, 19422.
(291)	Christopher Reynolds -- Shares beneficially owned consist of 114 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Reynolds is 400 Towhee Dr, Santa Cruz, CA 95060.
(292)	Christopher Young -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Christopher Young is 188 Grand Street, New York, New York, United States, 10013.
(293)	Christy Ro -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Christy Ro is 4111 Franklin Ave., Fullerton, California, United States, 92833.
(294)	Chuan-Feng Shih -- Shares beneficially owned consist of 308 shares of Common Stock acquired through a Regulation CF offering. The address for Chuan-Feng Shih is 825 Yearling Drive, New Hope, Pennsylvania, United States, 18938.
(295)	Chukwudi Ernest Okeke -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Chukwudi Ernest Okeke is 11914 Ocelot Path, San Antonio, Texas, United States, 78253.
(296)	Cia Ai Eng -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Cia Ai Eng is 48, Spottiswoode Park Road, Spottiswoode Residences, Singapore, Central Singapore, Singapore, 088660.
(297)	Cindy Tan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Cindy Tan is 14618 NE 81st St, Redmond, Washington, United States, 98052.
(298)	Claudio Zanovello -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Claudio Zanovello is Via Euganea 7, Padova, Veneto, Italy, 35141.
(299)	Clem Williamson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Clem Williamson is 83 Meeting Place Rd, Lawrenceville, Georgia, United States, 30044.
(300)	Clifton Terrell Loche -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Clifton Terrell Loche is 6330 Glenhagen Dr., Houston, Texas, United States, 77084.
(301)	Clinton Heckner -- Shares beneficially owned consist of 92 shares of Common Stock acquired through a Regulation CF offering. The address for Clinton Heckner is 12036 N 36th St, Phoenix, Arizona, United States, 85028.
(302)	Colleen Johnson -- Shares beneficially owned consist of 221 shares of Common Stock acquired through a Regulation CF offering. The address for Colleen Johnson is 2630 Birch Street, Denver, Colorado, United States, 80207.
(303)	Connie Chen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for connie chen is 70 Indian Hill Road, Weston, Massachusetts, United States, 02493.
(304)	Connor Lankford -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Connor Lankford is 348 Heritage Blvd, Edmond, Oklahoma, United States, 73025.
(305)	Constance Ponders -- Shares beneficially owned consist of 169 shares of Common Stock acquired through a Regulation CF offering. The address for Constance Ponders is 4858 North Salida Street, Denver, CO 80249.
(306)	Consuelo Bangal Campbell -- Shares beneficially owned consist of 102 shares of Common Stock acquired through a Regulation CF offering. The address for Consuelo Bangal Campbell is 1517 SW Highland Pkwy, Portland, Oregon, United States, 97221.
(307)	Corey Groom -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Corey Groom is 395 Ft. Wash Ave., New York, New York, United States, 10033.
(308)	Corey Steven Bregman -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Corey Steven Bregman is 1440 N Wells St, Apt E, Chicago, Illinois, United States, 60610.

109

(309)	Cornelis Lambertus Jansen -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Cornelis Lambertus Jansen is Ploegweg 5, Wijchen, Gelderland, Netherlands, 6604Bh.
(310)	Cory Allen Anastasi -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Cory Allen Anastasi is 1313 County Road 2659, Lometa, Texas, United States, 76853.
(311)	Courtney Andrews -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Courtney Andrews is 13570 Princedale Drive, Woodbridge, Virginia, United States, 22193.
(312)	Courtney Baltz -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Courtney Baltz is 1151 Petitt Rd, Pocahontas, Arkansas, United States, 72455-5415.
(313)	Courtney Davy -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Courtney Davy is 17 Columbia Place, Brooklyn, New York, United States, 11201.
(314)	Craig York -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Craig York is 4401 Firewheel Dr, Garland, Texas, United States, 75044.
(315)	Crijnes Sprinkhuizen -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Crijnes Sprinkhuizen is 355 South End Avenue, New York, New York, United States, 10280.
(316)	Cristian Joe -- Shares beneficially owned consist of 239 shares of Common Stock acquired through a Regulation CF offering. The address for Cristian Joe is 1129 17th Street, Apt G, Santa Monica, CA 90403-5547.
(317)	Cruzdley Saintfleur -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Cruzdley Saintfleur is 224 Harold St, Boston, Massachusetts, United States, 02121.
(318)	Cuong La -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Cuong La is 2359 Chipmunk Lane, Clifton Heights, Pennsylvania, United States, 19018.
(319)	Cynthia Nhan -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Cynthia Nhan is 1235 Landmark Rd, Yardley, PA 19067.
(320)	Dale Kartushyn -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Dale Kartushyn is 1094 Loring St SE, Atlanta, Georgia, United States, 30316.
(321)	Daniel Archer -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Archer is 360 10th Street, San Francisco, California, United States, 94103.
(322)	Daniel Cohen -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Cohen is 1220 Park Newport, Newport Beach, California, United States, 92660.
(323)	Daniel Jay Glatt -- Shares beneficially owned consist of 334 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Jay Glatt is 10 Belvedere Court, Burlingame, California, United States, 94010.
(324)	Daniel McDonald -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel McDonald is 20060 Canterbury Rd, Detroit, Michigan, United States, 48221.
(325)	Daniel Nagasawa -- Shares beneficially owned consist of 1,345 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Nagasawa is 11238 Hayter Ave, Culver City, CA 90230.
(326)	Daniel Richard Mitchell -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Richard Mitchell is 300 Grove St Unit 23, Rutland, Vermont, United States, 05701.
(327)	Daniel Sampson -- Shares beneficially owned consist of 85 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Sampson is 311 Pinewood Drive, Longmeadow, Massachusetts, United States, 01106.
(328)	Daniel Scott -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Scott is 6201 Scottglen Ln, Raleigh, North Carolina, United States, 27614.
(329)	Daniel Stark -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Stark is 4414 Vista Creek Drive, Rowlett, Texas, United States, 75088.
(330)	Daniel Weinshenker -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Weinshenker is 320 East 42nd Street, New York, New York, United States, 10017.
(331)	Daniel Witteman -- Shares beneficially owned consist of 20 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Witteman is 4661 Santa Monica Ave, San Diego, California, United States, 92107.
(332)	Daniel Yamada -- Shares beneficially owned consist of 350 shares of Common Stock acquired through a Regulation CF offering. The address for Daniel Yamada is 580 N Hermosa Ave, Sierra Madre, CA 91024.
(333)	Daniela Krausz -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Daniela Krausz is 255 W 88th St, New York, New York, United States, 10024.

110

(334)	Dannika Underhill -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Dannika Underhill is 2019 Dale St, San Diego, California, United States, 92104.
(335)	Danny Keeling -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Danny Keeling is 240 Riverwalk Dr, Sevierville, TN 37862-1889.
(336)	Danny Rowell -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Danny Rowell is 86111 Knotted Oak Way, Yulee, FL 32097.
(337)	Dao Dang -- Shares beneficially owned consist of 138 shares of Common Stock acquired through a Regulation CF offering. The address for Dao Dang is 15831 Meadow Lane, Overland Park, KS 66224.
(338)	Darci Burrell -- Shares beneficially owned consist of 464 shares of Common Stock acquired through a Regulation CF offering. The address for Darci Burrell is 1431 Prescott Street, Oakland, CA 94607.
(339)	Darren Monahan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Darren Monahan is 38070 Acacia St, Fremont, California, United States, 94536.
(340)	Darren Thomas -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for Darren Thomas is 3352 Celebration Way, Longview, TX 75605.
(341)	Dava Guthmiller -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Dava Guthmiller is 15 Holyoke, San Francisco, California, United States, 94134.
(342)	Dava McCoy -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Dava McCoy is 9433 NE 1st St., Bellevue, Washington, United States, 98004.
(343)	David Alperson -- Shares beneficially owned consist of 133 shares of Common Stock acquired through a Regulation CF offering. The address for David Alperson is 628 Calverton Ln, Brentwood, Tennessee, United States, 37027.
(344)	David Ballard -- Shares beneficially owned consist of 565 shares of Common Stock acquired through a Regulation CF offering. The address for David Ballard is 24 Andrea Drive, Setauket, CO 11733.
(345)	David Botsford -- Shares beneficially owned consist of 211 shares of Common Stock acquired through a Regulation CF offering. The address for David Botsford is 1307 West Avenue, Austin, TX 78701.
(346)	David DiLoreto -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for David DiLoreto is 123 Kennedy Lane, Berlin, New Jersey, United States, 08009.
(347)	David Franklin Marty -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for David Franklin Marty is 2007 Baker Estates Drive, Houston, Texas, United States, 77094.
(348)	David Furtado -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for David Furtado is 475 Filbert St, Half Moon Bay, California, United States, 94019.
(349)	David Gallop -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for David Gallop is 351 Overture Way, Centreville, MD 21617.
(350)	David Haswell -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for David Haswell is 4738 Fox Hill Rd, Erieville, NY 13061.
(351)	David Hershberg -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for David Hershberg is 15 Waterview Drive, Port Jefferson, NY 11777.
(352)	David Hill -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for David Hill is 130 Jackson Way, Pleasant Hill, CA 94523.
(353)	David Hughes -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for David Hughes is 515 S. Sugar Rd Apt 97, Edinburg, Texas, United States, 78539.
(354)	David Lawrence Gottsabend -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for David Lawrence Gottsabend is 1135 Essex Court, Akron, Ohio, United States, 44312.
(355)	David Macario -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for David Macario is 13151 Kellam CT, San Diego, California, United States, 92130.
(356)	David Martinelli -- Shares beneficially owned consist of 97 shares of Common Stock acquired through a Regulation CF offering. The address for David Martinelli is 211 North End Avenue, New York, New York, United States, 10282.

111

(357)	David Mcklveen -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for David Mcklveen is 355 N Logan St, Denver, CO 80203.
(358)	David Mull -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for David Mull is 7752 Old Vincennes Road, Greenville, Indiana, United States, 47124.
(359)	David Nicolaus Kocen -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for David Nicolaus Kocen is 2000 Waverly Pl N, Seattle, Washington, United States, 98109.
(360)	David Saunders -- Shares beneficially owned consist of 1,565 shares of Common Stock acquired through a Regulation CF offering. The address for David Saunders is 1846 Westerly Ter, Los Angeles, CA 90026.
(361)	David Shanks -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for David Shanks is 16319 SW 26 Street, Miramar, FL 33027.
(362)	David Sterling -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for David Sterling is 2704 Cherokee Ln, Waco, Texas, United States, 76712.
(363)	David Valdez -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for David Valdez is 40 S Flat Rock St, Aurora, CO 80018-1558.
(364)	David Welch -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for David Welch is 1837 E. Nixon Ave, Placentia, California, United States, 92870.
(365)	Davina Lausen -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Davina Lausen is 1004 Five Forks Road, Waxhaw, North Carolina, United States, 28173.
(366)	Davis Living Trust dated May 08, 2012 -- Shares beneficially owned consist of 235 shares of Common Stock acquired through a Regulation CF offering. Kevin Davis is the natural person exercising voting and/or investment control over the securities held by Davis Living Trust dated May 08, 2012. The address for Davis Living Trust dated May 08, 2012 is 23316 N 46th Street, Phoenix, Arizona, United States, 85050.
(367)	Dean Marco -- Shares beneficially owned consist of 98 shares of Common Stock acquired through a Regulation CF offering. The address for Dean Marco is 66 Koch Boulevard, Richmond County, NY 10312.
(368)	Debra Price -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Debra Price is 4965 S Parkwood, Mesa, AZ 85212-5240.
(369)	Deependra Singh -- Shares beneficially owned consist of 234 shares of Common Stock acquired through a Regulation CF offering. The address for Deependra Singh is 10012 Bowling Green Dr, Frisco, TX 75035.
(370)	Dengdeng Luo -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for dengdeng luo is 251-37 Hand Road, Little Neck, New York, United States, 11362.
(371)	Dennis Eakin -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for dennis eakin is 3801 N Capital Of TX Hwy, Austin, Texas, United States, 78746.
(372)	Derek Dale Raese -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Derek Dale Raese is 1806 North Washington #1, Janesville, Wisconsin, United States, 53548.
(373)	Derek Reinbold -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Derek Reinbold is 333 8th St SE, Washington, D. C., Washington, D.C., United States, 20003.
(374)	Derek Slate -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Derek Slate is 1111 North Main Street, Mount Airy, North Carolina, United States, 27030.
(375)	Derek Wilson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Derek Wilson is 1315 S Carmelina Ace, Los Angeles, California, United States, 90025.
(376)	Deron Stults -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Deron Stults is 233 Lake Link Rd, Winter Haven, Florida, United States, 33884.
(377)	Desislava Grueva -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Desislava Grueva is 297 N State College Blvd, Orange, California, United States, 92868.
(378)	Devendra Sharma -- Shares beneficially owned consist of 527 shares of Common Stock acquired through a Regulation CF offering. The address for Devendra Sharma is 6243 Cascade Rd SE, Grand Rapids, Michigan, United States, 49546.
(379)	Dheeraj Vasishta -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Dheeraj Vasishta is 3227 Fleet Street, Baltimore, Maryland, United States, 21224.
(380)	Dhruv Panchal -- Shares beneficially owned consist of 50 shares of Common Stock acquired through a Regulation CF offering. The address for Dhruv Panchal is 910 S Michigan Ave, Chicago, Illinois, United States, 60605.

112

(381)	Diana Hammond -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Diana Hammond is 11 Jocelyn Road, Scarborough, Maine, United States, 04074.
(382)	Diana Wang -- Shares beneficially owned consist of 178 shares of Common Stock acquired through a Regulation CF offering. The address for Diana Wang is 2125 14th Street NW, Washington, D. C., Washington, D.C., United States, 20009.
(383)	Diane Lackey -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Diane Lackey is 2698 Arbor Place Court, Winston-Salem, NC 27104.
(384)	Dipak Aggarwal -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Dipak Aggarwal is 303 Middle Street, Weymouth, Massachusetts, United States, 02189.
(385)	Dmitriy Pechinskiy -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Dmitriy Pechinskiy is 2052 77th Str 3R, Brooklyn, New York, United States, 11214.
(386)	Dolph Van Ittersum -- Shares beneficially owned consist of 280 shares of Common Stock acquired through a Regulation CF offering. The address for Dolph Van Ittersum is Rozendaelseweg, Heino, Ov 8141 NC, Netherlands.
(387)	Dominic Rocco -- Shares beneficially owned consist of 134 shares of Common Stock acquired through a Regulation CF offering. The address for Dominic Rocco is 784Tollis Pkwy, Cleveland, Ohio, United States, 44147.
(388)	Dominic Tomico Jackson -- Shares beneficially owned consist of 178 shares of Common Stock acquired through a Regulation CF offering. The address for Dominic Tomico Jackson is 1579 Avenue Pl #6308, Atlanta, Georgia, United States, 30329.
(389)	Don Alan McGaughey -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Don Alan McGaughey is 400 Campdell Street, Playa del Rey, California, United States, 90293.
(390)	Donald Carruthers -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Donald Carruthers is 2933 Alpine Terrace, Cincinnati, Ohio, United States, 45208.
(391)	Donald Edward Rath -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Donald Edward Rath is 3949 Newcastle Rd, Concord, California, United States, 94519.
(392)	Donald Niehaus -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Donald Niehaus is 150 Rossmoyne Avenue, Crestview Hills, KY 41017.
(393)	Donald Pipkin -- Shares beneficially owned consist of 111 shares of Common Stock acquired through a Regulation CF offering. The address for Donald Pipkin is 540 Ferncroft CT, Danville, California, United States, 94526.
(394)	Donald Roberts -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Donald Roberts is 222 Golden Fluke Drive, Lexington, SC 29072.
(395)	Donna Vobornik -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Donna Vobornik is 1217 W Monroe St, Chicago, Illinois, United States, 60607-2498.
(396)	Dora Tsui -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Dora Tsui is 1176 24th Street, Oakland, California, United States, 94607.
(397)	Dorian B. Nasby Revocable Trust -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. Dorian Nasby is the natural person exercising voting and/or investment control over the securities held by Dorian B. Nasby Revocable Trust. The address for Dorian B. Nasby Revocable Trust is 3055 Georgia Street, Oakland, California, United States, 94602.
(398)	Dorothy Anderson -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Dorothy Anderson is 153 Meadowbrook Street, Gretna, LA 70056.
(399)	Dotty Hudson -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Dotty Hudson is 18495 S Dixie Hwy #380, Cutler Bay, Florida, United States, 33157.
(400)	Doug Human -- Shares beneficially owned consist of 140 shares of Common Stock acquired through a Regulation CF offering. The address for Doug Human is 1426 Turks Cap Road, Grayslake, IL 60030.
(401)	Douglas Harrison -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Douglas Harrison is 6121 Lebanon Rd, Mint Hill, North Carolina, United States, 28227.
(402)	Dylan Higgins -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Dylan Higgins is 9 Country Lane, Hamburg, New Jersey, United States, 07419.
(403)	Earl Crawford -- Shares beneficially owned consist of 385 shares of Common Stock acquired through a Regulation CF offering. The address for Earl Crawford is 1299 Kekuanaoa St, Hilo, HI 96720-8943.

113

(404)

Earl Howard -- Shares beneficially owned consist of 146 shares of Common Stock acquired through a Regulation CF offering. Mr. Howard may also be deemed to beneficially own shares of Common Stock held by Imobalara LLC, as the natural person exercising voting and investment control over Imobalara LLC. Mr. Howard disclaims beneficial ownership of such shares held by Imobalara LLC except to the extent of his pecuniary interest therein. The address for Earl Howard is 1 Wildrose CT, Greensboro, NC 27410.

(405)	Eboni Lunsford Calbow -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Eboni Lunsford Calbow is 2710 Mirasol Loop, Round Rock, Texas, United States, 78681.
(406)	Ebony Shears -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for ebony shears is 201 Abbe Road, Little Falls, New Jersey, United States, 07424.
(407)	Eden Godfrey -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Eden Godfrey is 11740 SW 24th St, Miramar, Florida, United States, 33025.
(408)	Edison Galarza -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Edison Galarza is 46 Loraine St, Brentwood, New York, United States, 11717.
(409)	Edmund Sheehy -- Shares beneficially owned consist of 660 shares of Common Stock acquired through a Regulation CF offering. The address for Edmund Sheehy is 4072 Rampage Ln, Irvine, CA 92620.
(410)	Edward Herting -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Edward Herting is 229 Oak Street, Medford, NY 11763.
(411)	Edward Moroni -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Edward Moroni is 560 Riverside Dr, New York, New York, United States, 10027.
(412)	Edwin Ney II -- Shares beneficially owned consist of 562 shares of Common Stock acquired through a Regulation CF offering. The address for Edwin Ney II is 1566 N Delaware Ave, Avon Park, FL 33825.
(413)	Eileen Haight -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Eileen Haight is 1636 N Hoover, Los Angeles, California, United States, 90027.
(414)	Eileen Vargas -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Eileen Vargas is 3800 N Mesa St, El Paso, Texas, United States, 79902.
(415)	Eliza Dornbush -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Eliza Dornbush is 381 School St., Watertown, Massachusetts, United States, 02472.
(416)	Elizabeth Bevelacqua -- Shares beneficially owned consist of 389 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Bevelacqua is 700 33rd St N, St. Petersburg, FL 33713.
(417)	Elizabeth Caruso -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Caruso is 293 Nelms Ave NE, Atlanta, Georgia, United States, 30307.
(418)	Elizabeth Gibbons -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Gibbons is 73 W 68th St, New York, New York, United States, 10023.
(419)	Elizabeth Glock -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Glock is 1765 W 67th Pl, Denver, Colorado, United States, 80221.
(420)	Elizabeth Munoz -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Munoz is 18 Myrtle Sq, Gloucester, Massachusetts, United States, 01930.
(421)	Elizabeth Rowan -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Elizabeth Rowan is 1547 Paxon St SE, Atlanta, Georgia, United States, 30317.
(422)	Ellen OConnell -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Ellen OConnell is 4252 Omao Road, Koloa, Hawaii, United States, 96756.
(423)	Emeth Holdings -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. Christian Schnedler is the natural person exercising voting and/or investment control over the securities held by Emeth Holdings. The address for Emeth Holdings is 625 Big Hollow Road, Maplecrest, NY 12454.
(424)	Emily Carlson -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Emily Carlson is 13125 Chalk Hill Road, Healdsburg, California, United States, 95448.
(425)	Emily Nowacki -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Emily Nowacki is 352 W 15th St, New York, New York, United States, 10011.
(426)	Emma Foley -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Emma Foley is 91 Fort Ave, Boston, Massachusetts, United States, 02119.

114

(427)	Emmanuel Inyangson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Emmanuel Inyangson is 1529 S. George Mason Dr, Arlington, Virginia, United States, 22204.
(428)	Eriana Rivera-Rozo -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Eriana Rivera-Rozo is 2444 Dresden Parc Cir NE, Atlanta, Georgia, United States, 30345-1673.
(429)	Eric Bailey -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Bailey is 243 4th Ave Apt 5B, Brooklyn, New York, United States, 11215.
(430)	Eric Berger -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Berger is 9 Queensbrook, Saint Louis, Missouri, United States, 63132.
(431)	Eric Daugherty -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Daugherty is 9173 Balaton Lake Lane, Bristow, Virginia, United States, 20136.
(432)	Eric Der Sarkisian -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Der Sarkisian is 13291 Chalon Road, Los Angeles, California, United States, 90049.
(433)	Eric Frischhut -- Shares beneficially owned consist of 46 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Frischhut is Erlenberg 2, Erkheim, Bavaria, Germany, 87746.
(434)	Eric Lam -- Shares beneficially owned consist of 50 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Lam is 660 Windsor Dr, Benicia, California, United States, 94510.
(435)	Eric Lesner -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Lesner is 768 Madison Street, Eugene, Oregon, United States, 97402.
(436)	Eric Lichtmess -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Lichtmess is 14060 Panay Way, Marina del Rey, California, United States, 90292.
(437)	Eric Lieberman -- Shares beneficially owned consist of 543 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Lieberman is 5218 Beckman Ter, Palm Beach Gardens, FL 33418.
(438)	Eric Nelsen -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Nelsen is 210 Asilomar, Pacific Grove, California, United States, 93950.
(439)	Eric Rybczynski -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Rybczynski is 15786 Carriage Hill Dr, Chesterfield, Missouri, United States, 63017.
(440)	Eric Uhler -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Eric Uhler is 29 Harmon Drive, Stroudsburg, PA 18360.
(441)	Erica Lanier -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Erica Lanier is 7340 E Legacy Blvd, Scottsdale, AZ 85255.
(442)	Erick Fix -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Erick Fix is 44 Lexington Ave 1D, Brooklyn, New York, United States, 11238.
(443)	Erik Hatfield -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Erik Hatfield is 12149 Buttonwood Lane, Baltimore, Maryland, United States, 21220.
(444)	Erika Cremona -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Erika Cremona is 14920 Antique Finish Dr, Pflugerville, Texas, United States, 78660.
(445)	Erin Hendriks -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Erin Hendriks is 4322 Antique Lane, Bloomfield Township, Michigan, United States, 48302.
(446)	Erin Jester -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Erin Jester is 3833 South Box Canyon Trail, Flagstaff, AZ 86005.
(447)	Erin Martin -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Erin Martin is 100 Basecamp Way #223, Frisco, Colorado, United States, 80443.
(448)	Ernest Okani -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Ernest Okani is 135 Encinal Place, Pittsburg, CA 94565.
(449)	Erwin Dale Thomas -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Erwin Dale Thomas is 125 Riverside Drive, New York, New York, United States, 10024.
(450)	Evan Francis Tindall -- Shares beneficially owned consist of 2,413 shares of Common Stock acquired through a Regulation CF offering. The address for Evan Francis Tindall is 223 N 8th Street, Brooklyn, New York, United States, 11211.
(451)	Evelyn Costello -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Evelyn Costello is 200 Pine Street, Klamath Falls, OR 97601.
(452)	Ezra Ashkenazie -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Ezra Ashkenazie is 1745 E 7 St, Brooklyn, New York, United States, 11223.
(453)	Fabio Jaime -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Fabio Jaime is 240 Wardwell St, Stamford, Connecticut, United States, 06902.
(454)	Fahim Sunka -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Fahim Sunka is 12829 Chittamwood Trl, Euless, Texas, United States, 76040.

115

(455)	Fallon Keplinger -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Fallon Keplinger is 305 19th Street NE, Washington, District of Columbia, United States, 20002.
(456)	Fiona Breslin -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Fiona Breslin is 222 Hidden Oaks CT, Dubuque, Iowa, United States, 52003.
(457)	FitFlecks, LLC -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. Marylynn Boquiren is the natural person exercising voting and/or investment control over the securities held by FitFlecks, LLC. The address for FitFlecks, LLC is 71 Reade Street, New York, New York, United States, 10007.
(458)	Francesca Marais -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Francesca Marais is 698 Northeast 1st Ave, Miami, Florida, United States, 33132.
(459)	Frank Slack -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Frank Slack is 26 Tamworth Rd, Waban, Massachusetts, United States, 02468.
(460)	Frank Starr Littlejohn -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Frank Starr Littlejohn is 701 Botany Bay Cir, Pflugerville, Texas, United States, 78660.
(461)	Frederic Charles Klaske -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Frederic Charles Klaske is 108 Edwards Avenue, Sausalito, California, United States, 94965.
(462)	Frederick Lynch -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Frederick Lynch is 13831 Locust Street, Westminster, California, United States, 92683.
(463)	Fredrick Cloud -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Fredrick Cloud is 4711 Spicewood Springs Rd, Austin, Texas, United States, 78759.
(464)	G'Ann Lauder -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for G'Ann Lauder is 1118 Sheffield Street, Bellaire, Texas, United States, 77401.
(465)	Gabriel Arellano Torres -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Gabriel Arellano Torres is 1122 Michigan Ave, Ann Arbor, Michigan, United States, 48104.
(466)	Gabriel Catanescu -- Shares beneficially owned consist of 209 shares of Common Stock acquired through a Regulation CF offering. The address for Gabriel Catanescu is 730 Intermont Circle, Chattanooga, TN 37415.
(467)	Gabriele Flowers -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Gabriele Flowers is 1809 Overland Ave, Los Angeles, California, United States, 90025.
(468)	Gabrielle Mathis -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Gabrielle Mathis is 304 East 7th Street, Brooklyn, New York, United States, 11218.
(469)	Gajendra Shukla -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Gajendra Shukla is 2476 Pacific Rim Ln, San Jose, California, United States, 95121.
(470)	Ganell Lewis -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ganell Lewis is 3310 Jonathen St., Stockton, California, United States, 95206.
(471)	Garrett Wika -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Garrett Wika is 10890 East Poinsettia Drive, Scottsdale, AZ 85259.
(472)	Gary Bernard Mitchell -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Gary Bernard Mitchell is 128 Faber St, Staten Island, New York, United States, 10302.
(473)	Gary Hooker -- Shares beneficially owned consist of 360 shares of Common Stock acquired through a Regulation CF offering. The address for Gary Hooker is 39 Pinewood Dr., Medina, OH 44256.
(474)	Gary Michelson -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Gary Michelson is 37W543 Heritage Dr, Batavia, IL 60510.
(475)	Gary Smith -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Gary Smith is 126 SW 148th St Ste C100, Seattle, Washington, United States, 98166.
(476)	Gary Woodworth Jr -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Gary Woodworth Jr is 1568 Miranda CT, Pacifica, California, United States, 94044.
(477)	Gavin Keilly -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Gavin Keilly is 162 N Arnaz Drive, Beverly Hills, California, United States, 90211.
(478)	Gene Dolinsky -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Gene Dolinsky is 10894, Boca Raton, Florida, United States, 33498.
(479)	Genna Roland -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Genna Roland is 10909 Whitehorse Road, Truckee, CA 96161.

116

(480)	Geoff Martin -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Geoff Martin is 4800 Steiner Ranch Bl #13307, Austin, Texas, United States, 78732.
(481)	Geoffrey Evans Moore -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Geoffrey Evans Moore is 8515 Costa Verde Blvd., San Diego, California, United States, 92122.
(482)	Geoffrey McLean Insley -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Geoffrey McLean Insley is 4200 Via Arbolada, Los Angeles, California, United States, 90042.
(483)	George Bokman -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for George Bokman is 35 Greenbrier Street, Marco Island, Florida, United States, 34145.
(484)	George Krupinsky -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for George Krupinsky is 313 Crosby Rd, Catonsville, MD 21228.
(485)	George Reyes -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for George Reyes is 25857 Anderson Ln, Stevenson Ranch, California, United States, 91381.
(486)	Gerald Edgar Pflug -- Shares beneficially owned consist of 33 shares of Common Stock acquired through a Regulation CF offering. The address for Gerald Edgar Pflug is The Close, Hatchlands, Guildford, England, United Kingdom, Gu4 7Rt.
(487)	Geraldo Dasilva -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Geraldo Dasilva is 2244 Washington St, Holliston, Massachusetts, United States, 01746.
(488)	Gerardo Torres Cepeda -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Gerardo Torres Cepeda is 2970 Whitby St., Prosper, Texas, United States, 75078.
(489)	Gharrity McNett -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Gharrity McNett is 1035 Arroyo Verde Rd, South Pasadena, California, United States, 91030.
(490)	Gideon Malherbe -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Gideon Malherbe is 1776 Park Ave, Park City, Utah, United States, 84060.
(491)	Gideon Ticho -- Shares beneficially owned consist of 46 shares of Common Stock acquired through a Regulation CF offering. The address for Gideon Ticho is 1200 W Monroe St., Chicago, Illinois, United States, 60607.
(492)	Gilbert Trottier -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Gilbert Trottier is 40 Willett Way, Greensboro, NC 27408.
(493)	Glasson Ventures LLC -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. Andrew Ehret is the natural person exercising voting and/or investment control over the securities held by Glasson Ventures LLC. The address for Glasson Ventures LLC is 2205 S Perryville Rd Num520, Rockford, Illinois, United States, 61108.
(494)	Glen Wick -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Glen Wick is 405 Broderick St, San Francisco, California, United States, 94117.
(495)	Glenn Chamberlin -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Glenn Chamberlin is 637 SE Calmoso Dr, Port Saint Lucie, Florida, United States, 34983.
(496)	Glenn Miller -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Glenn Miller is 8 Eton Place, Glen Rock, New Jersey, United States, 07452.
(497)	Glenroy Moore -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Glenroy Moore is 123 Linden Blvd, Brooklyn, New York, United States, 11226.
(498)	Gowtham Kethineedi -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Gowtham Kethineedi is 2000 Ammonett Dr, Franklin, Tennessee, United States, 37067.
(499)	Grant Harris Ashlin -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Grant Harris Ashlin is 4300 Vivian Street, Bellaire, Texas, United States, 77401.
(500)	Grant Pankratz -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Grant Pankratz is 3319 Lynwood Ave, Highlands Ranch, Colorado, United States, 80126.
(501)	Greg Lavigne -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for Greg Lavigne is 37 Fox Hollow Dr, East Quogue, New York, United States, 11942.
(502)	Gregg Williams -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Gregg Williams is 9556 Alberta CT, Frisco, Texas, United States, 75033.
(503)	Gregory Bryson -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Gregory Bryson is 12049 Stanley Park CT, Hawthorne, California, United States, 90250.

117

(504)	Gregory Thomas -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Gregory Thomas is 420 S. Aiken Ave., Pittsburgh, Pennsylvania, United States, 15232.
(505)	Gregory Williams -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Gregory Williams is 4820 E Hummingbird Ln, Paradise Valley, Arizona, United States, 85253-2942.
(506)	Gregory Wilmoth -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Gregory Wilmoth is 106 Lantern Ridge Lane, Cary, North Carolina, United States, 27519.
(507)	Gregory Zaepfel -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Gregory Zaepfel is 5505 Main, Buffalo, NY 14221.
(508)	Greta Perezcasas -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for greta perezcasas is 110 1st Street, Jersey City, New Jersey, United States, 07302.
(509)	Griffen Hustad Hueler -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Griffen Hustad Hueler is 2715 Pence Lane, Orono, Minnesota, United States, 55331.
(510)	Guillaume de Gantes -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Guillaume de Gantes is 55 East 52nd Street, New York, New York, United States, 10022.
(511)	Gunther Hofbauer -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Gunther Hofbauer is Probsteistrasse 85, Zurich, Zurich, Switzerland, 8051.
(512)	Guofan Xu -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Guofan Xu is 14938 Vienna Cir, Parker, Colorado, United States, 80134.
(513)	Gurchararn Singh -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Gurchararn Singh is 43846 Marbella Street, Lancaster, California, United States, 93536.
(514)	Hao Pham -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Hao Pham is 3705 W Pico Blvd, Los Angeles, California, United States, 90019.
(515)	Hao Wang -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Hao Wang is 10 Central Ave, Montclair, New Jersey, United States, 07042.
(516)	Hardev Randhawa -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Hardev Randhawa is 250 East 53rd Street, New York, New York, United States, 10022-5247.
(517)	Harold Callais -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Harold Callais is 800 E 1st Street, Thibodaux, Louisiana, United States, 70301.
(518)	Hassan Mokhtar Zorome -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Hassan Mokhtar Zorome is 4 Cornwall Lane, Middletown, New York, United States, 10940.
(519)	Heber C Maughan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Heber C Maughan is 2732 E Water Vista Way, Sandy City, Utah, United States, 84093.
(520)	Heidi Nielson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Heidi Nielson is 3341 E 4th Street, Tucson, Arizona, United States, 85716.
(521)	Helena Ruffin -- Shares beneficially owned consist of 352 shares of Common Stock acquired through a Regulation CF offering. The address for Helena Ruffin is 5700 Timber Ln, Charlotte, North Carolina, United States, 28270.
(522)	Hemant Goyal -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Hemant Goyal is 105 Waverly Cir, Clarks Summit, Pennsylvania, United States, 18411.
(523)	Henrique Filizzola -- Shares beneficially owned consist of 46 shares of Common Stock acquired through a Regulation CF offering. The address for Henrique Filizzola is 4740 Kester Ave, Sherman Oaks, California, United States, 91403.
(524)	Hieu Nguyen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Hieu Nguyen is 10422 N 63rd Drive, Glendale, Arizona, United States, 85302.
(525)	Hjalmar de Boer -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Hjalmar de Boer is 3619 20th Road, Astoria, New York, United States, 11105.
(526)	Holly Hauser -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Holly Hauser is 10 South Dr, Bridgewater, MA 02324.
(527)	Holly Rice -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Holly Rice is 7014 171st Ave SE, Snohomish, Washington, United States, 98280.
(528)	Horace Fauntleroy -- Shares beneficially owned consist of 102 shares of Common Stock acquired through a Regulation CF offering. The address for Horace Fauntleroy is 4606 Imperial Oaks Lane, Upper Marlboro, MD 20772.
(529)	Howard Edson -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for Howard Edson is 263 Brandon CT, Blue Bell, PA 19422.

118

(530)	Howard Gregory -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Howard Gregory is 3084 Cerro Circle, Rocklin, California, United States, 95677.
(531)	Ian Blackman -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ian Blackman is 212 West Woodlwan Rd, Rm 3131, Charlotte, North Carolina, United States, 28217.
(532)	Ian Brecher -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Ian Brecher is 21 Butler Pl, Brooklyn, New York, United States, 11238.
(533)	Ida Piyale -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Ida Piyale is 309 W Washington Ave, Madison, WI 53703.
(534)	Ifeatuchukwu Obiorah -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ifeatuchukwu Obiorah is 13800 Lyndhurst Street Unit 132, Austin, Texas, United States, 78717.
(535)	Igloo LLC -- Shares beneficially owned consist of 982 shares of Common Stock acquired through a Regulation CF offering. James Umphryes is the natural person exercising voting and/or investment control over the securities held by Igloo LLC. The address for Igloo LLC is 191 University Blvd #552, Denver, CO 80206-4613.
(536)	Ijeoma Ikoku Okeke -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Ijeoma Ikoku Okeke is 7024 Mountain Gate Drive, Bethesda, Maryland, United States, 20817.
(537)	Ijeoma Nsaka -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ijeoma Nsaka is 8602 Diver Court, Bristow, Virginia, United States, 20136.
(538)	Ila Byrne -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for Ila Byrne is 56 South 3rd St, Brooklyn, New York, United States, 11249.
(539)

Imobalara LLC -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. Earl Howard, as the natural person exercising voting and investment control, may be deemed to have voting and dispositive power over the shares held by Imobalara LLC. Mr. Howard disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for Imobalara LLC is 7708 Devonmille CT, Greensboro, North Carolina, United States, 27455.

(540)	Iossif Erlikhman -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for iossif erlikhman is 7 Kentisbury Cir, East Brunswick, New Jersey, United States, 08816.
(541)	Ira Weinbaum -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Ira Weinbaum is 12 Brookville Avenue, Ossining, NY 10562, NY 10562-4514.
(542)	Irakli Jibladze -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Irakli Jibladze is 36 Wigwam Road, Nantucket, Massachusetts, United States, 02554.
(543)	Ishmael Sanchez -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Ishmael Sanchez is 11911 Magnolia Blvd, Los Angeles, California, United States, 91607.
(544)	Israel Fleischer -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Israel Fleischer is 2 Brooks Edge Dr, New City, New York, United States, 10956.
(545)	Ivan Ereiz -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ivan Ereiz is 66 Tranquility Trail, Lancaster, New York, United States, 14086.
(546)	Jack Morici -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Jack Morici is 622 Northport Lane, Oxnard, California, United States, 93035.
(547)	Jacob Hirsch -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jacob Hirsch is 1024 Second Street, Encinitas, California, United States, 92024.
(548)	Jacob Hoshino -- Shares beneficially owned consist of 34 shares of Common Stock acquired through a Regulation CF offering. The address for Jacob Hoshino is 1804 College Park Dr., Clovis, New Mexico, United States, 88101.
(549)	Jacob Matthew Calles -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for jacob matthew calles is 2906 N Dee Ann Avenue, Fresno, California, United States, 93727.
(550)	Jacob Shane -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Jacob Shane is 125 N Willard, Burlington, Vermont, United States, 05401.
(551)	Jacob Silberstein -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jacob Silberstein is 1716 Pine Street, Philadelphia, Pennsylvania, United States, 19103.
(552)	Jaime Petsel -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jaime Petsel is 15174 Vane St, Bennington, Nebraska, United States, 68007.
(553)	Jaimee Tuft -- Shares beneficially owned consist of 565 shares of Common Stock acquired through a Regulation CF offering. The address for Jaimee Tuft is 71 Claremont Ave, Bloomfield, NJ 07003.
(554)	James Burgin -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for James Burgin is 4730 West 37th Ave, Denver, Colorado, United States, 80212.
(555)	James Cameron Steagall -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for James Cameron Steagall is 11700 Man O War Trail, Raleigh, North Carolina, United States, 27613.

119

(556)	James Carpenter -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for James Carpenter is 2328 10th Ave E, Seattle, Washington, United States, 98102.
(557)	James Frazier -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for James Frazier is 1017 W. Semmes, Osceola, Arkansas, United States, 72370.
(558)	James Grap -- Shares beneficially owned consist of 239 shares of Common Stock acquired through a Regulation CF offering. The address for James Grap is W4798 Moonlite Rd, Neillsville, WI 54456-6466.
(559)	James Hannah -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for James Hannah is 617 Patriot Dr, Lancaster, PA 17601.
(560)	James Marchesi -- Shares beneficially owned consist of 659 shares of Common Stock acquired through a Regulation CF offering. The address for James Marchesi is 2187 Orchard Mist St, Las Vegas, Nevada, United States, 89135.
(561)	James Parker -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for James Parker is 36240 Pursh Drive, Lake Elsinore, CA 92532.
(562)	James Porter -- Shares beneficially owned consist of 367 shares of Common Stock acquired through a Regulation CF offering. The address for James Porter is 455 Pheasant Drive, Huntingdon Valley, PA 19006.
(563)	James R Coleman -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for James R Coleman is 15076 Whitegate Ln, Fontana, California, United States, 92336.
(564)	James Robert Bake, Jr -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for James Robert Bake, Jr is 2022 Massoit Rd., Royal Oak, Michigan, United States, 48073.
(565)	James Ruane -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for James Ruane is 71 Park Ave, Verona, New Jersey, United States, 07044.
(566)	James Schwartz -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for James Schwartz is 21 Birdie Way, Lawrenceville, New Jersey, United States, 08648.
(567)	James Thomas -- Shares beneficially owned consist of 102 shares of Common Stock acquired through a Regulation CF offering. The address for James Thomas is 3373 Citrine Circle, Crestview, FL 32539.
(568)	James Warren -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for James Warren is 27 Groveside Drive, Aliso Viejo, CA 92656.
(569)	Jamie Hooker -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jamie Hooker is 72 Bass Hathorn Rd., Prentiss, Mississippi, United States, 39474.
(570)	Jan Brands -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for Jan Brands is Wiegershof 21, Deurne, NB 5751 Xj, Netherlands.
(571)	Jan Waldeck -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jan Waldeck is 320 Valley Grove Drive, Ponte Vedra Beach, Florida, United States, 32081.
(572)	Janet Kim -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Janet Kim is 4455 Los Feliz Blvd Apt 803, Los Angeles, California, United States, 90027.
(573)	Jarrod Richardson -- Shares beneficially owned consist of 223 shares of Common Stock acquired through a Regulation CF offering. The address for Jarrod Richardson is 9724 Sycamore Trace CT, Cincinnati, OH 45242.
(574)	Jarvis Bridges -- Shares beneficially owned consist of 114 shares of Common Stock acquired through a Regulation CF offering. The address for Jarvis Bridges is 10679 Dodger Dr, Denham Springs, LA 70726.
(575)	Jason Allen -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Allen is 2557 Cody Dr, Jacksonville, Florida, United States, 32223.
(576)	Jason Ethier -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Ethier is 701 Tc Jester Blvd, Houston, Texas, United States, 77008.
(577)	Jason Gu -- Shares beneficially owned consist of 127 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Gu is 5924 Matheson Drive, Riverside, CA 92507.
(578)	Jason Napoli -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Napoli is 2 Greeley Terrace, Long Branch, New Jersey, United States, 07740.
(579)	Jason Neff -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Neff is 816 Patterson Ave, Austin, Texas, United States, 78703.

120

(580)	Jason Patel -- Shares beneficially owned consist of 367 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Patel is 45 Village Green Lane, Gloucester Township, NJ 08081.
(581)	Jason Toncray -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Toncray is 4058 Boone Creek Rd, Lexington, Kentucky, United States, 40509.
(582)	Jason Wade -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jason Wade is 31264 N Lakehills Rd, Castaic, California, United States, 91384.
(583)	Jasper Nee -- Shares beneficially owned consist of 19 shares of Common Stock acquired through a Regulation CF offering. The address for Jasper Nee is 200 Water St, New York, New York, United States, 10038.
(584)	Jay Raje -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jay Raje is 1210 N Taft Street, Arlington, Virginia, United States, 22201.
(585)	Jayesh Shukla -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Jayesh Shukla is 6303 Sunset Cove Lane, Katy, Texas, United States, 77494.
(586)	Jayshree Mahtani -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Jayshree Mahtani is 19 Richardson Street, Brooklyn, New York, United States, 11211.
(587)	Jb Polson -- Shares beneficially owned consist of 274 shares of Common Stock acquired through a Regulation CF offering. The address for Jb Polson is 6001 E Greenbrier River Road, Fredericksburg, VA 22407.
(588)	Jean Paul Ngambi -- Shares beneficially owned consist of 2,395 shares of Common Stock acquired through a Regulation CF offering. The address for Jean Paul Ngambi is 670 Louis Henna Blvd, Round Rock, TX 78664.
(589)	Jean-Pierre Saliba -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Jean-Pierre Saliba is 1260 Conservancy Drive E, Tallahassee, Florida, United States, 32312.
(590)	Jeannie Moran -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jeannie Moran is 139 S. Catalina St #2, Los Angeles, California, United States, 90004.
(591)	Jeff Douglass -- Shares beneficially owned consist of 656 shares of Common Stock acquired through a Regulation CF offering. The address for Jeff Douglass is 4030 Villa Rafael Dr, Las Vegas, NV 89141-6076.
(592)	Jeff Karbula -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. The address for Jeff Karbula is 13130 E 30th Ave, Aurora, Colorado, United States, 80011.
(593)	Jeffery Sloan -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffery Sloan is 4312 Ironwood Lane, Champaign, Illinois, United States, 61822.
(594)	Jeffrey Korchek -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey Korchek is 526 South Bronson Ave., Los Angeles, California, United States, 90020.
(595)	Jeffrey London -- Shares beneficially owned consist of 334 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey London is 1 Broad St, Stamford, Connecticut, United States, 06901.
(596)	Jeffrey Moore -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey Moore is 2460 Darwick Rd, Winston-Salem, North Carolina, United States, 27127.
(597)	Jeffrey Padrick -- Shares beneficially owned consist of 2,005 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey Padrick is 3061 S Josephine St, Denver, CO 80210.
(598)	Jeffrey Rice -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey Rice is 562 Dunmoreland Drive, Shreveport, LA 71106.
(599)	Jeffrey SooHoo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey SooHoo is 2670 Dahlia St, Denver, Colorado, United States, 80207.
(600)	Jeffrey Stone -- Shares beneficially owned consist of 550 shares of Common Stock acquired through a Regulation CF offering. The address for Jeffrey Stone is 2512 E Marshall Ave, Phoenix, AZ 85016.
(601)	Jennifer Augliano -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Augliano is 332 Broadway Ave W, Watertown, New York, United States, 13601.
(602)	Jennifer Chang -- Shares beneficially owned consist of 134 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Chang is 3520 Yorkshire Rd., Pasadena, California, United States, 91107.
(603)	Jennifer Fogarty -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Fogarty is 205 Country Club Blvd, Weirton, West Virginia, United States, 26062.
(604)	Jennifer Miller -- Shares beneficially owned consist of 660 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Miller is 13157 Mindanao Way, Marina Del Rey, CA 90292.
(605)	Jennifer Pelka -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Pelka is 62 Elgin Park, San Francisco, California, United States, 94103.

121

(606)	Jennifer Wirt -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Wirt is 62 E 32nd St, Kansas City, Missouri, United States, 64111.
(607)	Jennifer Yeh -- Shares beneficially owned consist of 527 shares of Common Stock acquired through a Regulation CF offering. The address for Jennifer Yeh is 1362 Morrill Avenue, San Jose, California, United States, 95132.
(608)	Jens Arnold Baarsma -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Jens Arnold Baarsma is Cronjestraat, Leeuwarden, Friesland, Netherlands, 8917 Bs.
(609)	Jerald Levine -- Shares beneficially owned consist of 1,195 shares of Common Stock acquired through a Regulation CF offering. The address for Jerald Levine is 11516 Brandy Hall Lane, North Potomac, MD 20878.
(610)	Jeremy Ecker -- Shares beneficially owned consist of 30 shares of Common Stock acquired through a Regulation CF offering. The address for Jeremy Ecker is 30 Woodridge Lane, Sea Cliff, New York, United States, 11579.
(611)	Jeremy Gislason -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Jeremy Gislason is 1654 419th Ave NE, Braham, Minnesota, United States, 55006.
(612)	Jeremy Greenblum -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jeremy Greenblum is 8-01 Plymouth Drive, Fair Lawn, New Jersey, United States, 07410.
(613)	Jeremy Schiestel -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Jeremy Schiestel is 1700 S Orange Dr, Los Angeless, CA 90019.
(614)	Jeremy Simpson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jeremy Simpson is 24 Primrose Lane, Walla Walla, Washington, United States, 99362.
(615)	Jerome Wollmuth -- Shares beneficially owned consist of 420 shares of Common Stock acquired through a Regulation CF offering. The address for Jerome Wollmuth is 230 Barron Blvd., Grayslake, IL 60030.
(616)	Jerry Lee Dennis -- Shares beneficially owned consist of 550 shares of Common Stock acquired through a Regulation CF offering. The address for Jerry Lee Dennis is 1509 N Maple St, Seiling, OK 73663.
(617)	Jerry Yeh -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jerry Yeh is 905 East 2nd St Apt 573, Los Angeles, California, United States, 90012.
(618)	Jesse Jalbert -- Shares beneficially owned consist of 43 shares of Common Stock acquired through a Regulation CF offering. The address for Jesse Jalbert is 2 Greening Way, Beverly Cove, Massachusetts, United States, 01915.
(619)	Jesse Knepper -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jesse Knepper is 18245 Burbank Blvd. # 102, Tarzana, California, United States, 91356.
(620)	Jessica Greene -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jessica Greene is 6210 Nita Ave, Woodland Hills, California, United States, 91367.
(621)	Jessica Morrison -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jessica Morrison is 4073 Stanford Ave, Dallas, Texas, United States, 75225.
(622)	Jewell Esposito -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Jewell Esposito is 15275 Collier Blvd., Naples, Florida, United States, 34119.
(623)	Jie Chen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jie Chen is 39 Mott St Apt 13-14, New York, New York, United States, 10013.
(624)	Jijo James -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Jijo James is 42228 Tessmer Dr, Sterling Heights, Michigan, United States, 48314.
(625)	Jim Bruno -- Shares beneficially owned consist of 501 shares of Common Stock acquired through a Regulation CF offering. The address for Jim Bruno is 12422 North Summer Wind Drive, Marana, AZ 85658.
(626)	Jim Lui -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Jim Lui is 667 8th Ave, San Francisco, California, United States, 94118.
(627)	Jimmy Eby -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jimmy Eby is 630 39th St, Richmond, California, United States, 94805.
(628)	Jin Ra -- Shares beneficially owned consist of 178 shares of Common Stock acquired through a Regulation CF offering. The address for Jin Ra is 2657 French Roast Pl, Henderson, Nevada, United States, 89052.
(629)	Jing Wen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jing Wen is 1934 24th Ave, San Francisco, California, United States, 94116.
(630)	Joann Olin -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Joann Olin is 2821 Dutton Drive, Titusville, FL 32796.

122

(631)	Joe Grammatico -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Joe Grammatico is 27930 Alvarez Drive, Rancho Palos Verdes, California, United States, 90275.
(632)	Joe Michael Richards -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Joe Michael Richards is 1611 Lake Wilderness Lane, Kingwood, Texas, United States, 77345.
(633)	Joel Baker -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for Joel Baker is 5431 Homeside Avenue, Los Angeles, CA 90016.
(634)	Joel Young -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Joel Young is 300 Meadow Lane, Longwood, Florida, United States, 32779.
(635)	JoEllen Lustig -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for JoEllen Lustig is 72820 Tampico Drive, Palm Desert, California, United States, 92260.
(636)	Jofrey Schramm -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jofrey Schramm is Apt. 9, New York, New York, United States, 10014.
(637)	John Atuaful -- Shares beneficially owned consist of 185 shares of Common Stock acquired through a Regulation CF offering. The address for john atuaful is 96 Hickory Hill Drive, Waterbury, Connecticut, United States, 06708.
(638)	John Banister -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for John Banister is 726 Santa Rita St, Sunnyvale, California, United States, 94085.
(639)	John Brooks -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for John Brooks is 74 Park Groton Place, San Jose, California, United States, 95136.
(640)	John Capanna -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for John Capanna is 49 Andaloro Way, Westville, New Jersey, United States, 08093.
(641)	John Cavallo -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for John Cavallo is 2733 Victoria Ln, Easton, Pennsylvania, United States, 18045.
(642)	John Coughlin -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for John Coughlin is 2517 Elm St, Bellingham, Washington, United States, 98225.
(643)	John DiRico -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for John DiRico is 436 Saunders Dr, Wayne, Pennsylvania, United States, 19087.
(644)	John Emery -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for John Emery is 5477 Nestle Ave, Tarzana, California, United States, 91356.
(645)	John Gostel -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for John Gostel is 10 Gloria Ave., Edison, New Jersey, United States, 08820.
(646)	John Gray -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for John Gray is 6717 Little Hemlock St., Stanwood, Michigan, United States, 49346.
(647)	John Hall -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for John Hall is 25615 Marine View Drive S, Des Moines, Washington, United States, 98198.
(648)	John Hendrex -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for John Hendrex is 21250 Hidden Bend Loop, Magnolia, TX 77354.
(649)	John Komenda -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for John Komenda is 1084 Magic Meadow CT., Verona, Wisconsin, United States, 53593.
(650)	John Kucharik -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for John Kucharik is 246 White Pine Drive, Hayesville, NC 28904.
(651)	John Lin -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for John Lin is 530 S Hewitt Street, Los Angeles, California, United States, 90013.
(652)	John Patrick O'Grady -- Shares beneficially owned consist of 879 shares of Common Stock acquired through a Regulation CF offering. The address for John Patrick O'Grady is 6 Semaphore Road, East Hampton, New York, United States, 11937.
(653)	John Peterson -- Shares beneficially owned consist of 1,286 shares of Common Stock acquired through a Regulation CF offering. The address for John Peterson is 486 Pine Bridge Place, Campbell, CA 95008.
(654)	John Ross -- Shares beneficially owned consist of 177 shares of Common Stock acquired through a Regulation CF offering. The address for John Ross is 6 Beech Haven Drive, Athens, Georgia, United States, 30606.
(655)	John Sandoval -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for John Sandoval is 2517B Mcallister Street, San Francisco, California, United States, 94118.
(656)	John Schofield -- Shares beneficially owned consist of 208 shares of Common Stock acquired through a Regulation CF offering. The address for John Schofield is 2230 Georgia St, Napa, CA 94559.
(657)	John Speaks -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for John Speaks is 527 W. 157th St., New York, New York, United States, 10032.
(658)	John Trzcienski -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for John Trzcienski is 63 Union St., Northampton, MA 01060.

123

(659)	John Voinski -- Shares beneficially owned consist of 195 shares of Common Stock acquired through a Regulation CF offering. The address for John Voinski is 58 Adrian Road, Long Beach Township, NJ 08008.
(660)	John Werry -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for John Werry is 4102 Wythe Ave, Richmond, Virginia, United States, 23221.
(661)	John William Owczarski -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for John William Owczarski is 6515 Anna Maria CT, McLean, Virginia, United States, 22101.
(662)	John Wilson -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for John Wilson is 1012 Pine Top Ln, Gatlinburg, Tennessee, United States, 37738.
(663)	John Wright -- Shares beneficially owned consist of 97 shares of Common Stock acquired through a Regulation CF offering. The address for john wright is 5615 Bent Brach Raod, Bethesda, Maryland, United States, 20816.
(664)	Johnny Evans -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Johnny Evans is 234 Bay St. N.W., Fort Walton Beach, Florida, United States, 32548.
(665)	Jon Guerra -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Jon Guerra is 1629 Southeast 9th Street, Fort Lauderdale, FL 33316.
(666)	Jon Rinaldi -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for jon rinaldi is 162 Cobblers Court, Bluffton, South Carolina, United States, 29910.
(667)	Jonathan Estabrook -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Estabrook is 10 Byron Lane, Muscatine, Iowa, United States, 52761.
(668)	Jonathan Lopez -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Lopez is 3373 Decatur Ave Apt 2D, Borough of Bronx, New York, United States, 10467-3415.
(669)	Jonathan McConnell -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan McConnell is 2055 Village Park Way Apt. 212, Encinitas, California, United States, 92024.
(670)	Jonathan Schiminske -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Schiminske is 1301 Oak Grove Drive, Los Angeles, California, United States, 90041.
(671)	Jonathan Schneider -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Schneider is 184 21st St Apt 6B, Brooklyn, New York, United States, 11232.
(672)	Jonathan Smirnoff -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Smirnoff is 4674 Town Center Parkway, Jacksonville, Florida, United States, 32246.
(673)	Jonathan Weir -- Shares beneficially owned consist of 47 shares of Common Stock acquired through a Regulation CF offering. The address for Jonathan Weir is 235 6th St. NW, Winter Haven, Florida, United States, 33881.
(674)	Jonica Bryant -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Jonica Bryant is 7451 Bakewell Avenue, Las Vegas, Nevada, United States, 89179.
(675)	Jordan Lovelis -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jordan Lovelis is 688 S Santa Fe #304, Los Angeles, California, United States, 90021.
(676)	Jordan Snedcof -- Shares beneficially owned consist of 3,761 shares of Common Stock acquired through a Regulation CF offering. The address for Jordan Snedcof is 310 N. Indian Hill Blvd., Claremont, CA 91711.
(677)	Jose Covarrubias Ameca -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jose Covarrubias Ameca is 331 Grand St, Hoboken, New Jersey, United States, 07030.
(678)	Joseph Adkinis -- Shares beneficially owned consist of 200 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Adkinis is 8990 East Gorman Road, Blissfield, MI 49228.
(679)	Joseph Aguilos -- Shares beneficially owned consist of 71 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Aguilos is 9817 Sonora Bend Ave, Las Vegas, Nevada, United States, 89148.
(680)	Joseph Edward Dorn Thomas Jr -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Edward Dorn Thomas Jr is 5302 Chestnut Bluff Terrace, Midlothian, Virginia, United States, 23112.
(681)	Joseph Gardner -- Shares beneficially owned consist of 170 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Gardner is Psc 489 Box 680, Apo, VA 09751.
(682)	Joseph Gerlach -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Gerlach is 2571 Holly St, Denver, CO 80207.
(683)	Joseph Grimaldi -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Grimaldi is 21 Hay Street, Newbury Old Town, Massachusetts, United States, 01951.
(684)	Joseph Grubb -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Grubb is 2248 Groveglen Cir, Lakeland, Florida, United States, 33812.

124

(685)	Joseph Halackna -- Shares beneficially owned consist of 159 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Halackna is 1004 Chaulk Hill Drive, Coraopolis, Pennsylvania, United States, 15108.
(686)	Joseph Henry Flannery -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Henry Flannery is 2415 Van Ness Ave., San Francisco, California, United States, 94109.
(687)	Joseph Herr -- Shares beneficially owned consist of 403 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Herr is 26 E 6th St, Ste 302, Cincinnati, OH 45202.
(688)	Joseph Louis Sciacchetano -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Louis Sciacchetano is 5304 Lapis CT., Stuart, Florida, United States, 34997.
(689)	Joseph Luciano -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Luciano is 857 Gilman Street, Bridgeport, Connecticut, United States, 06605.
(690)	Joseph Marcus -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Marcus is 200 East 15th Street, New York, NY 10003.
(691)	Joseph Romano -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Romano is 2168 Central Park Avenue, Yonkers, NY 10710.
(692)	Joseph Rosenbaum -- Shares beneficially owned consist of 967 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Rosenbaum is 24 Glen Dr, Sausalito, California, United States, 94965.
(693)	Joseph Runnels -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Runnels is 3550 Creecy Hollow Road, Pulaski, Tennessee, United States, 38478.
(694)	Joseph Von Lehman -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Joseph Von Lehman is 2460 Cecilia Drive, Villa Hills, Kentucky, United States, 41017.
(695)	Josh Burson -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Josh Burson is 500 LA Cuesta Dr, Scotts Valley, California, United States, 95066.
(696)	Josh Mack -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Josh Mack is 12637 Emelita St, Los Angeles, California, United States, 91607.
(697)	Josh Short -- Shares beneficially owned consist of 80 shares of Common Stock acquired through a Regulation CF offering. The address for Josh Short is 1390 Kenyon St NW, Apt 405, Washington, D. C., Washington, D.C., United States, 20010.
(698)	Joshua Adam Heier -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Joshua Adam Heier is 323 Monte Vista Ave, Oakland, California, United States, 94611.
(699)	Joshua David Montana -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Joshua David Montana is 7904 Altana Way, San Diego, California, United States, 92108.
(700)	Joshua Hong -- Shares beneficially owned consist of 214 shares of Common Stock acquired through a Regulation CF offering. The address for Joshua Hong is 543 Jefferson Street, Bridgeport, PA 19405.
(701)	Joyce de Mello Buccellato -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Joyce de Mello Buccellato is 520 Hampton Rd, New York, New York, United States, 11968.
(702)	Juan Lockheimers -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Juan Lockheimers is 3911 Cleveland Avenue, San Diego, California, United States, 92163.
(703)	Judy Brown -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Judy Brown is 1466 Rolling View Way, Dacula, Georgia, United States, 30019.
(704)	Jules Briant -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Jules Briant is 4811 Alf Ave, Austin, Texas, United States, 78721.
(705)	Jules Mancilla -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Jules Mancilla is 98 Levant Street, San Francisco, California, United States, 94114.
(706)	Julia Cissel -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Julia Cissel is 93710 Territorial Highway, Junction City, Oregon, United States, 97448.
(707)	Julia Roberts -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Julia Roberts is 9543 El Rey Ave #10, Fountain Valley, California, United States, 92708.
(708)	Julie Nicole Pleviak -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Julie Nicole Pleviak is 1328 Sanjo Farms Drive, Chesapeake, Virginia, United States, 23320.
(709)	Julie Thornton -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Julie Thornton is 29 Cape Andover, Newport Beach, CA 92660.
(710)	Julie Wojta -- Shares beneficially owned consist of 461 shares of Common Stock acquired through a Regulation CF offering. The address for Julie Wojta is 312 Redwood CT, Francis Creek, Wisconsin, United States, 54214.

125

(711)	Julio C Ruiz -- Shares beneficially owned consist of 307 shares of Common Stock acquired through a Regulation CF offering. The address for Julio C Ruiz is 10710 NW 66 St, Doral, FL 33178.
(712)	Julius Akondeng -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Julius Akondeng is 12411 Gladys Retreat Circle, Bowie, Maryland, United States, 20720.
(713)	Junior Aguirre -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Junior Aguirre is 12833 Edgewood Park Dr., Houston, Texas, United States, 77038.
(714)	Justin Basket -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Justin Basket is 2160 Seward Avenue, Bronx County, NY 10473.
(715)	Justin James Francesconi -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Justin James Francesconi is 50 Tarry Rd, San Anselmo, California, United States, 94960.
(716)	Justin Pruttivarasin -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Justin Pruttivarasin is 1234 6th St Apt 312, Santa Monica, California, United States, 90401.
(717)	Justin Slaton -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Justin Slaton is 2142 Idlewood Drive, Tuscaloosa, AL 35405.
(718)	Kahlil Wallace -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kahlil Wallace is 5410 Mcgrath Blvd, North Bethesda, Maryland, United States, 20852.
(719)	Kakkanath Pramod Krishna -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kakkanath Pramod Krishna is 301 Oak Meadow Dr, Los Gatos, California, United States, 95032.
(720)	Kalyan Kondi -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kalyan Kondi is 5945 Meeker Dr, Eastvale, California, United States, 92880.
(721)	Kamal Biswas -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kamal Biswas is 8 Stonegate Dr, Monroe, New York, United States, 08831.
(722)	Kamla Gupta -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Kamla Gupta is 705 W Happfield Drive, Arlington Heights, Illinois, United States, 60004.
(723)	Kanaiyalal Madhvani -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kanaiyalal Madhvani is 6693 Mount Holly Drive, San Jose, California, United States, 95120.
(724)	Kanchani Algama -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Kanchani Algama is 2120 Edgeware Street, Silver Spring, Maryland, United States, 20905.
(725)	Kang Long -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Kang Long is 1 Tanah Merah Kechil Road #10-01, Singapore, Central Singapore, Singapore, 466663.
(726)	kareem Blair -- Shares beneficially owned consist of 112 shares of Common Stock acquired through a Regulation CF offering. The address for kareem Blair is 1551 SW Taylor St, Portland, Oregon, United States, 97205.
(727)	Karen Andrews -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Karen Andrews is 2247 N Stephan Rd, Kingman, Arizona, United States, 86401.
(728)	Karen Macaluso -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Karen Macaluso is 1392 Gardiner Drive, Bay Shore, NY 11706.
(729)	Karen Wanamarta -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Karen Wanamarta is 645 NW 1st St, Miami, Florida, United States, 33128.
(730)	Karin e Torres -- Shares beneficially owned consist of 222 shares of Common Stock acquired through a Regulation CF offering. The address for Karin e Torres is 505 Van Buren Street, Brooklyn, New York, United States, 11221.
(731)	Karla McTiernan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Karla McTiernan is 6935 Amestoy Ave, Van Nuys, California, United States, 91406.
(732)	Karminder Singh -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Karminder Singh is 3276 Cranbrook Place, Dublin, California, United States, 94568.
(733)	Karreno Alexanyan -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Karreno Alexanyan is 201 E Angeleno Ave Unit 310, Burbank, California, United States, 91502.
(734)	Karthikeyan Gopal -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Karthikeyan Gopal is 891 Federal Ridge Rd, Collierville, Tennessee, United States, 38017.

126

(735)	Karyn Gayle -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Karyn Gayle is 69 Oakridge Avenue, Atlanta, Georgia, United States, 30317.
(736)	Katherine Mccomas -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Katherine Mccomas is 526 SW Mapp Rd, Palm City, FL 34990.
(737)	Kathleen Jungck -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Kathleen Jungck is 5899 NW Necanicum Way, Portland, Oregon, United States, 97229.
(738)	Kathryn Mazzuca -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kathryn Mazzuca is 2423 Canyon Dr, Los Angeles, California, United States, 90068.
(739)	Kathryn Niles -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Kathryn Niles is 1530 NW Market St, Seattle, Washington, United States, 98107.
(740)	Kathy Merrick -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Kathy Merrick is 2111 Forest Park Dr, Anchorage, Alaska, United States, 99517.
(741)	Katy D'Amico -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Katy D'Amico is 10 West St, San Rafael, California, United States, 94901.
(742)	Kaye Ko. Marketing Inc. -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. Jordan Kaye is the natural person exercising voting and/or investment control over the securities held by Kaye Ko. Marketing Inc.. The address for Kaye Ko. Marketing Inc. is 311 N Robertson Blvd, Beverly Hills, California, United States, 90211.
(743)	Keith Blumenfeld -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Keith Blumenfeld is 3207 Tiley Dr NE, Albuquerque, New Mexico, United States, 87110.
(744)	Keith Nation -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Keith Nation is 9303 Fulton St, Houston, Texas, United States, 77022.
(745)	Ken Adams -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Ken Adams is 1300 South Miami Ave., Miami, FL 33130.
(746)	Ken Juster -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ken Juster is 50 Blake Rd, Brookline, Massachusetts, United States, 02445.
(747)	Ken Santero -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Ken Santero is 135 North Vermont Street, Cortland, NE 68331.
(748)	Kendra Danneil -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kendra Danneil is 7564 Driftwood Way, Pleasanton, California, United States, 94588.
(749)	Kerry Suess -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Kerry Suess is 17500 Bowser Rd, Lodi, CA 95240.
(750)	Keshav Lewis -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for Keshav Lewis is 305 East 51st Street, New York, New York, United States, 10022.
(751)	Kevin Chaves -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Chaves is 3427 Morcom Avenue, Oakland, California, United States, 94619.
(752)	Kevin Dee Walpole -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Dee Walpole is 20400 County Road 84, Ault, Colorado, United States, 80610.
(753)	Kevin Dominik Korte -- Shares beneficially owned consist of 483 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Dominik Korte is 4520 224th Pl NE, Redmond, Washington, United States, 98053.
(754)	Kevin Hecker -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Hecker is 9356 Grand Prix Ln, Boynton Beach, FL 33472.
(755)	Kevin Jones -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Jones is 121 8th St., Hermosa Beach, California, United States, 90254.
(756)	Kevin Joseph Pordon -- Shares beneficially owned consist of 58 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Joseph Pordon is 10700 W Grange Ave, Hales Corners, Wisconsin, United States, 53130.
(757)	Kevin Lim -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Lim is 1425 Liliha St Apt 12E, Honolulu, Hawaii, United States, 96817-3515.
(758)	Kevin McLain -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin McLain is 1010 Nutt Street Apt 1263, Wilmington, North Carolina, United States, 28401.

127

(759)	Kevin Thompson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Thompson is 838 South Barrington Avenue, Los Angeles, California, United States, 90049.
(760)	Kevin Zirk -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Kevin Zirk is 2245 W University Dr, Tempe, AZ 85281.
(761)	Khoi Hoang -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for khoi hoang is 19911 Hardsville Dr, Spring, Texas, United States, 77388.
(762)	Kia Jones -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Kia Jones is 8924 Stormhaven CT., Indianapolis, Indiana, United States, 46256.
(763)	Kim A Cola -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Kim A Cola is 104 Sherburne Ave, Tyngsboro, Massachusetts, United States, 01879.
(764)	Kimberly Carlson -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Carlson is 2368 Leimert Blvd., Oakland, CA 94602.
(765)	Kimberly Durosko -- Shares beneficially owned consist of 235 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Durosko is 21 Hilltop Crest Street, Henderson, NV 89011.
(766)	Kimberly Elizabeth Anderson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Elizabeth Anderson is 270 Dean St, Brooklyn, New York, United States, 11217.
(767)	Kimberly Kuncl -- Shares beneficially owned consist of 62 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Kuncl is 420 Arnold St, Atlanta, Georgia, United States, 30308.
(768)	Kimberly Williams -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Williams is 2133 Congresbury Pl, Upper Marlboro, Maryland, United States, 20774.
(769)	Kimberly Willis -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Kimberly Willis is 7705 Glenmere Trl, Sachse, TX 75048.
(770)	Kingsley Fray -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Kingsley Fray is 5369 Flakes Mill Rd, Ellenwood, GA 30294.
(771)	Kirsten Coleman -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Kirsten Coleman is 633 Echandia St, Los Angeles, California, United States, 90033.
(772)	Koichiro Honda -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Koichiro Honda is 2403 Forest Bend Dr, Austin, Texas, United States, 78704.
(773)	Koren Bell -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for koren bell is 3511 Stony St, Mohegan Lake, New York, United States, 10547.
(774)	Kress Townley -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kress Townley is 2090 Scarlet Oak CT NE, Ada, Michigan, United States, 49301.
(775)	Krista Woodley -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Krista Woodley is 75 Monterey Lane, Sierra Madre, CA 91024.
(776)	Kristen Loew -- Shares beneficially owned consist of 326 shares of Common Stock acquired through a Regulation CF offering. The address for Kristen Loew is 792 E. Charleston Rd, Palo Alto, CA 94303.
(777)	Kristen McGregor -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Kristen McGregor is 4060 Glencoe Avenue, Apt 317 Marina Del Rey CA 90292, Marina del Rey, California, United States, 90292.
(778)	Kristin McKee -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Kristin McKee is 1211 Walnut Avenue, Austin, Texas, United States, 78702.
(779)	Kristina Oneal -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Kristina Oneal is 560 W 24th St # 10, New York, New York, United States, 10011.
(780)	Kristy Owen -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kristy Owen is 500 East Riverside Drive #129, Austin, Texas, United States, 78704.
(781)	Kruten Patel -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Kruten Patel is 5901 Center Drive Apt 176, Los Angeles, California, United States, 90045.
(782)	Kruttik Aggarwal -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kruttik Aggarwal is 11121 Saffold Way, Reston, Virginia, United States, 20190.
(783)	Kuber Chopra -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for kuber chopra is 90 Columbus, Jersey City, New Jersey, United States, 07302.

128

(784)	Kurt Heun -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Kurt Heun is 203 Willams Street, Lena, Illinois, United States, 61048.
(785)	Kurt Lehmann -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Kurt Lehmann is 136 Coconut Rd, Delray Beach, Florida, United States, 33444.
(786)	Kwadwo Asante -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Kwadwo Asante is 3653 Stonebranch Lane, Loganville, Georgia, United States, 30052.
(787)	Kwok Ho Chan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Kwok Ho Chan is 174 Jalan Jurong Kechil, Singapore, Central Singapore, Singapore, 596183.
(788)	Kyle Thurston Adams -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Kyle Thurston Adams is 2 Wolff Dr, Essex Junction, Vermont, United States, 05452.
(789)	Lanae Banks -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Lanae Banks is 19500 Thurman Bend Rd, Spicewood, TX 78669.
(790)	Larry Hufford -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Larry Hufford is 210 Hy Rd, Buda, TX 78610.
(791)	Lars Ullmar -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Lars Ullmar is 10013 Preston Vineyard Dr, Frisco, Texas, United States, 75035.
(792)	Laura Domnescu -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Laura Domnescu is 150 S3rd St, Brooklyn, New York, United States, 11211.
(793)	Lauren Command -- Shares beneficially owned consist of 660 shares of Common Stock acquired through a Regulation CF offering. The address for Lauren Command is 1038 Oakridge Ave, Royal Oak, MI 48067.
(794)	Lauren Garrison -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Lauren Garrison is 1120 Fordham St, Longmont, Colorado, United States, 80503-3617.
(795)	Lauren Thorene -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Lauren Thorene is 2100 Acklen Ave, Nashville, Tennessee, United States, 37212.
(796)	Laurent Waharte -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Laurent Waharte is 920 Ordway Street, Albany, California, United States, 94706.
(797)	Laurie Zydel -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for laurie zydel is 80 Wesley Ave, Atlantic Highlands, New Jersey, United States, 07716.
(798)	Ld Larkins -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ld Larkins is 25190 Cypress Ave, 212, Hayward, California, United States, 94544.
(799)	Leah Caplanis -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Leah Caplanis is 46232 Allenton, Macomb, MI 48044.
(800)	Leah Schroeder -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Leah Schroeder is 1175 Vine St, Denver, Colorado, United States, 80206.
(801)	Lee Puckett -- Shares beneficially owned consist of 550 shares of Common Stock acquired through a Regulation CF offering. The address for Lee Puckett is 107 North 6th Street, Columbus, OH 43215.
(802)	Lee Turner -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Lee Turner is 5308 Monterey Road, Los Angeles, California, United States, 90042.
(803)	Lee Walker -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Lee Walker is 1416 NW Mayfield Rd, Portland, Oregon, United States, 97229.
(804)	Lei-Ann Chang -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Lei-Ann Chang is 423 Seneca Road, Great Falls, Virginia, United States, 22066.
(805)	Leila Strachan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Leila Strachan is 30 5th Avenue #5C, New York, New York, United States, 10011.
(806)	Lesha Daniels -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Lesha Daniels is 3456 Stewarton Drive, Richmond, California, United States, 94803.
(807)	Leslie DiMario -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Leslie DiMario is 6445 NE 7th Ave, Miami, Florida, United States, 33138.
(808)	Leticia Brown-Secci -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Leticia Brown-Secci is 210 Saint Cloud Drive, Friendswood, TX 77546.

129

(809)	Liesheng Long -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Liesheng Long is 208 Brentwood Rd, Havertown, Pennsylvania, United States, 19083.
(810)	Lilia Whiddon -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Lilia Whiddon is 848 S Washington Street, Denver, Colorado, United States, 80209.
(811)	Lincoln Lo -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Lincoln Lo is 2609 Skyline Dr, Signal Hill, California, United States, 90755.
(812)	Lionel Freemantle -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Lionel Freemantle is Unit 301A/ 408 Victoria Road, Sydney, New South Wales, Australia, 2111.
(813)	Lionel Selwood Jr -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Lionel Selwood Jr is 17901 Barn Close Dr, Lutz, Florida, United States, 33559.
(814)	Lisa Averill -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Lisa Averill is 122 Saint Edward Place, Palm Beach Gardens, FL 33418.
(815)	Lisa Golino -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Lisa Golino is 32 Charcoal Ridge Road East, New Fairfield, Connecticut, United States, 06812.
(816)	Lisa Latessa -- Shares beneficially owned consist of 66 shares of Common Stock acquired through a Regulation CF offering. The address for Lisa Latessa is 514 N. Peshtigo, Chicago, Illinois, United States, 60611.
(817)	Lisa Montez -- Shares beneficially owned consist of 195 shares of Common Stock acquired through a Regulation CF offering. The address for Lisa Montez is 2437 N Maplewood, Chicago, IL 60647.
(818)	Lisa Naturman -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for Lisa Naturman is 20 White Deer Lane, Morristown, New Jersey, United States, 07960.
(819)	Lois Han -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Lois Han is 527 S Hobart Blvd, Los Angeles, California, United States, 90020.
(820)	Loreal K Andrews -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Loreal K Andrews is 6120 High Meadows Dr, Krum, Texas, United States, 76249.
(821)	Loren Lieberthal -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Loren Lieberthal is 1702 Bedford Rd, Wilmington, DE 19803.
(822)	Loretta Thomas -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Loretta Thomas is 114 Vasser Farms Dr, Harvest, Alabama, United States, 35749.
(823)	Lori Higham -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Lori Higham is 11651 N Westwood Dr, Farmersburg, Indiana, United States, 47850.
(824)	Lori Mason -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Lori Mason is 6611 Wooster Avenue, Los Angeles, California, United States, 90056.
(825)	Lori Winter -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Lori Winter is 280 Hardscrabble Rd, Bernardsville, New Jersey, United States, 07924.
(826)	Louis Rosenthal -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Louis Rosenthal is 20 Harrison Drive, Newtown Square, Pennsylvania, United States, 19073.
(827)	Lucia Cordova -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Lucia Cordova is 155 Devonshire Drive, Kyle, TX 78640.
(828)	Luciana Rankins -- Shares beneficially owned consist of 191 shares of Common Stock acquired through a Regulation CF offering. The address for Luciana Rankins is 8148 Genesee Ave, San Diego, CA 92122.
(829)	Luciano Dolgetta -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Luciano Dolgetta is 4 Sachem Trail, Westport, Connecticut, United States, 06880.
(830)	Luis Carrillo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Luis Carrillo is 1155 Brickell Bay Dr, Miami, Florida, United States, 33131.
(831)	Lydia Boychuk -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Lydia Boychuk is 2312 Ewing Street, Los Angeles, California, United States, 90039.
(832)	Lyndy Lien -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Lyndy Lien is 600 Ala Moana Blvd, Honolulu, Hawaii, United States, 96813.
(833)	Maciej Rumprecht -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Maciej Rumprecht is 22 N 6th St, Brooklyn, New York, United States, 11249.
(834)	Madeeha Khan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Madeeha Khan is 356 Union Street, Brooklyn, New York, United States, 11231.

130

(835)	Madeleine Want -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Madeleine Want is 3 Sandra Circle, Westfield, New Jersey, United States, 07090.
(836)	Madelyn Boesen -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Madelyn Boesen is 1486 Bedford, Brooklyn, New York, United States, 11216.
(837)	Madhusudhan Talluri -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Madhusudhan Talluri is 5567 173rd Ave SE, Bellevue, Washington, United States, 98006.
(838)	Madoc Okaikoi -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Madoc Okaikoi is 29415 Pikes Peak Dr, Katy, TX 77494.
(839)	Mads Christensen -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Mads Christensen is 2372 Loma Vista Pl, Los Angeles, California, United States, 90039.
(840)	Mads Jakob Poulsen -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Mads Jakob Poulsen is 737 Lexington Av, Brooklyn, New York, United States, 11221.
(841)	Maika Isogawa -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. The address for Maika Isogawa is 3669 18th Street, San Francisco, California, United States, 94110.
(842)	Makis Tracend -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Makis Tracend is 3739 Balboa St, San Francisco, California, United States, 94121-2605.
(843)	Malay Prajapati -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Malay Prajapati is 4363 Table Mountain Rd, Dublin, California, United States, 94568.
(844)	Mame Aw -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Mame Aw is 125 Chesterfield Way, Folsom, California, United States, 95630.
(845)	Maninder Walia -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Maninder Walia is 7619 Oakgrove Dr, Indianapolis, Indiana, United States, 46259.
(846)	Marc Gignac -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Marc Gignac is 108 White Dogwood Ln, Pooler, Georgia, United States, 31322.
(847)	Marcel Wingate -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Marcel Wingate is 1449 Harvest Ave SE, Olympia, Washington, United States, 98501.
(848)	Marco Gambarotto -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Marco Gambarotto is Carrer Gomis 30, 1-3A, Barcelona, Catalonia, Spain, 08023.
(849)	Marcus Williams -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Marcus Williams is 310 East Denni Street, Wilmington, California, United States, 90744.
(850)	Margaret McIntyre -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Margaret McIntyre is 6917 Buckhead Dr, Raleigh, North Carolina, United States, 27615.
(851)	Margaret Murray -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Margaret Murray is 34284 Iversen Rd., Gualala, California, United States, 95445.
(852)	Margaret Nakoa -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. The address for Margaret Nakoa is 1177 Mokuhuno St, Honolulu, Hawaii, United States, 96825.
(853)	Maria Roxana Cacenschi -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Maria Roxana Cacenschi is 939 W Washington Blvd, Chicago, Illinois, United States, 60607.
(854)	Mariam Addy -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Mariam Addy is 295 Davis Street, Watertown, Connecticut, United States, 06779.
(855)	Marija Linjacki-Hamed -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Marija Linjacki-Hamed is 112 Park Ave Extension, Arlington, Massachusetts, United States, 02474.
(856)	Mario Chaves -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Mario Chaves is 49 Yerba Buena Ave, Los Altos, California, United States, 94022.
(857)	Mario Ferreira -- Shares beneficially owned consist of 101 shares of Common Stock acquired through a Regulation CF offering. The address for Mario Ferreira is 206 Turnbridge Trail, Simpsonville, South Carolina, United States, 29680.
(858)	Mario Negron -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Mario Negron is 9472 Canalino Dr, Las Vegas, Nevada, United States, 89134.
(859)	Mario Prestigiacomo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for mario prestigiacomo is 8 Douglas Dr, Holmdel, New Jersey, United States, 07733.

131

(860)	Mark Buckley -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Buckley is 9760 Mia Circle, Orlando, Florida, United States, 32819.
(861)	Mark Zielinski -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Zielinski is 20 Cooper St, Waltham, MA 02453-5354.
(862)	Mark Edward Malony -- Shares beneficially owned consist of 103 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Edward Malony is 3239 Riders Row, Owensboro, KY 42303.
(863)	Mark Gojcaj -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Gojcaj is 34594 Maple Lane Dr, Sterling Heights, Michigan, United States, 48312.
(864)	Mark Gravel -- Shares beneficially owned consist of 190 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Gravel is 1601 Yarmouth Lane, Lewisville, NC 27023.
(865)	Mark Josephson -- Shares beneficially owned consist of 879 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Josephson is 425 Madison Avenue, New York, New York, United States, 10017.
(866)	Mark Kukiela -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Kukiela is 5884 Oakridge Road, Auburn, New York, United States, 13021.
(867)	Mark Mahasky -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Mahasky is 708 Bayview Avenue, Union Beach, New Jersey, United States, 07735.
(868)	Mark Majoras -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Majoras is 601 Sealofts Drive, Boynton Beach, Florida, United States, 33426.
(869)	Mark Mangone -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Mangone is 6327 W Byers Place, Lakewood, Colorado, United States, 80226.
(870)	Mark Stearman -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Stearman is Schwertstrasse 8, Zug, Zug, Switzerland, 6300.
(871)	Mark Storrer -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Storrer is 27422 N Gidiyup Trl, Phoenix, AZ 85085-3760.
(872)	Mark Swinehart -- Shares beneficially owned consist of 175 shares of Common Stock acquired through a Regulation CF offering. The address for Mark Swinehart is 4409 Devonshire Ave, Lansing, MI 48910.
(873)	Marla Goodman -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Marla Goodman is 1280 Fifth Avenue, New York, New York, United States, 10029.
(874)	Martha Alvarez -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Martha Alvarez is 10 Couch Road, New Preston, Connecticut, United States, 06777.
(875)	Martha Lehnert -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Martha Lehnert is 20018 23rd, Lynnwood, WA 98036.
(876)	Martin Wolf -- Shares beneficially owned consist of 93 shares of Common Stock acquired through a Regulation CF offering. The address for Martin Wolf is 7709 W Laura Lou Ln, Dunnellon, Florida, United States, 34433.
(877)	Marvin Coleman -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Marvin Coleman is 5100 Wilshire Blvd, Los Angeles, California, United States, 90036.
(878)	Mason Holt -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Mason Holt is 1548 Fort Meade Road, Frostproof, FL 33843.
(879)	Massimo DiMeo -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Massimo DiMeo is 11 Foster St, Boston, Massachusetts, United States, 02109.
(880)	Matasaburo Tsujino -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Matasaburo Tsujino is 69 Autumn Way, Montvale, New Jersey, United States, 07645.
(881)	Mathieu Thouvenin -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Mathieu Thouvenin is 2005 NE Saratoga St, Portland, Oregon, United States, 97211.
(882)	Matthew Charles Vattes -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Charles Vattes is 2149 E Sunshine St, Springfield, Missouri, United States, 65804.
(883)	Matthew Cunningham -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Cunningham is 8310 Daleview Drive, Austin, Texas, United States, 78757.
(884)	Matthew Fowler -- Shares beneficially owned consist of 94 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Fowler is 5609 N Wayne Ave, Chicago, Illinois, United States, 60660.

132

(885)	Matthew Indre -- Shares beneficially owned consist of 50 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Indre is 1105 Clifton St NW, Washington, D. C., Washington, D.C., United States, 20009.
(886)	Matthew Leighty -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Leighty is 2000 Presidents Way, Dedham, Massachusetts, United States, 02026.
(887)	Matthew Mckenzie -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Mckenzie is 633 Prentis St, Detroit, Michigan, United States, 48201.
(888)	Matthew Peden -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Peden is 8 Simone Ter, Webster, New York, United States, 14580.
(889)	Matthew Pool -- Shares beneficially owned consist of 75 shares of Common Stock acquired through a Regulation CF offering. The address for Matthew Pool is 1271 Evening Bay Lane, League City, Texas, United States, 77573.
(890)	Mauricio Sabogal -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Mauricio Sabogal is 184 Thompson Street Apt 2V, New York, New York, United States, 10012.
(891)	Maxmilian Gates Fleming -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Maxmilian Gates Fleming is 1653 Micheltorena Street, Apt 1, Los Angeles, California, United States, 90026.
(892)	Maya Geschwind -- Shares beneficially owned consist of 98 shares of Common Stock acquired through a Regulation CF offering. The address for Maya Geschwind is 423 7th St, Santa Monica, California, United States, 90402.
(893)	Mckc Investments, LLC -- Shares beneficially owned consist of 1,380 shares of Common Stock acquired through a Regulation CF offering. Marc Savy is the natural person exercising voting and/or investment control over the securities held by Mckc Investments, LLC. The address for Mckc Investments, LLC is 88 Awlleaf Court, St. Augustine, FL 32095.
(894)	Melissa Shamberg -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Melissa Shamberg is 659 S. Cloverdale Ave., Los Angeles, California, United States, 90036.
(895)	Melissa Tansarico -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Melissa Tansarico is 234 Ridge Avenue, Newtown, Pennsylvania, United States, 18940.
(896)	Melissa Zahner -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Melissa Zahner is 3004 Wavecrest Blvd, Austin, Texas, United States, 78728.
(897)	Melody DeJesus -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Melody DeJesus is 1023 Doreen Place, Venice, California, United States, 90291.
(898)	Melvyn Gathers II -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Melvyn Gathers II is 25743 Ashby Dr., Harrison Township, Michigan, United States, 48045.
(899)	Michael Ablett -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Ablett is 7518 Windrush Drive, Austin, Texas, United States, 78729.
(900)	Michael Andrade -- Shares beneficially owned consist of 50 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Andrade is 5252 Willowcrest Ave, Los Angeles, California, United States, 91601.
(901)	Michael Bianco -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Bianco is 3171 W Radcliff Ave, Denver, Colorado, United States, 80110.
(902)	Michael Brennan -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Brennan is 804 Magnolia Street, Oakdale, CA 95361.
(903)	Michael Casel -- Shares beneficially owned consist of 505 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Casel is 1280 Cedar Grove Rd, Media, PA 19063.
(904)	Michael Demirjian -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Demirjian is 460 Rocky Ridge Rd, Cherokee Ridge, AL 35175.
(905)	Michael Fabri -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Fabri is 628 W Grace St, Chicago, Illinois, United States, 60613.
(906)	Michael Fisher -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for michael fisher is 6220 Middle Ridge Road, New York, New York, United States, 17074.
(907)	Michael Flanagan Jr -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Flanagan Jr is 3650 Pioneer Trail, South Lake Tahoe, California, United States, 96150.
(908)	Michael G. Burk -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Michael G. Burk is 10901 Gaillardia Drive, Austin, Texas, United States, 78733.

133

(909)	Michael Gerlach -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Gerlach is 156 Botanica. Dr, Jupiter, Florida, United States, 33458.
(910)	Michael Habib -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Habib is 11 Herkimer St, Brooklyn, NY 11216.
(911)	Michael Hepburn -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Hepburn is 8 Tahoe Drive, New Hope, PA 18938.
(912)	Michael John Novielli -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Michael John Novielli is 331 New Bridge Road, Singapore, Central Singapore, Singapore, 088764.
(913)	Michael Kalansky -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Kalansky is 13031 Villosa Pl, Playa Vista, California, United States, 90094.
(914)	Michael Liberatore -- Shares beneficially owned consist of 31 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Liberatore is 54 Pershing Rd, Clifton, New Jersey, United States, 07013.
(915)	Michael Maffe -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Maffe is 22624 Liberty Bell Road, Calabasas, California, United States, 91302.
(916)	Michael O'Halloran -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Michael O'Halloran is 180 Sunda Circle Apt 400 Winchester VA, Winchester, VA 22602.
(917)	Michael Patton -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Patton is 864 Dill Ave, Atlanta, Georgia, United States, 30310.
(918)	Michael Paul Verga -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Paul Verga is 181 Little Falls Road, Cedar Grove, New Jersey, United States, 07009.
(919)	Michael Pierce -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Pierce is 20 Cooper St., Waltham, Massachusetts, United States, 02453.
(920)	Michael Ptak -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Ptak is 105 Woods Creek Rd, Bentonville, Arkansas, United States, 72712.
(921)	Michael Row -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Row is 8347 Story Ridge Way, Antelope, CA 95843.
(922)	Michael Tuhus -- Shares beneficially owned consist of 103 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Tuhus is 9065 Carroll Manor Dr, Atlanta, GA 30350.
(923)	Michael Wenke -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Wenke is 42 Jackie Bee Dr, Cody, Wyoming, United States, 82414.
(924)	Michael Wright -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Wright is 8353 Brookhaven Cir, Discovery Bay, CA 94505.
(925)	Michael Yeack -- Shares beneficially owned consist of 441 shares of Common Stock acquired through a Regulation CF offering. The address for Michael Yeack is 1258 Brockton Ave Apt 301, Los Angeles, California, United States, 90025.
(926)	Michelle L. Busick -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Michelle L. Busick is 201 4th Street, Morrison, Iowa, United States, 50657.
(927)	Michelle Sterling -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Michelle Sterling is 2743 Santa Rosa Ave, Altadena, California, United States, 91001.
(928)	Michelle Thornton -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Michelle Thornton is 43973 Bayview Ave, Clinton Township, MI 48038.
(929)	Midhat Qidwai -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Midhat Qidwai is 31 Empty Saddle Lane, Rolling Hills Estates, California, United States, 90274-4118.
(930)	Midori Sakano -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Midori Sakano is 4211 2nd Ave, Los Angeles, California, United States, 90008.
(931)	Mihiri Rajapaksa -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Mihiri Rajapaksa is 449 Newton Place NW, Washington, D. C., Washington, D.C., United States, 20010.

134

(932)	Mike McKenzie -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Mike McKenzie is 2801 Monties Ln, Arlington, Texas, United States, 76015.
(933)	Mike Nalepa -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Mike Nalepa is 3945 Lake Star Dr, League City, TX 77573.
(934)	Mike Scott -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Mike Scott is 3215 Casa Grande Drive, San Ramon, CA 94583.
(935)	Mikhail Rindisbacher -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Mikhail Rindisbacher is 3605 Ellsworth St, Los Angeles, California, United States, 90026.
(936)	Mikhail Vatmakhter -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Mikhail Vatmakhter is 1171 Ocean Pkwy, Brooklyn, New York, United States, 11230.
(937)	Millan Bhatt -- Shares beneficially owned consist of 352 shares of Common Stock acquired through a Regulation CF offering. The address for Millan Bhatt is 160 Morgan Street, Jersey City, New Jersey, United States, 07302.
(938)	Mindy Staley -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Mindy Staley is 694 The Village, Redondo Beach, California, United States, 90277.
(939)	Minesh Patel -- Shares beneficially owned consist of 1,359 shares of Common Stock acquired through a Regulation CF offering. The address for Minesh Patel is 7584 Tagg Drive, Germantown, TN 38138.
(940)	Ming Yee Davis -- Shares beneficially owned consist of 103 shares of Common Stock acquired through a Regulation CF offering. The address for Ming Yee Davis is 1 East University Parkway, Baltimore, MD 21218.
(941)	Miranda Mann -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Miranda Mann is 2050 Arapaho Drive, West Chicago, Illinois, United States, 60185.
(942)	Miriam Sayer -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Miriam Sayer is 22 Old Mill Road, Harvard, Massachusetts, United States, 01451.
(943)	Mohanaraju Gopirama Nandyala -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Mohanaraju Gopirama Nandyala is 9816 Belladonna Dr, San Ramon, California, United States, 94582.
(944)	Molly Tapp-Wilkinson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Molly Tapp-Wilkinson is 1651 S Oak Knoll Ave, San Marino, California, United States, 91108.
(945)	Monica Brouwer -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Monica Brouwer is 250 Blue Mountain Rd, Saugerties South, New York, United States, 12477.
(946)	Monil Doshi -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Monil Doshi is 7880 Cypress Creek CT, Pleasanton, California, United States, 94588.
(947)	Morgan Broussard -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Morgan Broussard is 2122 E Sam Houston Pkwy S, Pasadena, Texas, United States, 77503.
(948)	Nadia Salim -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Nadia Salim is 499 Sumner St Apt 3, Boston, Massachusetts, United States, 02128.
(949)	Nagalakshmi Somasundaram -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Nagalakshmi Somasundaram is 117 Burnt Plains Rd, Milford, Connecticut, United States, 06461.
(950)	Nancy Chase -- Shares beneficially owned consist of 114 shares of Common Stock acquired through a Regulation CF offering. The address for Nancy Chase is 2200 Kemper Lane, Cincinnati, OH 45206.
(951)	Nancy Shingledecker -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Nancy Shingledecker is 15380 Garrett Ave Apt217, Apple Valley, MN 55124.
(952)	Nandeesh Madapadi -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Nandeesh Madapadi is 101 Cherrytree Lane, Groton, Massachusetts, United States, 01450.
(953)	Naoko Kimura -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Naoko Kimura is 3006 29th Street, Astoria, New York, United States, 11102.
(954)	Narayanan Veeraraghavan -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Narayanan Veeraraghavan is 14637 Poway Mesa Dr, Poway, California, United States, 92064.
(955)	Naresh Kumar Chitipolu -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Naresh Kumar Chitipolu is 815 Gehry Dr, Middletown, Delaware, United States, 19709.

135

(956)	Natalie Albin -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Natalie Albin is 7019 E Acoma Pl, Tucson, Arizona, United States, 85715.
(957)	Nataraj Murugappa Madhavan -- Shares beneficially owned consist of 66 shares of Common Stock acquired through a Regulation CF offering. The address for Nataraj Murugappa Madhavan is 34628 Winslow Ter, Fremont, California, United States, 94555.
(958)	Natasha Harrison -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Natasha Harrison is 1708 Aberdeen Circle, Crofton, Maryland, United States, 21114.
(959)	Nathan R Bernstein -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Nathan R Bernstein is 7804 147th Street, Flushing, New York, United States, 11367.
(960)	Nathaniel Caldon -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Nathaniel Caldon is 4429 Monte Carlo Pl, Fort Collins, Colorado, United States, 80525.
(961)	Necdet Serdar Ercetin -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Necdet Serdar Ercetin is 1550 Harbor Blvd Apt 2224, Weehawken, New Jersey, United States, 07086.
(962)	Nedi Telvi -- Shares beneficially owned consist of 177 shares of Common Stock acquired through a Regulation CF offering. The address for Nedi Telvi is 6 Northwest Road, East Hampton, New York, United States, 11937.
(963)	Neha Mangla -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Neha Mangla is 501 Coventry Ln, Glen Mills, Pennsylvania, United States, 19342.
(964)	Neil Bastian -- Shares beneficially owned consist of 50 shares of Common Stock acquired through a Regulation CF offering. The address for Neil Bastian is 836 S Stubbs Ave, Provo, Utah, United States, 84601.
(965)	Neil Kohan -- Shares beneficially owned consist of 46 shares of Common Stock acquired through a Regulation CF offering. The address for Neil Kohan is 2116 Lemoyne Street, Los Angeles, California, United States, 90026.
(966)	Nelson Habon -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Nelson Habon is 4217 Lower Saxon Ave, North Las Vegas, NV 89085.
(967)	Nicholas Burakoff -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Nicholas Burakoff is 99 S 2nd St, New York, New York, United States, 11249.
(968)	Nicholas Mele -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Nicholas Mele is 162 Marrett Road, Lexington, Massachusetts, United States, 02421.
(969)	Nicholas Ozkan -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Nicholas Ozkan is 372 5th Avenue, New York, New York, United States, 10018.
(970)	Nicholas Pardon -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for Nicholas Pardon is 3419 Via Lido, Newport Beach, California, United States, 92663.
(971)	Nicolas Alves -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Nicolas Alves is 350 1/2 Concord Street, El Segundo, California, United States, 90245.
(972)	Nicole Cardosi -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for Nicole Cardosi is 15617 Picketts Store Pl, Haymarket, VA 20169.
(973)	Nicole Guiliani -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Nicole Guiliani is 780 W G St, San Diego, California, United States, 92101.
(974)	Nicole Rupprecht -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Nicole Rupprecht is 210 E. 121st Street, New York, New York, United States, 10035.
(975)	Nikita Vaidya -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Nikita Vaidya is 2602 Saeed Tower 2, Sheikh Zayed Road, Trade Centre Area, Sheikh Zayed Road, Dubai, Dubai, United Arab Emirates, 00000.
(976)	Nimish Parekh -- Shares beneficially owned consist of 238 shares of Common Stock acquired through a Regulation CF offering. The address for Nimish Parekh is 1404 Canterbury Place, Nichols Hills, OK 73116.
(977)	Niranjan Nandakishore Kundapur -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Niranjan Nandakishore Kundapur is 4928 Northdale Dr, Fremont, California, United States, 94536.
(978)	Nirjhar Ray -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Nirjhar Ray is 141 Top Of The World Way, Dunellen, New Jersey, United States, 08812.
(979)	Niroop Vallabhaneni -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Niroop Vallabhaneni is 6867 E Bar Z Ln, Paradise Valley, AZ 85253.
(980)	Nnabike Okaro -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Nnabike Okaro is 1304 W 2nd St, Los Angeles, California, United States, 90026.

136

(981)	Norman Niemer -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Norman Niemer is 8 Orchard Hill Rd, Norwalk, Connecticut, United States, 06851.
(982)	Nuno Miguel de Seabra Merendeiro -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Nuno Miguel de Seabra Merendeiro is Rua Senhora Da Penha, 293 A31, Senhora da Hora, Porto, Portugal, 4460-425.
(983)	Ogochukwu Norbert -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ogochukwu Norbert is 9 Aideen Place, Dublin, Leinster, Ireland, D6W Xn73.
(984)	Oj Associates, LLC -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. O'Ranti J. Robinson is the natural person exercising voting and/or investment control over the securities held by Oj Associates, LLC. The address for Oj Associates, LLC is 9658 Baltimore Avenue, College Park, Maryland, United States, 20740.
(985)	Olive Knaus -- Shares beneficially owned consist of 172 shares of Common Stock acquired through a Regulation CF offering. The address for Olive Knaus is 2550 East Desert Inn Road, Las Vegas, NV 89121.
(986)	Olusola Oriyomi -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Olusola Oriyomi is 2597 Misty Rose Lane, Loganville, Georgia, United States, 30052.
(987)	Oluwaseyi Adejorin -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Oluwaseyi Adejorin is 13422 Orb Drive, Frisco, Texas, United States, 75035.
(988)	Oraegbu Nwabueze -- Shares beneficially owned consist of 552 shares of Common Stock acquired through a Regulation CF offering. The address for Oraegbu Nwabueze is 1341 Tuckerman Street NW, Washington, DC 20011.
(989)	Orlando Perez -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for orlando perez is 9609 Eldridge Rd, Spring Hill, Florida, United States, 34608.
(990)	Osaigbovo Ozigbo -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Osaigbovo Ozigbo is 2505 N Forty Circle Apt 414, Arlington, Texas, United States, 76006.
(991)	Othman Alkhowaiter -- Shares beneficially owned consist of 1,317 shares of Common Stock acquired through a Regulation CF offering. The address for Othman Alkhowaiter is 19 Wadi Alqarn Street, Riyadh, Ar Riyad, Saudi Arabia, 11411.
(992)	P2 Productions LLC -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. Paul Rashid is the natural person exercising voting and/or investment control over the securities held by P2 Productions LLC. The address for P2 Productions LLC is 3 Burkewood Pl, Charleston, West Virginia, United States, 25314.
(993)	Paicom Partners LLC -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. Anilkumar Pai is the natural person exercising voting and/or investment control over the securities held by Paicom Partners LLC. The address for Paicom Partners LLC is 10606 Kristens Mare Dr, Charlotte, North Carolina, United States, 28277.
(994)	Pamela Burton -- Shares beneficially owned consist of 1,026 shares of Common Stock acquired through a Regulation CF offering. The address for Pamela Burton is 1 S Palmway, Lake Worth Beach, FL 33460.
(995)	Pamela Kouakam -- Shares beneficially owned consist of 265 shares of Common Stock acquired through a Regulation CF offering. The address for Pamela Kouakam is 370 East 162nd Street Apt 3I, Borough of Bronx, New York, United States, 10451.
(996)	Paras Malhotra -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Paras Malhotra is 705C 18th Ave S, Seattle, Washington, United States, 98144.
(997)	Paresh ray -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Paresh ray is 75 Block Ave, Iselin, New Jersey, United States, 08830.
(998)	Pat Mccoy -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for pat mccoy is 90 Wareham Street, Boston, Massachusetts, United States, 02118.
(999)	Patricia Kilgore -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Patricia Kilgore is 130 Old Sandhurst Lndg, Johns Creek, GA 30022.
(1000)	Patrick Evan Nadeau -- Shares beneficially owned consist of 20 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick Evan Nadeau is 630 N State St, Chicago, Illinois, United States, 60654.
(1001)	Patrick Friedrich -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick Friedrich is 455 14th St NW, Atlanta, Georgia, United States, 30318.
(1002)	Patrick Hoosier -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick Hoosier is 102 Prospect St, Middleburgh, New York, United States, 12122.
(1003)	Patrick Lahmeyer -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick Lahmeyer is 38578 Hood Canal Dr NE, Hansville, WA 98340.
(1004)	Patrick MacLyman -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick MacLyman is 1933 N Lincoln Ave, Chicago, Illinois, United States, 60614.

137

(1005)	Patrick Therriault -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Patrick Therriault is 1880 Little Raven St, Denver, Colorado, United States, 80202.
(1006)	Paul Barnum -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Barnum is 1305 Mcbain Ave, Campbell, California, United States, 95008.
(1007)	Paul Benziger -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Benziger is One Wall Street Court, New York, New York, United States, 10005.
(1008)	Paul Brinkmann -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Brinkmann is 5955 W. 8th St., Los Angeles, California, United States, 90036.
(1009)	Paul Chambers -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Chambers is 6076 Hearthside Dr., Troy, Michigan, United States, 48098.
(1010)	Paul Demascus -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Demascus is 188 Ludlow Street, New York, New York, United States, 10002.
(1011)	Paul Duffy -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Duffy is 3 Mallard Dr, Medway, Massachusetts, United States, 02053.
(1012)	Paul Hollier -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Hollier is 4218 Bonaparte CT., Tucker, Georgia, United States, 30084.
(1013)	Paul Krause -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Krause is 6050 Galahad Dr, Malibu, California, United States, 90265.
(1014)	Paul M Chung Trust -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. Paul Chung is the natural person exercising voting and/or investment control over the securities held by Paul M Chung Trust. The address for Paul M Chung Trust is 414 N. Hough Street, Barrington, Illinois, United States, 60010.
(1015)	Paul Schnobrick -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Schnobrick is 3492 Members Club Blvd SE, Southport, North Carolina, United States, 28461.
(1016)	Paul Sonnenberg -- Shares beneficially owned consist of 1,200 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Sonnenberg is 3700 North Bear Street, Wasilla, AK 99654.
(1017)	Paul Urtz Jr -- Shares beneficially owned consist of 191 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Urtz Jr is 4919 Hollycrest Way, Fair Oaks, CA 95628.
(1018)	Paul Zwillenberg -- Shares beneficially owned consist of 904 shares of Common Stock acquired through a Regulation CF offering. The address for Paul Zwillenberg is 817 South Heathwood Drive, Marco Island, Florida, United States, 34145.
(1019)	Paula Laverty -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Paula Laverty is 303 Delano Park, Cape Elizabeth, Maine, United States, 04107.
(1020)	Pavan Kumar Athota -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Pavan Kumar Athota is 1209 Darling Way, Folsom, California, United States, 95630.
(1021)	Pavan Kumar Motaparthi -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Pavan Kumar Motaparthi is 10725 Blacket Drive, Austin, Texas, United States, 78747.
(1022)	Penelope Martinez -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Penelope Martinez is 13000 Vista Del Norte, San Antonio, Texas, United States, 78216.
(1023)	Petar Karafezov -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Petar Karafezov is Theodor-Fischer-Str. 74A, Munchen, Bavaria, Germany, 80999.
(1024)	Peter David Loder -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Peter David Loder is 405 Eulourie Road, Bingara, New South Wales, Australia, 2404.
(1025)	Peter Goldman -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Peter Goldman is 436 W. Arlington Place, Chicago, Illinois, United States, 60614.
(1026)	Peter Kline -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Peter Kline is 3480 Camino DE LA Cumbre, Sherman Oaks, California, United States, 91423.
(1027)	Peter Lynn -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Peter Lynn is 83 Sandymount Road, Dublin 4, L D04 Fp78, Ireland.
(1028)	Peter Perunovic -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Peter Perunovic is Slovenska 55B, Ljubljana, Ljubljana, Slovenia, 1000.
(1029)	Phil Vullo -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Phil Vullo is 438 Kennedy Creek Rd, North Abington Twp, PA 18414.

138

(1030)	Philipe Diao -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Philipe Diao is 5546 S Bruner St, Hinsdale, Illinois, United States, 60521.
(1031)	Pierre Lapointe -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Pierre Lapointe is 9450 SW Gemini Dr, Beaverton, Oregon, United States, 97008.
(1032)	Piotr Bandyk -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Piotr Bandyk is 211 Green Giant Road, Townsend, Delaware, United States, 19734.
(1033)	Pralav Pradhan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Pralav Pradhan is 211 N Foushee St, Richmond, Virginia, United States, 23220.
(1034)	Prashant Adhikari -- Shares beneficially owned consist of 49 shares of Common Stock acquired through a Regulation CF offering. The address for Prashant Adhikari is 1970 Golfview Dr, Apt 110, Troy, Michigan, United States, 48084.
(1035)	Prashant Shah -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Prashant Shah is 78 Cannonade Drive, Marlboro, New Jersey, United States, 07746.
(1036)	Prateek Malik -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Prateek Malik is 257 Onondaga Ave, San Francisco, California, United States, 94112.
(1037)	Precious Victory Holding Corp -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. Dario Pena is the natural person exercising voting and/or investment control over the securities held by Precious Victory Holding Corp. The address for Precious Victory Holding Corp is 40 Cornish St, Lawrence, Massachusetts, United States, 01841.
(1038)	Preetha Vijayan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Preetha Vijayan is 155 Washington Street, Jersey City, New Jersey, United States, 07302.
(1039)	Priyadarshini Ramachandran -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Priyadarshini Ramachandran is 9910 Brightling Ln, Austin, Texas, United States, 78750.
(1040)	Raghav Kumar -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Raghav Kumar is 35 Lomasney Way, Boston, Massachusetts, United States, 02114.
(1041)	Rahul Syngal -- Shares beneficially owned consist of 126 shares of Common Stock acquired through a Regulation CF offering. The address for Rahul Syngal is 1056 Torremolinos Court, Toms River, NJ 08753.
(1042)	Rajesh Mavila Chathoth -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Rajesh Mavila Chathoth is Blk 12 Simei Rise, Singapore, Central Singapore, Singapore, 528805.
(1043)	Rajiv Aggarwal -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Rajiv Aggarwal is 19321 Summit Ash CT, Leesburg, VA 20175.
(1044)	Rakshit Patel -- Shares beneficially owned consist of 551 shares of Common Stock acquired through a Regulation CF offering. The address for Rakshit Patel is 859 Sunrise Drive, South Elgin, IL 60177.
(1045)	Ram Kishan Kallur -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Ram Kishan Kallur is 539 Shoemaker Drive, Fountainville, Pennsylvania, United States, 18923.
(1046)	Ramsey Kamil Al-Ramahi -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ramsey Kamil Al-Ramahi is 2905 Exposition Place, Los Angeles, California, United States, 90018.
(1047)	Randall Douglas Stanley -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Randall Douglas Stanley is 3944 East Nocona Lane, Phoenix, Arizona, United States, 85050.
(1048)	Raquel Dupree -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Raquel Dupree is 1371 Bosworth CT, Columbus, Ohio, United States, 43229.
(1049)	Rashidat Odeyale -- Shares beneficially owned consist of 194 shares of Common Stock acquired through a Regulation CF offering. The address for Rashidat Odeyale is 8313 Telegraph Road, Odenton, Maryland, United States, 21113.
(1050)	Raveet Phull -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Raveet Phull is 4753 North Hamilton Avenue, Chicago, IL 60625.
(1051)	Ray Scott -- Shares beneficially owned consist of 316 shares of Common Stock acquired through a Regulation CF offering. The address for Ray Scott is 1849 Wycliff Drive, Orlando, FL 32803.
(1052)	Raymon Riechert -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Raymon Riechert is 1414 Sky Rock Way, Castle Rock, Colorado, United States, 80109.
(1053)	Raymond Byrd -- Shares beneficially owned consist of 575 shares of Common Stock acquired through a Regulation CF offering. The address for Raymond Byrd is 2298 Calhoun 26, Hampton, AR 71744.

139

(1054)	Read Gage -- Shares beneficially owned consist of 274 shares of Common Stock acquired through a Regulation CF offering. The address for Read Gage is 2143 N 23rd, Marseilles, IL 61341.
(1055)	Rebecca Steinhardt -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Rebecca Steinhardt is 7807 Greenshire Dr, Tampa, Florida, United States, 33634.
(1056)	Ren Sano -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ren Sano is 12637 Emelita St, North Hollywood, California, United States, 91607.
(1057)	Resat Say -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Resat Say is 835 Courtney St SE, Concord, North Carolina, United States, 28025.
(1058)	Rex Clementson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Rex Clementson is 3333 Oakwell Court, San Antonio, Texas, United States, 78218.
(1059)	Ricardo Achong -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ricardo Achong is 799 Gainer Way, Winter Springs, Florida, United States, 32708.
(1060)	Ricardo Rodriguez -- Shares beneficially owned consist of 91 shares of Common Stock acquired through a Regulation CF offering. The address for Ricardo Rodriguez is 22232 Summit Hill Dr, Lake Forest, California, United States, 92630.
(1061)	Richard Arikian -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Arikian is 714 Buttonbush Ln, Naples, Florida, United States, 34108.
(1062)	Richard Campbell -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Campbell is 2262 Floral Ridge Drive, Dacula, Georgia, United States, 30019.
(1063)	Richard Chu -- Shares beneficially owned consist of 667 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Chu is 25 E. Superior St., Chicago, Illinois, United States, 60611.
(1064)	Richard Church -- Shares beneficially owned consist of 319 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Church is 1370 Beaumont Rd, Nicholasville, KY 40356.
(1065)	Richard Crumley -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Crumley is 2211 Fox Chase, Lawrenceville, GA 30043.
(1066)	Richard Dallojacono -- Shares beneficially owned consist of 1,286 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Dallojacono is 200 East 33rd Street, New York, NY 10016.
(1067)	Richard Dodger -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Dodger is 20831 Morgan Knoll Ln, Katy, Texas, United States, 77449.
(1068)	Richard Gray -- Shares beneficially owned consist of 294 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Gray is 1360 Collins Avenue, Marysville, OH 43040.
(1069)	Richard Krejcarek -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Krejcarek is N6020 Gruening Ln, Tomahawk, Wisconsin, United States, 54487.
(1070)	Richard Liniger -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Liniger is 12614 Bella Amore Dr, Fort Worth, Texas, United States, 76126.
(1071)	Richard Martin -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Martin is 251 MT Hope Blvd, Hastings-on-Hudson, New York, United States, 10706.
(1072)	Richard Moore -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Richard Moore is 356 Old Sutton Road, Barrington, Illinois, United States, 60010.
(1073)	Richard Roman -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for richard roman is 1335 Cordata Dr, Saint Louis, Missouri, United States, 63131.
(1074)	Rick Jansen -- Shares beneficially owned consist of 162 shares of Common Stock acquired through a Regulation CF offering. The address for Rick Jansen is 3063 Country Estates Dr. NW, Alexandria, Minnesota, United States, 56308.
(1075)	Rinnel Williams -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Rinnel Williams is 2182 Plantation Rd, Lawrenceville, Georgia, United States, 30044.
(1076)	Risa Yamada -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Risa Yamada is 310 E 46th St, New York, New York, United States, 10017.
(1077)	Rita Price -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Rita Price is 6763 Mariposa CT, Denver, Colorado, United States, 80221.

140

(1078)	Ritesh Menon Maniyedath -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Ritesh Menon Maniyedath is 113 Cole Dr, McKees Rocks, Pennsylvania, United States, 15136.
(1079)	Robb Nansel -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Robb Nansel is 3701 Valleybrink Road, Los Angeles, California, United States, 90039.
(1080)	Robbie Hailey -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Robbie Hailey is 29361 N Turnpike Road, Wagram, NC 28396.
(1081)	Robert Bilski -- Shares beneficially owned consist of 19 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Bilski is 6831 N Northwest Hwy, Chicago, Illinois, United States, 60631.
(1082)	Robert Bitton -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Bitton is 11823 Darlington Ave, Los Angeles, California, United States, 90049.
(1083)	Robert Collins -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Collins is 330 W39th St, New York, New York, United States, 10018.
(1084)	Robert D Iannucci -- Shares beneficially owned consist of 175 shares of Common Stock acquired through a Regulation CF offering. The address for Robert D Iannucci is 8996 Artisan WY, Sarasota, FL 34240.
(1085)	Robert Greenfeld -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Greenfeld is 114 Calkins Cross Road, New Marlborough, Massachusetts, United States, 01230.
(1086)	Robert Kajiru -- Shares beneficially owned consist of 367 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Kajiru is 1613 Bear Paw Lane, Hanover, MD 21076.
(1087)	Robert Miller -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Miller is Spring Pond Point, Winter Springs, FL 32708.
(1088)	Robert Nelson -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Nelson is 399 Smith Street, Brooklyn, New York, United States, 11231.
(1089)	Robert ODonnell -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Robert ODonnell is 165 Bishop St, Attleboro, Massachusetts, United States, 02703.
(1090)	Robert Paul Colgin -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Paul Colgin is 4907 Holly St., Bellaire, Texas, United States, 77401.
(1091)	Robert Ryan Klar -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Ryan Klar is 5913 Johnson Rd, Clover, South Carolina, United States, 29710.
(1092)	Robert Slavens -- Shares beneficially owned consist of 153 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Slavens is 976 W Main St, Westerville, OH 43081.
(1093)	Robert V H Weinberg -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Robert V H Weinberg is 166 E. 61st St, New York, New York, United States, 10065.
(1094)	Robert Wagers -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Wagers is 28586 Woodchester Way, Menifee, California, United States, 92584.
(1095)	Robert Wills -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Robert Wills is 164 Hill Rd, Temple, New Hampshire, United States, 03084.
(1096)	Roberto Gonzalez -- Shares beneficially owned consist of 90 shares of Common Stock acquired through a Regulation CF offering. The address for Roberto Gonzalez is 6500 Harrogate, Austin, Texas, United States, 78759.
(1097)	Roderick Herron -- Shares beneficially owned consist of 338 shares of Common Stock acquired through a Regulation CF offering. The address for Roderick Herron is Executive Drive, Athens, AL 35671.
(1098)	Roderick R Randolph -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Roderick R Randolph is 2681 St Elias Dr Unit B, Henrico, Virginia, United States, 23294.
(1099)	Rodrigo Cruz Fragoso -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Rodrigo Cruz Fragoso is 2424 Kings Country Dr, Irving, Texas, United States, 75038.
(1100)	Rohan Samant -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Rohan Samant is 1730 Harmony Ave, Sugar Land, Texas, United States, 77479.

141

(1101)	Romeal Lesa Samuel -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Romeal Lesa Samuel is 9462 Winding River Way, Elk Grove, California, United States, 95624.
(1102)	Ron Bivas -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ron Bivas is 2663 Trieste Way, Fullerton, California, United States, 92833.
(1103)	Ronald Page -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ronald Page is 1744 NW 154 Str, Miami, Florida, United States, 33054.
(1104)	Ronny Lindsay -- Shares beneficially owned consist of 109 shares of Common Stock acquired through a Regulation CF offering. The address for Ronny Lindsay is 1613 Berwick Drive, Mckinney, TX 75072.
(1105)	Rosario Ortoli -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Rosario Ortoli is 29636 Pelican Way, Laguna Niguel, California, United States, 92677.
(1106)	Ross Buran -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ross Buran is 916 1/2 West Kensington Road, Los Angeles, California, United States, 90026.
(1107)	Ross R Sarcona -- Shares beneficially owned consist of 43 shares of Common Stock acquired through a Regulation CF offering. The address for Ross R Sarcona is 30 Forest Road, Demarest, New Jersey, United States, 07627.
(1108)	Rowed Kakos -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Rowed Kakos is 36204 Waltham Dr, Sterling Heights, Michigan, United States, 48310.
(1109)	Ruairi O'Brien -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ruairi O'Brien is Slieveowen, Kilmichael, Macroom, Cork, Munster, Ireland, P12 W866.
(1110)	Ruby Banipal -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Ruby Banipal is 2613 Yale Ter E, Seattle, Washington, United States, 98102.
(1111)	Rudy Salo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Rudy Salo is 1226 10th Street, Manhattan Beach, California, United States, 90266.
(1112)	Russell Umstead -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Russell Umstead is 68 Clarendon St, Boston, Massachusetts, United States, 02116.
(1113)	Ryan McCarthy -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Ryan McCarthy is 1010 Theiler Drive, Tomahawk, Wisconsin, United States, 54487.
(1114)	Ryan Reimer -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Ryan Reimer is 2060 N Bingham St, Chicago, Illinois, United States, 60647-4032.
(1115)	Ryan Su -- Shares beneficially owned consist of 660 shares of Common Stock acquired through a Regulation CF offering. The address for Ryan Su is 2129 Skylar Place, Tustin, CA 92782.
(1116)	Salim Jackson -- Shares beneficially owned consist of 53 shares of Common Stock acquired through a Regulation CF offering. The address for Salim Jackson is 1724 N. Highland Ave, Los Angeles, California, United States, 90028.
(1117)	Samir Kabir -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Samir Kabir is 20 Douglas Drive, Long Valley, New Jersey, United States, 07853.
(1118)	Samir Kalra -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Samir Kalra is 724 Weybridge Drive, Bloomfield Hills, Michigan, United States, 48304.
(1119)	Sammy Daily -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Sammy Daily is 15870 W Roanoke Ave, Goodyear, AZ 85395.
(1120)	Samuel Paul Knollmeyer -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Samuel Paul Knollmeyer is 74 W 69th Street, New York, New York, United States, 10023.
(1121)	Samuel Peter Walker -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Samuel Peter Walker is 2019 Stonewalk Dr, Houston, Texas, United States, 77056.
(1122)	Sanam Sophie Mechkat -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sanam Sophie Mechkat is 325 Kent Ave Apt 1552, Brooklyn, New York, United States, 11249.
(1123)	Sanchit Ram Arvind -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Sanchit Ram Arvind is 2714 N Mildred Ave, Chicago, Illinois, United States, 60614.
(1124)	Sandra Hutchinson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sandra Hutchinson is 423 10th St, Santa Monica, California, United States, 90402.
(1125)	Sanjay Patel -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sanjay Patel is 15631 Knox Hill Road, Huntersville, North Carolina, United States, 28078.
(1126)	Sanjay Ramchandani -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Sanjay Ramchandani is 10230, 66th Road, New York, New York, United States, 11375.

142

(1127)	Santosh Vishwanathan -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Santosh Vishwanathan is 13424 Windy Meadow Lane, Silver Spring, Maryland, United States, 20906.
(1128)	Sara Radjenovic -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sara Radjenovic is 3711 21st Ave S, Minneapolis, Minnesota, United States, 55407.
(1129)	Sarah Bryson -- Shares beneficially owned consist of 124 shares of Common Stock acquired through a Regulation CF offering. The address for Sarah Bryson is 12049 Stanley Park Court, Hawthorne, California, United States, 90250.
(1130)	Sarah Drew O'Brien -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Sarah Drew O'Brien is 121 Towne St Apt 605, Stamford, Connecticut, United States, 06902.
(1131)	Sarah Kayfus -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Sarah Kayfus is 1304 Singleton Ave, Austin, Texas, United States, 78702.
(1132)	Saravanakumar Jeyavel -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Saravanakumar Jeyavel is 87 Applegate Way, Chesterfield, New Jersey, United States, 08515.
(1133)	Satish Shankar -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Satish Shankar is 721 Larry CT, Piscataway, NJ 08854-6486.
(1134)	Satya Karanki -- Shares beneficially owned consist of 107 shares of Common Stock acquired through a Regulation CF offering. The address for Satya Karanki is 22067 Barrington Way, Santa Clarita, California, United States, 91350.
(1135)	Saurabh Agarwal -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Saurabh Agarwal is 770 Hawthorne Dr, Fremont, California, United States, 94539.
(1136)	Scott Brandon Clark -- Shares beneficially owned consist of 36 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Brandon Clark is 902 N Spring St, Pensacola, Florida, United States, 32501.
(1137)	Scott Churchman -- Shares beneficially owned consist of 49 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Churchman is 2812 Arizona Ave, Apt C, Santa Monica, California, United States, 90404.
(1138)	Scott David Klinker -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Scott David Klinker is 772 Finchwood Way, San Jose, California, United States, 95120.
(1139)	Scott Fawcett -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Fawcett is 17051 S. Vanilla Orchid Drive, Vail, Arizona, United States, 85641.
(1140)	Scott Kaplan -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Kaplan is 8 Sherwood Place, Vincentown, New Jersey, United States, 08088.
(1141)	Scott LaBrecque -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Scott LaBrecque is 8 Stevens Dr, Newmarket, New Hampshire, United States, 03857.
(1142)	Scott Larson -- Shares beneficially owned consist of 92 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Larson is 12502 Swan Canyon Place, San Diego, California, United States, 92131.
(1143)	Scott McIntyre -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Scott McIntyre is 819 W Hutton Rd, Wooster, Ohio, United States, 44691.
(1144)	Scott Riley -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Riley is 1415 N Barcelona Street, Pensacola, Florida, United States, 32501.
(1145)	Scott Rye -- Shares beneficially owned consist of 334 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Rye is 11255 Colony Circle, Broomfield, Colorado, United States, 80021.
(1146)	Scott Schroeder -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Schroeder is 372 Dekalb Ave, Brooklyn, New York, United States, 11205-3816.
(1147)	Scott Spencer -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Scott Spencer is 10741 Williamsburg Trail, Frankfort, Illinois, United States, 60423.
(1148)	Sea Chen -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Sea Chen is 130 N Garland CT, Chicago, Illinois, United States, 60602.
(1149)	Sean Kelley -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Sean Kelley is 2044 Blackwater Road, Chillicothe, OH 45601.
(1150)	Sean Kelly -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sean Kelly is 3197 Christianne Circle, Hemet, California, United States, 92545.
(1151)	Sergio Fregosi -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Sergio Fregosi is 901 Yoakum St, Los Angeles, California, United States, 90032.
(1152)	Seth Crowder -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Seth Crowder is 5833 Norwaldo Ave, Indianapolis, Indiana, United States, 46220.

143

(1153)	Seth Rasmussen -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Seth Rasmussen is 1898 Countryside Drive, Frisco, Texas, United States, 75036.
(1154)	Shahram Nabipour -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Shahram Nabipour is 121 W 92nd Street, New York, New York, United States, 10025.
(1155)	Shakyna Gorden -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Shakyna Gorden is 1368 Webster Avenue, Borough of Bronx, New York, United States, 10456.
(1156)	Shamus Harmon -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Shamus Harmon is 3423 Mercedes Dr NE, Lacey, Washington, United States, 98516.
(1157)	Shane Kern -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Shane Kern is 621 Euclid Ave, Glen Ellyn, Illinois, United States, 60137.
(1158)	Shannel Sharma -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Shannel Sharma is 8902 N 86th Street, Scottsdale, Arizona, United States, 85258.
(1159)	Shannon Dunn -- Shares beneficially owned consist of 330 shares of Common Stock acquired through a Regulation CF offering. The address for Shannon Dunn is 1887 East Auburn Drive, Tempe, AZ 85283.
(1160)	Sharan Prakash Babu -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Sharan Prakash Babu is 80 Gardner St, Allston, Massachusetts, United States, 02134.
(1161)	Sharath Chandra Ranga -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sharath Chandra Ranga is 8915 Bergenwood Avenue, North Bergen, New Jersey, United States, 07047.
(1162)	Shariq Mohammad -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Shariq Mohammad is 1409 S 1300 E, Salt Lake City, Utah, United States, 84015.
(1163)	Sharon Paz -- Shares beneficially owned consist of 293 shares of Common Stock acquired through a Regulation CF offering. The address for Sharon Paz is 4611 Bachelor'S Point Road, Oxford, MD 21654.
(1164)	Sharon Wong -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Sharon Wong is 502 W 152nd Street, New York, New York, United States, 10031.
(1165)	Sharonda Wallace -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sharonda Wallace is 534 Hardwick CT., Coppell, Texas, United States, 75019.
(1166)	Shauna Nicole Standifer -- Shares beneficially owned consist of 56 shares of Common Stock acquired through a Regulation CF offering. The address for Shauna Nicole Standifer is 765 Anderson Ave. Apt. 1-1, Cliffside Park, New Jersey, United States, 07010.
(1167)	Shawn Biery -- Shares beneficially owned consist of 3,523 shares of Common Stock acquired through a Regulation CF offering. The address for Shawn Biery is 112 E Cayuga, Elmhurst, IL 60126.
(1168)	Shawnna Perryman -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Shawnna Perryman is 1369 N Downing St, Denver, CO 80218.
(1169)	Shelby Harvey -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Shelby Harvey is 1825 Avocado Rd, Oceanside, California, United States, 92054.
(1170)	Sheryl Gibson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for sheryl gibson is 328 Main Street, Rockland, Maine, United States, 04841.
(1171)	Shishir Khetan -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Shishir Khetan is 11107 Potomac Oaks Drive, Rockville, Maryland, United States, 20850.
(1172)	Shobhit Kumar -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Shobhit Kumar is 417 Danwood CT, Roseville, California, United States, 95747.
(1173)	Shondai Patterson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Shondai Patterson is 4 Regalia Court, Owings Mills, Maryland, United States, 21117.
(1174)	Shreyans Parekh -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Shreyans Parekh is 12914 Wolverton Ln, Cerritos, California, United States, 90703.
(1175)	Shreyas Ahir -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for shreyas ahir is 3717 Gainsborough Terrace, Fremont, California, United States, 94555.
(1176)	Shrikant Tamhane -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Shrikant Tamhane is 1312 Lansing Street, Little Rock, Arkansas, United States, 72223.

144

(1177)	Shunan Wang -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Shunan Wang is 701 Union St Apt 4B, Brooklyn, New York, United States, 11215.
(1178)	Siddharth Jain -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Siddharth Jain is 4777 S Fulton Ranch Blvd, Chandler, Arizona, United States, 85248.
(1179)	Simeon Lee Jack -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Simeon Lee Jack is 3401 Rod Carew Drive, Round Rock, Texas, United States, 78665.
(1180)	Simon Mills -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Simon Mills is 10 Tamworth Road, Bournemouth, Eng Bh7 6Jg, United Kingdom.
(1181)	Sina Kamran -- Shares beneficially owned consist of 19 shares of Common Stock acquired through a Regulation CF offering. The address for Sina Kamran is 1155 S Grand Ave, Los Angeles, California, United States, 90015.
(1182)	Skyline Investment Properties LLC -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. Michael Hege is the natural person exercising voting and/or investment control over the securities held by Skyline Investment Properties LLC. The address for Skyline Investment Properties LLC is 10224 Hickorywood Hill Ave Ste, 102, Huntersville, North Carolina, United States, 28078.
(1183)	Sofia Franzon -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Sofia Franzon is 1550 Brickell Ave, Miami, Florida, United States, 33129.
(1184)	Sohail Jessani -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Sohail Jessani is 12079 Tivoli Park Row, San Diego, California, United States, 92128.
(1185)	Sohail Kareem -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Sohail Kareem is 9023 S Lakewood CT, Tulsa, Oklahoma, United States, 74137.
(1186)	Somchai Kulwatdanaporn -- Shares beneficially owned consist of 280 shares of Common Stock acquired through a Regulation CF offering. The address for Somchai Kulwatdanaporn is 2 Stonewall Road, Saddle River, NJ 07458.
(1187)	Son Vo -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Son Vo is 437 S Hill St, Los Angeles, California, United States, 90013.
(1188)	Sreenatha Palnati -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Sreenatha Palnati is 5710 Weston Ln N, Plymouth, Minnesota, United States, 55446.
(1189)	Srikanth Tirupathi -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Srikanth Tirupathi is 422 Ewing Dr, Pleasanton, California, United States, 94566.
(1190)	Stacey Egide -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Stacey Egide is 474 Fairway Drive, Novato, California, United States, 94949.
(1191)	Stanley Nwogwugwu -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Stanley Nwogwugwu is 6400 Paddington St, Middle River, Maryland, United States, 21220.
(1192)	Stephanie Bianchi -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Stephanie Bianchi is 243 Rombout Ave, Beacon, New York, United States, 12508.
(1193)	Stephanie Daniel -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Stephanie Daniel is 79 Laight Street, New York, New York, United States, 10013.
(1194)	Stephanie Scott -- Shares beneficially owned consist of 178 shares of Common Stock acquired through a Regulation CF offering. The address for Stephanie Scott is 1234 N 4th Street, Philadelphia, Pennsylvania, United States, 19122.
(1195)	Stephanie Tran -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Stephanie Tran is 6621 Brentwood Drive, Huntington Beach, California, United States, 92648.
(1196)	Stephen Clarke -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Clarke is 122 Forsyth Street, Apt 4B, New York, NY 10002 Forsyth Street, New York, New York, United States, 10002.
(1197)	Stephen Gellatly -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Gellatly is 33 Ashler Avenue, Los Gatos, California, United States, 95030.
(1198)	Stephen Groff -- Shares beneficially owned consist of 27 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Groff is 2644 E 14th St, Clovis, New Mexico, United States, 88101.
(1199)	Stephen Jenkins -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Jenkins is 10898 Inspiration Circle, Dublin, California, United States, 94568.
(1200)

Stephen Klochko III -- Shares beneficially owned consist of 2,193 shares of Common Stock acquired through a Regulation CF offering. Mr. Klochko may also be deemed to beneficially own shares of Common Stock held by the Stephen Klochko, III Revocable Living Trust, as its trustee. Mr. Klochko disclaims beneficial ownership of such shares held by the trust except to the extent of his pecuniary interest therein. The address for Stephen Klochko III is 49231 Parkshore Ct, Northville, Michigan 48168.

145

(1201)

Stephen Klochko, III Revocable Living Trust -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. Stephen Klochko III, as trustee, may be deemed to have voting and dispositive power over the shares held by the Stephen Klochko, III Revocable Living Trust. Mr. Klochko disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for the Stephen Klochko, III Revocable Living Trust is 49231 Parkshore Ct, Northville, Michigan 48168.

(1202)	Stephen Knarr -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Knarr is 2961 142nd Place Southeast, Bellevue, Washington, United States, 98007.
(1203)	Stephen Landa -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Landa is 1101 Vine Circle, Rocklin, California, United States, 95765.
(1204)	Stephen Lloyd -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Lloyd is 1942 Colleen Dr, Los Altos, California, United States, 94024.
(1205)	Stephen Messier -- Shares beneficially owned consist of 565 shares of Common Stock acquired through a Regulation CF offering. The address for Stephen Messier is 10313 Congressional Court, Ellicott City, MD 21042.
(1206)	Steve Ibarra -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Steve Ibarra is 10675 LA Tehama Circle, Fountain Valley, California, United States, 92708.
(1207)	Steve Tarrant -- Shares beneficially owned consist of 288 shares of Common Stock acquired through a Regulation CF offering. The address for Steve Tarrant is 2307 Noel Drive, Champaign, IL 61821.
(1208)	Steven Buccigross -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Buccigross is 107 Robinswood Rd., Weymouth, Massachusetts, United States, 02190.
(1209)	Steven Hoekman -- Shares beneficially owned consist of 293 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Hoekman is 470 Oakwood Beach Dr, String:Brooklyn, MI 49230-8330.
(1210)	Steven Liu -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Liu is 3244 E Date St, Brea, California, United States, 92823.
(1211)	Steven M. Rodgers Trust 2001-12-12 -- Shares beneficially owned consist of 330 shares of Common Stock acquired through a Regulation CF offering. Steven Rodgers is the natural person exercising voting and/or investment control over the securities held by Steven M. Rodgers Trust 2001-12-12. The address for Steven M. Rodgers Trust 2001-12-12 is 1234 Ridgewood Drive, Northbrook, IL 60062.
(1212)	Steven Meyer -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Meyer is 3131 NE 1st Ave, Apt 3209, Miami, Florida, United States, 33137.
(1213)	Steven Meyerson -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Meyerson is 660 W Mulberry CT, Bayside, Wisconsin, United States, 53217.
(1214)	Steven Schulz -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Steven Schulz is 5115 Sanibel Captiva Road, Sanibel, FL 33957.
(1215)	Stewart Stachowiak -- Shares beneficially owned consist of 46 shares of Common Stock acquired through a Regulation CF offering. The address for Stewart Stachowiak is 26961 Springcreek Rd, Rancho Palos Verdes, California, United States, 90275.
(1216)	Stewart Weaver -- Shares beneficially owned consist of 577 shares of Common Stock acquired through a Regulation CF offering. The address for Stewart Weaver is 5875 Running Fox Lane, Mason, OH 45040.
(1217)	Subbarao Yallamraju -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Subbarao Yallamraju is 14345 Flora Way, Apple Valley, Minnesota, United States, 55124.
(1218)	Subramanyam Yadam -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Subramanyam Yadam is 4812 Warblers Way Drive, Midland, Michigan, United States, 48640.
(1219)	Sudhakar Kasu Reddy -- Shares beneficially owned consist of 134 shares of Common Stock acquired through a Regulation CF offering. The address for Sudhakar Kasu Reddy is 114 Samjan Circle, Hightstown, New Jersey, United States, 08520.
(1220)	Sudhakar Raman -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Sudhakar Raman is 1103 Trumpet Vine Ln, San Ramon, California, United States, 94582.
(1221)	Sue Ellen Gary -- Shares beneficially owned consist of 100 shares of Common Stock acquired through a Regulation CF offering. The address for Sue Ellen Gary is 14077 Runzel Gulch Rd, Hotchkiss, Colorado, United States, 81419.
(1222)	Sulie Ober -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Sulie Ober is 24312 226th Ave SE, Maple Valley, Washington, United States, 98038.
(1223)	Sunil Gupta -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Sunil Gupta is 88 Everdale Rd, Randolph, New Jersey, United States, 07869.

146

(1224)	Susan Parmentier -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Susan Parmentier is 1870 Orrington Ave, Evanston, Illinois, United States, 60201.
(1225)	Suzanne Claypoole -- Shares beneficially owned consist of 315 shares of Common Stock acquired through a Regulation CF offering. The address for Suzanne Claypoole is 290Crestview Dr, Fleetwood, PA 19522.
(1226)	Suzanne Ventura -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Suzanne Ventura is E21879 Crooked Lake Road, Watersmeet, MI 49969.
(1227)	Swanhaus Bros productions -- Shares beneficially owned consist of 178 shares of Common Stock acquired through a Regulation CF offering. The address for Swanhaus Bros productions is 29 King Street #1F, New York, New York, United States, 10014.
(1228)	Tabatha Goloborodko -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tabatha Goloborodko is 325 Adams Street, Hoboken, New Jersey, United States, 07030.
(1229)	Tamel Nash -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tamel Nash is 853 Empire Blvd, Apt C17, Brooklyn, New York, United States, 11213.
(1230)	Tammy Ferlisi -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tammy Ferlisi is 25 Washington Street, Brooklyn, New York, United States, 11201.
(1231)	Tammy Newton -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Tammy Newton is 2041 Compton CT, Rancho Cordova, CA 95670.
(1232)	Tannous Hanna Kass Hanna -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tannous Hanna Kass Hanna is 1815 18th St. NW, Washington, D. C., Washington, D.C., United States, 20009.
(1233)	Tedd Shellenbarger -- Shares beneficially owned consist of 239 shares of Common Stock acquired through a Regulation CF offering. The address for Tedd Shellenbarger is 4758 Mainsail Dr, Bradenton, FL 34208.
(1234)	Tejbir Sandhu -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tejbir Sandhu is 6334 W. Maclaurin Dr, Tampa, Florida, United States, 33647.
(1235)	Teresa Bullock -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Teresa Bullock is 871 3rd Street Northwest Unit 1416, Atlanta, Georgia, United States, 30318.
(1236)	Tessa Hays -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tessa Hays is 11562 Jade Lane SE, Huntsville, Alabama, United States, 35803.
(1237)	The Lidd Heritage Trust 2018-01-04 -- Shares beneficially owned consist of 128 shares of Common Stock acquired through a Regulation CF offering. Denny Li is the natural person exercising voting and/or investment control over the securities held by The Lidd Heritage Trust 2018-01-04. The address for The Lidd Heritage Trust 2018-01-04 is 17552 Santa Catalina Circle, Fountain Valley, CA 92708.
(1238)	The Patrell Living Trust 2021-07-09 -- Shares beneficially owned consist of 527 shares of Common Stock acquired through a Regulation CF offering. Gregory Patrell is the natural person exercising voting and/or investment control over the securities held by The Patrell Living Trust 2021-07-09. The address for The Patrell Living Trust 2021-07-09 is 1477 Willow Oaks Trail, Matthews, NC 28104.
(1239)	Thomas Briones-Soupcoff -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Briones-Soupcoff is 1234 Wilshire Blvd, Los Angeles, California, United States, 90017.
(1240)	Thomas Hedrick -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Hedrick is 318 Drury Ln SW, Huntsville, Alabama, United States, 35802.
(1241)	Thomas Marsh -- Shares beneficially owned consist of 400 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Marsh is 245 Newbury Rd, Rowley MA, Rowley, Massachusetts, United States, 01969.
(1242)	Thomas Potts -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Potts is 332 Lefferts Avenue, Brooklyn, New York, United States, 11225.
(1243)	Thomas Ryan Iley -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Ryan Iley is 220 Scott Dr, Monroeville, Pennsylvania, United States, 15146.
(1244)	Thomas Yee -- Shares beneficially owned consist of 395 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Yee is 3241 Nova Trail, Plano, TX 75023.
(1245)	Thomas Zajkowski -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Thomas Zajkowski is 200 Park At North Hills Street, Raleigh, North Carolina, United States, 27609.

147

(1246)	ThomasRoy Penland -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for ThomasRoy Penland is 6339 Crosswoods Dr, Falls Church, Virginia, United States, 22044.
(1247)	Tiffanie Honeyman -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tiffanie Honeyman is 2224 Centennial Rose Dr S, Fargo, North Dakota, United States, 58104.
(1248)	Tim ORourke -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tim ORourke is 1413 Welch St, Houston, Texas, United States, 77006.
(1249)	Timothy Chen -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Timothy Chen is 17833 Caliente Cir, Cerritos, California, United States, 90703.
(1250)	Timothy Kodres -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Timothy Kodres is 163 Whipstick Road, Wilton, Connecticut, United States, 06897.
(1251)	Timothy Reiterman -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for timothy reiterman is 50 East Mason Place, Grapeview, Washington, United States, 98546.
(1252)	Timothy Sumpter -- Shares beneficially owned consist of 97 shares of Common Stock acquired through a Regulation CF offering. The address for Timothy Sumpter is 3010 Knight Bridge Rd, Columbia, SC 29223.
(1253)	Timothy Wolschon -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Timothy Wolschon is 9436 Elk Lake Trail, Williamsburg, Michigan, United States, 49690.
(1254)	Timur Sherif -- Shares beneficially owned consist of 465 shares of Common Stock acquired through a Regulation CF offering. The address for Timur Sherif is 8602 Milford Avenue, Silver Spring, MD 20910.
(1255)	Tina Gutierrez -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Tina Gutierrez is 583 N. Pageant Dr., Orange, California, United States, 92869.
(1256)	Tobechukwu Onyebuchi Nnamdi -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tobechukwu Onyebuchi Nnamdi is 1110 Black Diamond Dr, Carbondale, Illinois, United States, 62901.
(1257)	Toby Pinkham -- Shares beneficially owned consist of 117 shares of Common Stock acquired through a Regulation CF offering. The address for Toby Pinkham is 567 Meadow Rd, Topsham, ME 04086.
(1258)	Todd Matthias -- Shares beneficially owned consist of 444 shares of Common Stock acquired through a Regulation CF offering. The address for Todd Matthias is 115 Chesney Place, Blue Ridge, VA 24064.
(1259)	Todd Olsen -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Todd Olsen is 160 Donegal Road, Aurora, NE 68818.
(1260)	Todd Young -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Todd Young is 1375 Rohrerstown Rd, Lancaster, PA 17601.
(1261)	Togie Drorbaugh -- Shares beneficially owned consist of 120 shares of Common Stock acquired through a Regulation CF offering. The address for Togie Drorbaugh is 878 Iva Lane Northeast, Salem, OR 97317.
(1262)	Tom Crowley -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tom Crowley is 4523 Bimini Dr., Hernando Beach, Florida, United States, 34607.
(1263)	Tomer Sanikin -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Tomer Sanikin is 1411 Ivy Ln, Petaluma, California, United States, 94954.
(1264)	Tommaso Armagno -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Tommaso Armagno is 8610 Chalmers Dr Apt 405, Los Angeles, California, United States, 90035.
(1265)	Tony Sorgi -- Shares beneficially owned consist of 878 shares of Common Stock acquired through a Regulation CF offering. The address for Tony Sorgi is 1026 Balfour Street, Grosse Pointe Park, Michigan, United States, 48230.
(1266)	Tonya-Marie Towles -- Shares beneficially owned consist of 2,194 shares of Common Stock acquired through a Regulation CF offering. The address for Tonya-Marie Towles is 2941 Cragburn Place, Fayetteville, North Carolina, United States, 28306.
(1267)	Torsten Lubach -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for Torsten Lubach is 387 12th Ave NW, Issaquah, Washington, United States, 98027.
(1268)	Travis Applegate -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Travis Applegate is 5970 South Detroit Street, Centennial, Colorado, United States, 80121.
(1269)	Travis Coggin -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for Travis Coggin is 1136 Sandstone Drive, Vail, Colorado, United States, 81657.

148

(1270)	Travis Robinson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Travis Robinson is 910 S. Dale CT, Denver, Colorado, United States, 80219.
(1271)	Treva Ross -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Treva Ross is 1637 A Street NE Apt. 2, Washington, D. C., Washington, D.C., United States, 20002.
(1272)	Trevor Tessalone -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Trevor Tessalone is 1238 South Gertruda Avenue, Redondo Beach, California, United States, 90277.
(1273)	Trevor Wayne Ghylin -- Shares beneficially owned consist of 22 shares of Common Stock acquired through a Regulation CF offering. The address for Trevor Wayne Ghylin is 7337 Portland Ave, Wauwatosa, Wisconsin, United States, 53213.
(1274)

Trudelo LLC -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. Vlad Robu, as the sole member, may be deemed to have voting and dispositive power over the shares held by Trudelo LLC. Mr. Robu disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for Trudelo LLC is 3720 Birch Ln, Naperville, Illinois 60564.

(1275)	Tulsi Sheth -- Shares beneficially owned consist of 563 shares of Common Stock acquired through a Regulation CF offering. The address for Tulsi Sheth is 1211 Brookside Drive, South Elgin, IL 60177.
(1276)	Tyler Bittner -- Shares beneficially owned consist of 133 shares of Common Stock acquired through a Regulation CF offering. The address for Tyler Bittner is 1030 N Orange Grove Ave, West Hollywood, California, United States, 90046.
(1277)	Tyler Deans -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tyler Deans is 330 Angelo Cifelli Drive, Harrison, New Jersey, United States, 07029.
(1278)	Tyler Halvorson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Tyler Halvorson is 5311 E Winchcomb Dr, Scottsdale, Arizona, United States, 85254.
(1279)	Tyler Jackson -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Tyler Jackson is 2837 Flag Road, Chesapeake, Virginia, United States, 23323.
(1280)	Tyler Williams -- Shares beneficially owned consist of 214 shares of Common Stock acquired through a Regulation CF offering. The address for Tyler Williams is 336 NE 176th Ave, Portland, OR 97230.
(1281)	Tyra J Robinson -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Tyra J Robinson is 918 N. Lakewood Avenue, Baltimore, Maryland, United States, 21205.
(1282)	Uchechukwu chinedu Nnamdi -- Shares beneficially owned consist of 19 shares of Common Stock acquired through a Regulation CF offering. The address for Uchechukwu chinedu Nnamdi is 356 Phillips Hill Road, New City, New York, United States, 10956.
(1283)	Urte Tylaite -- Shares beneficially owned consist of 176 shares of Common Stock acquired through a Regulation CF offering. The address for Urte Tylaite is 111 Steuben Street, Brooklyn, New York, United States, 11205.
(1284)	Uy Lam -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Uy Lam is 3288 Bidlington Dr., Columbus, Ohio, United States, 43224.
(1285)	Valentine Solis -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Valentine Solis is 625 56th Avenue South, Saint Petersburg, Florida, United States, 33705.
(1286)	Vanesa de la puente -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Vanesa de la puente is 63157 Cielito Dr, Joshua Tree, California, United States, 92252.
(1287)	Varaprasad Konjeti -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for varaprasad konjeti is 2000 Village Green Dr, Mill Creek, Washington, United States, 98012.
(1288)	Vardhan Reddy Tamatam Harsha -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Vardhan Reddy Tamatam Harsha is 132 Maple Ln, East Palo Alto, California, United States, 94303.
(1289)	Varun Vinodkumar Gupta -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Varun Vinodkumar Gupta is 450 San Antonio Rd, Mountain View, California, United States, 94040.
(1290)	Veeranjaneyulu Kanumuri -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Veeranjaneyulu Kanumuri is 2065 Autry Dr, Nolensville, Tennessee, United States, 37135.
(1291)	Venkata Katasani -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Venkata Katasani is 2363 Chapel Ridge Pl, Salina, Kansas, United States, 67401.
(1292)	Veronica Payan -- Shares beneficially owned consist of 80 shares of Common Stock acquired through a Regulation CF offering. The address for Veronica Payan is 75 Perkins Pond Rd, Weare, New Hampshire, United States, 03281.
(1293)	Vicente Anton Medellin -- Shares beneficially owned consist of 123 shares of Common Stock acquired through a Regulation CF offering. The address for Vicente Anton Medellin is 2138 Emerald Grotto, Upland, CA 91786.
(1294)	Victor Mandarich -- Shares beneficially owned consist of 67 shares of Common Stock acquired through a Regulation CF offering. The address for Victor Mandarich is W1099 Spleas Skoney Rd, East Troy, Wisconsin, United States, 53120.

149

(1295)	Victor Thomas Hizon -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Victor Thomas Hizon is 364 Parkview Ave, Gaithersburg, Maryland, United States, 20878.
(1296)	Victoria Larson -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Victoria Larson is 6 Lincoln Lane, Topsham, Maine, United States, 04086.
(1297)	Victoria Powell -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Victoria Powell is 200 Meadowcroft Lane, Media, Pennsylvania, United States, 19063.
(1298)	Vijay Marupaka -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Vijay Marupaka is 15 Bernadette Circle, Monmouth Junction, New Jersey, United States, 08852.
(1299)	Vijayakumar Aluru -- Shares beneficially owned consist of 788 shares of Common Stock acquired through a Regulation CF offering. The address for Vijayakumar Aluru is 13803 Mammoth Cave Ln, Frisco, TX 75035.
(1300)	Vikram Muthyala -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Vikram Muthyala is 81 Breakneck Hill Rd, Southborough, Massachusetts, United States, 01772.
(1301)	Vilas Veeraraghavan -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for vilas veeraraghavan is 36676 Port Fogwood Pl, Newark, California, United States, 94560.
(1302)	Villa Dantes LLC -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. Cody Highsmith is the natural person exercising voting and/or investment control over the securities held by Villa Dantes LLC. The address for Villa Dantes LLC is 1912 Millenia Ave, Chula Vista, California, United States, 91915.
(1303)	Ville Penttila -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Ville Penttila is 1572 Monteval Ln, San Jose, California, United States, 95120.
(1304)	Vincent Cheval -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Vincent Cheval is 450 Illinois Ave, Del Rio, Texas, United States, 78840.
(1305)	Vincent Ducharme -- Shares beneficially owned consist of 105 shares of Common Stock acquired through a Regulation CF offering. The address for Vincent Ducharme is 6570 Ellen Drive, Roscommon, MI 48653.
(1306)	Vincent Mach -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Vincent Mach is 950 Windsong Court, Diamond Bar, California, United States, 91765.
(1307)	Vinod Havalad -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Vinod Havalad is 65 E Monroe St, Chicago, Illinois, United States, 60603.
(1308)	Vipul Shah -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Vipul Shah is 552 Hillsdale Ave, Santa Clara, California, United States, 95051.
(1309)	Virgil Anthony -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Virgil Anthony is 5116 Verbena Dr NW, Acworth, Georgia, United States, 30102.
(1310)	Vishal Arya -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for vishal arya is 926 N Rowell Ave, Manhattan Beach, California, United States, 90266.
(1311)	Vivek Suhag -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Vivek Suhag is Unit 633, 156A Epping Road, Sydney, New South Wales, Australia, 2066.
(1312)	Vivekanand Baisetty -- Shares beneficially owned consist of 213 shares of Common Stock acquired through a Regulation CF offering. The address for Vivekanand Baisetty is 24139 Dark Hollow Circle, Aldie, VA 20105.
(1313)	Vivian Bilasano -- Shares beneficially owned consist of 879 shares of Common Stock acquired through a Regulation CF offering. The address for Vivian Bilasano is 17150 Magnolia Estates Drive, Southwest Ranches, Florida, United States, 33331.
(1314)	Vivian Liu -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Vivian Liu is 447 West 18th, New York, New York, United States, 10011.
(1315)	Viviana Priscila Bermeo Contreras -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Viviana Priscila Bermeo Contreras is 975 Knapps Highway, Fairfield, Connecticut, United States, 06825.
(1316)

Vlad Robu -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. Mr. Robu may also be deemed to beneficially own shares of Common Stock held by Trudelo LLC, as its sole member. Mr. Robu disclaims beneficial ownership of such shares held by Trudelo LLC except to the extent of his pecuniary interest therein. The address for Vlad Robu is 4288 Lacebark Ln, Naperville, Illinois 60564.

(1317)	Vonte Damon Johnson -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Vonte Damon Johnson is 8701 West Parmer Ln, Austin, Texas, United States, 78729.
(1318)	Wael Azer -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Wael Azer is 1578 Us Hwy 19 South,Apt #1806, Leesburg, Georgia, United States, 31763.
(1319)	Walter Moseley -- Shares beneficially owned consist of 439 shares of Common Stock acquired through a Regulation CF offering. The address for Walter Moseley is 710 Commerce Drive, Venice, Florida, United States, 34292.

150

(1320)	Walter Pisary -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Walter Pisary is 2411 East 3D Str, Brooklyn, New York, United States, 11223.
(1321)	Wayne Elkins -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Wayne Elkins is 713 Big Horn Trail, Crowley, Texas, United States, 76036.
(1322)	Wesley Russell Smith -- Shares beneficially owned consist of 132 shares of Common Stock acquired through a Regulation CF offering. The address for Wesley Russell Smith is 579 Mount Zion Rd, Conyers, Georgia, United States, 30012.
(1323)	Wilfredo Ramos -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Wilfredo Ramos is 187 Stonegate Road, Camarillo, California, United States, 93010.
(1324)	William Akre -- Shares beneficially owned consist of 350 shares of Common Stock acquired through a Regulation CF offering. The address for William Akre is 861 Mulberry Dr, Geneseo, IL 61254.
(1325)	William Bennett -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for William Bennett is 300 S Aster Trace, Jacksonville, Florida, United States, 32259.
(1326)	William Black -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for William Black is 1921 N Custer St, Wichita, Kansas, United States, 67203.
(1327)	William Kellum -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for William Kellum is 2703 Two Iron Street, Morehead City, North Carolina, United States, 28557.
(1328)	William Kirkwood -- Shares beneficially owned consist of 367 shares of Common Stock acquired through a Regulation CF offering. The address for William Kirkwood is 3485 Edgefield Pl, Carmel-By-The-Sea, CA 93923.
(1329)	William Martin Miller -- Shares beneficially owned consist of 167 shares of Common Stock acquired through a Regulation CF offering. The address for William Martin Miller is Unit 4A Scenery Court, Kowloon, Hong Kong,.
(1330)	William Munro -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for William Munro is 1588 Hanchett Ave, San Jose, California, United States, 95126.
(1331)	William Samuels -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for William Samuels is 75 Kenmare Street, 6F, New York, New York, United States, 10012.
(1332)	William Thore -- Shares beneficially owned consist of 220 shares of Common Stock acquired through a Regulation CF offering. The address for William Thore is 364 Candler St. NE, Atlanta, Georgia, United States, 30307.
(1333)	William Tippets -- Shares beneficially owned consist of 302 shares of Common Stock acquired through a Regulation CF offering. The address for William Tippets is 2132 S Helena St, Spokane, WA 99203.
(1334)	Willie Spivey -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Willie Spivey is Cmr 426 Box 176, Apo, Ae, United States, 09613.
(1335)	Willky Joseph -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Willky Joseph is 1811 S 3rd Street Apt B7, Louisville, Kentucky, United States, 40208.
(1336)	WJM Trust 2006-11-17 -- Shares beneficially owned consist of 575 shares of Common Stock acquired through a Regulation CF offering. William Moroney is the natural person exercising voting and/or investment control over the securities held by WJM Trust 2006-11-17. The address for WJM Trust 2006-11-17 is 6402 North 27th Street, Phoenix, AZ 85016.
(1337)	WorkStaff USA Staffing Agency, LLC -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. Thomasina Hinds is the natural person exercising voting and/or investment control over the securities held by WorkStaff USA Staffing Agency, LLC. The address for WorkStaff USA Staffing Agency, LLC is 5 Orchard Drive, Farmingville, New York, United States, 11738.
(1338)	Wyatt Closs -- Shares beneficially owned consist of 106 shares of Common Stock acquired through a Regulation CF offering. The address for Wyatt Closs is 1403 Navarro Avenue, Pasadena, California, United States, 91103.
(1339)	Xiaoyang Ma -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Xiaoyang Ma is 33 Caton Place, Apt. 5D, Brooklyn, New York, United States, 11218.
(1340)	Xinci Zhang -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Xinci Zhang is 18 10th St, San Francisco, California, United States, 94103.
(1341)	Yatin Patil -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Yatin Patil is 24 Begonia Lane, Monroe Township, New Jersey, United States, 08831.
(1342)	Yingying Zhu -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Yingying Zhu is 6 Quincy CT., Princeton, New Jersey, United States, 08540.
(1343)	Yishen Chen -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Yishen Chen is 1132 1/2 W Kensington Rd, Los Angeles, California, United States, 90026.

151

(1344)	Yogendra Goyal -- Shares beneficially owned consist of 44 shares of Common Stock acquired through a Regulation CF offering. The address for Yogendra Goyal is 4 Conte Ln, Ossining, New York, United States, 10562.
(1345)	Yuqi Wang -- Shares beneficially owned consist of 18 shares of Common Stock acquired through a Regulation CF offering. The address for Yuqi Wang is 554 Dorchester Ave, South Boston, Massachusetts, United States, 02127.
(1346)	Yureve Govind -- Shares beneficially owned consist of 235 shares of Common Stock acquired through a Regulation CF offering. The address for Yureve Govind is 3500 Beau Rd, Kissimmee, FL 34746.
(1347)	Yvonne Schultz -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Yvonne Schultz is 12745 N. 10th Avenue, Boise, Idaho, United States, 83714.
(1348)	Zachary Abramson -- Shares beneficially owned consist of 45 shares of Common Stock acquired through a Regulation CF offering. The address for Zachary Abramson is 614 Summer St, Arlington, Massachusetts, United States, 02474.
(1349)	Zachary James Wall -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Zachary James Wall is 12801 Big Sur Dr., Tampa, Florida, United States, 33625.
(1350)	Zack Wininger -- Shares beneficially owned consist of 88 shares of Common Stock acquired through a Regulation CF offering. The address for Zack Wininger is 8547 Tourmaline Blvd, Boynton Beach, Florida, United States, 33472.
(1351)	Zain Stedman -- Shares beneficially owned consist of 80 shares of Common Stock acquired through a Regulation CF offering. The address for Zain Stedman is 95 Worth Street, New York, New York, United States, 10013.
(1352)	Zeno Mario Eduard Trevisan -- Shares beneficially owned consist of 264 shares of Common Stock acquired through a Regulation CF offering. The address for Zeno Mario Eduard Trevisan is Aegeristrasse 67B, Zug, Zug, Switzerland, 6300.
(1353)	Zeshawn Baber -- Shares beneficially owned consist of 89 shares of Common Stock acquired through a Regulation CF offering. The address for Zeshawn Baber is 1145 Republican Street, Seattle, Washington, United States, 98109.

152

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect in connection with the effectiveness of the registration statement of which this prospectus forms a part. This description summarizes the provisions of our Certificate of Incorporation and our bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to our Certificate of Incorporation and our bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

As provided in our Certificate of Incorporation, we are authorized to issue 291,192,462 shares of capital stock, which consist of: (i) 250,000,000 shares of Common Stock, par value $0.00001 per share, and (ii) 41,192,462 shares of Preferred Stock, par value $0.00001 per share.

As provided in our Certificate of Incorporation, each outstanding share of non-voting Common Stock was automatically converted into one share of Common Stock. We no longer have the authority to issue shares of Non-Voting Common Stock.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, subject to the rights of the holders of our Preferred Stock and applicable law, to issue additional shares of our capital stock without further stockholder approval.

Common Stock

As of April 16, 2026, after giving effect to the automatic conversion on April 8, 2026 of all outstanding shares of our Preferred Stock (other than the Series C Convertible Preferred Stock) into shares of Common Stock, there are 11,146,039 shares of our Common Stock issued and outstanding.

Our Certificate of Incorporation provides that:

•	holders of Common Stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment;

•	holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders and are also entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

•	the payment of dividends, if any, on the Common Stock will be subject to the prior payment of dividends on any outstanding preferred stock;

•	upon our liquidation or dissolution, the holders of Common Stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

•	our stockholders have no conversion, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Voting Rights

Under our Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock, and a separate class vote of our Common Stock is not required for such a change. In other instances, as provided by Delaware law, holders of our Common Stock are entitled to vote as a separate class on certain amendments to our Certificate of Incorporation that would alter or change the powers, preferences, or special rights of the Common Stock in a manner that would adversely affect them.

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Warrants

In connection with the First Closing under the SPA, as amended by the Amendment, we issued to Streeterville Capital, LLC the Warrant to purchase up to 3,500,000 shares of Common Stock, for a purchase price of $10,000 (the “Warrant Purchase Price”). The Warrant is filed as Exhibit 10.54 to the registration statement of which this prospectus forms a part. The following is a summary of the material terms of the Warrant, which is qualified in its entirety by reference to the full text of the Warrant.

Exercise Price and Duration. The exercise price per share under the Warrant is equal to 110% of the Nasdaq Valuation Price. The Warrant is exercisable in whole or in part at any time from the date of issuance until the fifth anniversary of the Initial Listing Date, unless earlier terminated by the Company. At any time following the date that is one year from the Initial Listing Date, the Company may terminate the Warrant upon ten days’ prior written notice to the holder, during which notice period the holder may exercise all or any portion of the Warrant.

Exercise Mechanics. The Warrant is exercisable by delivery of a completed notice of exercise and payment of the exercise price in cash, certified or official bank check, or wire transfer. Upon exercise, the Company is required to deliver the applicable shares of Common Stock electronically via the DWAC system within two Trading Days of receipt of the exercise price.

Beneficial Ownership Limitation. The Warrant contains a 9.99% beneficial ownership limitation, pursuant to which the Company is not required to issue shares of Common Stock to the extent such issuance would cause the holder (together with its affiliates) to beneficially own more than 9.99% of the outstanding shares of Common Stock.

Anti-Dilution Adjustments. The number of shares issuable upon exercise of the Warrant and the exercise price are subject to proportional adjustment in the event of stock splits, stock dividends, combinations, or similar capital adjustments. In the event of a reclassification, reorganization, or change in capital stock, the holder will be entitled to receive the kind and amount of securities and property receivable by holders of Common Stock in such transaction.

No Stockholder Rights. The holder of the Warrant does not have any rights of a stockholder of the Company by virtue of holding the Warrant, including voting rights or rights to dividends, until shares of Common Stock are issued upon exercise.

Transferability. The Warrant is transferable to affiliates of the holder without restriction and to non-affiliates subject to compliance with the Securities Act (either pursuant to an effective registration statement or an opinion of counsel).

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 41,192,462 shares of Preferred Stock, $0.00001 par value per share, divided into multiple series. Each series of Preferred Stock is granted specific rights, preferences, privileges, and restrictions, as detailed below. The rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

Authorized Series of Preferred Stock

As of April 16, 2026, the following series of Preferred Stock are authorized under our Certificate of Incorporation. No shares of any of the following series are issued or outstanding, as all previously outstanding shares of each series automatically converted into shares of Common Stock on April 8, 2026 in connection with the initial public filing of this registration statement:

●	Series Seed Preferred Stock: 1,362,530 shares authorized, 0 shares outstanding

●	Series Seed-1 Preferred Stock: 2,412,297 shares authorized, 0 shares outstanding

●	Series Seed-2 Preferred Stock: 4,323,248 shares authorized, 0 shares outstanding

●	Series Seed-3 Preferred Stock: 1,579,994 shares authorized, 0 shares outstanding

●	Series Seed-4 Preferred Stock: 2,346,635 shares authorized, 0 shares outstanding

●	Series Seed-5 Preferred Stock: 504,316 shares authorized, 0 shares outstanding

●	Series A Preferred Stock: 873,734 shares authorized, 0 shares outstanding

●	Series B-1 Preferred Stock: 18,198,578 shares authorized, 0 shares outstanding

●	Series B-2 Preferred Stock: 4,262,724 shares authorized, 0 shares outstanding

●	Series B-3 Preferred Stock: 5,328,406 shares authorized, 0 shares outstanding

All outstanding shares of Preferred Stock automatically converted into shares of Common Stock on April 8, 2026 upon the initial public filing of this registration statement on Form S-1 in connection with our direct listing, as required by our Certificate of Incorporation. Under the terms of our Certificate of Incorporation, automatic conversion was also triggered by a qualified initial public offering.

On March 17, 2026, our Board designated 35,000 shares of Series C Convertible Preferred Stock, par value $0.00001 per share, with a stated value of $1,086.96 per share, in connection with the SPA with Streeterville. The Series C Stock ranks senior to all Common Stock and all other capital stock of the Company with respect to dividends, distributions, and liquidation (absent Required Holder consent for parity or senior stock). Each share of Series C Stock accrues a preferred return at 2% per quarter, compounding daily, payable quarterly in cash or additional shares of Series C Stock at the Company’s election. The Series C Stock is convertible into Common Stock at the applicable conversion price (initially the Fixed Price, and after six months or upon a Trigger Event or Event of Default, the lesser of the Fixed Price and the Market Price), subject to a 40% floor price and a 9.99% beneficial ownership limitation. The Company may optionally redeem the Series C Stock at 115% of the liquidation amount after six months. The Series C Stock does not vote on matters submitted to Common Stock holders but requires majority consent of holders for amendments to its Certificate of Designation.

Dividends

The terms of each series of our Preferred Stock described below (including the dividend rates, liquidation preferences, conversion rights, voting rights, and protective provisions of the Series Seed, Series Seed-1 through Series Seed-5, Series A, and Series B-1 through Series B-3 Preferred Stock) were in effect prior to the automatic conversion on April 8, 2026. Because no shares of any of these series remain issued or outstanding following the conversion, these terms are no longer operative, but are described below because each such series remains an authorized series of our capital stock under our Certificate of Incorporation. References in this description to “Preferred Stock” refer to these legacy series only and not to the Series C Convertible Preferred Stock, the terms of which are described separately below.

Holders of each series of Preferred Stock are entitled to receive dividends prior to any dividends declared or paid on Common Stock, unless the dividend on Common Stock is payable in additional shares of Common Stock. The dividend amount for each series is calculated based on the “Original Issue Price” for that series, which is as follows:

●	Series Seed: $3.7994 per share
●	Series Seed-1: $0.2332 per share
●	Series Seed-2: $0.3732 per share
●	Series Seed-3: $1.1664 per share
●	Series Seed-4: $3.0395 per share
●	Series Seed-5: $0.5198 per share
●	Series A: $4.15806 per share
●	Series B-1: $1.4644 per share
●	Series B-2: $2.8150 per share
●	Series B-3: $2.2521 per share

Liquidation Preferences

In the event of any liquidation, dissolution, winding up, or a “Deemed Liquidation Event,” holders of Series B Preferred Stock (Series B-1, B-2, and B-3) are entitled to receive, on a pari passu basis and before any payment to other series of Preferred Stock or the Common Stock, an amount per share equal to their respective Original Issue Price plus any declared but unpaid dividends.

After full payment to the holders of Series B Preferred Stock, the holders of the remaining series of Preferred Stock (Series Seed, Seed-1, Seed-2, Seed-3, Seed-4, Seed-5, and Series A) are entitled to receive, on a pari passu basis among themselves and before any payment to Common Stock, their respective Original Issue Price plus any declared but unpaid dividends.

Any remaining assets are distributed pro rata among Common Stockholders.

154

Deemed Liquidation Events

A Deemed Liquidation Event includes certain mergers, consolidations, asset sales, or similar transactions. The allocation of proceeds in such events follows the same order of priority as in a standard liquidation.

Conversion Rights

Each share of Preferred Stock is convertible at the option of the holder into Common Stock at a rate determined by dividing the Original Issue Price by the applicable Conversion Price (initially set at the Original Issue Price for each series). Conversion rights are subject to adjustment for stock splits, combinations, dividends, and certain dilutive issuances. All outstanding Preferred Stock automatically converted into Common Stock upon the occurrence of certain trigger events, such as the initial public filing of this registration statement or a vote of the requisite holders. On April 8, 2026, concurrently with the initial public filing of this prospectus, all outstanding shares of Preferred Stock automatically converted into an aggregate of 7,483,093 additional shares of Common Stock, without any further action by the holders, in accordance with the terms of our Certificate of Incorporation; accordingly, immediately following such automatic conversion triggered by the direct listing, we had no shares of Preferred Stock outstanding, although we may in the future issue additional shares of Preferred Stock, which would increase the number of Preferred Stock outstanding.

Voting Rights

Holders of Preferred Stock vote together with holders of Common Stock on an as-converted basis, except as otherwise required by law or the Certificate of Incorporation. Certain actions require the separate consent of the holders of a majority of the outstanding shares of Preferred Stock (the “Requisite Holders”), voting as a single class, including:

●	Liquidation, dissolution, or winding up of the corporation
●	Amendments to the Certificate of Incorporation or Bylaws that adversely affect Preferred Stock
●	Changes to the authorized number of shares of Preferred Stock
●	Certain redemptions or dividends
●	Changes to the size of the Board of Directors

Series B Preferred Stock (B-1, B-2, B-3) holders have additional protective provisions, including the right to approve the creation of any new class or series of equity security senior to Series B, or amendments that adversely affect Series B specifically.

Redemption

Preferred Stock is generally not redeemable at the option of the holder or the corporation, except in connection with certain Deemed Liquidation Events where holders may require redemption if the corporation does not dissolve within a specified period.

Any shares of Preferred Stock that are redeemed, converted, or otherwise acquired by the corporation are automatically cancelled and may not be reissued. The rights, powers, preferences, and other terms of each series of Preferred Stock may be waived by the affirmative written consent or vote of the requisite holders of that series.

Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Board Structure and Director Removals

Our bylaws determine the number of directors on our board of directors (the “Board”), and each director is entitled to one vote on matters before the Board. The holders of Common Stock, exclusively and as a separate class, are entitled to elect one director. Any director elected by a class or series may be removed without cause by the affirmative vote of the holders of a majority of the shares of that class or series, and vacancies in such directorships are filled only by the holders of that class or series or by any remaining director(s) elected by that class or series.

Advance Notice Requirements

Our bylaws will establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures will specify that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken, and define what is considered timely. Our bylaws will also specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

155

Preferred Stock Authorization and Rights

Our Certificate of Incorporation authorizes 41,192,462 shares of Preferred Stock, divided into multiple series (Series Seed, Seed-1, Seed-2, Seed-3, Seed-4, Seed-5, Series A, Series B-1, B-2, and B-3), each with specific rights, preferences, and privileges. The Board has broad authority to establish the rights and preferences of authorized and unissued shares of Preferred Stock, subject to the protective provisions in the Certificate of Incorporation. The existence of authorized but unissued Preferred Stock may enable the Board to discourage attempts to obtain control of the corporation by means such as mergers, tender offers, or proxy contests. The issuance of Preferred Stock could dilute the voting or other rights of existing stockholders and may delay, deter, or prevent a change in control.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or the Securities Act.

Notwithstanding the foregoing, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Incorporation, but there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Certificate of Incorporation provides that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our Certificate of Incorporation. Our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims.

156

Renunciation of Corporate Opportunities

Our Certificate of Incorporation provides that, to the fullest extent permitted by law, the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, certain business opportunities (“Excluded Opportunities”). Excluded Opportunities include any matter, transaction or interest that is presented to, or acquired, created or developed by, or otherwise comes into the possession of (i) any director of the Company who is not an employee of the Company or any of its subsidiaries or (ii) any holder of our Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, in each case other than individuals who are employees of the Company or its subsidiaries (collectively, “Covered Persons”), unless such opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such person’s capacity as a director of the Company.

Under this provision, Covered Persons generally have no duty to communicate or offer Excluded Opportunities to the Company, and may pursue such opportunities for their own benefit or for the benefit of other entities, including entities that may compete with the Company.

The Certificate of Incorporation further provides that any repeal or modification of this renunciation of corporate opportunities will apply only prospectively and will not affect rights with respect to actions or omissions occurring prior to such amendment or repeal. In addition, notwithstanding anything to the contrary in the Certificate of Incorporation, the affirmative vote of the requisite holders of the Company’s capital stock is required to amend or repeal, or adopt any provision inconsistent with, this renunciation of corporate opportunities.

Limitation of Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation and bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law, and we are authorized to advance expenses to them as incurred in connection with legal proceedings.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and insurance are necessary to attract and retain talented and experienced directors and officers. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Section 203 of the DGCL

As a Delaware corporation, we will be subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.” In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of the corporation.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

•	the business combination takes place more than three years after the interested stockholder became an “interested stockholder;”

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding, other than statutorily excluded shares of Common Stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

157

Amended and Restated Investors’ Rights Agreement

Our Amended and Restated Investors’ Rights Agreement (the “IRA”) provides for demand and piggyback registration rights, including Form S-1 demand rights after the earlier of five years from the IRA date or 180 days after the Company’s IPO or Direct Listing, upon request by holders of at least 50% of the registrable securities then outstanding, for at least 40% of the registrable securities with an anticipated net offering size of at least $10 million, and Form S-3 demand rights (when eligible) upon request by holders of at least 30% of the registrable securities then outstanding for offerings with at least $5 million in anticipated net proceeds, in each case subject to customary deferral and cutback provisions and limits on the number and frequency of demands. The Company may defer a filing once in any 12-month period for up to 120 days if the Board determines filing would be materially detrimental to the Company and its stockholders, and underwriting cutbacks allocate pro rata among selling holders and prioritize registrable securities over other selling stockholder securities, subject to specified IPO limitations. The Company bears registration expenses (other than selling expenses) and will indemnify selling holders for Securities Act liabilities, subject to standard exceptions, and holders provide reciprocal indemnity limited to offering proceeds. These registration rights terminate upon the earliest of a Deemed Liquidation Event (as defined in the certificate), the time Rule 144 permits sale of all holder shares within three months without volume limits, or the third anniversary of the IPO or Direct Listing. The IRA also includes a market standoff for holders of up to 180 days applicable only to an underwritten IPO and not to a Direct Listing.

The registration rights could result in resales by existing investors that increase the supply of shares and affect the trading price or volatility upon and after listing, and underwriter cutbacks in a Company-initiated offering may limit stockholder participation. Because the IRA’s market standoff applies only in an underwritten IPO and does not apply to a Direct Listing, absent other restrictions, investors may sell freely at listing, which could increase volatility; this aligns with the existing S-1 disclosure noting the absence of contractual lock-ups in a Direct Listing. In addition, information and observer rights could facilitate coordinated stockholder action and provide certain investors with access to non-public information prior to an IPO, though those rights terminate at IPO or upon Exchange Act reporting.

Amended and Restated Right of First Refusal and Co-Sale Agreement

Our Amended and Restated Right of First Refusal and Co-Sale Agreement (the “ROFR/Co-Sale Agreement”) provides that the Company has a right of first refusal to purchase the offered shares on the terms of a bona fide offer; to the extent the Company declines or only partially exercises, investors have a secondary refusal right to purchase their pro rata share, with an oversubscription mechanism among exercising investors. Notices and election periods are specified (including a Company response within 15 days and an investor election within 10 days following the Company’s secondary notice), and closing occurs within the later of the intended transfer date or 45 days after the original notice, with non-cash consideration payable in cash equivalents at fair market value as determined by the Board. To the extent Transfer Stock is not purchased under the right of first refusal, investors have tag-along rights to sell a pro rata portion on the same terms, with consideration in a change-of-control sale allocated consistent with the certificate’s liquidation preference waterfall; if a proposed buyer will not purchase from participating investors, the selling key holder must purchase the investors’ tendered shares on the same terms concurrently with its sale, and violations trigger a purchase remedy in favor of investors. Certain transfers by key holders, including transfers to affiliates or for estate planning purposes and sales in a registered public offering or deemed liquidation event, are exempt subject to joinder requirements, while transfers to competitors or certain customers or distributors may be prohibited if deemed competitively harmful by the Board. Certain key holders agree to an underwritten initial public offering lock-up of up to 180 days (and any additional period required to accommodate FINRA research quiet periods), applicable only if officers, directors and 1% stockholders are subject to similar restrictions; this lock-up does not apply to a direct listing, and the Company may impose stop-transfer instructions during the lock-up. The ROFR/Co-Sale Agreement terminates immediately prior to an underwritten initial public offering, upon the initial trade in a direct listing, or upon a deemed liquidation event.

The ROFR/Co-Sale Agreement provisions restrict certain key holders’ liquidity and can delay or condition private transfers, while providing investors with downside protection and participation in private sales, which could limit strategic transfers by certain key holders. In addition, because the IPO lock-up in this agreement does not apply to a direct listing, and as disclosed elsewhere, the absence of lock-ups in a Direct Listing can increase volatility and supply uncertainty at listing.

Amended and Restated Voting Agreement

Our Amended and Restated Voting Agreement (the “Voting Agreement”) provides that stockholders agree to vote their shares, and grant an irrevocable proxy, to elect designated directors consistent with the certificate of incorporation, including a common director elected by holders of Common Stock voting as a separate class, with removal and vacancy provisions tracking designation rights, and they further covenant to vote to increase authorized common shares as needed to permit conversion of preferred stock. If a Sale (as defined in the Voting Agreement) of the Company is approved by (i) holders of a majority of the shares of Common Stock then issuable upon conversion of the preferred (Selling Investors), (ii) the Board, and (iii) holders of a majority of outstanding Common Stock (other than as-converted), and the approval specifies application of the drag, each stockholder agrees to vote for and to participate in the Sale of the Company on the same terms and conditions, subject to customary stockholder-level limitations, including several and limited representations on authority and title, no non-compete for non-employees, several indemnity caps at proceeds received, the same form and amount of consideration within each class or series, and cash in lieu where securities consideration would require registration or non-customary information. To ensure compliance with these voting covenants on board composition, share increases and Sale of the Company approvals, stockholders grant the Company’s Chief Executive Officer an irrevocable proxy and power of attorney (coupled with an interest) to vote shares or execute documentation if the stockholder fails to do so or attempts to vote inconsistently. The Voting Agreement terminates upon the earlier to occur of the consummation of the Company’s first underwritten public offering of its Common Stock, the initial trade in a direct listing or the consummation of a Sale of the Company.

The Voting Agreement concentrates governance outcomes by contract, including the ability of specified majorities to approve a Sale of the Company and compel participation by all stockholders, subject to investor-friendly protections, which may limit minority stockholders’ ability to oppose or condition a sale once the drag triggers are met. In addition, the irrevocable proxy and power of attorney ensure enforceability of voting covenants and may limit a stockholder’s discretion in director elections, share authorizations and Sale of the Company approvals.

Listing

We have applied to list our Common Stock on the Nasdaq Global Market under the symbol “AMSS”.

Transfer Agent and Registrar

 The transfer agent and registrar for our Common Stock is Odyssey Transfer and Trust Company. The transfer agent and registrar’s address is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125. The transfer agent and registrar can be contacted by phone at: 1-855-584-2880.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our Common Stock on Nasdaq, there has been no public market for our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our Common Stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

After the Direct Listing, a total of [●]  shares of our Common Stock will be outstanding, including 14,293,298 shares of our Common Stock registered for resale under the registration statement of which this prospectus forms a part. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our Common Stock may be sold after our initial listing on Nasdaq, either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

The SPA with Streeterville will increase the number of shares eligible for future sale through conversions of the Series C Stock and exercises of the Warrant and will increase volatility in our stock price after listing. The First Closing under the SPA, as amended by the Amendment, occurred on April 8, 2026, at which time the Commitment Shares and the Warrant were issued to Streeterville, the Second Closing, which is subject to multiple conditions precedent, including the occurrence of the Initial Listing Date. The SPA requires that we file a registration statement to register at least 3,528,125 Common Shares for resale (covering the Commitment Shares and shares underlying the warrants), and a subsequent registration statement within 15 days of the Initial Listing Date registering sufficient shares for resale of all Conversion Shares. Failure to have the subsequent registration statement declared effective within 90 days of listing results in the issuance of additional Series C Stock equal to 1% of the outstanding balance every 30 days (up to three times). Additionally, Streeterville is subject to a weekly sales cap of 12.5% of total weekly trading volume.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of Common Stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of Common Stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling Common Stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

•	1% of the number of shares of Common Stock then outstanding, which will equal approximately shares immediately after our registration; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of Common Stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock subject to outstanding stock options or reserved for issuance under our 2025 Omnibus Incentive Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

Lock-up Agreements

Certain of our Registered Stockholders have entered into lock-up agreements or are subject to other contractual restrictions on transfer, as described in the footnotes to the “Selling Stockholders” table. These restrictions vary by stockholder and generally provide for staged release schedules over periods ranging from 90 to 180 days following the Direct Listing. In particular: (a) MVL Inc. — Of the 2,186,126 shares being registered, 940,569 shares are freely tradeable from and after the Direct Listing, and the remaining 1,245,557 shares are subject to a lock-up with 20% released on Day 91, an additional 50% on Day 141, and the remainder on Day 170. (b) Davies Holdings Europe Kft. — Of the 627,663 shares beneficially owned, 41,301 shares are freely tradeable and the remaining 586,362 shares are subject to a lock-up with staged releases at Days 45, 90, 115, and full release at Day 180. (c) Kukus LLC — 799,990 shares are subject to a lock-up with staged releases at Days 45, 90, 115, and full release at Day 180. (d) Kayus LLC — 683,322 shares are subject to a lock-up with the same staged release schedule as Kukus LLC. (e) Z1967 Limited — 871,227 shares are subject to a lock-up with the same staged release schedule as Kukus LLC and Kayus LLC. (f) Mark T. Lynn — Shares are subject to a lock-up for 90 days following the Initial Listing Date, and thereafter Mr. Lynn may sell no more than 1% of the weekly trading volume in any given week. In addition, certain other Registered Stockholders are subject to lock-up agreements expiring December 31, 2026, with staged releases beginning on Day 91. See “Selling Stockholders” for additional details. Because a significant number of shares held by Registered Stockholders are not subject to lock-up restrictions, there can be no assurance that selling pressure will be moderated following the Direct Listing.

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SALE PRICE HISTORY OF OUR CAPITAL STOCK

We have applied to list our Common Stock on Nasdaq. Prior to the listing of our Common Stock on Nasdaq, there have been no public market for our Common Stock. Our Common Stock has a limited history of trading in private transactions. In May 2025, we completed a Regulation CF crowdfunding campaign at a purchase price of $8.55 per share. Most recently, in December 2025, the Company closed a Regulation Crowdfunding offering at a purchase price of $8.98 per share. The recent sales prices in these private transactions may have little or no bearing on the trading price of our Common Stock at the opening of trading on Nasdaq or at any subsequent time. The trading price of our Common Stock could be significantly different from the prices at which shares were recently sold in private transactions.

While Maxim Group LLC, in its capacity as our financial advisor, is expected to consider this information in connection with setting the opening public price of our Common Stock, this information may have little or no relation to broader market demand for our Common Stock and thus the opening public price and subsequent public price of our Common Stock on Nasdaq. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our Common Stock on Nasdaq.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership, and disposition of our Common Stock. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this registration statement. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our Common Stock pursuant to this registration statement and who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock;

•	persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	tax-qualified retirement plans;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;

•	persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

•	Non-U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	controlled foreign corporations; and

•	passive foreign investment companies.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Common Stock and the partners in such partnerships are urged to consult their own tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Common Stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described under the section titled “Dividend Policy,” we have never declared or paid dividends on our Common Stock and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Common Stock, but not below zero. Any excess amount distributed will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described under the section titled “—Gain On Disposition of Our Common Stock” below.

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined under the section titled “—Withholding on Foreign Entities” below), dividends paid to a non-U.S. holder of our Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our withholding agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our withholding agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our withholding agent, either directly or through other intermediaries.

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If a non-U.S. holder holds our Common Stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Common Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Common Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Common Stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our Common Stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Common Stock, and our Common Stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Gain described in the third bullet point above will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to any provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our Common Stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Common Stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or applicable successor form), or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (collectively, “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity either certifies that it does not have any “substantial United States owners” as defined in the Code or provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. The withholding provisions described above currently apply to payments of dividends on our Common Stock. Prior to the issuance of proposed Treasury regulations described below, withholding taxes under FATCA would have also applied to gross proceeds from sales or other disposition of our Common Stock. However, the U.S. Treasury Department’s proposed regulations that, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until they are revoked or final regulations are issued.

Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on an investment in our Common Stock.

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PLAN OF DISTRIBUTION

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest may sell their shares of Common Stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the Common Stock are listed for trading. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of Common Stock by the Registered Stockholders. However, we have engaged Maxim Group LLC, as our financial advisor to assist us with respect to certain matters relating to our listing, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of Common Stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of their shares of Common Stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of Common Stock by the Registered Stockholders. We will recognize costs related to this direct listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

Prior to the listing of our Common Stock on Nasdaq, there has been a limited public market for our Common Stock. In May 2025, we completed a Regulation CF crowdfunding campaign at a purchase price of $8.55 per share. Most recently, in December 2025, the Company closed a Regulation Crowdfunding offering at a purchase price of $8.98 per share. The recent sales prices in these private transactions may have little or no bearing on the trading price of our Common Stock at the opening of trading on Nasdaq or at any subsequent time. The trading price of our Common Stock could be significantly different from the prices at which shares were recently sold in private transactions.

We have engaged Maxim Group LLC (the “Advisor”), as our financial advisor to advise and assist us with respect to certain matters relating to our direct listing (the “Direct Listing”). The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing, developing and assisting with our investor communication strategy in relation to the Direct Listing, and being available to consult with Nasdaq, including on the day that our shares of Common Stock are initially listed on the Nasdaq Global Market.

In addition, the Advisor will determine when our shares of Common Stock are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price (as defined below). However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our Common Stock in consultation with us, except as described herein.

On the day that our shares of Common Stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of Common Stock on Nasdaq will commence.

Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of Common Stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of Common Stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of Common Stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained—a limit order to buy 500 shares of Common Stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of Common Stock at an entered asking price of $10.00 per share—the Current Reference Price would be selected as follows:

•	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

•	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

•	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of Common Stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

165

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade.

Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our Common Stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our Common Stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our Common Stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our Common Stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of Common Stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. Neither we nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism nor will we or they coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of Common Stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of Common Stock that can be paired off the Current Reference Price, the number of shares of Common Stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level – the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of Common Stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of Common Stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

In addition, to list on Nasdaq, we are also required to have at least four registered and active market makers. If the Advisor registers as a market maker in our Common Stock, it will not commence active market-making activities in our Common Stock until after the completion of the opening cross/trade on the Nasdaq Global Market. We also expect to engage other market makers, whose active market-making activities will similarly not commence until after the completion of the opening cross/trade.

In addition to sales made pursuant to this prospectus, the shares of Common Stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.

A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Stockholders under this prospectus. The Registered Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of Common Stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal.

In connection with its engagement as our financial advisor, the Advisor received 131,938 shares of our Common Stock, which is equal to 1.0% of our outstanding Common Stock on a fully diluted basis, as of the date of our engagement letter with the Advisor. In addition, the Advisor will be entitled to a cash fee of $250,000 (payable upon the closing of the Company’s first financing either concurrent to or post direct listing) and that number of shares of Common Stock equal to 1.0% of the issued and outstanding Common Stock upon the successful consummation of the Direct Listing. The Advisor will also be entitled to an expense reimbursement for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that such expenses, other than legal fees, may not exceed $50,000 without our prior authorization.

In addition, pursuant to our agreement with the Advisor, for a period of 12 months from the date of the consummation of the Direct Listing, if we propose to (i) effect a public offering of our securities on a major U.S. exchange, (ii) effect a private placement of our securities, (iii) enter into certain financing transactions with third parties introduced to us by the Advisor or (iv) propose to enter into certain other transactions with third parties introduced to us by the Advisor, including, without limitation, a merger, acquisition or sale of stock or assets, or other similar transaction, we are obligated to offer to retain the Advisor as our lead underwriter and book running manager, our lead placement or sales agent, or our lead, as applicable, in connection with such financing or transaction, upon such reasonable and customary terms as the Advisor and we may mutually agree, with such terms to be set forth in a separate engagement letter or other agreement between the Advisor and us.

166

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation or sales of shares of our Common Stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

Placement Agency Agreement

In addition to its engagement as the Advisor for the Direct Listing, we have separately engaged Maxim Group LLC as our exclusive lead placement agent (in such capacity, the “Placement Agent”), on a “reasonable best efforts” basis, in connection with proposed future offerings of our securities (each, a “Placement”), pursuant to a Placement Agency Agreement dated March 17, 2026 (the “Placement Agency Agreement”). The execution of the Placement Agency Agreement does not constitute a commitment by the Placement Agent to purchase any of our securities and does not ensure the successful placement of any securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on our behalf.

The Placement Agent may, with our prior written consent, retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with any Placement.

Placement Agent Compensation. As compensation for the services provided under the Placement Agency Agreement, we have agreed to pay the Placement Agent, upon the closing of any Placement: (A) a cash fee equal to 7% of the aggregate gross proceeds raised in the Placement from the sale of securities on the closing date, plus (B) 6% of the aggregate gross proceeds received by us upon the exercise of any warrants issued in connection with the Placement. The Placement Agency Agreement does not provide for the issuance of any warrants or other equity compensation to the Placement Agent.

In addition, upon the closing of any Placement, we will reimburse the Placement Agent for (i) all reasonable and documented out-of-pocket expenses actually incurred, including travel expenses, in an amount not to exceed $50,000, and (ii) reasonable and documented legal fees and disbursements of the Placement Agent’s counsel actually incurred in connection with the Placement, not to exceed $75,000 without our prior written approval. Such reimbursement will be made directly from the gross proceeds raised in the Placement. The Placement Agent’s expense reimbursement is subject to compliance with FINRA Rule 5110(f)(2)(D).

Tail Provision. If, within 12 months following a termination of the Placement Agency Agreement (other than a termination by us for Cause), we complete any financing with any investor that was introduced, directly or indirectly, to us by the Placement Agent or who was contacted by the Placement Agent on our behalf in connection with its services during the term of the engagement, we will pay the Placement Agent upon the closing of such financing the compensation described above.

Right of First Refusal. We have granted the Placement Agent a right of first refusal for a period of 12 months after the consummation of a Go-Public Transaction (as defined in the engagement letter, dated August 7, 2025, between us and the Placement Agent (the “Engagement Letter”)) to act as the lead underwriter and book running manager, lead placement agent or sales agent, or lead advisor, as applicable, for any public offering of our equity or equity-linked securities (a “Subsequent Offering”). We are required to provide the Placement Agent with written notice of no less than three business days following our election to engage in a Subsequent Offering, describing the proposed terms and conditions thereof. The Placement Agent must notify us within 10 business days of its receipt of such notice as to whether or not it agrees to accept such retention. If the Placement Agent declines or fails to respond within such 10-business-day period, we will have no further obligation to the Placement Agent with respect to such Subsequent Offering. This right of first refusal does not apply if we have terminated the Placement Agency Agreement or the Engagement Letter for Cause.

Indemnification. We have agreed to indemnify the Placement Agent and each of its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as incurred (including reasonable fees and expenses of counsel), relating to or arising out of its activities under the Placement Agency Agreement, except to the extent that any such losses, claims, damages, expenses or liabilities are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s wilful misconduct or gross negligence. If indemnification is unavailable or insufficient, we have agreed to contribute to the amounts paid or payable by the Placement Agent in such proportion as is appropriate to reflect the relative benefits received and relative fault of each party, as well as any relevant equitable considerations; provided that the Placement Agent’s share of liability will not exceed the amount of fees actually received by the Placement Agent under the Placement Agency Agreement (excluding reimbursed expenses). The indemnification provisions survive the termination or expiration of the Placement Agency Agreement.

FINRA Affiliations. We have represented to the Placement Agent that there are no affiliations with any FINRA member firm among our officers, directors or, to our knowledge, any 5% or greater stockholder, except as set forth in our public filings under the Exchange Act with the SEC.

Securities Purchase Agreement for Series C Preferred Financing

Pursuant to the SPA dated March 17, 2026, we have agreed to register for resale 3,528,125 shares of Common Stock, comprised of (i) 28,125 shares of Common Stock issued to Streeterville as a commitment fee (the “Commitment Shares”), calculated pursuant to the Amendment as $450,000 divided by the Expected Reference Price of $16.00 per share, rounded down to the nearest whole share, and (ii) 3,500,000 shares of Common Stock issuable upon exercise of the Warrant. Shares of Common Stock issuable upon conversion of the Series C Stock will be registered for resale in a subsequent registration statement to be filed within fifteen (15) days of the Initial Listing Date. The First Closing under the SPA, as amended by the Amendment, occurred on April 8, 2026, at which time the Commitment Shares and the Warrant were issued to Streeterville. Pursuant to the Amendment, the Warrant was moved from the Second Closing to the First Closing, and Streeterville paid the Warrant Purchase Price of $10,000 as a condition to the issuance of the Warrant. The Series C Stock will be issued at the Second Closing, which is subject to the satisfaction of specified conditions precedent, including, among other things, the occurrence of the Initial Listing Date and the effectiveness of the Initial Registration Statement. Streeterville has agreed not to engage in open-market short sales during the commitment period and is subject to a weekly sales limitation of 12.5% of total weekly trading volume. Officers and directors of the Company have agreed to lock-up restrictions prohibiting the sale of Common Stock for 90 days following the Initial Listing Date and thereafter limiting sales to no more than 1% of weekly trading volume in any given week.

167

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The financial statements for the years ended December 31, 2025 and 2024 included in this prospectus have been audited by dbbmckennon, an independent registered public accounting firm, as set forth in their report appearing herein, and included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our Common Stock, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain websites at www.amass.com, www.amassbrandsgroup.com and www.amassbrands.com. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase shares of our Common Stock.

168

Amass Brands, Inc. and Subsidiaries

December 31, 2025 and 2024

F-1

F-2

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Amass Brands Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Amass Brands Inc. (the “Company”) as of December 31, 2025 and 2024 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company sustained net losses, used cash from operations and is dependent on raising additional capital. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2022.

Newport Beach, California

March 13, 2026

F-3

Amass Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024

Assets

Current Assets
Cash and cash equivalents	$824,962	$693,946
Accounts receivable, net	2,317,514	3,341,357
Due from related parties	1,389,996	1,268,341
Promissory notes receivable	-	421,653
Inventory, net	10,873,408	15,318,703
Interest receivable	68,112	-
Prepaid expenses and other current assets	178,205	558,179

Total current assets	15,652,197	21,602,179

Property and equipment, net	12,369	168,179
Intangible assets, net	2,202,579	3,064,240
Goodwill	2,972,280	8,705,994
Securities pledged as collateral, at fair value	3,347,564	-
Investments at fair value	-	4,926,737
Investments at cost	823,746	745,283
Deposits	14,015	13,640

Total assets	$25,024,750	$39,226,252

See accompanying notes to these consolidated financial statements.

F-4

Amass Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$8,257,052	$8,412,794
Accrued expenses	4,306,428	4,235,065
Secured credit facility, current	3,277,034	3,601,405
Loans payable, current	897,854	2,809,898
Contract liabilities	3,042,044	2,919,691
Promissory notes payable, current	2,498,714	-
Derivative liabilities	37,962	-
Customer deposits	417,000	-
Interest payable	694,649	633,744
Obligation under repurchase agreement	400,000	-

Total current liabilities	23,828,737	22,612,597

Loans payable	831,568	164,570
Promissory notes payable, net	100,000	1,650,000
Convertible notes payable	378,725	-
SAFE notes	520,242	-

Total liabilities	25,659,272	24,427,167

Commitments and contingencies (Note 16)

Stockholders’ equity (deficit):
Series B Preferred Stock, $0.00001 par, 27,789,708 shares authorized, 8,304,185 shares issued and outstanding and liquidation value of $14,634,844 as of December 31, 2025 and 2024	82	82
Series A Preferred Stock, $0.00001 par, 873,734 shares authorized, 873,734 shares issued and outstanding and liquidation value of $3,633,038 as of December 31, 2025 and 2024	9	9
Series Seed Preferred Stock, $0.00001 par, 12,529,020 shares authorized,
12,529,020 shares issued and outstanding and liquidation value of $15,741,343 as of December 31, 2025 and 2024	125	125
Common stock, 0.00001 par, 66,700,000 and 63,500,000 shares authorized, 3,364,984 and 2,899,343 shares issued and outstanding as of December 31, 2025 and 2024, respectively	34	29
Additional paid-in capital	37,661,354	35,881,552
Accumulated other comprehensive income	55,172	57,459

Accumulated deficit	(40,705,027)	(26,127,313)

Total Amass stockholders’ equity (deficit)	(2,988,251)	9,811,943
Non-controlling interest	2,353,729	4,987,142

Total stockholders’ equity (deficit)	(634,522)	14,799,085

Total liabilities and stockholders’ equity (deficit)	$25,024,750	$39,226,252

See accompanying notes to these consolidated financial statements.

F-5

Amass Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the year ended
	December 31,
	2025	2024
Net revenues
Wine and spirits revenues	$17,467,676	$19,070,546
Other revenues	370,858	2,597,979

Total net revenues	17,838,534	21,668,525

Cost of net revenues
Cost of wine and spirits revenues	11,586,860	12,182,046
Cost of other revenues	2,307,322	3,712,059
Loss on contracts	124,476	3,687,394

Total cost of net revenues	14,018,658	19,581,499

Gross profit	3,819,876	2,087,026

Operating expenses
Sales and marketing	3,174,703	4,122,121
General and administrative	8,734,621	10,039,494
Research and development	-	168,365
Impairment loss	6,064,603	322,049

Total operating expenses	17,973,927	14,652,029

Loss from operations	(14,154,051)	(12,565,003)

Other income (expense)
Interest income	98,793	117,523
Interest expense	(2,905,969)	(1,805,985)
Other expense, net	(450,870)	(1,214,303)
Unrealized gain on investments at fair value	200,970	212,240

Total other income (expense)	(3,057,076)	(2,690,525)

Provision for income taxes	-	-

Net loss	(17,211,127)	(15,255,528)

Net income (loss) attributable to noncontrolling interest	(2,633,413)	12,838

Net loss attributable to parent	(14,577,714)	(15,242,690)

Foreign currency translation adjustment	2,287	(8,479)

Total comprehensive loss	$(14,575,427)	$(15,251,169)

Weighted average common shares outstanding - basic and diluted	3,194,835	2,710,769

Net loss per common share – basic and diluted	$(4.56)	$(5.62)

See accompanying notes to these consolidated financial statements.

F-6

Amass Brands, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Series B		Series A		Series Seed				Additional		Other		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	Equity (Deficit)

Balances at December 31, 2023	5,237,632	$52	873,734	$9	12,529,020	$125	2,455,891	$25	$28,588,668	$(10,884,623)	$65,938	$-	$17,770,194
Issuance of Series B Preferred Stock for cash	742,177	7	-	-	-	-	-	-	1,671,449	-	-	-	1,671,456
Issuance of Series B Preferred Stock acquisition	2,220,150	22	-	-	-	-	-	-	4,999,978	-	-	4,999,980	9,999,980
Issuance of Series B Preferred Stock for debt	104,226	1	-	-	-	-	-	-	293,396	-	-	-	293,397
Exercise of stock options	-	-	-	-	-	-	2,917	-	525	-	-	-	525
Exercise of stock warrants	-	-	-	-	-	-	440,535	4	79,292	-	-	-	79,296
Stock-based compensation - options	-	-	-	-	-	-	-	-	14,658	-	-	-	14,658
Stock-based compensation - warrants	-	-	-	-	-	-	-	-	378,724	-	-	-	378,724
Offering costs	-	-	-	-	-	-	-	-	(145,138)	-	-	-	(145,138)
Other comprehensive income	-	-	-	-	-	-	-	-	-	-	(8,479)	-	(8,479)
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-	-	-	-	-	(12,838)	(12,838)
Net loss attributable to controlling interest	-	-	-	-	-	-	-	-	-	(15,242,690)	-	-	(15,242,690)

Balances at December 31, 2024	8,304,185	$82	873,734	9	12,529,020	$125	2,899,343	$29	$35,881,552	$(26,127,313)	$57,459	$4,987,142	$14,799,085
Issuance of Common Stock	-	-	-	-	-	-	91,019	1	735,384	-	-	-	735,385
Offering costs	-	-	-	-	-	-	-	-	(675,915)	-	-	-	(675,915)
Exercise of stock options	-	-	-	-	-	-	105,786	1	19,037	-	-	-	19,038
Exercise of stock warrants	-	-	-	-	-	-	214,229	2	51,406	-	-	-	51,408
Stock-based compensation - options	-	-	-	-	-	-	-	-	618,359	-	-	-	618,359
Stock-based compensation - Common Stock	-	-	-	-	-	-	54,607	1	416,104	-	-	-	416,105
Warrants issued with promissory notes payable	-	-	-	-	-	-	-	-	615,427	-	-	-	615,427
Other comprehensive income	-	-	-	-	-	-	-	-	-	-	(2,287)	-	(2,287)
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-	-	-	-	-	(2,633,413)	(2,633,413)
Net loss attributable to controlling interest	-	-	-	-	-	-	-	-	-	(14,577,714)	-	-	(14,577,714)

Balances at December 31, 2025	8,304,185	$82	873,734	$9	12,529,020	$125	3,364,984	$34	$37,661,354	$(40,705,027)	$55,172	$2,353,729	$(634,522)

See accompanying notes to these consolidated financial statements.

F-7

Amass Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the year ended
	December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(17,211,127)	$(15,255,528)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	631,349	663,492
Stock-based compensation	1,034,463	393,382
Amortization of warrants with Promissory Notes	614,558	-
Reserve for expected credit losses	(26,269)	13,992
Impairment of intangible assets and goodwill	6,064,603	322,049
Unrealized gain of investments at fair value	(200,970)	(212,240)
Change in fair value of derivative liabilities	916	-
Change in fair value of SAFE	20,242	-
Noncash amortization of debt financing costs	42,051	63,076
Forfeiture of warrants in Full Glass	-	754,717
Loss on lease termination	-	328,044
Loss on disposal of property, plant, and equipment	60,743	-
Inventory obsolescence	1,576,306	1,061,913
Loss on sale of securities at fair value	280,143	363,982
Changes in operating assets and liabilities
Accounts receivable	1,050,112	861,996
Inventory, net	2,868,989	(3,389,003)
Prepaid expenses and other current assets	342,506	1,271,882
Accounts payable	(156,117)	762,225
Accrued expenses	72,493	3,332,732
Interest receivable	(68,112)	162,689
Interest payable	593,871	(230,382)
Operating leases	-	4,915
Customer deposits	417,000	-
Contract liabilities	122,353	2,919,690

Net cash used in operating activities	(1,869,897)	(5,806,377)

See accompanying notes to these consolidated financial statements.

F-8

Amass Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the year ended
	December 31,
	2025	2024
Cash flows from investing activities
Advances to related parties	(121,655)	(326,050)
Purchase of property and equipment	-	(12,900)
Proceeds from sale of property and equipment	11,959	-
Purchase of intangible assets	(17,469)	-
Sale of investment	500,000	500,000
Proceeds from notes receivable	421,653	4,951,606
Purchase of investment	(78,463)	-

Net cash provided by investing activities	716,025	5,112,656

Cash flows from financing activities
Proceeds from (repayments of) secured credit facility, net	(324,371)	(1,415,572)
Proceeds from loans payable	-	2,500,000
Repayments of loans payable	(278,012)	(2,239,936)
Proceeds from issuance of promissory note	945,000	-
Proceeds from issuance of convertible notes payable	414,641	-
Proceeds from issuance of Series B Preferred Stock	-	1,671,456
Proceeds from issuance of Common Stock	735,386	-
Proceeds from secured repurchase agreements	400,000	-
Offering costs	(675,915)	(145,138)
Proceeds from exercise of stock options	19,038	525
Proceeds from exercise of warrants	51,408	79,296

Net cash provided by financing activities	1,287,175	450,631

Net change in cash and cash equivalents	133,303	(243,090)

Effect of exchange rate changes on cash and cash equivalents	(2,287)	(2,939)

Cash and cash equivalents at beginning of year	693,946	939,975

Cash and cash equivalents at end of year	$824,962	$693,946

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$15,739	$38,706

Cash paid for interest	$1,018,405	$1,858,764

NONCASH INVESTING AND FINANCING ACTIVITES

Transfer of investment for relief of loans payable	$1,000,000	$-

Warrants issued with promissory notes	$615,427	$-

Discount from derivative liability	$37,046	$-

Issuance of SAFE for reduction of promissory note principal	$500,000	$-

See accompanying notes to these consolidated financial statements.

F-9

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 1 – Organization and Nature of Business

Amass Brands, Inc. (“Amass” or the “Company”), is a corporation formed on September 22, 2016, under the laws of the State of Delaware. Headquartered in Los Angeles, California, the Company sells primarily alcoholic and non-alcohol beverages through wholesale and online platforms globally.

In September 2024, the Company purchased 50.0001% of 222 Spirits Holdco, LLC, and its two wholly owned subsidiaries, 222 Spirits Company, LLC, and 222 Spirits Management Holdco, LLC (collectively, 222 Spirits), which is accounted for as a business acquisition. (see Note 4 Acquisitions for additional information).

See Note 12 for effectiveness of reverse stock split.

Note 2 – Liquidity and Capital Resources

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits in the years ended December 31, 2025 and 2024. Further, the Company has incurred negative cash flows from operations for the years ended December 31, 2025 and 2024 and has limited available capital. These factors, among others, raise doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional working capital.

The Company plans to raise additional capital as necessary to support its operating losses through the issuances of stock and debt instruments. No assurances can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

Note 3 – Summary of Significant Accounting Policies

Basis of accounting – The accompanying consolidated financial statements are prepared under the accrual method of accounting using accounting principles generally accepted in the United States of America (U.S. GAAP). The Company’s fiscal year end is December 31.

F-10

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Principles of consolidation – These consolidated financial statements include the accounts of the Company and its subsidiaries in which it owns a controlling interest in and variable interest entities where the Company was determined to be the primary beneficiary. All inter-company transactions and balances have been eliminated on consolidation. Amass, along with Art + Plants, Project Crush Acquisition Corp LLC (PCAC), Project Crush DTC Sub LLC (DTC Sub), and Project Crush DTB Sub, LLC, Maison Thomas LLC (Maison Thomas), Resonant, Drink WKND, Inc. (Good Twin), Summer Water, Inc. (Summer Water), and 222 Spirits make up the “Company.”

Use of estimates – The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to inventory and associated reserves, reserve for expected credit losses, valuation of investments at fair value and securities pledges as collateral at fair value, revenue recognition, derivative liabilities, valuation of assets in business combinations, valuation of loss contracts, impairment of goodwill and intangible assets and the valuations of common stock and related stock options and warrants. The Company bases its estimates on historical experience, known trends, and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of credit risk – Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may, at times, exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. As of December 31, 2025 and 2024, all the Company’s cash and cash equivalents were held at accredited financial institutions.

Additionally we had the following concentrations in net sales and accounts receivable, during 2025. There were no such concentrations in 2024.

For the year ended December 31, 2025
Customer A
Net Sales	10.2%
Accounts Receivable	11.0%
Customer B
Net Sales	10.0%
Accounts Receivable	8.4%

Net sales for the above customers are primarily reported within the Wine segment. Our arrangements with certain of our customers may, generally, be terminated by either party with prior notice. We perform ongoing credit evaluations of our customers’ financial position, and management is of the opinion that any risk of significant loss is reduced due to the diversity of our customers and geographic sales area.

Fair value measurements – Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

F-11

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Derivative liabilities, warrant liabilities, SAFEs, investments at fair value, and securities pledged as collateral are measured using Level 3 inputs. Measurement of fair value using Level 3 inputs necessitates the use of estimates and assumptions that are inherently subjective, and the values determined by management as a result of using such inputs may differ from the values that would have been used had observable quotations in an active market existed, the differences could be material.

Except for investments at fair value, securities pledged as collateral, derivative liabilities, warrant liabilities, and SAFEs, the carrying amounts of the Company’s assets and liabilities, which are defined as financial instruments pursuant to U.S. GAAP, approximate fair value due to their short-term nature.

The following table presents changes in investments in fair value, securities pledged as collateral, derivative liabilities, and SAFEs, which are Level 3 assets and liabilities measured at fair value for the years ended December 31, 2025 and 2024. During the year, the Company sold their Investment in De Soi, which contained a repurchase obligation as part of a secured borrowing and, as such, the investment is a security pledged as collateral as of December 31, 2025. The first table below is presented comprehensive of both financial statement line items as they are interrelated:

Investments at Fair Value/Securities Pledged as Collateral at Fair Value	Amount
Balance, December 31, 2023	$5,578,479
Sale of De Soi common stock	(500,000)
Loss on sale of De Soi common stock	(363,982)
Change in fair value	212,240
Balance, December 31, 2024	4,926,737
Sale and transfer of De Soi common stock	(1,500,000)
Loss on sale of De Soi common stock	(280,143)
Change in fair value	200,970
Balance, December 31, 2025	$3,347,564

Derivative Liabilities at Fair Value	Amount
Balance, December 31, 2024	-
Issuance of Convertible Notes and Warrants	37,046
Change in fair value	916
Balance, December 31, 2025	$37,962

SAFEs at Fair Value	Amount
Balance, December 31, 2024	-
Issuance of SAFE	500,000
Change in fair value	20,242
Balance, December 31, 2025	$520,242

F-12

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Derivative liabilities arose from the issuance of convertible debt with embedded conversion features in November and December 2025 and were initially recorded at fair value of $37,046. There was a change in fair value of $916 as of year ended December 31, 2025. Changes in the fair value of derivative liabilities are recognized in the consolidated statements of operations within other income (expense).

In February 2025, the Company issued a Simple Agreement for Future Equity (SAFE), for $500,000. There was a change in fair value of $20,242 as of year ended December 31, 2025. Changes in the fair value of SAFEs are recognized in the consolidated statement of operations within other income (expense).

The company’s Investment at fair value was reclassified to Securities pledged as collateral at fair value due to a financing arrangement. The underlying security is the same in both years.

There were no transfers between Levels 1, 2, or 3 during the years ended December 31, 2025 and 2024.

Valuation techniques and inputs – The Company’s financial instruments measured at fair value on a recurring basis include investments at fair value, which are classified as Level 3 due to significant unobservable inputs used in their valuation.

The fair value of the Company’s investment at fair value, which was reclassified to securities pledges as collateral in 2025 is sensitive to changes in key unobservable inputs such as public company comparables for multiples used in comparability metrics, the weighting of various models, volatilities, discount rates, and financial projections. If these assumptions were to change materially, it could significantly impact the fair value conclusions.

To value the investment at fair value, the Company used a market-based approach by identifying similar companies, applying multiples of revenues and liquidation waterfall to reach the Company’s equity value in the investment, considering discounts for lack of marketability and including weighting for transactions where we sold portions of the investment.

The Company sold a portion of its investments in 2025 and 2024, which caused losses. These losses were incurred for strategic reasons and not necessarily the value the Company would get for its highest and best use. However, such was used as an input in determining fair value as described above.

The Company’s derivative liabilities relate to embedded features in convertible debt instruments. These embedded features are measured at fair value using a with-or-without probability weighted model. Significant unobservable inputs used in valuing derivative liabilities include the probability of conversion, the timeline for which the events are expected to occur, and discount rates applied. The fair value of the derivative liabilities is sensitive to changes in these significant unobservable inputs: expected term, discount rates or probability of conversion.

Additionally, the convertible debt instruments include embedded warrants. The Company valued the warrant liabilities similar to a stock option described in Note 13. The value was then probability weighted consistent with the derivative liability models used to value the embedded redemption features. Management also considered the potential conversion mechanics and how a holder would derive value from exercise in determining that the overall value of the warrant liabilities was negligible. Because these inputs are unobservable and involve management judgment, the derivative liabilities and warrant liabilities are classified as Level 3. The Company determined that the value of warrants upon issuance and as of December 31, 2025 were negligible.

The Company’s SAFE is measured at fair value using a probability-weighted expected return valuation method. Significant unobservable inputs used in valuing the SAFE include the probability of each scenario, timeline for which the events are expected to occur, and discount rates. Because these inputs are unobservable and involve management judgement, the SAFE is classified as Level 3.

F-13

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The fair value of the SAFE is sensitive to changes in these significant unobservable inputs: expected timeline, discount rates, or assessed probability of settlement outcomes.

There were no changes in the valuation techniques used to determine the fair value of Level 3 instruments during the years ended December 31, 2025 and 2024.

At-cost investments – In accordance with ASC Subtopic 321-10-35-2, Investments - Others - Cost Method Investments, investments where the Company does not have a significant influence are accounted for at cost. The Company reviews all material investments on an annual basis to determine whether a significant event or change in circumstances has occurred that may have an adverse effect on the fair value of the investment. In the event the fair value of the investment declines below the cost basis, the Company records an impairment with the offset recorded in the consolidated statements of operations.

Foreign currency translation – The functional currency of the Company’s foreign subsidiaries is generally the respective local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate for the period. The resulting translation adjustments are recognized as a component of accumulated other comprehensive loss in the consolidated balance sheets. Gains or losses resulting from foreign currency denominated transactions are included in other comprehensive loss in the consolidated statements of operations.

Business combinations – The Company accounts for business combinations under ASC 805, Business Combinations, which requires that the assets acquired and the liabilities assumed be recorded at the date of acquisition at their respective fair value and that direct costs of acquisitions be expensed as they are incurred. The excess purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Cash and cash equivalents – The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Accounts receivable, net – Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. The Company evaluates the creditworthiness of its customers prior to extending credit and monitors the aging and collectability of receivables on a continuous basis. Accounts receivable are generally written off when deemed uncollectible, and recoveries of receivables previously written off are recognized when received. Generally, no interest is charged on past-due accounts. The accounts receivable on Maison Thomas serve as collateral for the credit facility.

In accordance with ASC 326, the Company establishes an allowance for expected credit losses on financial assets, including trade and other receivables, at each reporting date. The allowance reflects management’s estimate of lifetime expected credit losses based on historical collection experience, the type and credit quality of the customer, the age of outstanding receivables, and current and expected future economic conditions.

Management uses the best information available to make these estimates; however, future adjustments may be required if there are significant changes in customer financial condition or broader economic trends. As of December 31, 2025 and 2024, the Company had a reserve for expected credit losses of $83,389 and $204,957, respectively. The beginning balance of accounts receivable at January 1, 2023, was $423,285, net of a reserve for expected credit losses of $297,072.

F-14

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Inventory – Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method and consist of components, finished goods, and products in transit from the Company’s suppliers. Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of net revenues to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of met revenues in the period in which such a determination was made. Inventory of Maison Thomas is used as collateral for the secured credit facility described in Note 9.

Property and equipment, net – Property and equipment, net includes long-term fixed assets such as machinery, equipment, furniture, and fixtures reported, net of depreciation. Property and equipment are recorded at cost. Depreciation is expensed using the straight-line method over the estimated useful lives of the assets. During 2025 and 2024, the Company’s property and equipment were depreciated over five years, and leasehold improvements are amortized over the shorter of one to five years or the lease life. Additions and improvements are capitalized, while routine repairs and maintenance are charged to expense as incurred.

Leases – The Company accounts for leases under the provisions of FASB ASC 842, Leases, and recognizes the following for all leases (with the exception of short-term leases):

●	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis.

●	A right-of-use (ROU) asset, which represents the lessee’s right to use or control the use of a specified asset for the lease term.

Under ASC 842, the Company determines whether the arrangement is or contains a lease at inception. Operating and finance leases will be recognized on the consolidated balance sheet as ROU assets and lease liabilities. Lease liabilities and their corresponding ROU assets are recorded based on the present value of lease payments over the expected remaining lease term. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company will utilize the risk-free rate, a rate for a U.S. Treasury security for a similar term, as permitted by ASC 842

The Company leases property under agreements classified as operating leases. Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Certain of the Company’s leases include renewal options and escalation clauses; renewal options have not been included in the calculation of the lease liabilities and ROU assets unless the Company is reasonably certain to be exercising the options. The Company has elected the short-term lease recognition exemption for certain leases, which are less than 12 months in duration. This means, for those leases that qualify, ROU assets or lease liabilities will not be recognized. See Note 16 for details.

Intangible assets, net – Intangible assets consist of capitalized website development costs, tradenames and transferred intellectual property, customer base, and non-competes. Intangible assets have been determined to have definite lives and are amortized on a straight-line bases over their estimated economic lives which range from 5 to 15 years. Website development costs are amortized over two years.

F-15

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Impairment of long-lived assets – The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC Subtopic 360-10-35, Property, Plant, and Equipment – Overall – Subsequent Measurement (ASC 360). In accordance with ASC 360, the Company reviews its long-lived assets, including finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by comparing the carrying amount of an asset to future undiscounted net cash flows that it expects the asset to generate. When an asset is determined to be impaired, the Company recognizes the impairment amount, which is measured by the amount the carrying value of the asset exceeds its fair value. In addition, the Company evaluates goodwill for impairment in accordance with ASC 350, Intangibles-Goodwill and Other (ASC 350). Goodwill is tested at least annually, or more frequently if a triggering event occurs. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to the excess, not to exceed the total amount of goodwill. For the years ended December 31, 2025 and 2024, impairment losses of $6,064,603 and $322,049, were recognized, respectively.

Income taxes – The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Convertible instruments – U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

Convertible preferred stock – ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

F-16

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, derivative liability accounting is not required by the Company.

Future equity obligations – The Company has issued Simple Agreements for Future Equity (SAFEs) in exchange for cash financing. These funds were classified as long-term liabilities prior to their conversion into shares. The Company has accounted for its SAFE investments as derivatives liabilities under the ASC 815-40 and ASC 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

Stock-based compensation – The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, advisors, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company classifies stock-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Forfeitures are recognized as they occur. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Customer deposits – Customer deposits represent cash received from customers in advance of the Company satisfying its performance obligations and are recorded as a liability within accrued expenses and other current liabilities. The balance as of December 31, 2025 relates to a single customer deposit that is expected to be repaid in early 2026, as the related performance obligation had not been fulfilled as of year end.

F-17

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Revenue recognition – The Company recognizes revenue under FASB ASC 606, Revenue from Contracts with Customers. The Company derives its revenue primarily through the sale of alcohol and non-alcoholic spirits, wine, seltzers, and personal care products in both wholesale and direct to consumer channels. Spirits and wine end customers consist primarily of retailers, bars, and restaurants. The Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer,

●	Identification of the performance obligations in the contract,

●	Determination of the transaction price,

●	Allocation of the transaction price to the performance obligations in the contract, and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s revenue generating activities have a single performance obligation and are recognized when the ordered goods are shipped to the end customer, which is when control transfers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of its product. The Company’s sales terms do not typically allow for a right of return on sales to wholesale and distributor customers except for matters related to any manufacturing defects. Amounts billed to customers for shipping and handling are included in net revenues.

As the Company’s standard payment terms are less than one year, the Company has elected, as a practical expedient, to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable source that depicts the price as if sold to a similar customer in similar circumstances. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing component as payments are received at or shortly after the point of sale.

Costs incurred to obtain a contract are expensed as incurred when the amortization period is less than a year. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has concluded that none of the costs it has incurred to obtain and fulfill its sales contracts meet the capitalization criteria, and as such, there are no costs deferred and recognized as assets on the consolidated balance sheets as of December 31, 2025 and 2024.

F-18

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Net revenues reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, coupons, and rebates. This variable consideration is recognized as a reduction of the transaction price based upon expected amounts at the time revenue for the corresponding product sale is recognized. For example, customer promotional discount programs are entered into with certain distributors for certain periods of time. The amount ultimately reimbursed to distributors is determined based upon agreed-upon promotional discounts which are applied to distributors’ sales to retailers. Other common forms of variable consideration include volume rebates for meeting established sales targets, including discounts offered to the end customer. The determination of the reduction of the transaction price for variable consideration requires certain estimates and assumptions that affect the timing and amounts of revenue and liabilities recognized. Management estimates this variable consideration by taking into account factors such as the nature of the promotional activity, historical information, and current trends, availability of actual results, and expectations of customer and consumer behavior. All such estimates were not material for the years ended December 31, 2025 and 2024.

Further, the Company offers discounts on e-commerce transitions such as first order discounts, free shipping on sales over certain thresholds, subscription discounts, and bundled set discounts. All e-commerce discounts are included as part of net revenues on the statements of operations and known at the time of the transaction.

Sales tax collected from customers is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Excise taxes were not material to the consolidated financial statements for the years ended December 31, 2025 and 2024. Revenue is segregated based on the segment analysis described in Note 17.

Cost of net revenues – Cost of net revenues consists of the costs of inventory sold, which includes inbound freight, and production and fulfilment-related payroll. Outbound freight, third-party logistics costs, customs and duties, packaging materials, payment processing fees, and other fulfilment costs are also included in cost of net revenues. Shipping and handling costs amounted to $545,243 and $607,256 for the years ended December 31, 2025 and 2024, respectively.

Sales and marketing expenses – Sales and marketing expenses include all expenditures incurred to market or sell products. These costs include expenditures by the sales team while in the field, marketing and advertising costs, distributor costs, and payroll costs for the sales, marketing, and digital departments.

Advertising costs – Advertising costs are expensed in the period incurred and are included as sales and marketing expenses in the consolidated statements of operations. Advertising costs amounted to $117,150 and $45,322 for the years ended December 31, 2025 and 2024, respectively.

General and administrative expenses – General and administrative expenses consist primarily of payroll and payroll-related benefits and taxes, professional services, administrative expenditures, and information technology. These costs are expensed as incurred.

Research and development expenses – Costs related to development of the Company’s products are included in research and development expenses and are expensed as incurred.

F-19

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Net loss per share – Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net loss per share on the consolidated statements of operations. Diluted net loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. Potentially dilutive securities include the any options, warrants, and convertible debt. The number of shares convertible debt is convertible into is indeterminable. Options and warrants outstanding are described in Note 13.

Accounting pronouncements not yet adopted

Income taxes – In December 2023, the FASB issued a standard to enhance the transparency and decision usefulness of income tax disclosures. This standard requires public companies to disclose (i) specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, (ii) the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by material individual jurisdictions, and (iii) income from continuing operations before income tax expense disaggregated between domestic and foreign and income tax expense from continuing operations disaggregated by federal, state, and foreign. We are required to adopt these disclosures for our annual period ending December 31, 2026, with early adoption permitted and this standard may be applied retrospectively. We expect this standard to impact our disclosures with no material impacts to our results of operations, cash flows, or financial condition.

Disaggregation of income statement expenses – In November 2024, the FASB issued a standard requiring disaggregated information about certain income statement expense line items to be disclosed on an annual and interim basis. We are required to adopt these disclosures for our annual period ending December 31, 2028, with early adoption permitted and this standard may be applied retrospectively. We expect this standard to impact our disclosures with no material impacts to our results of operations, cash flows, or financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Note 4 – Acquisition

222 Spirits acquisition – On September 19, 2024, the Company entered into an Asset Purchase Agreement to acquire 50.0001% of the equity stake in 222 Spirits Holdings, LLC. The Company issued 2,220,150 shares of Series B-3 Preferred Stock as total consideration for the transaction.

The acquisition transaction resulted in a change in control and Amass was determined to be the legal and accounting acquirer. Accordingly, Amass has applied the acquisition method of accounting and elected to apply pushdown accounting to establish a new basis of accounting. The assets acquired and liabilities assumed are accordingly measured at their estimated fair values.

The estimated fair values of the assets and liabilities at the date of the acquisition were determined by applying established valuation techniques, based on information that management believed to be relevant to this determination. Working capital was recorded at the net book value as of the date of the transaction, as the net book value approximates fair value.

F-20

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The identifiable intangible assets consist primarily of tradenames. The tradename was valued using the relief from royalty method considering royalty rates for the industry and projected future revenues. Goodwill represents the excess of the consideration over the fair value of the tangible and intangible net assets acquired. Goodwill is primarily attributable to synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition.

The purchase price was valued as follows:

Equity	$5,000,000
Fair value of noncontrolling interest	4,999,980
Total	$9,999,980

The new basis of assets acquired and liabilities assumed as of the date of the transaction is as follows:

Accounts receivable	$436,946
Inventory	1,779,390
Prepaids and other current assets	203,442
Tradename	620,774
Accounts payable and accrued expenses	(588,081)
Loans payable	(14,570)
Net assets acquired	2,437,901
Goodwill	7,562,079
Total	$9,999,980

Note 5 – Inventory, net

Inventory, net consisted of the following as of December 31, 2025 and 2024:

	2025	2024
Raw materials	$2,490,029	$2,802,258
Work in process	4,627,130	5,417,094
Finished goods	7,215,512	9,085,465
Inventory reserve	(3,459,263)	(1,986,114)

Total inventory	$10,873,408	$15,318,703

As of December 31, 2025 and 2024, the Company had $0 and $29,711, respectively, in deposits for inventory purchases and production runs, which are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

F-21

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 6 – Long-Lived Assets

Property and equipment, net – Property and equipment, net consists of the following:

	December 31,	December 31,
	2025	2024

Plant and equipment	$113,159	$126,345
Office and storage equipment	288	38,495
Furniture and fixtures	468	183,322
Leasehold improvements	95,373	314,518

Property and equipment, gross	209,288	662,680
Less: Accumulated depreciation and amortization	(196,919)	(494,501)

Property and equipment, net	$12,369	$168,179

Depreciation and amortization expenses of $83,108 and $121,776 were included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2025 and 2024, respectively. In 2025, the Company terminated its office lease resulting in the removal of various equipment, futurities and improvements and the related accumulated amortization totaling $60,743 in net book value.

Intangible assets, net – Intangible assets, net consist of the following:

	December 31,	December 31,
	2025	2024

Website development	$148,039	$130,538
Tradename/transferred IP	457,116	788,005
Customer base	44,267	44,267
Non-competes	3,857	3,857
Brand names	3,264,000	3,264,000

Intangible assets, gross	3,917,279	4,230,667
Less: Accumulated amortization	(1,714,700)	(1,166,427)

Intangible assets, net	$2,202,579	$3,064,240

Goodwill	$2,972,280	$8,705,994

Amortization expense was $548,241 and $541,716 for years ended December 31, 2025 and 2024, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

F-22

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Goodwill – The Company tests goodwill for impairment when a triggering event occurs that indicates that the fair value of an entity may be below its carrying amount.

During the years ended December 31, 2025 and 2024, the Company identified triggering events indicating a potential impairment of goodwill. These indicators included a significant decline in the Company’s revenue in a reporting unit, and lower-than-expected financial performance in certain reporting units. As a result of these indicators, the Company performed a goodwill impairment test. The Company utilized a market approach (comparable company analysis) to determine the fair value of the affected reporting units.

The impairment test concluded that the carrying value of goodwill related to the Gem&Bolt Asset Purchase and the associated reporting unit exceeded its fair value. Accordingly, the Company recognized a goodwill impairment loss of $322,049 during the year ended December 31, 2024, which is presented as a separate line item within operating expenses in the accompanying consolidated statement of operations and resulted in a reduction of the goodwill balance to $1,143,876 as of December 31, 2024. For the year ended December 31, 2025, the remaining balance of goodwill for Gem & Bolt was impaired.

As part of the Company’s acquisition of 222 Spirits in September 2024, the Company recorded $7,562,079 of goodwill. During the year ended December 31, 2025, a triggering event occurred, resulting in the Company recognizing an impairment loss on $4,589,799.

Note 7 – Investments

De Soi – In August 2020, the Company entered into a joint venture to create De Soi, a celebrity-founded, non-alcoholic wine product company. De Soi first made its product available for sale in January 2022 through the release of three flavors available in both bottles and cans. The Company was granted 2,500,000 of 5,000,000 shares of common stock in De Soi for no consideration. In 2022, the Company acquired certain preferred stock and sold common stock, resulting in ownership of less than 50%, at which point De Soi ceased being a joint venture, as De Soi had raised outside capital in the year and the Company owned less than 50% of De Soi. In December 2024, the Company sold 340,864 shares of Common Stock to a related party for $500,000 and recognized a loss on sale of $363,982 which is included in other expenses in the accompanying consolidated statements of operations. In January 2025, the Company sold another portion of its investment in De Soi for $500,000.

During 2025, the Company transferred its investment in De Soi to a third party in exchange for $400,000 in cash. The transferee pledged the investment as collateral under a third-party secured promissory note, and the Company entered into a repurchase agreement obligating it to repurchase the investment at maturity. Based on its evaluation under ASC 860, the Company concluded that it retained effective control over the investment and, therefore, the transaction did not qualify for sale accounting. The transaction has been accounted for as a secured borrowing, with the investment remaining on the consolidated balance sheet as securities pledged as collateral and a $400,000 obligation under repurchase commitment recorded. No gain or loss was recognized.

At the valuation dates of December 31, 2025 and 2024, management used the market approach to determine the fair value of the Company’s investment in De Soi was $3,347,564 and $4,926,737, respectively, which includes common stock and Series Seed holdings. See Note 3 above for fair value measurement disclosures.

F-23

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Full Glass – As partial consideration for the sale of the Winc.com DTC business unit, the Company received 39,500 Common Units and warrants convertible to 40,000 Common Units of the buyer with a total implied value of $1,500,000. The warrants had an exercise price of $0.01 and have a five-year maturity. During the year ended December 31, 2023, the Company elected to record the investment at cost and evaluate the investment for impairment whenever a triggering event occurs. In February 2024, 8,892 of the Common Units were converted to Series A Preferred Units and the Company was awarded an additional 41,345 Common Units in consideration for the dilution the Company took on Full Glass’ Series A as contemplated by the original contract with Full Glass. Further in February 2024, the Company entered into a Restatement Agreement in which it forfeited its warrants in exchange for a $3,500,000 lump payment on the promissory notes. As such forfeiture represented approximately half of the initial value of the investment, the Company reduced the value of the investment by $754,717 and recorded the loss as a component of other expense, net. As of December 31, 2025, no triggering events occurred and the investment had a value of $745,283.

Note 8 – Contract Losses

The Company identified that evidence existed, including declining bulk wine market and demand concerns for finished goods wine, indicating that some of its long-term, unhedged purchase commitment contracts of bulk wine would incur losses in future periods. The identified contracts included bulk wine that was expected to be received in 2025. In accordance with ASC 330, Inventory, the Company records a provision when evidence exists that net realizable value is lower than the contractual price. The provision is measured at the best estimate of the expected loss, recorded in cost of net revenues, and will be reassessed each period for changes in estimates. Key estimates include remaining expected consideration and market pricing affecting net realizable value. The total liability associated with firm purchase commitment contracts was $3,042,044 and $2,919,691 as of December 31, 2025 and 2024, respectively, and is presented within current liabilities on the consolidated balance sheets.

In February 2024, the Company entered into a supplier agreement to sell finished goods wine to Full Glass at prices below cost. This contract was entered into as a mitigation tool for its long-term purchase commitment contracts above, and on-hand bulk wine in inventory, as the Company is not expecting there to be enough demand for utilization of the bulk wine commitments. The Company utilized the Full Glass supplier agreement in considering the net realizable value for finished goods produced through the long-term purchase commitments above. The Company recognizes losses on the fulfilment of this contract as incurred, which totalled $2,122 and $767,704 during the years ended December 31, 2025 and 2024.

In aggregate, the Company expensed $3,687,394 in losses on contracts in 2024, which are showing in cost of net revenues on the consolidated statements of operations. In 2025, the Company booked an additional loss of $124,476 to contract losses for declines in market value.

Note 9 – Debt

Secured credit facility – In September 2023, the Company entered into a Loan and Security Agreement to open a credit facility with the maximum aggregate principal amount of $8,000,000 (the ABL). Interest is accrued at the greater of (i) 12% and (ii) Prime Rate (6.75% and 7.5% as of December 31, 2025 and 2024, respectively) plus 3.75% per annum. The ABL matures in September 2026 with an automatic renewal for one year if not terminated before 60 days before the termination date. The outstanding balance on the ABL was $3,277,034 and $3,601,405 as of December 31, 2025 and 2024, respectively. In August 2025, the Company breached a financial covenant which put the ABL into technical default. The breach did not affected the functionality of the facility and both parties have resolved the matter, which includes a waiver on the default. See Note 18 for further detail.

Loans payable – In May 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was established to provide economic relief to small businesses facing COVID-19-related economic hardships. In June 2020, the Company applied and received COVID relief funding for qualified small businesses under the Economic Injury Disaster Loan (EIDL) assistance program by the Small Business Administration (SBA). Per the terms of the EIDL agreement, the Company received total proceeds of $150,000. The loan matures in thirty years from the effective date of the loan and has a fixed interest rate of 3.75% per annum. As of December 31, 2025 and 2024, the outstanding balance was $160,296 and $159,924 inclusive of accrued interest, respectively. Interest expense for this loan was $10,296 and $9,924 for the years ended December 31, 2025 and 2024, respectively.

During 2022 and 2023, the Company obtained three Mezzanine Secured Notes with shareholders in an aggregate principal amount of $1,700,000, of which $500,000 is from a related party. The notes originally accrued interest at a rate of 15% for the first month and monthly thereafter based on a range of 12-24% per annum. The loans were past due but subsequently extended through July 2026. As of December 31, 2025 and 2024, the principal balance of Mezzanine Secured Notes was $297,854 and $525,866, respectively, of which $97,854 and $325,866, respectively, was due to a related party. As of December 31, 2025 and 2024, the accrued interest balance of Mezzanine Secured Notes was $524,125 and $466,699, respectively; none of the accrued interest was due to a related party.

F-24

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

In April 2024, the Company issued a Secured Promissory Note with the principal balance of $2,500,000. The note accrues interest at $72,917 per month with default interest of $2,000 per day with original maturity in April 2025. The note was amended during 2025, to include reduced monthly payments, extension of the note, and settlement of all default and past due interest. As consideration, the Company transferred $1,000,000 of its investment at fair value and issued a $500,000 SAFE under the Company’s subsidiary Good Twin. The Note also contains a post-closing provision requiring the Company to transfer additional equity interests in Good Twin to the Lender if the Lender’s ownership interest falls below ten percent (10%) upon SAFE conversion, with the fair market value of any such shares transferred applied as a dollar-for-dollar reduction to the outstanding principal balance. The Company determined this qualified as a debt modification, with the additional consideration charged to interest expense. The outstanding balance was $1,267,000 and $2,356,250 as of December 31, 2025 and 2024. The Company incurred $1,033,668 and $656,250 of interest and late fees on the note during the years ended December 31, 2025 and 2024, respectively. Subsequent to year end, the note was further amended to extend payments through maturity in in June 2027.

Promissory notes payable – As of December 31, 2025 and 2024, the Company had promissory notes with the total outstanding principal balance of $1,650,000 which accrue interest at a rate of 12% per annum. In August 2024, one of the holders of the promissory notes received 104,226 shares of Series B-2 Preferred Stock as consideration for the outstanding principal balance of $250,000 and accrued interest of $43,397.

The promissory notes mature between August 2026 and September 2027. Interest accrued on the notes is paid quarterly in arrears. The notes incurred $198,000 and $218,351 of interest expense for the years ended December 31, 2025 and 2024, respectively, of which $149,758 and $135,537 was payable at December 31, 2025 and 2024, respectively.

In January 2025, the Company issued an additional Promissory Note to a shareholder with greater than 5% ownership with a principal balance of $1,000,000. The note included a 6.25% on issuance discount and matures in January 2026 and contained warrants further discussed in Note 13. The outstanding balance was $1,000,000 as of December 31, 2025, all of which was principal. The Company incurred $50,417 of interest on the note during the year ended December 31, 2025. The promissory note was subsequently transferred to a convertible note in February 2026. See Note 18.

The promissory note contained warrants to purchase 214,229 shares of common stock at the exercise price of $0.24 or through a cashless exercise. The warrants were exercised for cash in February 2025. The warrants were allocated a relative fair value of $615,000, which is being amortized over the life of the note. The Company recognized $563,714 of interest expense related to the accretion of the discount, with $51,286 remaining at year end.

The aggregate maturities of the Company’s debt subsequent to December 31, 2025, are as follows:

2026	$6,724,888
2027	1,196,211
2028	-
2029	-
2030	-
Thereafter	150,000

Total	$8,071,099

F-25

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 10 – Convertible Debt

In November and December 2025, the Company issued two unsecured convertible promissory notes (“Convertible Notes”) to an investor in the principal amount of $414,641. The Convertible Notes bear interest at a rate of 9% per annum and mature on the earlier of (i) 24 months from issuance or (ii) a change of control. The Convertible Notes may not be prepaid without the consent of the holder.

The Convertible Notes are convertible, at the holder’s option or automatically upon certain events, into shares of the Company’s common stock. Upon a qualified financing, the outstanding principal and accrued interest automatically convert at a price equal to 80% of the price paid by new investors. Upon a change of control, the holder may elect to receive either repayment equal to two times the outstanding balance or conversion based on an implied valuation of $30.0 million. If the Notes remain outstanding at maturity and no conversion event has occurred, the outstanding balance automatically converts based on the same $30.0 million valuation framework.

In connection with the issuance of the Notes, the Company also issued warrants to purchase shares of common stock with an exercise price equal to the greater of $10.00 or the volume-weighted average trading price, exercisable following the Company’s listing on Nasdaq and expiring 180 days thereafter. Issuance of shares under the Note and Warrant is subject to a 19.99% exchange cap absent stockholder approval.

The Company evaluated the Notes and Warrants in accordance with applicable accounting guidance and concluded that the embedded conversion feature was required to be bifurcated and held at fair value, and the warrants qualified for liability treatment due to failing indexation guidance. Accordingly, the features of the Notes and the Warrants are recorded as liabilities at fair value, with changes in fair value recognized in earnings until conversion, settlement, or expiration. See Note 3.

The Company recorded discounts from the derivative and warrant liabilities totaling $37,046. Note, this primarily consists of the fair value of the embedded redemption features, as the carrying value of the warrants was deemed negligible at inception and as of year-end, based on the probability of the exercise contingency being resolved and the effective exercise price that would be available to the holder. No conversion, settlement, or exercise events had occurred as of that date. As of December 31, 2025, the net carrying value of the debt was $378,725 with remaining debt discount of $35,916 and accrued interest of $4,551. Interest expense from accretion of the discount during the year ended December 31, 2025 was $1,129.

Note 11 – Simple Agreement for Future Equity (“SAFE”)

In February 2025, the Company issued a Simple Agreement for Future Equity (“SAFE”) in Good Twin to an investor in exchange for $500,000, which was applied toward the repayment of amounts outstanding under a issued loans payable. The SAFE provides the investor with the right to receive shares of the Good Twin’s capital stock upon the occurrence of a qualifying equity financing, liquidity event, or dissolution event.

The SAFE has a post-money valuation cap of $5.0 million, does not bear interest, and has no stated maturity date. Upon an equity financing with the subsidiary, the SAFE automatically converts into equity of Good Twin at a price based on the lower of the valuation cap or the price paid by new investors. In the event of a liquidity or dissolution event prior to conversion, the investor is entitled to receive the greater of the original investment amount or the value of the shares issuable under the valuation cap, subject to customary liquidation priority provisions.

F-26

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Company determined that the SAFE does not qualify for equity classification. Accordingly, the SAFE is classified as a liability and recorded at fair value, with changes in fair value recognized in earnings. As of December 31, 2025, the fair value of the SAFE was $520,242. No conversion or settlement events had occurred as of that date.

Note 12 – Stockholders’ Equity (Deficit)

Reverse stock split and capital reorganization - Subsequent to December 31, 2025, the Company filed its Seventh Amended and Restated Certificate of Incorporation with the State of Delaware, which became effective upon filing. Pursuant to the amended certificate, the Company effected a 1-for-3 reverse stock split of its issued and outstanding shares of common stock, whereby each three shares of common stock issued and outstanding immediately prior to the effective time were automatically combined into one share of common stock.

No fractional shares were issued in connection with the reverse stock split. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share, and no cash was paid in lieu of fractional shares.

The reverse stock split did not affect the par value per share of the Company’s common stock, the total number of authorized shares of common stock, or the Company’s total stockholders’ equity. It also did not affect the outstanding preferred stock, but did affect the conversion ratio where it is now 3:1.

In connection with the effectiveness of the amended certificate, each outstanding share of the Company’s non-voting common stock was automatically converted on a one-for-one basis into a share of voting common stock, and the Company no longer has authority to issue shares of non-voting common stock. Accordingly non-voting and voting shares of common stock have been presented together in the stockholders’ equity (deficit). In addition, in January 2026 the non-voting shares of common stock were converted to voting common stock in January 2026 and the non-voting class of common stock was eliminated and the Company increased the authorized shares of common stock to 250,000,000.

Although the reverse stock split occurred subsequent to year end, all share and per-share amounts presented in the accompanying consolidated financial statements have been retroactively adjusted for all periods presented to reflect the reverse stock split and related reclassification.

Common stock – As of December 31, 2025, the Company was authorized to issue a total of 66,700,000 shares of Common Stock with $0.00001 par value, of which 63,500,000 were voting shares and 3,200,000 were non-voting shares.

Each holder of stock (both common and preferred) is entitled to one vote for each share of stock held, with the exception of non-voting common stock. No distributions have been made as of December 31, 2025.

Preferred stock – The holders of Series B Preferred Stock are initially entitled to repayment amount at the greater of (i) the Original Issue Price of the Series B Preferred Stock, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of the Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up, or Deemed Liquidation Event.

F-27

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

After holders of Series B Preferred Stock are repaid, the holders of shares of all other series of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, on a pari passu basis among each other and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of the applicable series of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up, or Deemed Liquidation Event. If upon any such liquidation, dissolution, or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall on a pari passu basis share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

The Company authorized and had outstanding the following shares as of December 31, 2025 and December 31, 2024:

	December 31, 2025		December 31, 2024
	Authorized	Outstanding	Authorized	Outstanding

Common Stock	63,500,000	3,273,956	63,500,000	2,899,336
Common Non-Voting Stock	3,200,000	91,019	-	-
Series Seed-1 Preferred Stock	2,412,297	2,412,297	2,412,297	2,412,297
Series Seed-2 Preferred Stock	4,323,248	4,323,248	4,323,248	4,323,248
Series Seed-3 Preferred Stock	1,579,994	1,579,994	1,579,994	1,579,994
Series Seed-4 Preferred Stock	2,346,635	2,346,635	2,346,635	2,346,635
Series Seed-5 Preferred Stock	504,316	504,316	504,316	504,316
Series Seed Preferred Stock	1,362,530	1,362,530	1,362,530	1,362,530
Series A Preferred Stock	873,734	873,734	873,734	873,734
Series B-1 Preferred Stock	18,198,578	5,237,632	18,198,578	5,237,632
Series B-2 Preferred Stock	4,262,724	104,226	4,262,724	104,226
Series B-3 Preferred Stock	5,328,406	2,962,327	5,328,406	2,962,327

Stock transactions 2025 – In 2025, the Company issued 145,626 shares of non-voting common stock for cash proceeds of $735,384. In connection with the offering, the Company incurred offering costs of $675,915.

During 2025, the Company issued 105,783 shares of common stock for the exercise of stock options and received cash proceeds of $19,038. Further, the Company issued 214,229 shares of common stock for the exercise of warrants and received cash proceeds of $51,046.

F-28

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Stock transactions 2024 – During 2024, the Company issued 742,177 shares of Series B-3 Preferred Stock for cash proceeds of $1,671,456.

The Company issued 2,220,150 shares of Series B-3 Preferred Stock for the acquisition of 222 Spirits (Note 4).

The Company issued 104,226 shares of Series B-2 Preferred Stock as consideration for the repayment of a promissory note (Note 9).

The Company issued 8,750 and 1,321,601 shares of Common Stock for the exercise of stock options and warrants, for proceeds of $525 and $79,296, respectively.

Note 13 – Stock-Based Compensation

Incentive stock options and non-qualified stock options – In September 2016, the Company adopted the 2016 Stock Plan (2016 Plan), which provides for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and non-employee consultants. As of December 31, 2025, the 2016 Stock Plan, as amended, authorized 1,726,130 shares. The options typically have a term of ten years. The amount granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the 2016 Plan’s inception. Stock options granted under the 2016 Plan typically vest over a four-year period with a one-year cliff, but also include grants that vest over shorter periods of time. As of December 31, 2025, the 2016 Plan had 249,465 shares, available for future issuance.

A summary of information related to stock options is as follows:

		Weighted
		Average	Intrinsic
	Options	Exercise Price	Value

Outstanding as of December 31, 2023	1,310,431	$0.19
Granted	-	-
Exercised	(2,917)	0.18
Forfeited	(221,977)	0.18

Outstanding as of December 31, 2024	1,085,537	0.19
Granted	395,004	0.24
Exercised	(105,786)	0.18	$787,028
Forfeited	(161,442)	0.18

Outstanding as of December 31, 2025	1,213,313	0.21	$8,856,243

Exercisable as of December 31, 2025	683,137	0.21	$5,063,705
Exercisable and expected to vest as of December 31, 2025	1,213,313	0.21	$8,856,243

F-29

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The following table presents the range assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted to employees and directors:

	2025	2024

Risk free interest rate	4.0%	N/A
Expected dividend yield	0.0%	N/A
Expected volatility	65.00%	N/A
Expected life (years)	6.08	N/A

The total fair value of the options granted during the years ended December 31, 2025 and 2024, was $2,938,800 and $0, respectively. Stock-based compensation expense for stock options of $618,359 and $0 was recognized for the years ended December 31, 2025 and 2024, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards amounted to $2,023,880, as of December 31, 2025. The remaining expense is expected to be recognized over a weighted-average period of approximately 36 months. Share-based compensation expense is included in the general and administrative expenses in the consolidated income statement.

Preferred Stock and Common Stock warrants – During the years ended December 31, 2025 and 2024, the Company entered into arrangements with its vendors and investors in which it provided Preferred Stock and Common Stock warrants (the warrants) as described below in lieu of cash for goods and services provided or embedded in the Company promissory notes (see Note 9). No warrants to purchase Preferred Stock were granted in the years ended December 31, 2025 and 2024.

Outstanding and exercisable Preferred Stock warrants amount to 1,328,185, with a weighted-average exercise price of $1.46 per share at December 31, 2025 and 2024. There were no Preferred Stock warrants granted during the years ended December 31, 2025 or 2024. Weighted-average years to expiration on outstanding Preferred Stock warrants was 0.36 years at December 31, 2025.

F-30

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

A summary of information related to Common Stock warrants is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price

Outstanding as of December 31, 2023	1,088,741	$0.50
Granted	68,610	0.18
Exercised	(440,535)	0.18

Outstanding as of December 31, 2024	716,816	$2.19
Granted	214,229	0.24
Exercised	(214,229)	0.24

Outstanding as of December 31, 2025	716,816	$2.19

Exercisable as of December 31, 2025	716,816	$2.19

	2025	2024

Weighted average grant-date fair value of warrants during the year	$7.35	$0.18
Weighted average duration (years) to expiration of outstanding	2.47	3.47

In 2024, the Company granted warrants convertible to 68,610 shares of common stock for advisory services. The exercise price of these warrants was $0.18 with contractual maturity date of 5 years.

In January 2025, the Company granted warrants convertible to 214,229 shares of common stock in connection with promissory note, as discussed in Note 9.

Warrant compensation totalled $0 and $378,724 for December 31, 2025 and 2024, respectively, and is included in general and administrative expenses in the accompanying statements of operations. There were no unrecognized compensation costs related to non-vested warrants as of year ended December 31, 2025 and 2024, as all warrants were fully vested upon grant.

F-31

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Common stock warrants	2025	2024

Risk free interest rate	4.4%	4.5%
Expected dividend yield	0.0%	0.0%
Expected volatility	65.0%	65.0%
Expected life (years)	10	5

Note 14 – Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The differences related primarily to tax to book differences, stock-based compensation expense, and net operating loss carryforwards. As of December 31, 2025 and 2024, the following table presents the deferred tax assets and liabilities by source:

	2025	2024
Deferred tax assets
Net operating loss carryforwards	$11,271,291	$8,870,937
Inventory	923,157	283,225
Intangible assets	749,294	623,083
Other cash accrual differences	727,514	270,770

Total deferred tax assets	13,671,256	10,048,015
Valuation allowance	(13,671,256)	(10,048,015)

Net deferred tax assets	$-	$-

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the years ended December 31, 2025 and 2024, cumulative losses through December 31, 2025, and no history of generating taxable income. Therefore, valuation allowances of $13,671,256 and $10,048,015 were recorded as of December 31, 2025 and 2024, respectively. Valuation allowances increased by $3,623,241 and $2,012,812 during the years ended December 31, 2025 and 2024, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 27%. The effective rate is reduced to 0% for 2025 and 2024 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of December 31, 2025 and 2024, the Company had net operating loss (NOL) carryforwards available to offset future taxable income totaling $42,441,394 and $33,588,179, respectively. NOLs generated in tax years 2017 and prior generally expire 20 years from the year in which they were incurred. As of December 31, 2025, the Company’s balance of pre-2017 NOLs is $11,570, which were all incurred in 2017. NOLs generated in 2018 and subsequent years are carried forward indefinitely, subject to limitations under current tax law.

F-32

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2022-2024 tax years remain open to examination as of the date of this report.

Note 15 – Related-Party Transactions

Due from related parties – The Company’s co-founder has received various advances from the Company. In January 2022, the Company entered into a loan agreement with the founder in which the balance outstanding is incurring interest at a rate of 1.6% per annum. As of December 31, 2025 and 2024, the net amount due from the founder was $1,389,996 and $1,268,341, respectively. Interest earned during the years ended December 31, 2025 and 2024, on the advances was $22,333 and $18,095, respectively. These advances are payable on demand. Accrued interest receivable is included in due from related parties on the consolidated balance sheets. See Note 18 for repayment.

Sale of investment in De Soi – In 2025, the Company sold $500,000 of the investment in De Soi at fair value to a shareholder who owns greater than 5% equity. This occurred prior to the secured borrowing transaction, noted below.

Secured borrowing of investment De Soi – The Company was a party to a secured financing agreement whereby an entity controlled by our CEO received proceeds from a third party. As collateral, the Company provided its holdings in its De Soi investment as collateral. For such consideration, we received $400,000 in financing, which his to be paid back with interest. We have the obligation to repurchase the collateral. See Note 7 for more details.

Loan payable – related party – As discussed in Note 9, the holders of one of the Mezzanine Secured Notes was related party. The balance of Mezzanine Secured Notes due to that related party was $97,854 and $325,866 as of December 31, 2025 and December 31, 2024, respectively.

F-33

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Promissory notes – As discussed in Note 9, the holder of a promissory note issued in 2025 was a shareholder with greater than 5% ownership. Refer therein for further details.

Note 16 – Commitments and Contingencies

Lease commitments – The Company’s headquarters in Los Angeles, CA was leased on a month-to-month basis through August 2025, at which time the Company moved out of its headquarters. The Company is currently operating without a corporate office.

As part of the Winc acquisition in January 2023, the Company acquired contracts for two warehouses: one in Santa Maria, CA and the other in Bethel Township, PA. The Santa Maria lease expired in December 2023 and was renewed in January 2024 for a term of one year and again in January 2025. The lease for the Bethel Township property, originally set to expire in December 2027, was terminated in July 2024. As a result, the related right-of-use (ROU) asset and lease liability were removed from the balance sheet. In addition, a lease deposit totaling $300,000 was forfeited upon termination. In March 2025, the Company entered a termination settlement agreement on the Bethel Township property in which it was required to pay an additional $75,000 between April and October 2025. The settlement agreement was fully satisfied as of December 31, 2025.

For the years ended December 31, 2025 and 2024, the Company incurred office rent expense of $87,121 and $191,267, respectively, and warehouse rent expense of $614,893 and $1,371,651, respectively. Office and warehouse rent expense are components of general and administrative expenses in the accompanying consolidated statements of operations. No obligations exist on the Company’s current operating leases as of December 31, 2025.

Contingencies – The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition, or results of operations.

Note 17 – Business Segment Information

Our internal management financial reporting consists of two business divisions: (i) Wine and (ii) Spirits and we report our operating results in two segments: (i) Wine and (ii) Spirits. In the Wine segment, our portfolio consists of premium imported and domestic wine brands across multiple varietals and price points (both alcoholic and non-alcoholic). In the Spirits segment, our portfolio includes premium and craft spirits brands across categories such as gin, vodka, mezcal, tequila, and non-alcoholic. Our CODM is our Chief Executive Officer. The business segments reflect how our operations are managed, how resources are allocated, how operating performance is evaluated by senior management, and the structure of our internal financial reporting. Our CODM utilizes segment comparable operating loss performance in deciding how to deploy capital in line with disciplined and balanced priorities. These priorities largely include investing in our people and our brands, making capital investments, and strategic acquisitions. Our CODM also monitors budgeted versus actual results in assessing segment operating performance and understanding underlying business trends.

Management excludes certain non-GAAP Comparable Adjustments from its evaluation of the results of each operating segment as these Comparable Adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating loss which does not include the impact of these Comparable Adjustments, collectively referred to as comparable operating loss. We evaluate segment operating performance based on comparable operating loss of the respective business units.

F-34

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 3.

Segment information is as follows:

	Wine	Spirits	Total segment	Unallocated amounts		Comparable Adjustments	(c)	Consolidated
For the year ended December 31, 2025
Net revenues	$16,132,361	$1,537,437	$17,669,798	$40,000		$128,736	(a)	$17,838,534
Cost of net revenues	12,479,914	1,098,773	13,578,687	-		439,971	(a)	14,018,658
Gross profit, non-GAAP (d)	3,652,447	438,664	4,091,111	40,000		(311,235)		3,819,876
Sales and marketing	2,509,732	652,777	3,162,509	12,194		-	(a)	3,174,703
General and administrative	3,773,408	957,108	4,730,516	3,160,905	(b)	843,200	(a)	8,734,621
Research and development	-	-	-	-	(b)	-		-
Impairment loss	-	-	-	-		6,064,603	(a)	6,064,603
Loss from operations	(2,630,693)	(1,171,221)	(3,801,914)	(3,133,099)		(7,219,038)		(14,154,051)
Other income (expense)								(3,057,076)
Provision for income taxes								-
Net loss								(17,211,127)

Non-controlling interest net loss								(2,633,413)
Net loss attributable to parent								(14,577,714)

Foreign currency translation adjustment								2,287
Total comprehensive loss								$(14,575,427)

(a)	See comparable adjustments table discussed in this footnote for explanations surrounding items included in comparable adjustments.

(b)	Unallocated amounts include costs held in the corporate infrastructure that are not allocated to any reporting segment. Significant items included in general and administrative expenses include $754 thousand in headcount and contractor costs, $483 thousand in legal costs, $120 thousand in depreciation, and $318 thousand in warehouse lease termination costs.

(c)	Comparable Adjustments are determined and presented on a non-GAAP basis and are intended to reflect our current operations.

(d)	Our presentation of gross profit is non-GAAP. Segment gross profit is reconciled to gross profit on the consolidated statement of operations with the inclusion of unallocated amounts and comparable adjustments.

	Wine	Spirits	Total segment	Unallocated amounts		Comparable Adjustments	(c)	Consolidated
For the year ended December 31, 2024
Net revenues	$17,750,599	$1,727,757	$19,478,356	$-		$2,190,169	(a)	$21,668,525
Cost of net revenues	12,009,473	845,499	12,854,972	-		6,726,527	(a)	19,581,499
Gross profit, non-GAAP (d)	5,741,126	882,258	6,623,384	-		(4,536,358)		2,087,026
Sales and marketing	4,044,490	386,523	4,431,013	-		(308,892	)(a)	4,122,121
General and administrative	5,735,877	1,274,339	7,010,216	2,650,841	(b)	378,437	(a)	10,039,494
Research and development	22,600	126,065	148,665	19,700	(b)	-		168,365
Impairment loss	-	-	-	-		322,049	(a)	322,049
Loss from operations	(4,061,841)	(904,669)	(4,966,510)	(2,670,541)		(4,927,952)		(12,565,003)
Other income (expense)								(2,690,525)
Provision for income taxes								-
Net income (loss)								(15,255,528)

Non-controlling interest net (loss)								(12,838)
Net income (loss) attributable to parent								(15,242,690)

Foreign currency translation adjustment								(8,479)
Total comprehensive loss								$(15,251,169)

(a)	See comparable adjustments table discussed in this footnote for explanations surrounding items included in comparable adjustments.

(b)	Unallocated amounts include costs held in the corporate infrastructure that are not allocated to any reporting segment. Significant items included in general and administrative expenses include $754 thousand in headcount and contractor costs, $483 thousand in legal costs, $120 thousand in depreciation, and $318 thousand in warehouse lease termination costs.

(c)	Comparable Adjustments are determined and presented on a non-GAAP basis and are intended to reflect our current operations.

(d)	Our presentation of gross profit is non-GAAP. Segment gross profit is reconciled to gross profit on the consolidated statement of operations with the inclusion of unallocated amounts and comparable adjustments.

F-35

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Comparable adjustments were as follows:

	December 31, 2025	December 31, 2024
Net revenues
Sales from divested business unit (a)	$-	$2,144,793
Sales of bulk wine (b)	128,736	45,376
Comparable adjustments, Net revenues	128,736	2,190,169

Cost of net revenues
Cost of sales from divested business unit (a)	-	2,012,135
Cost of sales of bulk wine (b)	146,565	581,181
Cost of write-down of unutilized wine pre-acquisition (c)	168,930	445,817
Loss on contracts (d)	124,476	3,687,394
Comparable adjustments, Cost of net revenues	439,971	6,726,527

Sales and marketing
Overallocated sales and marketing costs (e)	-	(308,892)
Comparable adjustments, general and administrative	-	(308,892)

General and administrative
Stock-based compensation (f)	618,359	378,437
Storage on bulk wine (b)	224,841	-
Comparable adjustments, general and administrative	843,200	378,437

Impairment loss (g)	6,064,603	322,049

Comparable adjustments, Operating loss	(7,219,038)	(4,927,952)

(a)	Sales from divested business unit relates to the sale of Winc.com in June 2023. All of those revenues pre-sale and associated costs are not part of our recurring business and are thus excluded from what the CODM views as regular operations. Along the same line, the sales from divested business unit also include sales and associated costs related to inventory sold to the buyer of winc.com post-sale. These revenues are not regular and part of the business’ long-term business plans/strategy and occur because they have been cash accretive in nature. Operating expenses related to these revenues are also excluded from performance evaluations for the segments.

(b)	The Company sold and is expected to sell excess bulk wine for losses. These are not part of the Company’s regular operations and thus are excluded from the CODM’s review of the wine business. This includes storage costs incurred on the excess bulk wine.

F-36

Amass Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(c)	The Company wrote-down inventory that was acquired as part of the Winc acquisition in 2023. When the Company sold the winc.com business, it lost its ability to sell wine unwanted on the wholesale channel through the winc.com channel. As such, excess bulk wine that was identified and written down in 2024 was not considered to be a core/recurring operation for the business.

(d)	Loss contracts are removed because they were the result of the Company’s historical acquisitions and not a result of core wine operations.

(e)	Overallocated sales and marketing costs are expenses billed by the corporate infrastructure (unallocated amounts) to the other segments. The corporate infrastructure ended up generating income from those services, it is excluded because they were intercompany incomes.

(f)	The Company does not include stock-based compensation in its evaluation of performance.

(g)	The Company does not include impairment losses in its evaluation of performance.

Our principal area of operation is in the U.S. Current operations for one of the spirits brands is in Mexico. Revenues are attributed to countries based on the location of the customer.

Geographic data is as follows:

	December 31, 2025	December 31, 2024
Net revenues
U.S.	$17,718,386	$21,362,391
Non-U.S.	120,148	306,134

Note 18 – Subsequent Events

Debt – In February 2026, the Company entered into a third and fourth amendment to its promissory note agreement with Half Church, extending the maturity date from December 2025 to June 2027 and relieving the obligation for $150,000 of repayments on the promissory note in exchange for $150,000 in warrants exercised. No other material terms of the note were modified as part of the extension.

Additionally, in March 2026, the Company amended the Loan and Security Agreement outlined in Note 9. The amendment modified the maximum aggregate principal amount from $8,000,000 to $5,000,000, waived the technical default triggered in 2025, and reduced the covenants, putting the Company back into compliance with the Agreement.

Convertible notes – The Company has issued convertible notes of $2,314,675, of which $1,314,675 was in cash and $1,000,000 was the exchange of the promissory note due in February 2026. The convertible notes have the substantially same terms as the convertible notes discussed in Note 10.

Equity – The Company opened a new Regulation Crowdfunding round in February 2026 at a purchase price of $12.00 per share that is still open. To date, no funds have been received from this offering.

Securities Purchase Agreement – In March 2026, the Company entered into a Securities Purchase Agreement with Streeterville Capital, LLC for a prepaid preferred purchase of up to $30,000,000 of Series C Convertible Preferred Stock. In connection therewith, the Company designated 35,000 shares of Series C Stock with a stated value of $1,086.96 per share. The Company has agreed to issue 56,250 shares of Common Stock as commitment shares at the First Closing, which had not occurred as of the date of issuance of these financial statements and will take place on a mutually agreed upon date between the parties. The Company also agreed to issue a Warrant to purchase 3,000,000 shares of Common Stock at an exercise price equal to the Nasdaq Valuation Price at the Second Closing, which is subject to the satisfaction of specified conditions precedent, including the occurrence of the Initial Listing Date.

Preferred Stock and Common Stock warrants – Subsequent to December 31, 2025 and before the issuance date, warrants were exercised for 136,047 shares of Common Stock and 639,994 shares of Series B-1 Preferred Stock. The Company received funds of $836,226 related to the exercise of warrants. Further, the Series B

Further, in January 2026, the Company extended the expiration date of the Series B Preferred Stock warrants to January 2028.

Related-Party Transactions – In March 2026, the Company purchased 155,375 shares of Mr. Lynn’s common stock at $8.97 per share, the price equal to the most recent financing price. The full amount owed by Mr. Lynn to the Company was satisfied through a non-cash offset against the purchase price of such shares. Following this transaction, no amounts remain outstanding from Mr. Lynn to the Company.

F-37

The date of this Prospectus is [●], 2026

Through and including [·], 2026 (the 25th day after the listing date of our Common Stock), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with this registration statement and the listing of our Common Stock. All amounts shown are estimates except for the SEC registration fee and the Nasdaq listing fee.

SEC registration fee	$	*
Nasdaq listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Advisory fee		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total	$	*

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchase or redemption; or

•	transaction from which the director derived an improper personal benefit.

II-1

Our Certificate of Incorporation contains a provision that precludes any director of ours from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 107(b)(7) of the DGCL.

In addition, our Certificate of Incorporation and bylaws requires us to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our bylaws further authorizes us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We plan to purchase an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Item 15.	Recent Sales of Unregistered Securities

During the three years immediately preceding the filing of this registration statement, the Company issued the following unregistered securities. Unless otherwise indicated, no underwriters were involved in these transactions, no underwriting discounts or commissions were paid, the securities were issued as restricted securities bearing appropriate legends, and the purchasers represented their investment intent and received or had access to information required for a reasonable evaluation of the investment. The issuances described below were exempt from registration under the Securities Act pursuant to the exemptions noted.

Regulation Crowdfunding Offerings

In 2021 and 2022, the Company conducted offerings pursuant to Regulation Crowdfunding under Section 4(a)(6) of the Securities Act through an intermediary registered with the SEC and a member of FINRA. In connection with those offerings, the Company issued an aggregate of 409,921 shares of its Series Seed Preferred Stock for aggregate gross proceeds of approximately $1,557,462. In May 2025, the Company completed a Regulation CF crowdfunding campaign at a purchase price of $8.55 per share, raising $470,759 and issuing 61,892 shares of Common Stock. Most recently, in December 2025, the Company closed a Regulation Crowdfunding offering at a purchase price of $8.98 per share, raising approximately $261,856 through the issuance of 29,572 shares of Common Stock. The Company commenced an additional Regulation CF crowdfunding offering in February 2026 at a purchase price of $12.00 per share. These issuances were made in compliance with Regulation Crowdfunding, including offering limits, investor limits, disclosure, filing, and intermediary requirements. The purchasers in these offerings included both accredited and non-accredited investors as permitted by Regulation Crowdfunding. The securities issued in the Regulation Crowdfunding offerings were subject to transfer restrictions in accordance with Rule 501 of Regulation Crowdfunding.

Private Placements of Equity Securities

Series Seed Preferred Stock. In 2021 and 2022, in transactions separate from the Regulation Crowdfunding offerings described above, the Company issued an aggregate of 952,609 shares of Series Seed Preferred Stock. The total aggregate proceeds for sales of Series Seed Preferred Stock was approximately $5,101,617. The total aggregate proceeds for sales of Series Seed Preferred Stock not raised via Regulation Crowdfunding was an approximate $3,544,155. These issuances were made in private placements to a limited number of investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. All purchasers were accredited investors, and there was no general solicitation or general advertising in connection with these offerings.

Series A Preferred Stock. In 2022 and 2023, the Company issued an aggregate of 873,734 shares of Series A Preferred Stock for aggregate gross proceeds of approximately $3,633,038. These issuances were made in private placements to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. No general solicitation or advertising was used.

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Series B-1 Preferred Stock. In 2023, the Company issued 5,237,632 shares of Series B-1 Preferred Stock for aggregate gross proceeds of approximately $6,019,990. These issuances were made in private placements to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. No general solicitation or advertising was used. In connection with the Series B-1 financing, the Company also issued warrants as described under “Warrants” below.

Series B-2 Preferred Stock (Debt Conversion). In 2024, the Company issued 104,226 shares of Series B-2 Preferred Stock upon conversion of certain outstanding indebtedness in the aggregate principal and accrued interest amount of approximately $293,397. These issuances were made in reliance on Section 3(a)(9) of the Securities Act as an exchange of securities by the issuer with its existing security holders, and/or Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, as applicable.

Series B-3 Preferred Stock. In 2024, the Company issued 2,962,327 shares of Series B-3 Preferred Stock for aggregate gross proceeds of approximately $1,671,456. These issuances were made in private placements to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. No general solicitation or advertising was used.

Common Stock

In February 2025, the Company issued 214,229 shares of common stock upon the exercise of warrants for an aggregate purchase price of $51,415. These issuances were made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

In January 2025, the Company issued a promissory note in the principal amount of $1,000,000 to a lender. The note included a 6.25% on issuance discount and had a maturity date in February 2026. This note subsequently was transferred into a convertible note in February 2026. This issuance was made in a private placement in reliance on Section 4(a)(2) of the Securities Act.

On April 8, 2026, at the First Closing under the SPA, as amended by the Global Amendment dated April 7, 2026, the Company issued 28,125 shares of Common Stock to Streeterville Capital, LLC as Commitment Shares. The number of Commitment Shares was determined pursuant to the Amendment as $450,000 divided by the Expected Reference Price of $16.00 per share, rounded down to the nearest whole share. No cash consideration was received by the Company for the Commitment Shares. The Commitment Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

Convertible Securities and SAFEs

Convertible Notes. From 2017 through 2021, the Company issued convertible promissory notes in multiple tranches for aggregate principal of approximately $10,500,000, consisting of $500,000 in 2017 (CN1), $1,500,000 in 2018 and 2019 (CN2), $2,000,000 in 2019 (CN3), and $7,000,000 in 2020 and 2021 (CN4). The notes were issued in private placements to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. Certain of these notes subsequently converted into shares of the Company’s preferred stock as reflected in the Company’s capitalization table.

SAFEs. In 2022, the Company entered into simple agreements for future equity (SAFEs) with investors for aggregate purchase amounts of approximately $1,650,000. These SAFEs subsequently converted into shares of the Company’s preferred stock. In February 2025, the Company issued an additional SAFE for $500,000 to an existing loan holder. These securities were issued in private placements to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

Warrants

In connection with the Company’s financing activities, the Company issued (i) warrants to purchase an aggregate of 1,328,185 shares of Series B-1 Preferred Stock in 2023, and (ii) common stock warrants to purchase an aggregate of 2,150,429 shares issued in connection with historical financing. These warrants were issued in private placements in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D to accredited investors and service providers, without general solicitation or advertising.

On April 8, 2026, at the First Closing under the SPA, as amended by the Global Amendment dated April 7, 2026, the Company issued to Streeterville Capital, LLC a Warrant to purchase up to 3,500,000 shares of Common Stock at an exercise price per share equal to 110% of the Nasdaq Valuation Price, for a purchase price of $10,000. The Warrant was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

Equity Compensation

From 2022 through the date of this registration statement, the Company granted stock options and restricted stock units to employees, directors, consultants, and advisors covering an aggregate of 1,191,092 shares of common stock under the Company’s equity incentive plan, and reserved an additional 271,687 shares for future issuance. These grants were made in reliance on Rule 701 promulgated under the Securities Act and/or Section 4(a)(2). The Company also issued restricted stock awards and other compensatory equity awards under Rule 701. No commissions or remuneration were paid in connection with these compensatory grants.

General

Unless otherwise specified above, the offers, sales, and issuances of the securities described were made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, as transactions not involving any public offering, or pursuant to Regulation Crowdfunding as noted. In each case, the purchasers represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, appropriate legends were affixed to the securities issued in these transactions, and all purchasers were either accredited investors or, where applicable, were offered disclosure reasonably sufficient to permit an informed investment decision.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Exhibit Title
3.1**	Seventh Amended and Restated Certificate of Incorporation
3.2**	Bylaws
5.1*	Opinion of Winston & Strawn LLP
10.1#**	Promissory Note, dated as of January 30, 2025, by and between AMASS Brands Inc and Alchemi Project Inc.
10.2#**	Loan and Security Agreement, dated as of September 7, 2023, by and between Maison Thomas, LLC and Project Crush DTC Sub LLC and Merchant Factors Corp.
10.3#**	Promissory Note, dated as of April 12, 2024, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.4#**	Promissory Note Amendment 1, dated as of February 14, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.5#**	Promissory Note Amendment 2, dated as of February 26, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.6#**	Asset Purchase Agreement, dated as of April 12, 2024, by and between AMASS Brands Inc and Resonant Subholdings Inc.
10.7**	Asset Purchase Agreement, dated as of December 7, 2022, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet, LLC and BWSC, LLC
10.8**	Amended and Restated Asset Purchase Agreement, dated as of December 21, 2022, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet. LLC and BWSC, LLC
10.9**	Second Amended and Restated Asset Purchase Agreement, dated as of January 17, 2023, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet. LLC and BWSC, LLC
10.10**	Amendment to Second Amended and Restated Asset Purchase Agreement, dated as of January 21, 2023, by and between Project Crush Acquisition Corp, Winc. Inc., Winc Lost Poet. LLC and BWSC, LLC
10.11**	Disclosure Schedule to Second Amended and Restated Asset Purchase Agreement, dated as of January 17, 2023, by and between Project Crush Acquisition Corp LLC, Winc, Inc., Winc Lost Poet. LLC and BWSC, LLC
10.12+**	Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.13**	Amendment to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.14**	Second Amendment to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.15**	Disclosure Schedule to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.16#**	Amended and Restated Secured Promissory Note, dated as of February 29, 2024, by and between Full Glass - Winc, LLC and AMASS Brands Inc.
10.17**	Restatement Agreement, dated as of February 29, 2024, by and between Full Glass Wine Co., LLC, Full Glass - WInc, LLC, Louis A. Amoroso, Project Crush Acquisition Corp LLC, Project Crush DTC Sub, LLC, and AMASS Brands Inc.
10.18**	Multi-Year Wine Purchase Agreement, dated as of February 29, 2024, by and between AMASS Brands Inc and Full Glass - Licensing LLC
10.19#**	Second Amended and Restated Promissory Note, dated as of October 23, 2024, by and between Full Glass - Winc, LLC and AMASS Brands Inc.
10.20+**	Unit Purchase Agreement, dated as of September 19, 2024, by and between AMASS Brands, Inc, 222 Spirits Holdco, LLC, and The Adhati Trust and JAJC Investments LLC
10.21**	Standard Industrial/Commercial Multi-Tenant Lease, dated as of May 15, 2019, by and between BWSC, LLC and CBC Joint Venture Partners
10.22**	First Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of September 10, 2020, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.23**	Second Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of March 20, 2021, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.24**	Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of August 20, 2021, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.25**	Fourth Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of March 29, 2024, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.26**	Amended and Restated First Amendment to Industrial Lease Agreement, dated as of February 3, 2023, by and between VV1515 LLC and AMASS Brands Inc.
10.27**	Confidential Lease Termination, Settlement Agreement and Release, dated as of March 20, 2025, by and between VV1515 LLC and AMASS Brands Inc.
10.28#†**	Warehouse and Logistics Services Agreement, dated as of July 31, 2024, by and between [***] and Maison Thomas
10.29#†**	[***] Services Agreement, dated as of April 7, 2025, by and between [***] and AMASS Brands Inc.
10.30#†**	Summer Water Bulk Wine Agreement, dated as of August 29, 2024, by and between [***] and Summer Water, Inc.
10.31#†**	Custom Storage and Bottling Agreement, dated as of January 24, 2025, by and between [***] and Summer Water, Inc.
10.32#†**	Wine Purchase Agreement, dated as of February 3, 2022, by and between BWSC, LLC and [***]
10.33#†**	Wine Purchase Agreement, dated as of March 12, 2022, by and between BWSC, LLC and [***]
10.34+**	A&R Investors_ Rights Agreement
10.35**	2026 Omnibus Incentive Plan
10.36**	Form of Stock Option Award Agreement
10.37**	Form of RSU Award Agreement
10.38**	Employee Unsecured Credit Facility, dated as of January 1, 2022, by and between Mark Thomas Lynn and AMASS Brands Inc.
10.39**	Form of Indemnification Agreement
10.40#**	Senior Secured Note, dated as of January 23, 2023, by and between AMASS Brands Inc and Nitehous, LLC
10.41**	Amendment to the Senior Secured Note, dated as of January 23, 2023, by and between AMASS Brands Inc and Nitehous, LLC
10.42**	Employment Agreement, Erin K. Green
10.43**	Employment Agreement, Zachary Ament
10.44**	Employment Agreement, Mark T. Lynn
10.45+**	A&R ROFR and Co-Sale Agreement
10.46+**	A&R Voting Agreement
10.47**	AMASS Brands Inc 2016 Stock Plan
10.48**	Amendment No. 3 to Secured Promissory Note, and Consent, dated as of December 15, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.49**	Amendment No. 4 to Secured Promissory Note, and Consent, dated as of January 23, 2026, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.50**	Share Transfer Agreement, by and among Mark Thomas Lynn, Half Church Holdings Pte. Ltd., Afterdream, Inc., and Resonant Subholdings Inc.
10.51**	Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of March 10, 2026, by and between Maison Thomas, LLC, Project Crush DTC Sub LLC, and Merchant Factors Corp.
10.52**	Securities Purchase Agreement, dated March 17, 2026, between AMASS Brands Inc. and Streeterville Capital, LLC
10.53**	Form of Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock
10.54**	Form of Warrant to Purchase Shares of Common Stock
10.55**	Placement Agency Agreement, dated as of March 17, 2026, by and between AMASS Brands Inc. and Maxim Group LLC
10.56**	Unsecured Convertible Note Purchase Agreement, dated February 13, 2026, by and among AMASS Brands Inc. and Alchemi Project Inc.
10.57**	Convertible Promissory Note, dated February 13, 2026, by and between AMASS Brands Inc. and Alchemi Project Inc.
10.58**	Warrant to Purchase Shares of Common Stock, dated February 13, 2026, issued to Alchemi Project inc.
10.59**	Global Amendment, dated as of April 7, 2026, by and between AMASS Brands Inc. and Streeterville Capital, LLC.
10.60*	Form of Lock-Up Agreement
14.1**	Code of Ethics
21.1**	List of Subsidiaries
23.1*	Consent of dbbmckennon
23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1**	Audit Committee Charter
99.2**	Nominating and Corporate Governance Committee Charter
99.3**	Compensation Committee Charter
107*	Filing Fee Table

*	Filed or furnished herewith.
**	Previously filed.
+	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish copies of such schedules and exhibits to the SEC upon request.
#	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
†	Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such information is marked by [***]. The registrant hereby undertakes to furnish supplementally an unredacted copy of such exhibit to the SEC upon request.

Financial Statement Schedule.

All financial statement schedules are omitted because they are not applicable or the information is included in the registrant’s consolidated financial statements or related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Maria, California, on April 23, 2026.

AMASS BRANDS, INC

By:	/s/ Mark T. Lynn
Mark T. Lynn
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Lynn and Zachary Ament, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Lynn	Chief Executive Officer, Director	April 23, 2026
Mark T. Lynn	(Principal Executive Officer)

/s/ Zachary Ament	Chief Financial Officer	April 23, 2026
Zachary Ament	(Principal Financial and Accounting Officer)

/s/ Erin K. Green	Chief Operating Officer	April 23, 2026
Erin K. Green	Director

/s/ Christopher Bridges	Director	April 23, 2026
Christopher Bridges

/s/ Edoardo Piscopo Di Ciccolini	Director	April 23, 2026
Edoardo Piscopo Di Ciccolini

/s/ Jed MacArthur	Director	April 23, 2026
Jed MacArthur

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